    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1996


                                                       REGISTRATION NO. 33-72966
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 6
                                  ON FORM S-3


                                  TO FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

        (Exact Name of Registrant as Specified in Governing Instruments)

                              5325 SPECTRUM DRIVE
                           FREDERICK, MARYLAND 21701
                    (Address of principal executive offices)
                          LAWRENCE D. RUBENSTEIN, ESQ.
                                GENERAL COUNSEL
             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                C/O THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                          751 BROAD STREET, 13TH FLOOR
                            NEWARK, NEW JERSEY 07101
                                 (201) 802-9462
                    (Name and address of agent for service)

                              -------------------

                                   COPIES TO:

       JORDAN M. SCHWARTZ, ESQ.                  ALLAN N. KRINSMAN, ESQ.
    CADWALADER, WICKERSHAM & TAFT                      BROWN & WOOD
           100 MAIDEN LANE                        ONE WORLD TRADE CENTER
       NEW YORK, NEW YORK 10038                  NEW YORK, NEW YORK 10048
            (212) 504-6000                            (212) 839-5300

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11 (REGISTRATION NO. 33-68032).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET



ITEM AND CAPTION IN FORM S-3                         LOCATION IN PROSPECTUS
---------------------------------------------------  ----------------------------------------
 1.        Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus..............................  Forepart of Registration Statement and
                                                     Outside Front Cover
 2.        Inside Front Cover and Outside Back
           Cover Pages of Prospectus...............  Inside Front and Outside Back Cover
                                                     Pages
 3.        Summary Information, Risk Factors and
           Ratio of Earnings to Fixed Charges......  Summary of Prospectus; Prepayment and
                                                     Yield Considerations; Description of the
                                                     Certificates
 4.        Use of Proceeds.........................  Use of Proceeds
 5.        Determination of Offering Price.........  *
 6.        Dilution................................  *
 7.        Selling Security Holders................  *
 8.        Plan of Distribution....................  Cover Page; Plan of Distribution
 9.        Description of Securities to be
           Registered..............................  Description of the Certificates
10.        Interests of Named Experts and
           Counsel.................................  *
11.        Material Changes........................  *
12.        Incorporation of Certain Information by
           Reference...............................  Incorporation of Certain Information by
                                                     Reference
13.        Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.............................  *


------------

* Omitted since answer is negative or item is not applicable.

                                EXPLANATORY NOTE



    This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates involving a single mortgage loan servicer (the "Sole Servicer Version"), (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates involving multiple mortgage loan servicers and a master servicer (the "Multiple Servicer Version") and (iii) a basic prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED JANUARY 26, 1996


                             SOLE SERVICER VERSION

                           $            (APPROXIMATE)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]

                                     SELLER
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199 -
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN           199
                            ------------------------

    The Series 199 - Mortgage Pass-Through Certificates (the "Series 199 - Certificates") will consist of one class of senior certificates (the "Class A Certificates") and two classes of subordinated certificates (the "Class M Certificates" and "Class B Certificates," respectively, and together, the "Subordinated Certificates"). The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of both the Class A and Class M Certificates to the extent described herein and in the Prospectus. The Class A Certificates will consist of twelve subclasses (each, a "Subclass")

                                                        (CONTINUED ON NEXT PAGE)

PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS AND SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS
SUPPLEMENT ON PAGE S-  AND IN THE PROSPECTUS ON PAGE   .
                           --------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      SUBCLASS OR        INITIAL SUBCLASS OR CLASS   PASS-THROUGH         SUBCLASS OR        INITIAL SUBCLASS OR CLASS
   CLASS DESIGNATION       PRINCIPAL BALANCE (1)         RATE          CLASS DESIGNATION       PRINCIPAL BALANCE (1)
Class A-1..............         $                           %       Class A-7..............         $
Class A-2..............         $                           %       Class A-8..............         $
Class A-3..............         $                           %       Class A-9..............         $
Class A-4..............         $                           %       Class A-R..............         $
Class A-5..............         $                           %       Class A-LR.............         $
Class A-6..............         $                           %       Class M................         $

      SUBCLASS OR        PASS-THROUGH
   CLASS DESIGNATION         RATE
Class A-1..............         %
Class A-2..............         %
Class A-3..............    (2)
Class A-4..............         %
Class A-5..............         %(3)
Class A-6..............         %

(1) Approximate. The initial Subclass or Class Principal Balances are subject to adjustment as described herein.

(2) Interest will accrue on the Class A-9 Certificates each month in an amount equal to the sum of (i) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-4 Certificates, (ii) the product of 1/12th of
   % and the Class A Subclass  Principal Balance of the Class A-5  Certificates,
(iii) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-6 Certificates and (iv) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-9 Certificates. It is expected that, based on the approximate initial Class A Subclass Principal Balances set forth above, the formula set forth in the preceding sentence will produce an interest rate on the Class A Subclass Principal Balance of the Class A-9 Certificates applicable to Distribution Dates prior to the Cross-Over Date of
       % per annum.

(3)  On the Class A-LR Notional Amount.

    The Offered Certificates will be purchased from the Seller by the Underwriter and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

    Proceeds  to the  Seller are expected  to be               %  of the initial
aggregate principal balance of the Offered Certificates, plus accrued interest thereon and on an amount equal to the aggregate initial principal balance of the
Class  A-10 Certificates at the rate of    % per annum from       1, 199 to (but
not including)          , 199 , before deducting expenses payable by the  Seller
estimated  to be  $        . The  price to  be paid to  the Seller  has not been
allocated among the Offered Certificates. See "Underwriting" herein.

    The Offered Certificates are offered when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Offered Certificates will be delivered through the facilities of The Depository Trust Company, or in the case of the Class A-9, Class A-R,
Class A-LR and Class M Certificates, at the offices of              , New  York,
New York, in each case, on or about         , 199  .
                           --------------------------
                                 [Underwriter]

        , 199

(CONTINUED FROM PREVIOUS PAGE)
of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-R and Class A-LR Certificates. The Class A-10 Certificates are not offered hereby. The Class M Certificates will not be divided into subclasses. The Class B Certificates will consist of three subclasses of Certificates designated as the Class B-1, Class B-2 and Class B-3 Certificates, none of which are offered hereby. The Class A Certificates (other than the Class A-10 Certificates) and the Class M Certificates are referred to herein collectively as the "Offered Certificates."
    The credit enhancement for the Series 199 -Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates for at least nine years. See "Summary Information--Credit Enhancement" and "--Effects of Prepayments on Investment Expectations", "Description of the Certificates" and "Prepayment and Yield Considerations" in this Prospectus Supplement.

    The Series 199 - Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately years, including loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), together with certain related property, sold by The Prudential Home Mortgage Securities Company, Inc. (the "Seller") and serviced by The Prudential Home Mortgage Company, Inc. (in its capacity as servicer, the "Servicer," otherwise "PHMC"). See "Description of the Mortgage Loans" herein. The Class A Certificates will initially evidence in the aggregate an approximate % undivided interest in the principal balance of the Mortgage Loans. The Class M Certificates will initially evidence in the aggregate an approximate % undivided interest in the principal balance of the Mortgage Loans. The remaining approximate % undivided interest in the principal balance of the Mortgage Loans will be evidenced by the Class B Certificates.

    Distributions in respect of interest will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day,
commencing  in               199  , to the  holders of  Offered Certificates, as
described herein. The rights of the holders of the Class M Certificates to receive distributions of interest will be subordinated to the rights of the holders of the Class A Certificates to receive distributions of interest and principal as described herein. The amount of interest accrued on any Subclass or Class of Offered Certificates will be reduced by the amount of (i) any
Non-Supported Interest Shortfall and (ii) other losses allocable to such Subclass or Class as described herein under "Description of the Certificates--Interest." Distributions in reduction of the principal balance of the Class A Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class A Principal Distribution Amount. Distributions in reduction of the principal balance of the Class M Certificates will be made monthly on each Distribution Date in an aggregate amount equal to the Class M Principal Distribution Amount after the Class A Certificates have received the Class A Distribution Amount and the Class M Certificates have received their amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates on any Distribution Date will be allocated among the Subclasses of Class A Certificates in the manner described herein under "Description of the Certificates--Principal (Including Prepayments)." Such distributions to each Subclass or undivided Class of Offered Certificates will be made pro rata among Certificateholders of such Subclass or Class.
    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE CLASS A-9 CERTIFICATES, THAT A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. INVESTORS IN THE CLASS A-9 CERTIFICATES SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO MATURITY OF THE CLASS M CERTIFICATES WILL, IN ADDITION, BE MORE SENSITIVE TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS THAN THE CLASS A CERTIFICATES, IN THE EVENT THAT THE CLASS B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST", "-- PRINCIPAL (INCLUDING PREPAYMENTS)" AND "--SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.
    The Offered Certificates (other than the Class A-9, Class A-R, Class A-LR and Class M Certificates) will be issued only in book-entry form (the "Book-Entry Certificates") and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.
    There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. THE CLASS M CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO AN ERISA PLAN EXCEPT UPON THE DELIVERY OF AN OPINION OF COUNSEL AS PROVIDED HEREIN. IN ADDITION, THE CLASS A-R AND CLASS A-LR CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION" OR "BOOK-ENTRY NOMINEE," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, PERSONS WHO ARE NOT "U.S. PERSONS," (III) AN ERISA PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR HAS REASON TO BELIEVE INTENDS TO IMPEDE THE ASSESSMENT OR COLLECTION OF ANY FEDERAL, STATE OR LOCAL TAXES LEGALLY REQUIRED TO BE PAID WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class M Certificates" herein, and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.
    For federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits (each a "REMIC" or, in the alternative, the "Lower-Tier REMIC" and the "Upper-Tier REMIC," respectively). As described more fully herein and in the Prospectus, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-10 Certificates, the Class M Certificates and each subclass of the Class B Certificates will constitute "regular interests" in the Upper-Tier REMIC and the Class A-R and Class A-LR Certificates will constitute the "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON WILL,

AND THE CLASS A-LR CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY, EXCEED CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDERS MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

    The Class A Certificates (other than the Class A-10 Certificates) represent eleven Subclasses of a Class and the Class M Certificates represent a Class of a separate Series of Certificates being offered by the Seller pursuant to the
Prospectus dated           ,  199 accompanying this  Prospectus Supplement.  Any
prospective investor should not purchase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.
                            ------------------------
    UNTIL              , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                             PAGE
                                                                             ----
Summary Information........................................................  S-5
Risk Factors and Special Considerations....................................  S-19
  General..................................................................  S-19
  Subordination............................................................  S-19
  Book-Entry System for Certain Subclasses of Class A Certificates.........  S-19
  Recent Developments......................................................  S-19
Description of the Certificates............................................  S-20
  General..................................................................  S-20
  Book-Entry Registration..................................................  S-20
  Definitive Certificates..................................................  S-21
  Distributions............................................................  S-21
  Interest.................................................................  S-23
  Principal (Including Prepayments)........................................  S-26
   CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES.....  S-26
   CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M CERTIFICATES.....  S-29
   ALLOCATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A AND CLASS M
    CERTIFICATES...........................................................  S-30
  Additional Rights of the Class A-R and Class A-LR Certificateholders.....  S-31
  Periodic Advances........................................................  S-31
  [Financial Security Assurance Inc........................................  S-32]
  Restrictions on Transfer of the Class A-R, Class A-LR and Class M
   Certificates............................................................  S-34
  Reports..................................................................  S-35
  Subordination of Class M and Class B Certificates........................  S-35
   ALLOCATION OF LOSSES....................................................  S-36
Description of the Mortgage Loans..........................................  S-39
  Mandatory Repurchase or Substitution of Mortgage Loans...................  S-45
  Optional Repurchase of Defaulted Mortgage Loans..........................  S-45
Origination, Delinquency and Foreclosure Experience........................  S-46
  Loan Origination.........................................................  S-46
  Delinquency and Foreclosure Experience...................................  S-46
Prepayment and Yield Considerations........................................  S-50
  Sensitivity of the Class A-9 Certificates................................  S-56
Pooling and Servicing Agreement............................................  S-57
  General..................................................................  S-57
  Voting...................................................................  S-57
  Trustee..................................................................  S-58
  Servicing Compensation and Payment of Expenses...........................  S-58
  Optional Termination.....................................................  S-58
Federal Income Tax Considerations..........................................  S-58
  Regular Certificates.....................................................  S-59
  Residual Certificates....................................................  S-59
ERISA Considerations.......................................................  S-60
Legal Investment...........................................................  S-61
Secondary Market...........................................................  S-62
Underwriting...............................................................  S-62
Legal Matters..............................................................  S-62
[Experts...................................................................  S-63]
Use of Proceeds............................................................  S-63
Ratings....................................................................  S-63
Index of Significant Prospectus Supplement Definitions.....................  S-64

                              SUMMARY INFORMATION

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"). CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. SEE "INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS" HEREIN AND "INDEX OF SIGNIFICANT DEFINITIONS" IN THE PROSPECTUS.

Title of Securities....  Mortgage Pass-Through Certificates, Series 199 -   (the
                         "Series 199 -  Certificates" or the "Certificates").
Seller.................  The  Prudential Home Mortgage  Securities Company, Inc.
                         (the "Seller"). See "The Seller" in the Prospectus.
Servicer...............  The Prudential  Home  Mortgage Company,  Inc.  (in  its
                         capacity   as  servicer,   the  "Servicer;"  otherwise,
                         "PHMC"). See  "Servicing  of the  Mortgage  Loans"  and
                         "PHMC--General" in the Prospectus.
Trustee................  First  Trust National  Association, a  national banking association (the "Trustee"). See "Pooling and Servicing
                         Agreement--Trustee" in this Prospectus Supplement.
Rating of
  Certificates.........  It is a condition to the  issuance of the Series 199  -
                         Certificates  offered by this Prospectus Supplement and
                         the Prospectus that they  shall have been rated  ["Aaa"
                         by  [Moody's Investors  Service, Inc.  ("Moody's")] and
                         "AAA" by [Standard & Poor's Corporation ("S&P")] [Fitch
                         Investors Service, Inc. ("Fitch")]] ["Aa2" by [Moody's]
                         and "AA"  by [S&P]  [Fitch]] ["A"  by [Moody's],  [S&P]
                         [and]  [Fitch]]  ["Baa"  by  [Moody's]  [and]  "BBB" by
                         ["S&P"] [Fitch]]. The  ratings of  [Moody's] [S&P]  and
                         [Fitch]  on mortgage  pass-through certificates address
                         the   likelihood   of   the   receipt   by   the   cer-
                         tificateholders  of all distributions  of principal and
                         interest to which such certificateholders are entitled.
                         The ratings  by [Moody's]  and  [S&P] [Fitch]  are  not
                         recommendations  to buy, sell or hold such Certificates
                         and may be  subject to  revision or  withdrawal at  any
                         time by the assigning rating agency. The ratings do not
                         address  the possibility that, as a result of principal
                         prepayments, holders of such Certificates may receive a
                         lower  than  anticipated   yield.  See  "--Effects   of
                         Prepayments   on  Investment  Expectations"  below  and
                         "Ratings" in this Prospectus Supplement.
Description of
  Certificates.........  The Series 199 -  Certificates will consist of Class  A
                         Certificates,   Class  M   Certificates  and   Class  B
                         Certificates. The Class A Certificates represent a type
                         of interest referred  to in the  Prospectus as  "Senior
                         Certificates;"   and   the   Class   M   and   Class  B
                         Certificates,  a  type  of  interest  referred  to   as
                         "Subordinated   Certificates."  As  these  designations
                         suggest, the  Class A  Certificates are  entitled to  a
                         certain  priority, relative to the  Class M and Class B
                         Certificates, in right of distributions on the mortgage
                         loans underlying the  Series 199 -   Certificates  (the
                         "Mortgage  Loans"). As between the Class M Certificates
                         and the Class B Certificates, the Class M  Certificates
                         are   entitled  to  a  certain  priority  in  right  of
                         distributions on the Mortgage Loans. See
                         "--Distributions of Principal and Interest" below.
                         Initially, the Class  A Certificates  will evidence  in
                         the  aggregate  an approximate         % (approximately
                         $                ) undivided  interest in  the  initial
                         aggregate  principal balance of the Mortgage Loans; the
                         Class M Certificates will evidence in the aggregate  an
                         approximate     % (approximately  $         ) undivided
                         interest in the initial aggregate principal balance  of
                         the  Mortgage Loans; and the  Class B Certificates will
                         evidence  in  the  aggregate  an  approximate         %
                         (approximately   $                         )  undivided

                         interest in the initial aggregate principal balance  of
                         the  Mortgage  Loans.  The  relative  interests  in the
                         aggregate outstanding principal balance of the Mortgage
                         Loans represented by the Class  A, Class M and Class  B
                         Certificates are subject to change over time because of
                         the  disproportionate allocation of certain unscheduled
                         principal payments to  the Class A  Certificates for  a
                         specified  period and the  allocation of certain losses
                         and  certain   shortfalls   first  to   the   Class   B
                         Certificates  until  the  aggregate  principal  balance
                         thereof has been reduced to zero and then to the  Class
                         M  Certificates until  the aggregate  principal balance
                         thereof  has  been  reduced  to  zero,  prior  to   the
                         allocation of such losses and shortfalls to the Class A
                         Certificates,   as  discussed  in  "--Distributions  of
                         Principal and of  Interest" and "--Credit  Enhancement"
                         below.
                         The   Class  A  Certificates  will  consist  of  twelve
                         subclasses, designated  as the  Class A-1,  Class  A-2,
                         Class  A-3, Class A-4, Class A-5, Class A-6, Class A-7,
                         Class A-8, Class A-9, Class  A-10, Class A-R and  Class
                         A-LR  Certificates. The Class A-10 Certificates are not
                         offered hereby. The  Class M Certificates  will not  be
                         divided  into subclasses. The Class B Certificates will
                         consist of three  subclasses, designated  as the  Class
                         B-1,  Class  B-2 and  Class  B-3 Certificates,  none of
                         which are  offered  hereby. The  Class  A  Certificates
                         (other  than the  Class A-10 Certificates)  and Class M
                         Certificates  are  referred   to  in  this   Prospectus
                         Supplement as the "Offered Certificates." References to
                         the  "Subordinated Certificates" are to the Class M and
                         Class B Certificates. The  Class A-10 Certificates  and
                         one  or more of the  subclasses of Class B Certificates
                         may be retained or sold by the Seller.
                         The Offered Certificates have the approximate aggregate
                         initial principal balances  set forth on  the cover  of
                         this  Prospectus Supplement. Any difference between the
                         aggregate principal balance of the Class A and Class  M
                         Certificates  as of the date  of issuance of the Series
                         199  -    Certificates  and  the  approximate   initial
                         aggregate  principal balance of the Class A and Class M
                         Certificates  as  of  the   date  of  this   Prospectus
                         Supplement  will  not,  with  respect  to  the  Class A
                         Certificates (other than the Class A-10  Certificates),
                         exceed 5% of the initial aggregate principal balance of
                         such  Class A Certificates stated  on the cover of this
                         Prospectus Supplement and, with respect to the Class  M
                         Certificates,  will depend  on the  final subordination
                         levels  for  the  Series  199  -    Certificates.   Any
                         difference  allocated to the  Class A Certificates will
                         be  allocated   among  the   subclasses  of   Class   A
                         Certificates  other than the Class  A-10, Class A-R and
                         Class A-LR Certificates.
Forms of Certificates;
  Denominations........  BOOK-ENTRY FORM.  The Offered Certificates (other  than the  Class  A-9,  Class  A-R, Class  A-LR  and  Class M
                         Certificates)  will  be  issued  in  book-entry   form,
                         through  the facilities of The Depository Trust Company
                         ("DTC").   These   Certificates   are   referred    to,
                         collectively,  in  this  Prospectus  Supplement  as the
                         "Book-Entry Certificates." An investor in a subclass of
                         Book-Entry Certificates  will  not receive  a  physical
                         certificate representing its ownership interest in such
                         Book-Entry  Certificates,  except  under  extraordinary
                         circumstances, which are  discussed in "Description  of
                         the   Certificates--Definitive  Certificates"  in  this
                         Prospectus  Supplement.   Instead,  DTC   will   effect
                         payments  and  transfers  by  means  of  its electronic
                         recordkeeping   services,   acting   through    certain
                         participating organizations. This may result in certain
                         delays    in   receipt    of   distributions    by   an

                         investor and  may  restrict an  investor's  ability  to
                         pledge  its securities. The rights  of investors in the
                         Book-Entry Certificates may generally only be exercised
                         through DTC  and its  participating organizations.  See
                         "Description of the Certificates--Book-Entry
                         Registration" in this Prospectus Supplement.
                         The  Book-Entry Certificates will  be issued in minimum
                         denominations of  $100,000 initial  principal  balance.
                         Any  amounts in excess of  $100,000 will be in integral
                         multiples of $1,000 initial principal balance.
                         CERTIFICATED FORM.   The  Class A-9,  Class A-R,  Class
                         A-LR  and Class M Certificates will be offered in fully
                         registered, certificated form. Accordingly, an investor
                         in any such subclass or class will be issued a physical
                         certificate representing its ownership interest.
                         The Class A-9  Certificates will be  issued in  minimum
                         denominations  of $     initial principal  balance. Any
                         amounts in excess of $   will be in integral  multiples
                         of   $1   initial  principal   balance.  The   Class  M
                         Certificates will be issued in minimum denominations of
                         $100,000 initial  principal  balance.  Any  amounts  in
                         excess  of $100,000  will be  in integral  multiples of
                         $1,000 initial  principal balance.  The Class  A-R  and
                         Class A-LR Certificates will each be issued in a single
                         certificate  with  a  denomination  of  $       initial
                         principal   balance.    See   "Description    of    the
                         Certificates--General" in this Prospectus Supplement.
Mortgage Loans.........  MORTGAGE  LOAN DATA.  The Mortgage Loans, which are the source  of  distributions  to  holders  of  the  Series
                         199  -    Certificates,  are  expected  to  consist  of
                         conventional, fixed interest  rate, monthly pay,  fully
                         amortizing,  one-  to  four-family,  residential  first
                         mortgage  loans,  having   original  terms  to   stated
                         maturity  of  approximately     years,  including loans
                         secured  by  shares   issued  by  cooperative   housing
                         corporations.  The Mortgage Loans  are expected to have
                         the further specifications set  forth in the  following
                         table   and  under  the  heading  "Description  of  the
                         Mortgage Loans" in this Prospectus Supplement.

SELECTED MORTGAGE LOAN DATA
(AS OF  THE  CUT-OFF  DATE)

Cut-Off Date:                1, 199
Number of Mortgage Loans:
Aggregate  Unpaid Principal
  Balance 1:                 $

Range of  Unpaid  Principal  $      to $
  Balances 1:
Average   Unpaid  Principal
  Balance 1:                 $

Range of Interest Rates:     % to       %
Weighted  Average  Interest  %
  Rate 1:

Range of Remaining Terms to
  Stated Maturity:           months to    months
Weighted  Average Remaining
  Term to Stated
  Maturity 1:                months

Range of Original
  Loan-to-Value Ratios:      % to     %
Weighted  Average  Original
  Loan-to-Value Ratio 1:     %

1 approximate
-------------------------------------------------------------------------------

                         CHANGES  TO POOL.   A number  of Mortgage  Loans may be
                         removed from the  pool, or a  substitution may be  made
                         for  certain Mortgage Loans, in advance of the issuance
                         of the Series 199 -  Certificates (which is expected to
                         occur on or  about              ,  199 ).  Any of  such
                         Mortgage  Loans may  be excluded from  the Trust Estate
                         (i) as a result of principal prepayment thereof in full
                         or (ii) if, as a result of delinquencies or  otherwise,
                         the  Seller otherwise deems such exclusion necessary or
                         desirable. In either event, other Mortgage Loans may be
                         included in  the  Trust  Estate.  This  may  result  in
                         changes  in  certain  of the  pool  characteristics set
                         forth  in  the  table  above  and  elsewhere  in   this
                         Prospectus  Supplement. In  the event  that any  of the
                         characteristics as of the Cut-Off Date of the  Mortgage
                         Loans  that constitute the Trust  Estate on the date of
                         initial issuance of the Series 199 -  Certificates vary
                         materially  from   those  described   herein,   revised
                         information  regarding the Mortgage  Loans will be made
                         available to purchasers of the Class A Certificates, on
                         or before such issuance date,  and a Current Report  on
                         Form 8-K containing such information will be filed with
                         the  Securities and Exchange  Commission within 15 days
                         following such date. See  "Description of the  Mortgage
                         Loans" in this Prospectus Supplement.

                         Subsequent   to  the  issuance  of  the  Series  199  -
                         Certificates, certain  Mortgage  Loans may  be  removed
                         from  the  pool  through repurchase  or,  under certain
                         circumstances,  substitution  by  the  Seller,  if  the
                         Mortgage   Loans  are  discovered   to  have  defective
                         documentation or if  they otherwise do  not conform  to
                         the  standards established by  the Seller's representa-
                         tions and warranties concerning the Mortgage Loans. See
                         "Description   of    the   Mortgage    Loans--Mandatory
                         Repurchase  or Substitution of  Mortgage Loans" in this
                         Prospectus Supplement. The  Seller may also  repurchase

                         defaulted  Mortgage  Loans.  See  "Description  of  the
                         Mortgage  Loans--  Optional  Repurchase  of   Defaulted
                         Mortgage Loans" in this Prospectus Supplement.

                         The Servicer is entitled, subject to certain conditions relating to the then-remaining size of the pool, to purchase all outstanding Mortgage Loans in the pool and thereby effect early retirement of the Series 199 -
                         Certificates. See "Pooling and Servicing
                         Agreement--Optional  Termination"  in  this  Prospectus
                         Supplement.

Distributions of
  Principal and
  Interest.............  DISTRIBUTIONS IN GENERAL.  Distributions on the  Series
                         199  -   Certificates will be  made on the  25th day of
                         each month or, if  such day is not  a business day,  on
                         the succeeding business day (each such date is referred
                         to  in  this Prospectus  Supplement as  a "Distribution
                         Date"), commencing in             199  , to holders  of
                         record  at the close  of business on  the last business
                         day  of  the  preceding  month.  In  the  case  of  the
                         Book-Entry  Certificates, the holder  of record will be
                         DTC.

                         The  amount   available   for   distribution   on   any
                         Distribution Date is primarily a function of the amount
                         remitted by mortgagors of the Mortgage Loans in payment
                         of   their  scheduled  installments  of  principal  and
                         interest, as well as the amount of prepayments made  by
                         the   mortgagors  and  proceeds  from  liquidations  of
                         defaulted Mortgage Loans.

                         On any  Distribution  Date,  holders  of  the  Class  A
                         Certificates  will be  entitled to  receive all amounts
                         due them before any  distributions are made to  holders
                         of  the  Class  M  and  Class  B  Certificates  on that
                         Distribution Date. The amount  that is available to  be
                         distributed  on any Distribution Date will be allocated
                         first to  pay  interest  due holders  of  the  Class  A
                         Certificates  and  then,  if the  amount  available for
                         distribution exceeds the amount of interest due holders
                         of the Class A Certificates, to reduce the  outstanding
                         principal  balance  of  the Class  A  Certificates. The
                         likelihood that a  holder of a  particular subclass  of
                         the   Class  A  Certificates   will  receive  principal
                         distributions on any Distribution  Date will depend  on
                         the  priority  in which  such  subclass is  entitled to
                         principal distributions, as set forth under the heading
                         "Description of the Certificates--Principal  (Including
                         Prepayments)--Allocation of Amount to be Distributed to
                         the   Class  A  and  Class  M  Certificates,"  in  this
                         Prospectus Supplement.

                         After all amounts due on the Class A Certificates for any Distribution Date have been paid, the amount remaining will be distributed, in the following order, to (i) pay interest due holders of the Class M
                         Certificates, (ii) reduce the outstanding principal balance of the Class M Certificates, (iii) pay interest due to the holders of the Class B Certificates and (iv) reduce the outstanding principal balance of the Class B
                         Certificates.

                         If  any  mortgagor  is  delinquent  in  the  payment of
                         principal or interest on a Mortgage Loan in any  month,
                         the  Servicer  will  advance  such  payment  unless the
                         Servicer determines that the delinquent amount will not
                         be recoverable by it from liquidation proceeds or other
                         recoveries  on   the   related   Mortgage   Loan.   See
                         "Description of the Certificates--Periodic Advances."

                         INTEREST DISTRIBUTIONS. The amount of interest to which
                         holders   of   each  subclass   or  class   of  Offered
                         Certificates,   other   than   the   Class   A-9    and

                         Class A-LR Certificates, will be entitled each month is
                         calculated  based on the  outstanding principal balance
                         of  that  subclass   or  class,  as   of  the   related
                         Distribution  Date. Interest will  accrue each month on
                         each such subclass or class according to the  following
                         formula:  1/12th  of  the  pass-through  rate  for such
                         subclass  or  class   multiplied  by  the   outstanding
                         principal  balance of such subclass  or class as of the
                         related Distribution  Date. The  pass-through rate  for
                         each such subclass or class is the percentage set forth
                         on the cover of this Prospectus Supplement.

                         The  amount of interest  to which holders  of the Class
                         A-9 Certificates are entitled each month is  calculated
                         based  on the outstanding principal balances of certain
                         subclasses of the Class  A Certificates. Interest  will
                         accrue  on the Class A-9  Certificates each month in an
                         amount equal to the sum of (i) the product of 1/12th of
                            % and the outstanding principal balance of the Class
                         A-4 Certificates, (ii) the  product of 1/12th of      %
                         and  the outstanding principal balance of the Class A-5
                         Certificates, (iii) the product of 1/12th  of    %  and
                         the  outstanding  principal  balance of  the  Class A-6
                         Certificates and (iv) the product of 1/12th of    % and
                         the outstanding  principal  balance of  the  Class  A-9
                         Certificates.   It  is  expected  that,  based  on  the
                         approximate initial principal balances set forth on the
                         cover of this  Prospectus Supplement,  the formula  set
                         forth   in  the  preceding  sentence  will  produce  an
                         interest rate on the principal balance of the Class A-9
                         Certificates applicable to Distribution Dates prior  to
                         the   date  on  which  the  principal  balance  of  the
                         Subordinated Certificates has been  reduced to zero  of
                                 %  per  annum.  In each  case,  the outstanding
                         principal  balance  for  each  such  subclass  will  be
                         calculated  as of the  related Distribution Date before
                         taking into account distributions of principal for such
                         Distribution Date.
                         The amount of interest to which the holder of the Class
                         A-LR Certificate is entitled  each month is  calculated
                         based  on a "notional amount," which is an amount other
                         than the actual outstanding  principal balance of  such
                         subclass. The method of determining the notional amount
                         of  the  Class  A-LR  Certificate  is  described  under
                         "Description of  the  Certificates--Interest"  in  this
                         Prospectus  Supplement.  Interest  will  accrue  on the
                         Class A-LR Certificate each month in an amount equal to
                         the product of (i) 1/12th of    % and (ii) the notional
                         amount of the Class A-LR Certificate.

                         When mortgagors prepay principal  or when principal  is
                         recovered through foreclosures or other liquidations of
                         defaulted  Mortgage Loans, a  full month's interest for
                         the month of  payment or  recovery may not  be paid  or
                         recovered,  resulting in interest  shortfalls. Any such
                         shortfalls that  result from  principal prepayments  IN
                         FULL  will be offset from aggregate servicing fees that
                         would otherwise  be  payable  to the  Servicer  on  any
                         Distribution  Date, but only to the extent of servicing
                         fees payable with  respect to  that Distribution  Date.
                         Shortfalls  in collections  of interest  resulting from
                         principal prepayments  IN  FULL,  to  the  extent  they
                         exceed  the aggregate servicing fees, will be allocated
                         pro rata, based on interest accrued, among all  classes
                         and  subclasses of the Series  199 -  Certificates. Any
                         shortfalls of interest that  result from the timing  of
                         PARTIAL   principal  prepayments   or  liquidations  of
                         defaulted Mortgage  Loans will  not  be offset  by  the
                         servicing  fees and will not  be allocated pro rata but
                         instead will be borne first by the

                         Class  B   Certificates,   second  by   the   Class   M
                         Certificates  and finally by  the Class A Certificates.
                         See "Description of the Certificates--Subordination  of
                         the   Class  M  and  Class   B  Certificates"  in  this
                         Prospectus Supplement.

                         In addition,  the amount  of  interest required  to  be
                         distributed   to   holders   of   the   Series   199  -
                         Certificates will be  reduced by a  portion of  certain
                         special  hazard  losses,  fraud  losses  and bankruptcy
                         losses   attributable   to   interest.   See    "Credit
                         Enhancement--Extent   of   Loss  Coverage"   below  and
                         "Description of  the  Certificates--Interest"  in  this
                         Prospectus Supplement.

                         To   the   extent   that  the   amount   available  for
                         distribution on any  Distribution Date is  insufficient
                         to  permit the distribution of the applicable amount of
                         accrued interest on  the Class A  Certificates (net  of
                         any  shortfalls  and losses  allocable  to the  Class A
                         Certificates  as  described  in  the  two   immediately
                         preceding  paragraphs),  the amount  of interest  to be
                         distributed will  be  allocated among  the  outstanding
                         subclasses   of  Class  A   Certificates  pro  rata  in
                         accordance  with  their   respective  entitlements   to
                         interest,  and  the amount  of  any deficiency  will be
                         added to  the  amount  of interest  that  the  Class  A
                         Certificates  are  entitled  to  receive  on subsequent
                         Distribution Dates.  No interest  will accrue  on  such
                         deficiencies.

                         To   the   extent   that  the   amount   available  for
                         distribution  on  any  Distribution  Date,  after   the
                         payment of all amounts due the Class A Certificates has
                         been  made, is  insufficient to  permit distribution in
                         full of accrued  interest on the  Class M  Certificates
                         (net  of  any shortfalls  and  losses allocable  to the
                         Class M Certificates as described above), the amount of
                         any deficiency will be added to the amount of  interest
                         that  the Class M Certificates  are entitled to receive
                         on subsequent Distribution Dates. No interest will  ac-
                         crue on such deficiencies.

                         Interest on the Class A and Class M Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                         See "Description of the Certificates--Interest" in this Prospectus Supplement.

                         PRINCIPAL  DISTRIBUTIONS.    The  aggregate  amount  of
                         principal   to  which  the  holders   of  the  Class  A
                         Certificates are entitled each month will be  comprised
                         of  a percentage of the scheduled payments of principal
                         on the  Mortgage  Loans  and a  percentage  of  certain
                         unscheduled  payments  of  principal  on  the  Mortgage
                         Loans. The  percentage of  scheduled payments  will  be
                         equal,  on each Distribution Date, to the fraction that
                         represents the ratio of the then-outstanding  principal
                         balance  of the  Class A Certificates  to the aggregate
                         outstanding principal  balance  of the  Mortgage  Loans
                         (based on their amortization schedules then in effect).
                         The  percentage of certain unscheduled payments will be
                         equal to  the  percentage described  in  the  preceding
                         sentence  plus an additional amount equal to a percent-
                         age of  the principal  otherwise distributable  to  the
                         holders  of the Subordinated Certificates. As a result,
                         the  percentage   of  certain   unscheduled   principal
                         payments  otherwise distributable to the holders of the
                         Subordinated Certificates that is instead distributable
                         to the  holders of  the Class  A Certificates  will  be
                         equal  to 100% during the first five years beginning on
                         the first Distribution Date and will decline during the
                         subsequent four years, as  described under the  heading
                         "Description of the Certificates-- Principal (Including
                         Prepayments)--Calculation  of Amount  to be Distributed
                         to  the  Class  A  Certificates"  in  this   Prospectus
                         Supplement, until in year

                         ten  and each year  thereafter it is  equal to zero. On
                         each Distribution Date,  the Subordinated  Certificates
                         will   collectively   be   entitled   to   receive  the
                         percentages of  the scheduled  and certain  unscheduled
                         payments  of principal on the  Mortgage Loans equal, in
                         each case, to 100%  less the applicable percentage  for
                         the Class A Certificates described above.

                         Except   as   described   below   under   "--Effect  of
                         Subordination Levels  on Principal  Distributions",  on
                         each  Distribution Date, the  Class M Certificates will
                         be entitled  to a  portion  of scheduled  payments  and
                         certain   unscheduled  payments  of  principal  on  the
                         Mortgage   Loans   allocable   to   the    Subordinated
                         Certificates that represents the ratio of the then-out-
                         standing  principal balance of the Class M Certificates
                         to  the  then-outstanding  principal  balance  of   the
                         Subordinated Certificates.

                         The  amount that  is available for  distribution to the
                         holders of the Class A Certificates on any Distribution
                         Date as  a  distribution  of principal  is  the  amount
                         remaining   after  deducting  the  amount  of  interest
                         distributable on  the  Class A  Certificates  from  the
                         total   amount  collected  that   is  available  to  be
                         distributed  to   holders   of   the   Series   199   -
                         Certificates  on such Distribution Date. Principal will
                         be  distributed  to   the  holders  of   the  Class   A
                         Certificates  in accordance with the payment priorities
                         described  under  the   heading  "Description  of   the
                         Certificates--Principal (Including Prepay-
                         ments)--Allocation of Amount to be Distributed" in this
                         Prospectus Supplement.

                         The  amount that  is available for  distribution to the
                         holders of the Class M Certificates on any Distribution
                         Date as  a  distribution  of principal  is  the  amount
                         remaining    after    all   interest    and   principal
                         distributions due  on  the  Class  A  Certificates  and
                         interest  due  on the  Class  M Certificates  have been
                         deducted  from  the  total  amount  collected  that  is
                         available  to be  distributed to holders  of the Series
                         199 -  Certificates.

                         EFFECT   OF   SUBORDINATION    LEVELS   ON    PRINCIPAL
                         DISTRIBUTIONS. In order to preserve the availability of
                         the original subordination levels as protection against
                         losses  on the Class M and Class B-1 Certificates, some
                         or all of the subclasses  of the Class B  Certificates,
                         as  described  below, may  not  be entitled  on certain
                         Distribution Dates  to distributions  of principal  and
                         the  principal balance  of such subclasses  will not be
                         considered for purposes of the allocation of  principal
                         among the Subordinated Certificates.

                         In  the case  of the  Class M  Certificates, if  on any
                         Distribution Date the  percentage obtained by  dividing
                         the  outstanding  principal  balance  of  the  Class  B
                         Certificates by the  sum of  the outstanding  principal
                         balances   of  the  Class  A,   Class  M  and  Class  B
                         Certificates is less than such percentage was upon  the
                         initial  issuance of  the Series  199 -   Certificates,
                         then the Class B Certificates  will not be entitled  to
                         distributions  of principal  on such  Distribution Date
                         and the Class  M Certificates will  be entitled to  all
                         distributions    of   principal    allocable   to   the
                         Subordinated Certificates for such Distribution Date.

                         In the case of  the Class B-1  Certificates, if on  any
                         Distribution  Date the percentage  obtained by dividing
                         the outstanding principal balances of the subclasses of
                         Class B Certificates with higher numerical designations
                         by the sum of the outstanding principal balances of the
                         Class A, Class M and Class B Certificates is less  than
                         such  percentage was  upon the initial  issuance of the
                         Series  199  -     Certificates,  then  such  Class   B
                         subclasses

                         with higher numerical designations will not be entitled
                         to   distributions  of  principal   and  the  principal
                         balances of  such subclasses  will  not be  taken  into
                         account  for  purposes of  calculating the  portions of
                         scheduled and unscheduled principal payments  allocable
                         to  the  Class  M  Certificates and  to  the  Class B-1
                         Certificates. In such a case, the Class M  Certificates
                         will   receive  a  greater  portion  of  scheduled  and
                         unscheduled payments of principal on the Mortgage Loans
                         allocable to  the  Subordinated Certificates  than  the
                         Class  M Certificates would have  received had all sub-
                         classes of the  Class B Certificates  been entitled  to
                         their   portion   of  such   principal   payments.  See
                         "Description of the Certificates--Principal  (Including
                         Prepayments)--Calculation  of Amount  to be Distributed
                         to  the  Class  M  Certificates"  in  this   Prospectus
                         Supplement.

Credit Enhancement.....  DESCRIPTION  OF "SHIFTING-INTEREST" SUBORDINATION.  The
                         rights of the  holders of the  Class M Certificates  to
                         receive  distributions  will  be  subordinated  to  the
                         rights of the  holders of the  Class A Certificates  to
                         receive  distributions, to the extent described herein.
                         The rights of the holders  of the Class B  Certificates
                         to  receive distributions  will be  subordinated to the
                         rights of  the  holders of  the  Class A  and  Class  M
                         Certificates  to receive  distributions, to  the extent
                         described herein. This subordination provides a certain
                         amount of  protection to  the holders  of the  Class  A
                         Certificates (to the extent of the subordination of the
                         Class  M  and Class  B  Certificates) and  the  Class M
                         Certificates (to the extent of the subordination of the
                         Class B Certificates) against delays in the receipt  of
                         scheduled   payments  of  interest  and  principal  and
                         against  losses  associated  with  the  liquidation  of
                         defaulted  Mortgage Loans and  certain losses resulting
                         from the bankruptcy of a mortgagor.

                         The protection  afforded the  holders  of the  Class  A
                         Certificates  by  means of  this subordination  will be
                         effected in two ways: (i) by the preferential right  of
                         the  holders of  the Class  A Certificates  to receive,
                         prior  to   any   distribution  being   made   on   any
                         Distribution Date in respect of the Class M and Class B
                         Certificates, the amounts of interest and principal due
                         the  holders of the  Class A Certificates  on such date
                         and, if  necessary, by  the right  of such  holders  to
                         receive future distributions on the Mortgage Loans that
                         would  otherwise have been allocated  to the holders of
                         the Class M and Class  B Certificates; and (ii) by  the
                         allocation  to the holders  of the Class  M and Class B
                         Certificates  of  certain  losses  resulting  from  the
                         liquidation   of  defaulted   Mortgage  Loans   or  the
                         bankruptcy of  mortgagors prior  to the  allocation  of
                         such losses to the holders of the Class A Certificates.

                         The  protection  afforded the  holders  of the  Class M
                         Certificates by means of  this subordination will  also
                         be  effected in two ways: (i) by the preferential right
                         of the holders of the Class M Certificates to  receive,
                         prior   to   any   distribution  being   made   on  any
                         Distribution  Date   in   respect  of   the   Class   B
                         Certificates, the amounts of interest and principal due
                         the  holders of the  Class M Certificates  on such date
                         and, if  necessary, by  the right  of such  holders  to
                         receive future distributions on the Mortgage Loans that
                         would  otherwise have been allocated  to the holders of
                         the Class B Certificates; and (ii) by the allocation to
                         the holders  of the  Class  B Certificates  of  certain
                         losses  resulting  from  the  liquidation  of defaulted
                         Mortgage Loans or the bankruptcy of mortgagors prior to
                         the allocation of  such losses  to the  holders of  the
                         Class M Certificates.

                         In  addition, in  order to  increase the  period during
                         which the principal balances of the Class M and Class B
                         Certificates remain available as credit enhancement  to
                         the  Class A Certificates, a disproportionate amount of
                         prepayments and  certain  unscheduled  recoveries  with
                         respect  to the Mortgage Loans will be allocated to the
                         Class A Certificates. This allocation has the effect of
                         accelerating the amortization of  the Class A  Certifi-
                         cates while, in the absence of losses in respect of the
                         liquidation  of  defaulted  Mortgage  Loans  or  losses
                         resulting from the bankruptcy of mortgagors, increasing
                         the respective  percentage  interest in  the  principal
                         balance   of  the  Mortgage   Loans  evidenced  by  the
                         Subordinated Certificates.

                         EXTENT OF LOSS COVERAGE.   Realized losses on  Mortgage
                         Loans,  other than losses that  are (i) attributable to
                         "special hazards" not insured against under a  standard
                         hazard  insurance  policy, (ii)  incurred  on defaulted
                         Mortgage Loans  as  to which  there  was fraud  in  the
                         origination   of   such   Mortgage   Loans   or   (iii)
                         attributable to certain actions which may be taken by a
                         bankruptcy court in  connection with  a Mortgage  Loan,
                         including  a  reduction by  a  bankruptcy court  of the
                         principal balance of or the interest rate on a Mortgage
                         Loan or  an  extension of  its  maturity, will  not  be
                         allocated to the Class A Certificates until the date on
                         which  the aggregate  principal balance of  the Class M
                         and Class B  Certificates (which  aggregate balance  is
                         expected  initially to be approximately $         ) has
                         been reduced to zero and  will not be allocated to  the
                         Class  M  Certificates  until  the  date  on  which the
                         aggregate principal balance of the Class B Certificates
                         (which aggregate balance  is expected  initially to  be
                         approximately  $           ) has  been reduced to zero.
                         Such  losses  will   be  allocated   first  among   the
                         subclasses  of  the  Class B  Certificates,  in reverse
                         numerical order (that is, to  the Class B-3, Class  B-2
                         and  Class B-1 Certificates) and  second to the Class M
                         Certificates.

                         With respect to any Distribution Date, the availability
                         of the credit enhancement provided  by the Class B  and
                         Class   M   Certificates   subsequent   to   the  first
                         Distribution  Date  will  be  affected  by  the   prior
                         reduction  of the principal balances of the Class M and
                         Class  B  Certificates.  Reduction  of  the   principal
                         balance  of the Class M  Certificates and each subclass
                         of the Class  B Certificates will  result from (i)  the
                         prior  allocation of losses on liquidation of defaulted
                         Mortgage Loans, including losses due to special hazards
                         and fraud losses up  to the respective limits  referred
                         to  below,  (ii)  the  prior  allocation  of bankruptcy
                         losses up to the limit referred to below and (iii)  the
                         prior receipt of principal distributions by the holders
                         of such class or subclasses. As of the date of issuance
                         of the Series 199 -  Certificates, the amount of losses
                         attributable  to special hazards,  fraud and bankruptcy
                         that will  be absorbed  solely by  the holders  of  the
                         Class  B Certificates and then solely by the holders of
                         the Class M Certificates  will be approximately      %,
                            % and    %, respectively, of the aggregate principal
                         balance  of the Mortgage  Loans as of  the Cut-Off Date
                         (approximately $          , $          and  $         ,
                         respectively).  If losses due to special hazards, fraud
                         or bankruptcy exceed any of  such amounts prior to  the
                         principal   balances  of  the  Class   M  and  Class  B
                         Certificates being reduced to zero, such losses will be
                         shared pro rata by the  subclasses of Class A  Certifi-
                         cates,  the Class M Certificates  and the subclasses of
                         Class B Certificates. After  the principal balances  of
                         the   Class   M   and   Class   B   Certificates   have

                         been reduced to  zero, such losses  will be shared  pro
                         rata by the subclasses of Class A Certificates based on
                         their   then-outstanding   principal   balances.  Under
                         certain circumstances, the limits  set forth above  may
                         be  reduced  as  described  under  "Description  of the
                         Certificates--Subordination of the Class M and Class  B
                         Certificates--Allocation  of Losses" in this Prospectus
                         Supplement.

                         THE YIELD TO MATURITY ON THE CLASS M CERTIFICATES  WILL
                         BE  MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF THE
                         MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THE  CLASS
                         A CERTIFICATES, IN THE EVENT THAT THE PRINCIPAL BALANCE
                         OF THE CLASS B CERTIFICATES HAS BEEN REDUCED TO ZERO.

                         See "Description of the Certificates--Subordination of Class M and Class B Certificates" in this Prospectus
                         Supplement.

Effects of Prepayments
  on Investment
  Expectations.........  The  actual  rate  of prepayment  of  principal  on the
                         Mortgage Loans  can not  be predicted.  The  investment
                         performance   of  the  Offered  Certificates  may  vary
                         materially   and   adversely   from   the    investment
                         expectations  of  investors due  to prepayments  on the
                         Mortgage Loans being higher  or lower than  anticipated
                         by  investors.  In addition,  the Class  A Certificates
                         will be more sensitive  to prepayments on the  Mortgage
                         Loans   than  the  Class  M  Certificates  due  to  the
                         disproportionate  allocation  of  such  prepayments  to
                         investors  in the Class A Certificates then entitled to
                         principal  distributions   during  the   [nine]   years
                         beginning  on the  first Distribution  Date. The actual
                         yield to the holder of  an Offered Certificate may  not
                         be  equal  to  the  yield anticipated  at  the  time of
                         purchase of  the Certificate  or, notwithstanding  that
                         the  actual yield is equal  to the yield anticipated at
                         that time, the total  return on investment expected  by
                         the  investor or the expected  weighted average life of
                         the Certificate may not be realized. These effects  are
                         summarized  below. IN DECIDING  WHETHER TO PURCHASE ANY
                         OFFERED  CERTIFICATES,  AN  INVESTOR  SHOULD  MAKE   AN
                         INDEPENDENT  DECISION AS TO  THE APPROPRIATE PREPAYMENT
                         ASSUMPTIONS TO BE USED.

                         YIELD.  If an investor purchases an Offered Certificate
                         at an  amount equal  to  its unpaid  principal  balance
                         (that  is,  at  "par"),  the  effective  yield  to that
                         investor  (assuming   that   there  are   no   interest
                         shortfalls   and  assuming  the   full  return  of  the
                         purchaser's invested  principal) will  approximate  the
                         pass-through  rate on that  Certificate. If an investor
                         pays less or more than the unpaid principal balance  of
                         the  Certificate (that  is, buys  the Certificate  at a
                         "discount" or "premium," respectively), then, based  on
                         the  assumptions set  forth in  the preceding sentence,
                         the effective yield to the  investor will be higher  or
                         lower,  respectively, than the  stated interest rate on
                         the Certificate, because such discount or premium  will
                         be  amortized  over the  life  of the  Certificate. Any
                         deviation in  the actual  rate  of prepayments  on  the
                         Mortgage  Loans from  the rate assumed  by the investor
                         will affect the period of time over which, or the  rate
                         at  which, the  discount or  premium will  be amortized
                         and, consequently,  will change  the investor's  actual
                         yield from that anticipated. AN INVESTOR THAT PURCHASES
                         ANY OFFERED CERTIFICATES AT A DISCOUNT SHOULD CAREFULLY
                         CONSIDER  THE RISK THAT A  SLOWER THAN ANTICIPATED RATE
                         OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT
                         IN AN ACTUAL YIELD THAT  IS LOWER THAN SUCH  INVESTOR'S
                         EXPECTED  YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED
                         CERTIFICATES AT A PREMIUM,  PARTICULARLY THE CLASS  A-9
                         CERTIFICATES, SHOULD CONSIDER THE RISK

                         THAT  A  FASTER  THAN  ANTICIPATED  RATE  OF  PRINCIPAL
                         PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN AN ACTUAL
                         YIELD THAT  IS  LOWER  THAN  SUCH  INVESTOR'S  EXPECTED
                         YIELD.

                         The  yield  on the  Class  A-9 Certificates,  which are
                         expected to be  offered at a  substantial premium  over
                         their  initial principal balances, will be sensitive to
                         both the  timing  of  receipt of  prepayments  and  the
                         overall  rate of prepayment on the Mortgage Loans. This
                         particular sensitivity  is  separately displayed  in  a
                         table appearing under the heading "Prepayment and Yield
                         Considerations"    in   this   Prospectus   Supplement.
                         INVESTORS IN THE CLASS A-9 CERTIFICATES SHOULD CONSIDER
                         THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE
                         MORTGAGE LOANS  COULD RESULT  IN  THE FAILURE  OF  SUCH
                         INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

                         REINVESTMENT  RISK.  As stated  above, if a Certificate
                         is purchased at an amount equal to its unpaid principal
                         balance, fluctuations in the  rate of distributions  of
                         principal  will  generally  not  affect  the  yield  to
                         maturity of that Certificate. However, the total return
                         on any  purchaser's investment,  including an  investor
                         who  purchases at  par, will  be reduced  to the extent
                         that   principal   distributions   received   on    its
                         Certificate  can not be reinvested at a rate as high as
                         the stated interest rate of the Certificate.  Investors
                         in  the Offered  Certificates should  consider the risk
                         that rapid rates of  prepayments on the Mortgage  Loans
                         may  coincide  with  periods of  low  prevailing market
                         interest rates. During periods of low prevailing market
                         interest rates, mortgagors may be expected to prepay or
                         refinance Mortgage  Loans  that  carry  interest  rates
                         significantly  higher than  then-current interest rates
                         for  mortgage  loans.   Consequently,  the  amount   of
                         principal  distributions available  to an  investor for
                         reinvestment at such low prevailing interest rates  may
                         be  relatively large. Conversely, slow rates of prepay-
                         ments on the Mortgage  Loans may coincide with  periods
                         of  high prevailing market  interest rates. During such
                         periods, it is less  likely that mortgagors will  elect
                         to  prepay or refinance  Mortgage Loans and, therefore,
                         the amount of principal  distributions available to  an
                         investor  for  reinvestment  at  such  high  prevailing
                         interest rates may be relatively small.

                         WEIGHTED AVERAGE LIFE  VOLATILITY.   One indication  of
                         the  impact of varying prepayment  speeds on a security
                         is  the  change  in  its  weighted  average  life.  The
                         "weighted  average life"  of an  Offered Certificate is
                         the average amount of time that will elapse between the
                         date of issuance  of the  Certificate and  the date  on
                         which each dollar in reduction of the principal balance
                         of  the Certificate is distributed to the investor. Low
                         rates of prepayment may result in the extension of  the
                         weighted  average life of a Certificate; high rates, in
                         the shortening of such weighted average life. In gener-
                         al, if  the  weighted  average life  of  a  Certificate
                         purchased  at  par  is extended  beyond  that initially
                         anticipated, such  Certificate's  market value  may  be
                         adversely affected even though the yield to maturity on
                         the  Certificate  is unaffected.  The  weighted average
                         lives  of  the  Offered  Certificates,  under   various
                         prepayment  scenarios,  are  displayed  in  the  tables
                         appearing  under  the  heading  "Prepayment  and  Yield
                         Considerations" in this Prospectus Supplement.

Federal Income Tax
  Status...............  For  federal income tax purposes, the Trust Estate will consist of two real estate mortgage investment conduits
                         (the "Upper-Tier  REMIC"  and the  "Lower-Tier  REMIC",
                         respectively).  The  Class A-1,  Class A-2,  Class A-3,
                         Class A-4, Class A-5, Class A-6, Class A-7, Class  A-8,
                         Class A-9,

                         Class  A-10 and Class M  Certificates and each subclass
                         of the Class B Certificates  will be designated as  the
                         regular  interests  in  the Upper-Tier  REMIC,  and the
                         Class A-R Certificate and  Class A-LR Certificate  will
                         be   designated  as  the   residual  interests  in  the
                         Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                         The Regular Certificates generally  will be treated  as
                         newly  originated debt  instruments for  federal income
                         tax  purposes.   Beneficial  owners   of  the   Regular
                         Certificates  will be required to report income thereon
                         in accordance with the accrual method of accounting. It
                         is anticipated that the  Class A- Certificates will  be
                         issued  at a premium and that  the Class A- and Class M
                         Certificates will be  issued with  DE MINIMIS  original
                         issue   discount  for  federal   income  tax  purposes.
                         Although not free  from doubt, it  is anticipated  that
                         the  Class  A- Certificates  will  be considered  to be
                         issued with original issue discount in an amount  equal
                         to  the excess  of all  distributions of  principal and
                         interest thereon  over  their  issue  price  (including
                         accrued  interest),  and the  Seller intends  to report
                         income in respect of  such subclass of Certificates  in
                         this  manner. The Class  A-10 Certificates (not offered
                         hereby) also will  be treated as  issued with  original
                         issue discount for federal income tax purposes.

                         Holders of the Class A-R and Class A-LR Certificates will be required to include the taxable income or loss of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in determining their federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the Class A-R and Class A-LR Certificateholders, respectively, will be treated as "excess inclusion" income subject to special limitations for federal income tax purposes. FURTHER, SIGNIFICANT RESTRICTIONS APPLY TO THE TRANSFER OF THE
                         CLASS  A-R AND  CLASS A-LR CERTIFICATES.  THE CLASS A-R
                         CERTIFICATE [WILL]  [WILL  NOT],  AND  THE  CLASS  A-LR
                         CERTIFICATE [MAY] [MAY NOT], BE CONSIDERED "NONECONOMIC
                         RESIDUAL  INTERESTS," CERTAIN TRANSFERS OF WHICH MAY BE
                         DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.

                         See "Description of  the Certificates--Restrictions  on
                         Transfer  of  the Class  A-R,  Class A-LR  and  Class M
                         Certificates" and "Federal  Income Tax  Considerations"
                         in  this Prospectus Supplement and "Certain Federal In-
                         come Tax Consequences--Federal Income Tax  Consequences
                         for REMIC Certificates" in the Prospectus.
ERISA Considerations...  A fiduciary of any employee benefit plan subject to the
                         Employee  Retirement  Income Security  Act of  1974, as
                         amended ("ERISA"),  or  the Internal  Revenue  Code  of
                         1986,  as amended (the "Code"), should carefully review
                         with its legal advisors whether the purchase or holding
                         of Class A or Class M Certificates could give rise to a
                         transaction prohibited  or  not  otherwise  permissible
                         under   ERISA  or   the  Code.  BECAUSE   THE  CLASS  M
                         CERTIFICATES  ARE   SUBORDINATED   TO   THE   CLASS   A
                         CERTIFICATES,  THE  CLASS  M  CERTIFICATES  MAY  NOT BE
                         PURCHASED BY  OR TRANSFERRED  TO AN  ERISA PLAN  EXCEPT
                         UPON THE DELIVERY OF AN OPINION OF COUNSEL AS DESCRIBED
                         UNDER   "ERISA   CONSIDERATIONS"  IN   THIS  PROSPECTUS
                         SUPPLEMENT. NEITHER THE CLASS  A-R CERTIFICATE NOR  THE
                         CLASS   A-LR  CERTIFICATE   MAY  BE   PURCHASED  BY  OR
                         TRANSFERRED   TO    AN   ERISA    PLAN.   See    "ERISA
                         Considerations"  in this  Prospectus Supplement  and in
                         the Prospectus.

Legal Investment.......  [The Offered Certificates constitute "mortgage  related securities"  for  purposes  of  the  Secondary Mortgage
                         Market Enhancement  Act of  1984 so  long as  they  are
                         rated in one of the two highest rating categories by at
                         least  one  nationally  recognized  statistical  rating
                         organization. As  such,  the Offered  Certificates  are
                         legal  investments for  certain entities  to the extent
                         provided in  such act.  However, there  are  regulatory
                         requirements  and considerations applicable to regulat-
                         ed  financial  institutions  and  restrictions  on  the
                         ability of such institutions to invest in certain types
                         of  mortgage related securities.] [The Offered Certifi-
                         cates will not constitute "mortgage related securities"
                         under the Secondary Mortgage Market Enhancement Act  of
                         1984.  The appropriate characterization  of the Offered
                         Certificates under  various legal  investment  restric-
                         tions,  and thus  the ability  of investors  subject to
                         these restrictions  to purchase  Offered  Certificates,
                         may    be    subject   to    significant   interpretive
                         uncertainties. All investors whose investment authority
                         is subject to legal  restrictions should consult  their
                         own  legal advisors to determine,  whether, and to what
                         extent, the Offered Certificates will constitute  legal
                         investments  for them.]  Prospective purchasers  of the
                         Offered Certificates  should consult  their own  legal,
                         tax   and  accounting   advisors  in   determining  the
                         suitability  of  and  consequences   to  them  of   the
                         purchase,  ownership  and  disposition  of  the Offered
                         Certificates. See "Legal Investment" in this Prospectus
                         Supplement.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

GENERAL
    The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    An investor that purchases any Offered Certificates at a discount should carefully consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium, particularly the Class A-9 Certificates, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations" herein.

SUBORDINATION

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A and Class M Certificates, all to the extent described herein under "Description of the Certificates--Subordination of Class M and Class B Certificates."

BOOK-ENTRY SYSTEM FOR CERTAIN SUBCLASSES OF CLASS A CERTIFICATES

    Since transactions in the Offered Certificates (other than the Class A-9, Class A-R, Class A-LR and Class M Certificates) (the "Book-Entry Certificates") generally can be effected only through DTC, Participants and Indirect
Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Registration" herein.

RECENT DEVELOPMENTS

    The Seller and the Servicer are each either a direct or indirect, wholly owned subsidiary of Residential Services Corporation of America, which is a direct, wholly owned subsidiary of The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"). On March 15, 1995, Prudential Insurance announced its intention to sell Residential Services Corporation of America, including all of its subsidiary operations. Such sale may be effected through the sale of either the stock or assets of Residential Services Corporation of America or such subsidiary operations, including the Seller or the Servicer. However, Prudential Insurance has not entered into an agreement for the sale of Residential Services Corporation of America, the Seller or the Servicer as of the date of this Prospectus Supplement.

    See "Risk Factors and Special Considerations" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Book-Entry Certificates will be issued only in book-entry form, except as described below. The Book-Entry Certificates will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive
Certificates." The Class A-9 Certificates will be issued as Definitive Certificates in minimum denominations of $ initial principal balance and integral multiples of $1 initial principal balance in excess thereof. The Class M Certificates will be issued as Definitive Certificates in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-R and Class A-LR Certificates will each be issued as a single Definitive Certificate with a
denomination of $    initial principal balance.

    Each Subclass of Book-Entry Certificates initially will be represented by a single physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest in the Book-Entry Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. See "--Book-Entry Registration" below.

BOOK-ENTRY REGISTRATION

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Servicer, or a paying agent on behalf of the Servicer, through DTC Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Servicer, or a paying agent on behalf of the Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

    The Class A-9, Class A-R, Class A-LR and Class M Certificates will be issued as Definitive Certificates. Further, Book-Entry Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of each outstanding class of Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. Distributions of principal of, and interest on, the Book-Entry Certificates will thereafter be made by the Servicer, or a paying agent on behalf of the Servicer, directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DISTRIBUTIONS

    Distributions of interest and in reduction of principal balance to holders of Class A Certificates of each Subclass will be made monthly, to the extent of each Subclass' entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution
Date"), beginning in          199 , in an aggregate amount equal to the Class  A
Distribution Amount. Distributions of interest and in reduction of principal balance to holders of Class M Certificates will be made monthly, to the extent of the Class M Certificates' entitlement thereto, on each Distribution Date in an aggregate amount equal to the Class M Distribution Amount after all amounts in respect of interest and principal due on the Class A Certificates for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates have been paid. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last day of the preceding month (each, a "Record Date"), except that the final distribution in respect of each Class A Certificate of any Subclass and each Class M Certificate will only be made upon presentation and surrender of such Class A or Class M Certificate at the office or agency appointed by the Trustee and specified in the notice of final distribution in respect of such Subclass of Class A Certificates or Class M Certificate.

    The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and interest on or in respect of the Mortgage Loans received by the Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by the Servicer, (ii) all withdrawals from any reserve fund established to provide support for the Servicer's obligation to make advances, as described under "--Periodic Advances" below and (iii) all other amounts required to be placed in the Certificate Account by the Servicer pursuant to the Pooling and Servicing Agreement, but excluding the following:

        (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Periodic Advances or an unreimbursed advance has been made from the Reserve Fund, if established;

        (b) any unreimbursed Periodic Advances or unreimbursed advances from the Reserve Fund, if established, with respect to Liquidated Loans;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described under "--Interest" below;

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all principal prepayments in full and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

         (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee to which the Servicer is entitled;

        (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be retained by the Servicer or withdrawn by the Servicer from the Certificate Account pursuant to the Pooling and Servicing Agreement;

        (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain as additional servicing compensation;

         (i) reinvestment earnings on payments received in respect of the Mortgage Loans; and

         (j) Net Foreclosure Profits.

    On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

        FIRST, to each Subclass of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

        SECOND, to each Subclass of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts;

        THIRD, to each Subclass of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "--Principal (Including Prepayments)--Allocation of Amount to be Distributed to the Class A and Class M Certificates;"

        FOURTH, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

        FIFTH, to the Class M Certificates in an amount up to the previously unpaid Class M Interest Shortfall Amount;

        SIXTH, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; and

        SEVENTH, sequentially to the Class B-1, Class B-2 and Class B-3 Certificates so that each subclass shall receive first an amount up to its Class B Subclass Interest Accrual Amount with respect to such Distribution Date, second an amount up to its previously unpaid subclass interest shortfall amount and then an amount up to its subclass optimal principal amount before any subclasses of Class B Certificates with a higher numerical designation receive any payments in respect of interest or principal.

    The "Class A Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIRST through THIRD of the Pool Distribution Amount Allocation set forth above.

    The "Class M Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FOURTH through SIXTH of the Pool Distribution Amount Allocation set forth above.

    The undivided percentage interest (the "Percentage Interest") represented by any Class A Certificate of a Subclass or Class M Certificate in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Subclass or Class, as the case may be.

INTEREST

    The amount of interest which will accrue on each Subclass of Class A Certificates during each month is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Offered Certificates, other than the Class A-9 and Class A-LR Certificates, will equal the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass. The Pass-Through Rate for each such Subclass is the percentage set forth on the cover of this Prospectus Supplement. The Class A Subclass Interest Accrual Amount for the Class A-9 Certificates will equal the sum of (i) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-4 Certificates, (ii) the product of 1/12th of
   %  and the Class A Subclass Principal  Balance of the Class A-5 Certificates,
(iii) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-6 Certificates and (iv) the product of 1/12th of % and the Class A Subclass Principal Balance of the Class A-9 Certificates. It is expected that, based on the approximate initial Class A Subclass Principal Balances set forth on the cover of this Prospectus Supplement, the formula set forth in the preceding sentence will produce an interest rate on the Class A Subclass Principal Balance of the Class A-9 Certificates applicable to Distribution Dates
prior  to the  Cross-Over Date of            %  per annum. The  Class A Subclass
Interest Accrual Amount for the Class A-LR Certificate will equal the product of
(i) 1/12th of % and (ii) the Class A-LR Notional Amount. The Class A Subclass Interest Accrual Amount for the Class A-10 Certificates will equal the product of (i) 1/12th of (a) the weighted average of the Net Mortgage Interest Rates (as defined below) of the Mortgage Loans as of the first day of such month minus (b)
   % and (ii) the Class A-10 Notional Amount. Each Class A Subclass Interest Accrual Amount will be reduced by the portion of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass.

    The amount of interest which will accrue on the Class M Certificates during each month is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount will equal the product of (i) 1/12th of % and
(ii) the outstanding Class M Principal Balance. The Class M Interest Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfall allocable to the Class M Certificates and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to the Class M Certificates.

    Each subclass of Class B Certificates will accrue interest during each month at a Pass-Through Rate of % per annum. The amount of interest accrued on each subclass during each month (the "Class B Subclass Interest Accrual Amount") will equal the product of (i) 1/12th of % and (ii) the outstanding Class B Subclass Principal Balance of such subclass. Each Class B Subclass Interest Accrual Amount will be reduced by (i) the portion of any Non-Supported Interest Shortfalls allocable to such subclass and (ii) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such subclass as described below.

    The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass' pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of Class A Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass' pro rata share of the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this provision and (b) the Adjusted Pool Amount for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates on the basis of their then-outstanding Class A Subclass Principal Balances immediately prior to the applicable Distribution Date.

    The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates as of such date.

    The "Class M Principal Balance" as of any Determination Date will be the lesser of (a) the principal balance of the Class M Certificates on the date of initial issuance of the Class M Certificates less (i) all amounts previously distributed to holders of Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class M Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and
(b) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

    The "Class B Subclass Principal Balance" of a subclass of Class B Certificates as of any Determination Date will be the lesser of (a) the initial principal balance of such subclass on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such subclass in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of such subclass in the manner described under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Subclass Principal Balances of the subclasses of Class B Certificates with lower numerical designations.

    The "Class B Principal Balance" as of any date will be equal to the sum of the Class B Subclass Principal Balance of the subclasses of Class B Certificates as of such date.

    With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 199 - Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

    The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the Servicing Fee rate of 0.20% per annum. See "Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein.

    The "Class A-10 Notional Amount" with respect to each Distribution Date will be equal to the Pool Scheduled Principal Balance, as defined under "--Principal (Including Prepayments)" below, as of such Distribution Date. The Class A-10 Notional Amount with respect to the first Distribution Date will be
approximately $             less any partial  principal prepayments received  in
      199 .

    The "Class A-LR Notional Amount" with respect to each Distribution Date will be equal to the sum of the Class A Subclass Principal Balance of the Class A-LR Certificate and the Class A Subclass Principal Balance of the Class A-10 Certificates. The Class A-LR Notional Amount with respect to the first
Distribution Date will be $    .

    Interest shortfalls resulting from principal prepayments in full of Mortgage Loans ("Prepayment Interest Shortfalls") will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. To the extent that the aggregate Prepayment Interest Shortfalls with respect to a Distribution Date exceed the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on such Distribution Date, the resulting interest shortfall (the "Non-Supported Interest Shortfall") will be allocated to (i) the Class A
Certificates  according  to  the  Class  A  Percentage  and  (ii)  the  Class  M
Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance. Such allocation of Non-Supported Interest Shortfalls will reduce the amount of interest due to be distributed to holders of the Class A Certificates and Class M Certificates, respectively, then entitled to distributions in respect of interest. Any such reduction in respect of interest will be allocated among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts for such Distribution Date. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in the Prospectus. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments on the Mortgage Loans will not be offset by Servicing Fees and will, on each Distribution Date occurring prior to the Cross-Over Date, be allocated first to the subclasses of Class B Certificates in reverse numerical order and then to the Class M
Certificates   before  being  borne  by  the   Class  A  Certificates.  On  each
Distribution Date occurring on or after the Cross-Over Date, any interest shortfalls resulting from the timing of the receipt of partial principal prepayments will be allocated to the Class A Certificates in the same manner as Non-Supported Interest Shortfalls are allocated. See "--Subordination of the Class M and Class B Certificates" below.

    The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A, Class M and Class B Certificates pro rata based on the interest accrued on each such Class and among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts for such Distribution Date.

    Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B Certificates and then to the Class M Certificates will result from the priority of distributions first to the Class A Certificateholders and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "--Distributions."

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass' Class A Subclass Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, the amount of interest currently distributed on the Class A Certificates will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates pro rata in accordance with each such Subclass' Class A Subclass Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates and the Class A Subclass
Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to each Subclass, the

"Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date.

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of (i) the Class A Distribution Amount and (ii) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class M Certificates will equal the Class M Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Class A Distribution Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates will equal the Pool Distribution Amount minus the amounts distributed to the Class A Certificates with respect to such Distribution Date. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount"), will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Distribution Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class M Certificates and in respect of interest and then principal on the subclasses of Class B Certificates.

    On any Distribution Date on which the Pool Distribution Amount is less than the Class A Distribution Amount, the Class M Certificates and the subclasses of Class B Certificates will not be entitled to any distributions of interest or principal.

PRINCIPAL (INCLUDING PREPAYMENTS)

    The principal balance of a Class A Certificate of any Subclass or of any Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance of such Subclass or the Class M Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate or Class M Certificate and (ii) in the case of the Class A-R and Class A-LR Certificates, any additional amounts to which a holder of the Class A-R or Class A-LR Certificate may be entitled as described below under "--Additional Rights of the Class A-R and Class A-LR Certificateholders") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Subclass Principal Balance of each Subclass of Class A Certificates (other than the Class A-10 Certificates) and the approximate initial Class M Principal Balance are set forth on the cover of this Prospectus Supplement. The initial Class A Subclass Principal Balance of the Class A-10
Certificates is $    .

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES

    Distributions in reduction of the principal balance of the Class A Certificates will be made on each Distribution Date pursuant to priority THIRD of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.

    The "Class A Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class A Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt

Service Reductions, (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "The Trust Estates--Mortgage Loans" in the Prospectus, (iii) the Class A Prepayment Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits, as defined under "--Additional Rights of the Class A-R and Class A-LR
Certificateholders" below), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances from the Reserve Fund (if established) with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) the Class A Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class A Prepayment Percentage of all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class A Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Reserve Fund (if established) with respect to such defective Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus. In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of the Class A Certificates then outstanding will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

    The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments applied as of such Due Date, Deficient Valuations occurring prior to such Due Date and to the payment of principal due on such Due Date, and irrespective of any delinquency in payment by the mortgagor.

    A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to the Servicer for any previously unreimbursed advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is a Liquidated Loan Loss occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "The Trust Estates--Mortgage Loans--Insurance Policies". A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

    The "Class A Percentage" for any Distribution Date occurring prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the aggregate Scheduled Principal Balances of all Mortgage Loans for such Distribution Date (the "Pool Scheduled Principal Balance"). The Class A
Percentage for the  first Distribution Date  will be approximately       %.  The
Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates and will increase as a result of the allocation of Realized Losses to the Class B and the Class M Certificates. The Class A Percentage for each Distribution Date occurring on or after the Cross-Over Date will be 100%.

    The "Class A Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective interest in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. Increasing the respective interest of the Class M and Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M and Class B Certificates. See "--Subordination of Class M and Class B Certificates" below.

    The Class A Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:
for any Distribution  Date subsequent  to                 to  and including  the
Distribution  Date in             , the Class A Percentage for such Distribution
Date plus 70% of the Subordinated Percentage for such Distribution Date; for any
Distribution Date subsequent to               to and including the  Distribution
Date  in            , the Class A Percentage for such Distribution Date plus 60%
of the Subordinated Percentage for such Distribution Date; for any  Distribution
Date  subsequent to                  to and  including the  Distribution Date in
           , the Class A Percentage for such Distribution Date plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date
subsequent to            to and including the Distribution Date in             ,
the Class A Percentage for such Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again equal 100%). See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur if (i) as of the first Distribution Date as to which any such reduction applies, more than an average of 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate), or (ii) cumulative Realized Losses with respect to the Mortgage Loans
exceed  (a) with respect to the Distribution Date in                , 30% of the
principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution
Date  in               , 35% of the Original Subordinated Principal Balance, (c)
with respect to the Distribution Date in                  , 40% of the  Original
Subordinated  Principal Balance,  (d) with respect  to the  Distribution Date in
              , 45% of the Original Subordinated Principal Balance, and (e) with
respect to the  Distribution Date in                     , 50%  of the  Original
Subordinated Principal Balance. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment

Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" in the Prospectus.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M CERTIFICATES

    Distributions in reduction of the principal balance of the Class M Certificates will be made on each Distribution Date, pursuant to priority SIXTH of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount"), up to the Class M Optimal Principal Amount.

    The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Class M Percentage of (A) all scheduled payments of principal due on each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Coverage Termination Date has occurred, the principal portion of Debt Service Reductions, (ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "The Trust Estates--Mortgage Loans" in the Prospectus, (iii) the Class M Prepayment Percentage of the aggregate net Liquidation Proceeds on all Mortgage Loans that became Liquidated Loans during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer and any unreimbursed advances from the Reserve Fund (if established) with respect to such Liquidated Loans and the portion of the net Liquidation Proceeds allocable to interest, (iv) on each Distribution Date prior to the reduction of the Class B Principal Balance to zero, the Class M Prepayment Percentage of an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred in such preceding month other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (v) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full during the month preceding the month of such Distribution Date, (vi) the Class M Prepayment Percentage of all partial principal prepayments received by the Servicer on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs and (vii) the Class M Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances and any unreimbursed advances from the Reserve Fund (if established) with respect to such defective Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus. In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates, the Class M Certificates will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance was reduced as a result of such Realized Loss.

    The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the subclasses entitled to principal distributions for such Distribution Date as described in the succeeding paragraph.

    In the event that on any Distribution Date, the Current Class M Subordination Level is less than the Original Class M Subordination Level, the Class B-1, Class B-2 and Class B-3 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such subclasses will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinated Percentage and the Subordinated Prepayment Percentage, respectively. In the event that the Current Class M Subordination Level equals or exceeds the Original Class M Subordination Level but the Current Class B-1

Subordination Level is less than the Original Class B-1 Subordination Level, the Class B-2 and Class B-3 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such subclasses will not be used to determine the Class M Percentage and the Class M Prepayment Percentage for such Distribution Date. The Class B-2 and Class B-3 Certificates will not have original or current subordination levels which are required to be maintained as described above.

    The "Original Class M Subordination Level" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-1, Class B-2 and Class B-3 Certificates by the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The Original Class M Subordination Level is expected to be approximately %. The "Current Class M Subordination Level" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-1, Class B-2 and Class B-3 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-1 Subordination Level" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-2 and Class B-3 Certificates by the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The Original Class B-1 Subordination Level is expected to be approximately %. The "Current Class B-1 Subordination Level" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-2 and Class B-3 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

  ALLOCATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A AND CLASS M CERTIFICATES

    On each Distribution Date occurring prior to the Cross-Over Date, a portion of the Class A Principal Distribution Amount calculated by multiplying (x) the fraction equal to $ (I.E., the initial Class A Subclass Principal Balance of the Class A- Certificates) divided by the initial Class A Principal Balance (which fraction, expressed as a percentage, is expected to be approximately
        %) by (y) the Class A Principal Distribution Amount, will be distributed in reduction of the Class A Subclass Principal Balance of the Class A-Certificates. The remainder of the Class A Principal Distribution Amount on each Distribution Date occurring prior to the Cross-Over Date (the "Adjusted Principal Distribution Amount") will be allocated among and distributed in reduction of the principal balances of the Subclasses of Offered Certificates as follows:

                        [INSERT DISTRIBUTION PRIORITIES]

    On each Distribution Date occurring on or after the Cross-Over Date, the Class A Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates pro rata in accordance with their respective outstanding Class A Subclass Principal Balances.

    Amounts distributed on each Distribution Date to the holders of Class A Certificates in reduction of principal balance will be allocated among the holders of Class A Certificates of each Subclass pro rata in accordance with their respective Percentage Interests.

    Amounts distributed on any Distribution Date to the holders of Class M Certificates in reduction of principal balance will be allocated among the holders of Class M Certificates pro rata in accordance with their respective Percentage Interests.

ADDITIONAL RIGHTS OF THE CLASS A-R AND CLASS A-LR CERTIFICATEHOLDERS

    The Class A-R and Class A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not they are receiving current distributions of principal or interest. The holders of the Class A-R and Class A-LR Certificates will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, if any, on the final Distribution Date for the Series 199 - Certificates, after distributions in respect of any accrued but unpaid interest on the Series 199 - Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Series 199 - Certificates to zero. It is not anticipated that there will be any assets remaining in the REMICs on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Series 199 - Certificates on such date.

    In addition, the Class A-LR Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits after the Servicer has been reimbursed for unpaid Servicing Fees. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over
(ii) the aggregate realized losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or such undistributed Pool Distribution Amounts.

PERIODIC ADVANCES

    If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer will be obligated to advance on or before the related Distribution Date for the benefit of holders of the Series 199 - Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan.

    The Pooling and Servicing Agreement provides that any advance of the kind described in the preceding paragraph may be reimbursed to the Servicer at any time from funds available in the Certificate Account to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer has determined in good faith that it will be unable to recover such advance from funds of the type referred to in clause (i) above.

    [In the event that, at some future date, Moody's should revise its assessment of the ability of the Servicer to make Periodic Advances, and so notify the Trustee in writing (the date on which such notification is received by the Servicer being referred to herein as the "Reserve Fund Trigger Date"), a reserve fund (the "Reserve Fund") will be funded by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement to provide limited support for the Servicer's obligation to make Periodic Advances, as described above. In the event that, with respect to any Distribution Date occurring after the date on which the Reserve Fund is funded, the Servicer fails to make any Periodic Advance required to be made by it pursuant to the Pooling and Servicing Agreement, the Trustee will cause to be withdrawn from the Reserve Fund an advance in an amount equal to the least of (i) the Periodic Advance required to be made by the Servicer which the Servicer failed to make, (ii) the excess of (A) the sum for such Distribution Date of (x) the sum of the Class A Subclass Interest Accrual Amounts with respect to each Subclass of Class A Certificates, (y) the sum of the unpaid Subclass Interest Shortfall Amounts with respect to each Subclass of Class A Certificates and (z) the Class A Optimal Principal Amount (collectively, the "Class A Optimal Amount") over (B) the Pool Distribution Amount (determined without regard to any advance from the Reserve Fund on such Distribution Date) or (iii) an amount equal to the amount then in the Reserve Fund, less any reinvestment income or gain to be released from the Reserve Fund as described in the following paragraph (the "Reserve Fund Available Advance Amount"). The Pooling and Servicing Agreement will provide that any such advance made from the Reserve Fund will be reimbursed to the Reserve Fund if and to the extent that such reimbursement would be permitted under the Pooling and Servicing Agreement if such advance had been a Periodic Advance made by the Servicer. The Reserve Fund, if established, will not be a part of the Trust Estate.

    The Reserve Fund, if required, will be established as a trust account pursuant to a depository agreement (the "Depository Agreement") by and among a depository institution (the "Reserve Fund Depository"), the Servicer and the Trustee and will be held by the Reserve Fund Depository. Following the Reserve Fund Trigger Date, should such date occur, the Reserve Fund will be funded by the deposit with the Reserve Fund Depository of an amount in cash equal to (i)
   % of the outstanding principal balance of the Mortgage Loans as of the close of business on the Reserve Fund Trigger Date or (ii) such lesser amount as Moody's may specify (the "Reserve Fund Required Amount"). After the Reserve Fund Required Amount has been deposited in the Reserve Fund, no person will have any further obligation to deposit amounts in the Reserve Fund or to maintain the amounts in the Reserve Fund at that level even if at some future date amounts in the Reserve Fund fall below the Reserve Fund Required Amount as a result of unreimbursed advances made from the Reserve Fund or withdrawals permitted by Moody's. The amounts in the Reserve Fund may be invested in investments that will not cause the then current ratings of the Class A Certificates to be lowered by Moody's, and reinvestment income or gain will be released to the Servicer (or its designee) on each Distribution Date free and clear of any interest of the Trustee, the Reserve Fund Depository or any other person. After the Class A Principal Balance has been reduced to zero, any amounts in the Reserve Fund will be released to the Servicer (or its designee).

    An alternative method of limited support for the Servicer's obligation to make Periodic Advances may be provided, if such change does not cause the then current ratings of the Class A Certificates to be lowered by Moody's.]

[FOR SERIES WITH A FINANCIAL GUARANTY INSURANCE POLICY:
FINANCIAL SECURITY ASSURANCE INC.


    GENERAL. Financial Security Assurance Inc. ("Financial Security") is a monoline insurance company incorporated on March 16, 1984 under the laws of the State of New York. Financial Security received its New York State insurance license and commenced operations on September 23, 1985. Financial Security is licensed directly, or through its subsidiaries to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, and the United Kingdom.



    Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.



    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Holdings is owned approximately 50% by U S WEST Capital Corporation ("U S WEST"); 8% by Fund American Enterprises Holdings, Inc. ("Fund American"); and 6% by The Tokio

Marine and Fire Insurance Co., Ltd. ("Tokio Marine"). U S WEST is a subsidiary of U S WEST, Inc., which operates businesses involved in communications, data solutions, marketing services and capital assets, including the provision of telephone services in 14 states in the western and midwestern United States. Fund American is a financial services holding company whose principal operating subsidiary is one of the nation's largest mortgage servicers. Tokio Marine is a major Japanese property and casualty insurance company. U S WEST has announced its intention to dispose of its interest in Holdings as part of its strategic plan to withdraw from businesses not directly involved in telecommunications. Fund American has certain rights to acquire additional shares of Holdings from U S WEST and Holdings. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.



    On December 20, 1995, Capital Guaranty Corporation ("CGC") merged with a subsidiary of Holdings and Capital Guaranty Insurance Company ("CGIC"), CGC's principal operating subsidiary, became a wholly-owned subsidiary of Financial Security. CGIC was a financial guaranty insurer of municipal bonds in the domestic market.



    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100. At September 30, 1995, Financial Security and its subsidiaries had 167 employees.



    REINSURANCE. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by
Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.


    RATINGS OF CLAIMS-PAYING ABILITY. Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's Corporation, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


    CAPITALIZATION.    The  following  table sets  forth  the  capitalization of
Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1995 (in thousands):



                                                              SEPTEMBER 30, 1995
                                                              ------------------
                                                                 (UNAUDITED)
Unearned Premium Reserve (net of prepaid reinsurance
 premiums)..................................................       $216,931
                                                                 ----------
Shareholder's Equity:
  Common Stock..............................................         15,000
  Additional Paid-In Capital................................        497,506
  Unrealized Gain on Investments (net of deferred income
   taxes)...................................................          7,790
  Accumulated Earnings......................................         70,177
                                                                 ----------
Total Shareholder's Equity..................................       $590,473
                                                                 ----------
Total Unearned Premium Reserve and Shareholder's Equity.....       $807,404
                                                                 ----------
                                                                 ----------



    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of Financial Security and subsidiaries included as exhibits to the following documents, which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in the Registration Statement to which the Prospectus and this Prospectus Supplement form a part:



       (a)Annual Report on Form 10-K of Holdings for the year ended December 31, 1994, which Report included as an exhibit Financial Security's audited consolidated financial statements for the year ended December 31, 1994 and

       (b)Quarterly Report on Form 10-Q of Holdings for the period ended September 30, 1995, which Report included as an exhibit Financial
    Security's unaudited consolidated financial statements for the quarter ended September 30, 1995.


    All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    INSURANCE REGULATION. Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS A-LR AND CLASS M CERTIFICATES

    The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer, and the Class A-R and Class A-LR Certificates will contain a legend describing such restrictions.

    The Technical and Miscellaneous Revenue Act of 1988 amended the REMIC provisions of the Code to impose a tax on transfers of residual interests to Disqualified Organizations (as defined in the Prospectus). These changes will apply to transferors of the Class A-R or Class A-LR Certificate as well as holders of the Class A-R or Class A-LR Certificate that are Pass-Through Entities (as defined in the Prospectus). The Pooling and Servicing Agreement will provide that no legal or beneficial interest in either the Class A-R or Class A-LR Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization, is not purchasing such Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (I.E., as a broker, nominee, or other middleman thereof) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false. Further, such affidavit requires the transferee to affirm that it understands that it must take into account the taxable income relating to the Class A-R or Class A-LR Certificate, that it has no intention to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class A-R or Class A-LR Certificate and that it will not transfer the Class A-R or Class A-LR Certificate to any person or entity that it has reason to believe has the intention to impede the assessment or collection of such taxes.

    In addition, the Class A-R and Class A-LR Certificates may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of the Residual Certificates" in the Prospectus.

    Neither the Class A-R Certificate nor the Class A-LR Certificate may be purchased by or transferred to an ERISA Plan. Because the Class M Certificates are subordinated to the Class A Certificates, the Class M Certificates may not be purchased by or transferred to an ERISA Plan except upon the delivery of an opinion of counsel as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

REPORTS

    In addition to the applicable information specified in the Prospectus, the Servicer will include in the statement delivered to holders of Class A and Class M Certificates with respect to each Distribution Date the following information:
(i) the amount of such distribution allocable to interest, the amount of interest currently distributable on the Class A Certificates allocated to each Subclass and to the Class M Certificates, any Class A Subclass Interest Shortfall Amount arising with respect to each Subclass or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A
Subclass Interest Shortfall Amount with respect to each Subclass, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal,
(iii) the Class A Principal Balance, the Class M Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates after giving effect to the distribution of principal and the allocation of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, if any, (iv) the Adjusted Pool Amount and the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date, (v) the Class A Percentage and Class M Percentage for the following Distribution Date, and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. The statement delivered to holders of the Class A-10 Certificates will also include the Class A-10 Notional Amount and the weighted average Net Mortgage Interest Rate of the Mortgage Loans applicable to such Distribution Date minus %. The statement delivered to the holder of the Class A-LR Certificate will also include the Class A-LR Notional Amount. See "Servicing of the Mortgage Loans--Reports to Certificateholders" in the Prospectus.

    Copies of the foregoing  reports are available upon  written request to  the
Trustee   at  the  Corporate  Trust  Office.  See  "The  Pooling  and  Servicing
Agreement--Trustee" herein.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Class A and Class M Certificates, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Class A Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Class A and Class M Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Class A and Class M Certificates.

    The protection afforded to the holders of Class A Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates, the amounts of principal and interest due the Class A Certificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class M and Class B Certificates. The application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

    The protection afforded to the holders of Class M Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts of principal and interest due the Class M Certificateholders on each Distribution Date from the Pool Distribution Amount with respect to such date (after all required payments on the Class A Certificates have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Class B Certificates.

    The Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Class A Distribution Amount and the Class M Distribution Amount for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

  ALLOCATION OF LOSSES

    Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Class A Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, I.E., the date on which the Subordinated Percentage has been reduced to zero (the "Cross-Over Date"). Prior to such time, such
Realized Losses will be allocated first to the subclasses of Class B Certificates sequentially in their reverse numerical order, until the Class B Subclass Principal Balances of each such subclass have been reduced to zero, and then to the Class M Certificates until the Class M Principal Balance has been reduced to zero.

    The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Class then-outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class M Principal Balance and the Class B Subclass Principal Balances to equal the Adjusted Pool Amount.

    Allocations to the Class M Certificates or Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer does not advance and (iv) any interest shortfalls resulting from the timing of partial principal prepayments, will result from the priority of distributions first to the Class A Certificateholders and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "--Distributions."

    The principal portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then outstanding Class A Subclass Principal Balances and the interest portion of any Realized Loss occurring on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their Class A Subclass Interest Accrual Amounts. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates (any such losses so allocated to the Class A Certificates will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then outstanding Class A Subclass Principal Balances with respect to the principal portion of such losses and their Class A Subclass Interest Accrual Amounts with respect to the interest portion of such losses, and among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests). An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

    The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the applicable Class B Subclass Interest Accrual Amount, Class M Interest Accrual Amount or Class A Interest Accrual Amount.

    As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B Certificates. If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Class A Certificates on a particular Distribution Date (other than any portion thereof representing the difference between the Class A Percentage of the Scheduled Principal Balances of Liquidated Loans and the Class A Prepayment Percentage of such amounts), then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates will be entitled (I.E., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

    Special Hazard Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Special Hazard Termination Date. The "Special Hazard Termination Date" will be the date on which Special Hazard Losses exceed the Special Hazard Loss Amount (or, if earlier, the Cross-Over
Date). Upon initial issuance of the Series 199 - Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately %
(approximately $        ) of the Cut-Off Date Aggregate Principal Balance of the
Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B or Class M Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the
Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) % (or, if greater than %, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses".

    Fraud Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" will be the date on which Fraud Losses exceed the Fraud Loss Amount (or, if earlier, the Cross-Over Date). Upon initial issuance of the Series 199 - Certificates, the "Fraud Loss Amount" with respect
thereto will be equal to approximately     % (approximately  $         ) of  the
Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. On each Distribution Date thereafter, the Fraud Loss Amount will equal (X) prior to the first anniversary of the Cut-Off Date an amount equal to the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B or the Class M Certificates up to the related Determination Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B or the Class M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date up to the related Determination Date. After the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero and thereafter any Fraud Losses will be shared pro rata among the Class A, Class M and Class B Certificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

    Bankruptcy Losses will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates, but only prior to the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" will be the date on which Bankruptcy Losses exceed the Bankruptcy Loss Amount (or, if earlier, the Cross-Over Date). Upon initial issuance of the Series 199 - Certificates, the "Bankruptcy

Loss Amount"  with  respect  thereto  will  be equal  to  approximately        %
(approximately $ ) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B and Class M Certificates up to the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or Class M Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Moody's and [S&P] [Fitch] that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A and Class M Certificates by Moody's and [S&P] [Fitch]. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

    Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction.

    [Since  the initial  principal balance  of the  Class B  Certificates in the
aggregate will be approximately $          , the risk of Special Hazard  Losses,
Fraud Losses and Bankruptcy Losses will be borne by the Class B Certificates to a lesser extent (I.E., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their initial principal balance. See "The Trust Estates--Mortgage Loans--Representations and Warranties" and "--Insurance Policies," "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.]

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

    The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans originated or acquired by PHMC for its own account or for the account of an affiliate having original terms to stated maturity of approximately years, including loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans
are  expected to  include       promissory  notes, to  have an  aggregate unpaid
principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate  Principal
Balance")  of approximately  $             , to  be secured by  first liens (the
"Mortgages") on one- to four-family residential properties or Co-op Shares (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

    No Mortgage Loan is a Buy-Down Loan or a Subsidy Loan. See "The Trust Estates--Mortgage Loans" in the Prospectus. No Mortgage Loan was originated pursuant to PHMC's relocation mortgage program. See "PHMC-- Mortgage Loan Production Sources" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As of the Cut-Off  Date, each Mortgage  Loan is expected  to have an  unpaid
principal balance of not less than $      or more than $       , and the average
unpaid  principal balance of the Mortgage  Loans is expected to be approximately
$         . The  latest stated  maturity date of  any of the  Mortgage Loans  is
expected  to be                ; however, the  actual date on which any Mortgage
Loan is  paid in  full may  be  earlier than  the stated  maturity date  due  to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, of the
Mortgaged Properties, which  secure approximately        % of  the Cut-Off  Date
Aggregate Principal Balance of the Mortgage Loans, are expected to be owner occupied primary residences and of the Mortgaged Properties, which secure
approximately       % of  the Cut-Off  Date Aggregate  Principal Balance  of the
Mortgage Loans, are expected to be non-owner occupied or second homes. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate
    (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 199 - Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 199 - Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

    Set  forth  below   is  a   description  of   certain  additional   expected
characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATES                     LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: mort_rat]

As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately % per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the Servicing Fee rate of % per annum. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage
Loans is expected to be approximately     % per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)              LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: rem_mat]

As of the Cut-Off Date, the  weighted average remaining term to stated  maturity
of the Mortgage Loans is expected to be approximately    months.

                              YEARS OF ORIGINATION

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
YEAR OF ORIGINATION                         LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: yrs_org]

It  is expected that the earliest month  and year of origination of any Mortgage
Loan was         and the latest month and year of origination was         .

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
LOAN-TO-VALUE RATIO                         LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: loan_rat]

As of  the  Cut-Off  Date,  the minimum  and  maximum  Loan-to-Value  Ratios  at
origination  of  the Mortgage  Loans are  expected  to be        %  and       %,
respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately %. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. See "The Trust Estates--Mortgage Loans" in the Prospectus. It is expected that of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately % of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, were originated without primary mortgage insurance. See "PHMC-- Mortgage Loan Underwriting" in the Prospectus.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVELS                        LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: levels]

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "preferred processing," neither asset, income nor mortgage verifications were obtained. However, for all of the Mortgage Loans, verification of the borrower's employment, a credit report on the borrower and a property appraisal were obtained. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                ORIGINAL                  NUMBER OF       UNPAID         AGGREGATE
             MORTGAGE LOAN                MORTGAGE       PRINCIPAL       PRINCIPAL
           PRINCIPAL BALANCE                LOANS         BALANCE         BALANCE
          --------------------            ---------   ---------------  --------------


[Reserved for client file: mort_bal]

As  of the Cut-Off  Date, the average  unpaid principal balance  of the Mortgage
Loans is expected to  be approximately $         . As of  the Cut-Off Date,  the
weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately % and %, respectively. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
PROPERTY                                    LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: mort_pro]

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                          NUMBER OF       UNPAID         AGGREGATE
                                          MORTGAGE       PRINCIPAL       PRINCIPAL
STATE                                       LOANS         BALANCE         BALANCE
----------------------------------------  ---------   ---------------  --------------


[Reserved for client file: geo_mort]

No  more than approximately    % of the Cut-Off Date Aggregate Principal Balance
of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                      AGGREGATE    CUT-OFF DATE
                                          NUMBER OF    UNPAID       AGGREGATE
                                          MORTGAGE    PRINCIPAL     PRINCIPAL
ORIGINATOR                                  LOANS      BALANCE       BALANCE
----------------------------------------  ---------   ---------   --------------

[Reserved for client file: mort_loa]

It is expected that, as of the Cut-Off Date, two of the "Other Originators" will have accounted for approximately % and %, respectively, of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. See "PHMC--Mortgage Loan Production Sources" in the Prospectus.

                           PURPOSES OF MORTGAGE LOANS

                                                                  PERCENTAGE OF
                                                      AGGREGATE    CUT-OFF DATE
                                          NUMBER OF    UNPAID       AGGREGATE
                                          MORTGAGE    PRINCIPAL     PRINCIPAL
LOAN PURPOSE                                LOANS      BALANCE       BALANCE
----------------------------------------  ---------   ---------   --------------


[Reserved for client file: purp]

In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

    The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 199 - Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a
Mortgage Interest Rate no less than, and no more than one percent per annum greater than, that of the Mortgage Loan for which it is being substituted. Any such substitution may be made only upon receipt by the Trustee of an opinion of counsel or other satisfactory evidence that, among other things, such substitution will not subject the Trust Estate to tax or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC. See "Prepayment and Yield Considerations" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    The Seller may, in its sole discretion, repurchase any defaulted Mortgage Loan from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Trust Estates--Mortgage Loans--Optional Repurchases" in the Prospectus. The Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan by a borrower meeting PHMC's underwriting guidelines or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

              ORIGINATION, DELINQUENCY AND FORECLOSURE EXPERIENCE

LOAN ORIGINATION

    During  the years ended December 31, 199 , December 31, 199 and the   months
ended         , 199 , PHMC originated or  purchased, for its own account or  for the  account  of  an  affiliate, conventional  mortgage  loans  having aggregate
principal balances of  approximately $                  , $                  and
$            , respectively.

DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience on the conventional mortgage loans included in PHMC's mortgage loan servicing portfolio which were originated by PHMC for its own account or for the account of an affiliate or acquired by PHMC for its own account or for the account of an affiliate and underwritten to PHMC's underwriting standards (the "Program Loans"), on the Program Loans which are fixed interest rate mortgage loans ("Fixed Program Loans"), including, in both cases, mortgage loans originated in connection with the purchases of residences by relocated employees ("Relocation Mortgage Loans"), and on the Fixed Program Loans, other than Relocation Mortgage Loans ("Fixed Non-relocation Program Loans"). See "Description of the Mortgage Loans" herein and "The Trust Estates--Mortgage Loans" and "PHMC--General," "--Mortgage Loan Underwriting" and "--Servicing" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the recent experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans or Fixed Non-relocation Program Loans, each of which includes loans having a variety of payment characteristics, such as Subsidy Loans, Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate.

    Historically, Relocation Mortgage Loans, which constitute a significant percentage of the Mortgage Loans currently serviced by PHMC, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans and Fixed Program Loans. There can be no assurance that the future experience on the Mortgage Loans contained in the Trust Estate, all of which are fixed interest rate mortgage loans having original terms to stated maturity of years will be comparable, to that of the total Program Loans, the Fixed Program Loans or the Fixed Non-relocation Program Loans.

                              TOTAL PROGRAM LOANS

                                                            AS OF                   AS OF                   AS OF
                                                       DECEMBER 31, 199        DECEMBER 31, 199             , 199
                                                    ----------------------  ----------------------  ----------------------
                                                                BY DOLLAR               BY DOLLAR               BY DOLLAR
                                                     BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                                                    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                                    --------   -----------  --------   -----------  --------   -----------
                                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Program Loans..................             $                       $                       $
                                                    --------   -----------  --------   -----------  --------   -----------
                                                    --------   -----------  --------   -----------  --------   -----------
Period of Delinquency(1)
  30 to 59 days...................................             $                       $                       $
  60 to 89 days...................................
  90 days or more.................................
                                                    --------   -----------  --------   -----------  --------   -----------
Total Delinquent Loans............................             $                       $                       $
                                                    --------   -----------  --------   -----------  --------   -----------
                                                    --------   -----------  --------   -----------  --------   -----------
Percent of Portfolio..............................         %              %        %              %        %              %

                                                          AS OF               AS OF               AS OF
                                                     DECEMBER 31, 199    DECEMBER 31, 199         , 199
                                                    ------------------  ------------------  ------------------
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2)...................................  $                   $                   $
Foreclosure Ratio(3)..............................                    %                   %                   %


                                                        YEAR ENDED          YEAR ENDED         MONTHS ENDED
                                                     DECEMBER 31, 199    DECEMBER 31, 199         , 199
                                                    ------------------  ------------------  ------------------
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)................................  $                   $                   $
Net Gain (Loss) Ratio(5)..........................                    %                   %                   %

-------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                              FIXED PROGRAM LOANS

                                                            AS OF                   AS OF                   AS OF
                                                       DECEMBER 31, 199        DECEMBER 31, 199             , 199
                                                    ----------------------  ----------------------  ----------------------
                                                                BY DOLLAR               BY DOLLAR               BY DOLLAR
                                                     BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                                                    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                                    --------   -----------  --------   -----------  --------   -----------
                                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Program Loans............             $                       $                       $
                                                    --------   -----------  --------   -----------  --------   -----------
                                                    --------   -----------  --------   -----------  --------   -----------
Period of Delinquency(1)
  30 to 59 days...................................             $                       $                       $
  60 to 89 days...................................
  90 days or more.................................
                                                    --------   -----------  --------   -----------  --------   -----------
Total Delinquent Loans............................             $                       $                       $
                                                    --------   -----------  --------   -----------  --------   -----------
                                                    --------   -----------  --------   -----------  --------   -----------
Percent of Fixed Program Loan Portfolio...........         %              %        %              %        %              %

                                                          AS OF               AS OF               AS OF
                                                     DECEMBER 31, 199    DECEMBER 31, 199         , 199
                                                    ------------------  ------------------  ------------------
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2)...................................  $                   $                   $
Foreclosure Ratio(3)..............................                    %                   %                   %


                                                        YEAR ENDED          YEAR ENDED         MONTHS ENDED
                                                     DECEMBER 31, 199    DECEMBER 31, 199         , 199
                                                    ------------------  ------------------  ------------------
                                                                  (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)................................  $                   $                   $
Net Gain (Loss) Ratio(5)..........................                    %                   %                   %

                       FIXED NON-RELOCATION PROGRAM LOANS

                                                                                                                      AS OF
                                                                              AS OF                  AS OF           JUNE 30,
                                                                        DECEMBER 31, 199        DECEMBER 31, 199       199
                                                                      ---------------------  ----------------------  --------
                                                                                 BY DOLLAR               BY DOLLAR
                                                                       BY NO.    AMOUNT OF    BY NO.     AMOUNT OF    BY NO.
                                                                      OF LOANS     LOANS     OF LOANS      LOANS     OF LOANS
                                                                      --------   ----------  --------   -----------  --------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of
 Fixed Non-relocation Program Loans.................................             $                      $
                                                                      --------   ----------  --------   -----------  --------
                                                                      --------   ----------  --------   -----------  --------
Period of Delinquency(1)
  30 to 59 days.....................................................             $                      $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      --------   ----------  --------   -----------  --------
Total Delinquent Loans..............................................             $                      $
                                                                      --------   ----------  --------   -----------  --------
                                                                      --------   ----------  --------   -----------  --------
Percent of
 Fixed Non-relocation Program Loan Portfolio........................         %             %        %              %        %


                                                                       BY DOLLAR
                                                                       AMOUNT OF
                                                                         LOANS
                                                                      -----------

Total Portfolio of
 Fixed Non-relocation Program Loans.................................  $
                                                                      -----------
                                                                      -----------
Period of Delinquency(1)
  30 to 59 days.....................................................  $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      -----------
Total Delinquent Loans..............................................  $
                                                                      -----------
                                                                      -----------
Percent of
 Fixed Non-relocation Program Loan Portfolio........................             %

                                                                            AS OF               AS OF               AS OF
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).....................................................  $                   $                   $
Foreclosure Ratio(3)................................................                    %                   %                   %


                                                                          YEAR ENDED          YEAR ENDED         MONTHS ENDED
                                                                       DECEMBER 31, 199    DECEMBER 31, 199         , 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)..................................................  $                   $                   $
Net Gain (Loss) Ratio(5)............................................                    %                   %                   %

-------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

    The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The Seller believes that the changes in the delinquency, foreclosure and loan loss experience of PHMC's respective servicing portfolios during the periods set forth in the preceding tables may be attributable to factors such as those described above, although the Seller is unable to assess to what extent these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans contained in the Trust Estate may be particularly affected to the extent that the Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans."

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of distributions in reduction of the principal balance of any Subclass of the Class A Certificates and the Class M Certificates, the aggregate amount of distributions on any Subclass of the Class A Certificates and the Class M Certificates and the yield to maturity of any Subclass of the Class A Certificates and the Class M Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional repurchase by the Seller of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Optional Repurchase of Defaulted Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates-- Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed to the holders of Class A Certificates then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass of the Class A Certificates or the Class M Certificates or the aggregate amount of distributions on any Subclass of Class A Certificates or the Class M Certificates.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall significantly below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substa ntial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties and servicing decisions. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Class A and Class M Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty or (ii) the Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor meeting the Servicer's underwriting guidelines. See "Servicing of the Mortgage Loans-- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 199 - Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases a Class A or Class M Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Class M Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The yield to maturity on the Class M Certificates will be more sensitive than the Class A Certificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Class B Certificates, because the entire amount of such losses will be allocable to the Class M Certificates prior to the Class A Certificates, except as otherwise provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Class M Certificates. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Class B Certificates, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of Class M Certificates, because the entire amount of those delinquencies would be borne by the Class M Certificates prior to the Class A Certificates.

    The yield to maturity on the Offered Certificates and particularly on the Class M Certificates may be affected by the geographic concentration of the mortgaged properties securing the Mortgage Loans. In recent periods, California and several other regions in the United States have experienced significant declines in housing prices. In addition, California has recently experienced an earthquake, which may adversely affect property values. Any deterioration in
housing prices in California, and to a lesser extent              and the  other
states in which mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and in particular on the Class M Certificates.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Subclass of Class A Certificates or the Class M Certificates. An investor is urged to make an investment decision with respect to any Subclass of Class A Certificates or the Class M Certificates based on the anticipated yield to maturity to such Subclass of Class A Certificates or the Class M Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Subclass of Class A Certificates or the Class M Certificates are purchased at a discount or a premium and the degree to which the timing of payments on such Subclass or Class is sensitive to prepayments will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Class A or Class M Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Class M Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

    An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Class A or Class M Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Class A or Class M Certificate may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Class A or Class M Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

    As indicated under "Federal Income Tax Considerations" herein, the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will, and the Class A-LR Certificateholder's REMIC taxable income and the tax liability thereon may, exceed cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class A-R and the Class A-LR Certificates during any such period and no representation is made with respect thereto under any principal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R AND THE CLASS A-LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS.

    As referred to herein, the weighted average life of a Subclass of Class A Certificates and the Class M Certificates refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of each Subclass of the Class A Certificates and the Class M Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization or prepayments.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. Correspondingly, " % SPA" assumes prepayment rates equal to % of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Estate, as described above under "Description of the Mortgage Loans." The tables assume, among other things, that (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing
1, 199 , (iii) the Seller does not repurchase any Mortgage Loan, as described under "The Trust Estates--Mortgage Loans" in the Prospectus, and the Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (iv) principal prepayments on the Mortgage
Loans  will be received on the last day of each month commencing           , 199
at the respective constant percentages of SPA set forth in the tables and there are no Prepayment Interest Shortfalls and (v) each Mortgage Loan has an original term to maturity of years. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT RATE OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are expected to be included, as described herein. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates and initial principal balance of the Class M Certificates outstanding, the actual weighted average lives of the Subclasses of Class A Certificates and the Class M Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates and the principal balance of the Class M Certificates are reduced to zero.

    Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates and set forth the percentages of the initial Class A Subclass Principal Balance of each such Subclass, and, in the case of the Class M Certificates, of the initial principal balance of the Class M Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA.

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                              CLASS A-1
                         CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES
                               OF SPA
 DISTRIBUTION    -----------------------------------
     DATE         0%     %     %     %     %     %
---------------  -----------------------------------

[Reserved for client file: dec_a1]

                              CLASS A-2
                         CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES
                               OF SPA
 DISTRIBUTION    -----------------------------------
     DATE         0%     %     %     %     %     %
---------------  -----------------------------------
[Reserved for c
                  [Reserved for client file: dec_a2]

                               CLASS A-3
                          CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES
                                OF SPA
 DISTRIBUTION    -------------------------------------
     DATE         0%      %      %     %     %     %
---------------  -------------------------------------
[Reserved for c

                    [Reserved for client file: dec_a3]

                                CLASS A-4
                           CERTIFICATES AT THE
                          FOLLOWING PERCENTAGES
                                 OF SPA
 DISTRIBUTION    ---------------------------------------
     DATE         0%      %      %      %      %     %
---------------  ---------------------------------------
[Reserved for c

                      [Reserved for client file: dec_a4]

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                              CLASS A-5
                         CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES
                                OF SPA
 DISTRIBUTION    ------------------------------------
     DATE         0%      %     %     %     %     %
---------------  ------------------------------------

[Reserved for client file: dec_a5]

                               CLASS A-6
                          CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES
                                OF SPA
 DISTRIBUTION    -------------------------------------
     DATE         0%      %      %     %     %     %
---------------  -------------------------------------
[Reserved for c
                    [Reserved for client file: dec_a6]

                               CLASS A-7
                          CERTIFICATES AT THE
                         FOLLOWING PERCENTAGES
                                 OF SPA
 DISTRIBUTION    --------------------------------------
     DATE         0%      %      %      %     %     %
---------------  --------------------------------------
[Reserved for c

                     [Reserved for client file: dec_a7]

                                CLASS A-8
                           CERTIFICATES AT THE
                          FOLLOWING PERCENTAGES
                                 OF SPA
 DISTRIBUTION    ---------------------------------------
     DATE         0%      %      %      %      %     %
---------------  ---------------------------------------
[Reserved for c

                      [Reserved for client file: dec_a8]

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

 PERCENTAGE OF INITIAL CLASS A SUBCLASS PRINCIPAL BALANCE AND CLASS M PRINCIPAL
                            BALANCE OUTSTANDING FOR:

                              CLASS A-9
                         CERTIFICATES AT THE
                        FOLLOWING PERCENTAGES
                                OF SPA
 DISTRIBUTION    ------------------------------------
     DATE         0%      %     %     %     %     %
---------------  ------------------------------------

[Reserved for client file: dec_a9]

                         CLASS A-R AND A-LR
                        CERTIFICATES AT THE
                       FOLLOWING PERCENTAGES
                               OF SPA
 DISTRIBUTION    ----------------------------------
     DATE         0%    %     %     %     %     %
---------------  ----------------------------------
[Reserved for c
                 [Reserved for client file: dec_ar]

                                 CLASS M
                           CERTIFICATES AT THE
                          FOLLOWING PERCENTAGES
                                 OF SPA
 DISTRIBUTION    ---------------------------------------
     DATE         0%      %      %      %      %     %
---------------  ---------------------------------------
[Reserved for c

                       [Reserved for client file: dec_m]

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

    Interest on Mortgage Loans prepaid in full is accrued only to the date of such prepayment in full. Any interest shortfall with respect to prepayments in full will be offset only to the extent of the aggregate of the Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. Any excess of such shortfall above the Servicing Fees in any month will result in a pro rata reduction of interest distributable to the holders of each Subclass of Class A Certificates, the holders of the Class M Certificates and the holders of each subclass of the Class B Certificates. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments on the Mortgage Loans or from net liquidation proceeds in respect of Liquidated Loans will not be offset by Servicing Fees but will be allocated first to the Class B Certificates until the Class B Principal Balance has been reduced to zero, second to the Class M Certificates until the Class M Principal Balance has been reduced to zero and finally to the Subclasses of Class A Certificates. See "Description of the Certificates--Interest" herein and "Prepayment and Yield Considerations" in the Prospectus.

    Interest accrued on the Class A and Class M Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Class A Certificates and the Class M Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which the Class A and Class M Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

SENSITIVITY OF THE CLASS A-9 CERTIFICATES

    THE YIELD TO INVESTORS ON THE CLASS A-9 CERTIFICATES WILL BE SENSITIVE TO BOTH THE TIMING OF RECEIPT OF PREPAYMENTS AND THE OVERALL RATE OF PRINCIPAL PREPAYMENT ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-9 CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

    The following table indicates the sensitivity to various rates of prepayment on the Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class A-9 Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the assumptions described in clauses (i) through (v) of the paragraph beginning on page S- and on the further assumptions that (i) each
Class  A-9 Certificate will be purchased on            , 199 at a purchase price
equal to               % of the initial  principal balance thereof plus  accrued
interest  thereon from       1, 199 to (but not including)          , 199 , (ii)
the initial Class A Subclass Principal Balance of each Subclass of Class A Certificates (other than the Class A-10 Certificates) will be as set forth on the cover hereof and (iii) distributions to holders of Class A Certificates will be made on the 25th day of each month.

            SENSITIVITY OF THE CLASS A-9 CERTIFICATES TO PREPAYMENTS

                                                                                            PERCENTAGES OF SPA
                                                                        ----------------------------------------------------------
                                                                           0%        %         %         %         %         %
                                                                        --------  --------  --------  --------  --------  --------
Pre-Tax Yield (CBE)...................................................     %         %         %         %         %         %

    The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-9 Certificates, would cause the discounted present  value of  such assumed  stream  of cash  flows to  equal  an
assumed  purchase price for each Class A-9 Certificate equal to             % of
the initial principal balance thereof plus accrued interest and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-9 Certificates and consequently does not purport to reflect the return on any investment in Class A-9 Certificates when such reinvestment rates are considered.

    NOTWITHSTANDING THE ASSUMED PREPAYMENT RATES REFLECTED IN THE PRECEDING TABLE, IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME TIME. The Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields on the Class A-9 Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of SPA.

                        POOLING AND SERVICING AGREEMENT

GENERAL

    The Series 199 - Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Series 199 - Certificates (the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 199 - Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus. Distributions (other than the final distribution in retirement of the Class A Certificates of each Subclass and of the Class M Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate (other than a Class A-9 Certificate) evidencing at least a $5,000,000 initial principal balance, or any holder of a Class A-9 Certificate evidencing at least a $ initial principal balance, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Servicer, or the paying agent acting on behalf of the Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Class A and Class M Certificate will be made only upon presentation and surrender of such Class A or Class M Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Subclass or Class.

    Unless Definitive Certificates are issued as described above, the Servicer and the Trustee will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also receive distributions on the Book-Entry Certificates from the Trustee and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

    With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Series 199 - Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to the then applicable Class A Percentage, and the holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Series 199 - Certificates obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance and the holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 199 - Certificates. The aggregate Voting Interests of the Class A Certificates other than the Class A-10 Certificates, on any date will be % of the Class A Percentage on such date. The aggregate Voting Interest of the Class A-10 Certificates on any date will be % of the Class A Percentage on such date. The aggregate Voting Interests of each Subclass of Class A Certificates other than the Class A-10 Certificates on any date will be equal to the product of (a) % of the Class A Percentage on such date and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the aggregate Class A Subclass Principal Balance of the Class A Certificates other than the Class A-10 Certificates on such date. The aggregate Voting Interests of the Class M Certificates on any date will be 100% of the percentage described above for the Class M Certificates on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Subclass will have a Voting Interest in such Subclass equal to such holder's Percentage Interest in such Subclass. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE

    The  Trustee for the  Series 199 -   Certificates will be
          , a                              . The  Corporate Trust Office of  the
Trustee  is located at                                    . See "The Pooling and
Servicing Agreement--The Trustee" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee paid to the Servicer with respect to the servicing of each Mortgage Loan included in the Trust Estate underlying the Series 199 - Certificates and administrative services provided by it will be % per annum of the outstanding principal balance of each such Mortgage Loan. No Fixed Retained Yield (as defined in the Prospectus) will be retained with respect to any of the Mortgage Loans. See "Servicing of the Mortgage Loans-- Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer. The Servicer will pay all routine expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and the Lower-Tier REMIC will be allocated to the holders of the Class A-R Certificate and Class A-LR Certificate, respectively, who are individuals, estates, or trusts (whether such Certificates are held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. Unless and until applicable authority provides otherwise, the Seller intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore, as allocable to the holder of the Class A-LR Certificate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the Prospectus.

OPTIONAL TERMINATION

    At its option, the Servicer may purchase from the Trust Estate all remaining Mortgage Loans, and thereby effect early retirement of the Series 199 - Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than % of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will, generally, be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property in the Trust Estate and (ii) the fair market value of the Trust Estate's assets plus, in each case, accrued interest. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

    For federal income tax purposes, the Trust Estate will consist of two segregated asset groupings, which will each qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Lower-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class A-LR Certificate, which will be designated as the residual interest in the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will include the Mortgage Loans, together with the amounts held by the Servicer in a separate account in which collections on the Mortgage Loans will be deposited (the "Certificate Account"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mortgage Loans and any property which secured a Mortgage Loan which is acquired by foreclosure or deed in lieu of foreclosure.

    The second REMIC (the "Upper-Tier REMIC") will issue all Subclasses of the Class A Certificates other than the Class A-LR Certificate. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates and the Class M Certificates (collectively, the "Regular Certificates"), together with the Class A-10 Certificates and each subclass of the Class B Certificates, will be designated as regular interests in the Upper-Tier REMIC, and the Class A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC.

The regular interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier Certificates". The Class A-R and Class A-LR Certificates are "Residual Certificates" for purposes of the Prospectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount distributed to the holders of the Upper-Tier Certificates, payable from such separate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertificated Lower-Tier REMIC Regular Interests.

    The Offered Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

REGULAR CERTIFICATES

    The Regular Certificates generally will be treated as debt instruments for federal income tax purposes. Holders of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class
Certificates will be issued at a premium and that the Class A- and Class M Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes. Although not free from doubt, it is anticipated that the Class A- Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of principal and interest thereon over their issue price (including accrued interest), and the Seller intends to report income in respect of such Subclass of Certificates in this manner. Under this method, any "negative" amounts of original issue discount attributable to rapid prepayments would not be deductible currently, but most likely would be offset against future positive accruals of original issue discount, if any. Finally, the holder of a Class A- Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in the Class A- Certificate, assuming no further prepayments. The Class A-10 Certificates (not offered hereby) also will be treated as issued with original issue discount for federal income tax purposes.

    The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered DE MINIMIS, and that may be used by a holder of a Regular Certificate to amortize premium, will be calculated using
   % SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATES

    The holders of the Class A-R and Class A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in determining their federal taxable income. The Class A-R and Class A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON WILL, AND THE CLASS A-LR CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND TAX LIABILITY THEREON MAY, EXCEED CASH DISTRIBUTIONS TO SUCH HOLDERS DURING CERTAIN PERIODS, IN WHICH EVENT THE HOLDERS THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the holders of the Class A-R and Class A-LR Certificates, respectively, will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    Under proposed Treasury regulations (the "Proposed REMIC Regulations") released by the Internal Revenue Service on September 27, 1991, since the fair market value of the Class A-R and Class A-LR Certificates will not exceed 2% of the fair market value of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, the Class A-R and Class A-LR Certificates will not have "significant value," and thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under the Proposed REMIC Regulations, the Class A-R and Class A-LR Certificates will be considered to be a "noneconomic residual interests," with the result that transfers thereof will be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the

Class A-R and Class A-LR Certificates will require the transferee to state, among other things, that it has no intention to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class A-R or Class A-LR Certificate and that it will not transfer the Class A-R or Class A-LR Certificate to any person or entity that it has reason to believe has the intention to impede the assessment or collection of such taxes. Finally, the Class A-R and Class A-LR Certificates generally may not be transferred to persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R, Class A-LR and Class M Certificates" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the Prospectus.

    Under proposed Treasury regulations relating to original issue discount, the Lower-Tier REMIC Regular Interests would be treated as a single debt instrument for original issue discount purposes because they will be issued in a single transaction to a single holder (the Upper-Tier REMIC). Although there can be no assurance that final regulations will apply this aggregation rule to the Lower-Tier REMIC Regular Interests, the Servicer intends to calculate the taxable income (or net loss) of the Upper-Tier REMIC and Lower-Tier REMIC (and to report to the Class A-R and Class A-LR Certificateholders) by treating the Lower-Tier REMIC Regular Interests as a single debt instrument. A failure of the Lower-Tier REMIC Regular Interests to qualify as a single debt instrument for original issue discount purposes could have a material adverse impact on the timing of taxable income to the Class A-LR Certificateholder.

    An individual, trust or estate that holds the Class A-R or Class A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R or Class A-LR Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R or Class A-LR Certificate are unclear; any such transferee receiving such consideration should consult its tax advisors.

    [Legislation has been proposed that would generally treat all partners in a "large partnership" as Disqualified Organizations (as defined in the Prospectus), thus subjecting such a partnership to tax annually as a Pass-Through Entity (as defined in the Prospectus) on all of its excess inclusion income at the highest corporate rate. The legislation would also disallow 70% of any large partnership's miscellaneous itemized deductions, including the deductions for Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the Class A-R or Class A-LR Certificate, as the case may be, although the remaining deductions would not be subject to the applicable limitations at the partner level. A "large partnership" generally would include a partnership having 250 or more partners. This proposed legislation, which was to be effective for taxable years ending on or after December 31, 1992 was included in a Bill that was passed by Congress but vetoed by the President on March 20, 1992. Such legislation has been reintroduced and is pending in Congress. No prediction can be made regarding whether such legislation will be enacted. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates" and "--Limitations on Deduction of Certain Expenses" in the Prospectus.]

    DUE TO  THE  SPECIAL TAX  TREATMENT  OF RESIDUAL  INTERESTS,  THE  EFFECTIVE
AFTER-TAX   RETURN  OF  THE  CLASS  A-R  AND  CLASS  A-LR  CERTIFICATES  MAY  BE
SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R AND CLASS A-LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS.

    See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

    Neither the Class A-R Certificate nor the Class A-LR Certificate may be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of, and which is subject to the fiduciary duty rules of Title 1, Sections 401-414 of, the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), or Code Section 4975 or any person utilizing the assets of such employee benefit plan (an "ERISA Plan"). Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, acquisition or resale of the Class A-R or Class A-LR Certificate.

    In  addition, under  current law  the purchase  and holding  of the  Class M
Certificates by or on behalf of an ERISA Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975. Transfer of the Class M Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that it is not, and is not acting on behalf of, any such ERISA Plan or using the assets of any such ERISA Plan to effect such purchase or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of the Class M Certificates by or on behalf of such ERISA Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Servicer, the Seller or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. The Class M Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, acquisition or resale of the Class A-R, Class A-LR or Class M Certificates.

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. For example, unless exempted, investment by an ERISA Plan in the Offered Certificates may constitute a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

    [On               , 19   , the  DOL issued to  the Underwriter an individual
administrative exemption, Prohibited Transaction Exemption        ,   Fed.  Reg.
    (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates, other than the Class A-R, Class A-LR or Class M Certificates, by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates, other than the Class A-R, Class A-LR and Class M Certificates, is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").]

    Before purchasing an Offered Certificate, other than the Class A-R, Class A-LR or Class M Certificates, a fiduciary of an ERISA Plan should make its own determination as to the [availability of the exemptive relief provided in the Exemption or the] availability of any [other] prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Offered Certificates, other than the Class A-R, Class A-LR and Class M Certificates. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate, other than the Class A-R, Class A-LR and Class M Certificates, should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    [The  Offered  Certificates  constitute  "mortgage  related  securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Offered Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as certain Subclasses of the Class A Certificates or the Class M Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and whether certain restrictions may apply to investments in other Subclasses of the Class A Certificates or the Class M Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities.] [The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine, whether, and to what extent, the Offered Certificates will constitute legal investments for them.] Investors should consult with their own legal advisors in determining whether and to what extent Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                SECONDARY MARKET

    There will not be any market for the Offered Certificates offered hereby prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates.

                                  UNDERWRITING

    Subject to the terms and conditions  of the underwriting agreement dated  as
of            ,  199 (the "Underwriting  Agreement") among the  Seller, PHMC and
                            , as  underwriter (the  "Underwriter"), the  Offered
Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the
Offered  Certificates will be approximately           % of the initial aggregate
principal balance of the Offered Certificates, plus accrued interest thereon and on the aggregate initial principal balance of the Class A-10 Certificates at the
rate of    % per annum from       1, 199 to (but not including)          , 199 ,
before deducting expenses payable by the Seller. The Underwriter, which is [not] an affiliate of the Seller, has advised the Seller that the Underwriter has not allocated the purchase price paid to the Seller among the Subclasses or Classes of Offered Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Underwriting Agreement provides that the Seller and PHMC will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offered Certificates offered hereby will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriter by Brown & Wood, New York, New York.

[FOR SERIES WITH A FINANCIAL GUARANTY INSURANCE POLICY:

                                    EXPERTS


    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1994 and December 31, 1993, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, and given on the authority of that firm as experts in auditing and accounting.]


                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Offered Certificates offered hereby will be applied by the Seller to the purchase from PHMC of the Mortgage Loans represented by the Series 199 - Certificates. It is expected that PHMC will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of the Mortgage Loans underlying the Series 199 - Certificates.

                                    RATINGS

    It is a condition to the issuance of the Offered Certificates that each [Subclass] [Class] will have been rated ["Aaa" by [Moody's] and "AAA" by [S&P] [Fitch]] ["Aa2" by [Moody's] and "AA" by [S&P] [Fitch]] ["A" by [Moody's] [S&P] [and] [Fitch]] ["Baa" by [Moody's] [and] "BBB" by [S&P] [Fitch]]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    [The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal, issuer and tax-related aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.]

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS


TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Adjusted Pool Amount.....................................................  S-24
Adjusted Principal Distribution Amount...................................  S-30
Bankruptcy Coverage Termination Date.....................................  S-37
Bankruptcy Loss..........................................................  S-27
Bankruptcy Loss Amount...................................................  S-37
Beneficial Owner.........................................................  S-20
Book-Entry Certificates..................................................   S-2
Book-Entry Nominee.......................................................  S-34
Cede.....................................................................  S-20
Class A Certificates.....................................................  Cover
Class A Distribution Amount..............................................  S-23
Class A Optimal Principal Amount.........................................  S-26
Class A Percentage.......................................................  S-28
Class A Prepayment Percentage............................................  S-28
Class A Principal Balance................................................  S-24
Class A Principal Distribution Amount....................................  S-26
Class A Subclass Interest Accrual Amount.................................  S-23
Class A Subclass Interest Shortfall Amount...............................  S-26
Class A Subclass Principal Balance.......................................  S-24
Class A-10 Notional Amount...............................................  S-25
Class A-LR Notional Amount...............................................  S-25
Class B Certificates.....................................................  Cover
Class B Principal Balance................................................  S-24
Class B Subclass Interest Accrual Amount.................................  S-24
Class B Subclass Principal Balance.......................................  S-24
Class M Certificates.....................................................  Cover
Class M Distribution Amount..............................................  S-23
Class M Interest Accrual Amount..........................................  S-24
Class M Interest Shortfall Amount........................................  S-26
Class M Optimal Principal Amount.........................................  S-29
Class M Percentage.......................................................  S-29
Class M Prepayment Percentage............................................  S-29
Class M Principal Balance................................................  S-24
Class M Principal Distribution Amount....................................  S-29
Code.....................................................................  S-17
Cooperatives.............................................................  S-39
Co-op Shares.............................................................  S-39
Cross-Over Date..........................................................  S-36
Current Class B-1 Subordination Level....................................  S-30
Current Class M Subordination Level......................................  S-30
Cut-Off Date Aggregate Principal Balance.................................  S-39
Debt Service Reduction...................................................  S-27
Definitive Certificates..................................................  S-20
Depository Agreement.....................................................  S-32
Determination Date.......................................................  S-21
Distribution Date........................................................  S-21
DTC......................................................................   S-6
Enhancement Act..........................................................  S-61
ERISA....................................................................  S-17

TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Excess Bankruptcy Losses.................................................  S-38
Excess Fraud Losses......................................................  S-37
Excess Special Hazard Losses.............................................  S-37
Fitch....................................................................   S-5
Fixed Non-Relocation Program Loans.......................................  S-46
Fixed Program Loans......................................................  S-46
Fraud Coverage Termination Date..........................................  S-37
Fraud Loss...............................................................  S-27
Fraud Loss Amount........................................................  S-37
Indirect Participants....................................................  S-20
Liquidated Loan..........................................................  S-27
Liquidated Loan Loss.....................................................  S-27
Lower-Tier REMIC.........................................................   S-2
Lower-Tier REMIC Regular Interest........................................  S-58
Moody's..................................................................   S-5
Mortgage Loans...........................................................   S-2
Mortgaged Properties.....................................................  S-39
Mortgages................................................................  S-39
Net Foreclosure Profits..................................................  S-31
Net Mortgage Interest Rate...............................................  S-25
Non-Supported Interest Shortfall.........................................  S-25
Offered Certificates.....................................................   S-2
Original Class B-1 Subordination Level...................................  S-30
Original Class M Subordination Level.....................................  S-30
Original Subordinated Principal Balance..................................  S-28
Participants.............................................................  S-20
Percentage Interest......................................................  S-23
PHMC.....................................................................   S-2
Pool Distribution Amount.................................................  S-22
Pool Distribution Amount Allocation......................................  S-22
Pool Scheduled Principal Balance.........................................  S-28
Pooling and Servicing Agreement..........................................  S-57
Prepayment Interest Shortfalls...........................................  S-25
Program Loans............................................................  S-46
Realized Losses..........................................................  S-28
Record Date..............................................................  S-21
Regular Certificates.....................................................  S-58
Relocation Mortgage Loans................................................  S-46
REMIC....................................................................   S-2
Reserve Fund.............................................................  S-31
Reserve Fund Available Advance Amount....................................  S-32
Reserve Fund Depository..................................................  S-32
Reserve Fund Required Amount.............................................  S-32
Reserve Fund Trigger Date................................................  S-31
Rules....................................................................  S-20
Scheduled Principal Balance..............................................  S-27
Securities Act...........................................................  S-61
Seller...................................................................   S-2
Series 199 -  Certificates...............................................  Cover
Servicer.................................................................   S-5
S&P......................................................................   S-5
SPA......................................................................  S-52

TERM                                                                       PAGE
-------------------------------------------------------------------------  -----
Special Hazard Loss......................................................  S-27
Special Hazard Loss Amount...............................................  S-37
Special Hazard Termination Date..........................................  S-37
Subclass.................................................................  Cover
Subordinated Certificates................................................  Cover
Subordinated Percentage..................................................  S-28
Subordinated Prepayment Percentage.......................................  S-28
Trust Estate.............................................................   S-2
Underwriter..............................................................  S-62
Underwriting Agreement...................................................  S-62
Upper-Tier REMIC.........................................................   S-2

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR [UNDERWRITER]. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                                  ------------
                                     INDEX

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           -----
Table of Contents........................................................    S-4
Summary Information......................................................    S-5
Risk Factors and Special Considerations..................................   S-19
Description of the Certificates..........................................   S-20
Description of the Mortgage Loans........................................   S-39
Origination, Delinquency and Foreclosure
 Experience..............................................................   S-46
Prepayment and Yield Considerations......................................   S-50
Pooling and Servicing Agreement..........................................   S-57
Federal Income Tax Considerations........................................   S-58
ERISA Considerations.....................................................   S-60
Legal Investment.........................................................   S-61
Secondary Market.........................................................   S-62
Underwriting.............................................................   S-62
Legal Matters............................................................   S-62
[Experts.................................................................  S-63]
Use of Proceeds..........................................................   S-63
Ratings..................................................................   S-63
Index of Significant Prospectus Supplement
 Definitions.............................................................   S-64
Appendix A: Financial Statements of
           Financial Security

                                   PROSPECTUS

Reports..................................................................      2
Additional Information...................................................      2
Additional Detailed Information..........................................      2
Incorporation of Certain Information by
 Reference...............................................................      2
Table of Contents........................................................      3
Summary of Prospectus....................................................      7
Risk Factors and Special Considerations..................................     12
The Trust Estates........................................................     14
Description of the Certificates..........................................     23
Credit Support...........................................................     35
Prepayment and Yield Considerations......................................     39
The Seller...............................................................     41
SASCOR...................................................................     42
PHMC.....................................................................     42
Use of Proceeds..........................................................     49
Servicing of the Mortgage Loans..........................................     49
The Pooling and Servicing Agreement......................................     61
Certain Legal Aspects of the Mortgage Loans..............................     64
Certain Federal Income Tax Consequences..................................     70
ERISA Considerations.....................................................     93
Legal Investment.........................................................     97
Plan of Distribution.....................................................     98
Legal Matters............................................................     99
Rating...................................................................     99
Index of Significant Definitions.........................................    100

                                 $
                                 (APPROXIMATE)

                              THE PRUDENTIAL HOME
                              MORTGAGE SECURITIES
                                 COMPANY, INC.

                                     SELLER

                             MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 199 -

                                 --------------

                             PROSPECTUS SUPPLEMENT

                                 --------------

                                 [UNDERWRITER]

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED JANUARY 26, 1996
                           MULTIPLE SERVICER VERSION

                           $            (APPROXIMATE)

          THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. [LOGO]
                                     SELLER
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199 -
      PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN           199
                            ------------------------

The Series 199 - Mortgage Pass-Through Certificates (the "Series 199 - Certificates") will consist of two classes of senior certificates (the "Class A Certificates" and the "Class AP Certificates," respectively, and together, the "Senior Certificates") and two classes of subordinated certificates (the "Class M Certificates" and the "Class B Certificates," respectively, and together, the "Subordinated Certificates"). The Senior Certificates are entitled to a certain priority, relative to the Class M and Class B Certificates, in right of distributions on the Mortgage Loans. As between the Class M Certificates and the Class B Certificates, the Class M Certificates are entitled to a certain priority in right of distributions on the Mortgage Loans. The Class A Certificates will consist of six subclasses (each, a "Subclass") of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates. The Class AP and Class M Certificates will not be divided into subclasses. The Class B Certificates will consist of five subclasses of Certificates designated as the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, none of which is offered hereby. The Class A Certificates, the Class AP Certificates and the Class M Certificates are the only Series 199 - Certificates being offered hereby and are referred to herein collectively as the "Offered Certificates."

The credit enhancement for the Series 199 - Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates in the aggregate for at least nine years beginning on the first Distribution Date. See "Summary Information--Credit Enhancement " and "--Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" herein.

                                                        (CONTINUED ON NEXT PAGE)

PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS AND SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS
SUPPLEMENT ON PAGE S-  AND IN THE PROSPECTUS ON PAGE   .
                            ------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  INITIAL                                      INITIAL
                SUBCLASS OR                                  SUBCLASS OR
 SUBCLASS OR       CLASS                      SUBCLASS OR       CLASS
    CLASS        PRINCIPAL    PASS-THROUGH       CLASS        PRINCIPAL    PASS-THROUGH
 DESIGNATION    BALANCE (1)       RATE        DESIGNATION    BALANCE (1)       RATE
Class A-1....  $                    %        Class A-5....  $                    %
Class A-2....  $                    %        Class A-R....  $                    %
Class A-3....  $                    %        Class AP.....  $                   (2)
Class A-4....  $                    %        Class M......  $                    %

(1) Approximate. The initial Subclass or Class Principal Balances are subject to adjustment as described herein.

(2) The Class AP Certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

The  Offered Certificates  will be  purchased by                            (the
"Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Seller are
expected  to be approximately       % of the initial aggregate principal balance
of the Class A, Class AP and Class M Certificates plus accrued interest thereon, other than on an amount equal to the initial aggregate principal balance of the Class AP Certificates, before deducting expenses payable by the Seller estimated to be $ . The price to be paid to the Seller for the Class A, Class AP and Class M Certificates has not been allocated among the Class A, Class AP and Class M Certificates nor among the Subclasses of Class A Certificates. See "Underwriting" herein.

The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if accepted by the Underwriter and subject to certain conditions. It is expected that the Offered Certificates will be available for delivery through the facilities of The Depository Trust Company or, in the case of the Class A-R, Class AP and Class M Certificates, at the offices of
                        ,  New York, New York       ,  in each case, on or about
            , 199 .

                                 [UNDERWRITER]

The date of this Prospectus Supplement is             , 199 .

(CONTINUED FROM PREVIOUS PAGE)

The Series 199 - Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by The Prudential Home Mortgage Securities Company Inc. (the "Seller") and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having
original  terms to stated maturity of  approximately        years (the "Mortgage
Loans"), other than the Fixed Retained Yield described herein, together with certain related property. Certain of the Mortgage Loans may be secured primarily by shares issued by cooperative housing corporations. The servicing of the Mortgage Loans will be performed by various servicers identified herein (each, a "Servicer"), including The Prudential Home Mortgage Company, Inc. ("PHMC"), an affiliate of both the Seller and Securitized Asset Services Corporation (in its capacity as master servicer, the "Master Servicer," otherwise "SASCOR"), and will be supervised by the Master Servicer. The Mortgage Loans will be acquired by the Seller on the date of issuance of the Series 199 - Certificates from PHMC, and will have been originated by PHMC or acquired by PHMC from various entities (each, a "PHMC Loan Seller"). The Mortgage Loans not originated by PHMC were originated by the PHMC Loan Sellers or acquired by the PHMC Loan Sellers pursuant to mortgage loan purchase programs operated by such PHMC Loan Sellers. See "Description of the Mortgage Loans" herein. The Senior Certificates will
initially evidence in the aggregate an approximate       % undivided interest in
the  principal  balance of  the Mortgage  Loans. The  Class M  Certificates will
initially evidence in  the aggregate an  approximate         %  interest in  the
principal  balance of  the Mortgage Loans.  The remaining  approximate         %
undivided interest in the principal balance of the Mortgage Loans will be evidenced by the Class B Certificates.
Distributions in respect of interest and of principal will be made on the 25th day of each month or, if such day is not a business day, on the succeeding
business  day (each a "Distribution Date"), commencing in                 199  ,
to the holders of Offered Certificates, as described herein. The amount of interest accrued on any Subclass or Class of Offered Certificates (other than the Class AP Certificates) will be reduced by any prepayment interest shortfalls and certain other shortfalls in the collection of interest from mortgagors, as well as certain losses, as described herein under "Description of the Certificates--Interest." The Class AP Certificates are principal-only certificates and will not be entitled to distributions of interest. On any Distribution Date, the holders of the Class M Certificates will receive distributions of interest only if the holders of the Senior Certificates have received all amounts due them (other than the Class AP Deferred Amount) on such date. Distributions of principal to holders of the Class M Certificates will be made only after the holders of the Class AP Certificates have received the Class AP Deferred Amount and the holders of the Class M Certificates have received the amount of interest due them with respect to such Distribution Date. On any Distribution Date, the holders of a Subclass of Class B Certificates will receive distributions of interest only if the holders of the Senior Certificates and Class M Certificates and each subclass of Class B Certificates with a lower numerical designation have received all amounts of interest and of principal (other than the Class AP Deferred Amount) to which they are entitled on such date. Distributions of principal to holders of a subclass of Class B
Certificates will be made only after the Senior Certificates, the Class M Certificates and each subclass of Class B Certificates with a lower numerical designation have received all distributions to which they are entitled (including in the case of the Class AP Certificates, the Class AP Deferred Amount) and such Subclass has received the amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates on any Distribution Date will be allocated among the Subclasses of the Class A Certificates in the manner described herein under "Description of the Certificates--Principal (Including Prepayments)." Distributions to each Subclass or undivided Class of Offered Certificates will be made pro rata among Certificateholders of such Subclass or Class.
THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICULARLY THE CLASS AP CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, OR IN THE CASE OF THE CLASS AP CERTIFICATES, ON THE DISCOUNT MORTGAGE LOANS, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS AP CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS OF THOSE MORTGAGE LOANS WITH NET
MORTGAGE INTEREST RATES LESS THAN        % (THE "DISCOUNT MORTGAGE LOANS").  THE
YIELD TO MATURITY OF THE CLASS M CERTIFICATES WILL BE MORE SENSITIVE THAN THE SENIOR CERTIFICATES TO THE AMOUNT AND TIMING OF LOSSES DUE TO LIQUIDATIONS OF THE MORTGAGE LOANS, IN THE EVENT THAT THE CLASS B PRINCIPAL BALANCE HAS BEEN REDUCED TO ZERO. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST," "--PRINCIPAL (INCLUDING PREPAYMENTS)" AND "--SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

(CONTINUED FROM PREVIOUS PAGE)

The Offered  Certificates, other  than the  Class  A-R, Class  AP, and  Class  M
Certificates,   will  be  issued  only   in  book-entry  form  (the  "Book-Entry
Certificates"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.
The Offered Certificates may not be an appropriate investment for individual investors. Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any Subclass or Class of Offered Certificates would be an inappropriate investment for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. Each Subclass and Class of Offered Certificates is offered in the minimum denominations described herein under "Summary Information--Forms of Certificates; Denominations." It is intended that the Offered Certificates not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.
There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was purchased. THE CLASS M CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUST ADMINISTRATOR AND THE SELLER STATING EITHER
(A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT THE SOURCE OF FUNDS USED TO PURCHASE THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN OPINION OF COUNSEL AS PROVIDED IN THIS PROSPECTUS SUPPLEMENT. IN ADDITION, THE CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, A PERSON WHO IS NOT A "U.S. PERSON," (III) A PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR KNOWS OR HAS REASON TO KNOW WILL BE UNWILLING OR UNABLE TO PAY WHEN DUE FEDERAL, STATE OR LOCAL TAXES WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Class A-R and Class M Certificates" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.
An election will be made to treat the Trust Estate as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Class AP Certificates, the Class M Certificates and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
Certificates will constitute "regular interests" in the REMIC and the Class A-R Certificate will constitute the "residual interest" in the REMIC. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDER MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.
The Class A Certificates represent six Subclasses of a Class, and the Class AP and Class M Certificates each represent a Class, all of which are part of a separate Series of Certificates being offered by the Seller pursuant to the
Prospectus dated                 , 199  accompanying this Prospectus Supplement.
Any prospective investor should not purchase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.
UNTIL                  , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                                           PAGE
                                                                           -----
Summary Information......................................................    S-5
Risk Factors and Special Considerations..................................   S-22
  General................................................................   S-22
  Subordination..........................................................   S-22
  Book-Entry System for Certain Subclasses of Class A Certificates.......   S-22
  Recent Developments....................................................   S-22
Description of the Certificates..........................................   S-23
  Denominations..........................................................   S-23
  Definitive Form........................................................   S-23
  Book-Entry Form........................................................   S-23
  Distributions..........................................................   S-25
  Interest...............................................................   S-27
  Principal (Including Prepayments)......................................   S-31
    Calculation of Amount to be Distributed to the Class A
     Certificates........................................................   S-31
    Calculation of Amount to be Distributed to the Class AP
     Certificates........................................................   S-34
    Calculation of Amount to be Distributed to the Class M
     Certificates........................................................   S-35
    Allocation of Amount to be Distributed...............................   S-38
  Additional Rights of the Class A-R Certificateholder...................   S-38
  Periodic Advances......................................................   S-39
  [Financial Security Assurance Inc......................................   S-39]
  Restrictions on Transfer of the Class A-R and Class M Certificates.....   S-41
  Reports................................................................   S-42
  Subordination of Class M and Class B Certificates......................   S-42
    Allocation of Losses.................................................   S-43
Description of the Mortgage Loans........................................   S-47
  General................................................................   S-47
  Mortgage Loan Data.....................................................   S-50
  Mandatory Repurchase or Substitution of Mortgage Loans.................   S-57
  Optional Repurchase of Defaulted Mortgage Loans........................   S-57
  Mortgage Underwriting Standards........................................   S-57
PHMC Delinquency and Foreclosure Experience..............................   S-57
Prepayment and Yield Considerations......................................   S-62
  Sensitivity of the Class AP Certificates...............................   S-69
Pooling and Servicing Agreement..........................................   S-70
  General................................................................   S-70
  Distributions..........................................................   S-70
  Voting.................................................................   S-70
  Trustee................................................................   S-71
  Master Servicer........................................................   S-71
  Optional Termination...................................................   S-71
Servicing of the Mortgage Loans..........................................   S-72
  The Servicers..........................................................   S-72
  Custodial Accounts.....................................................   S-72
  Fixed Retained Yield; Servicing Compensation and Payment of Expenses...   S-73
  Servicer Defaults......................................................   S-74
Certain Recent Legal Developments Affecting Mortgage Loans...............   S-74
Federal Income Tax Considerations........................................   S-74
  Regular Certificates...................................................   S-75
  Residual Certificate...................................................   S-75
ERISA Considerations.....................................................   S-76
Legal Investment.........................................................   S-77
Secondary Market.........................................................   S-77
Underwriting.............................................................   S-78
Legal Matters............................................................   S-78
[Experts.................................................................   S-78]
Use of Proceeds..........................................................   S-78
Ratings..................................................................   S-78
Index of Significant Prospectus Supplement Definitions...................   S-80

                              SUMMARY INFORMATION

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"). CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. SEE "INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS" HEREIN AND "INDEX OF SIGNIFICANT DEFINITIONS" IN THE PROSPECTUS.


Title of Securities....  Mortgage  Pass-Through  Certificates,   Series  199   -
                         Certificates  (the "Series  199 -  Certificates" or the
                         "Certificates").
Seller.................  The Prudential Home  Mortgage Securities Company,  Inc.
                         (the "Seller")
Participant............  The  Prudential Home  Mortgage Company,  Inc. ("PHMC").
                         The Mortgage Loans that PHMC  sells to the Seller  will
                         either have been originated by PHMC or acquired by PHMC
                         from  various  entities (each,  a "PHMC  Loan Seller"),
                         which either originated the Mortgage Loans or  acquired
                         the  Mortgage Loans pursuant  to mortgage loan purchase
                         programs operated by the PHMC Loan Sellers. None of the
                         PHMC Loan Sellers is an affiliate of PHMC.
Servicing/Servicers....  PHMC and one  or more other  Servicers (comprising  the
                         PHMC Loan Sellers) approved by the Master Servicer will
                         provide  customary servicing functions  with respect to
                         the Mortgage  Loans  pursuant to  Servicing  Agreements
                         assigned  to the Trust Estate. Servicers servicing more
                         than     %  of  the  Mortgage  Loans  by  Cut-off  Date
                         Aggregate Principal Balance are PHMC and
                                       .  Among other things,  the Servicers are
                         obligated  under  certain   circumstances  to   advance
                         delinquent  payments  of  principal  and  interest with
                         respect to the  Mortgage Loans. Each  of the  Servicers
                         will  be entitled to  (i) a monthly  Servicing Fee with
                         respect to each  Mortgage Loan it  services payable  on
                         each Distribution Date that is expressed as one-twelfth
                         of  a  fixed  percentage per  annum  multiplied  by the
                         Scheduled Principal Balance  of such  Mortgage Loan  on
                         the  first  day of  the preceding  Due Period  and (ii)
                         other  additional   servicing  compensation   described
                         herein. The weighted average of the Servicing Fee Rates
                         is  expected to be approximately    % as of the Cut-Off
                         Date. See "Servicing of the Mortgage Loans" herein  and
                         in the Prospectus.
Master Servicer........  Securitized Asset Services Corporation (in its capacity as  master servicer, the  "Master Servicer"; otherwise,
                         "SASCOR"). SASCOR is a direct, wholly owned  subsidiary
                         of  PHMC and is an affiliate  of the Seller. The Master
                         Servicer will (a) provide administrative services  with
                         respect to the Certificates and monitor certain aspects
                         of  the servicing  of the  Mortgage Loans,  (b) provide
                         certain reports to the  Trustee regarding the  Mortgage
                         Loans  and the Certificates, (c)  make advances, to the
                         extent described herein, with  respect to the  Mortgage
                         Loans  if a Servicer  fails to make  a required advance
                         and (d) cause the Mortgage Loans to be serviced in  the
                         event  that a  Servicer is  terminated and  a successor
                         Servicer is not appointed. The Master Servicer will  be
                         entitled  to (i)  a monthly  Master Servicing  Fee with
                         respect  to  each  Mortgage   Loan,  payable  on   each
                         Distribution Date, in an amount equal to one-twelfth of
                         a   fixed  percentage  per   annum  multiplied  by  the
                         Scheduled Principal Balance  of such  Mortgage Loan  on
                         the  first  day of  the  preceding month  and  (ii) any
                         interest  earned  on  funds  in  the  Master   Servicer
                         Custodial  Account.  See  "The  Pooling  and  Servicing
                         Agreement--The Master Servicer"  herein and  "Servicing
                         of  the  Mortgage  Loans--The Master  Servicer"  in the
                         Prospectus.

Trustee................  , a national banking  association (the "Trustee").  See
                         "Pooling  and  Servicing  Agreement--Trustee"  in  this
                         Prospectus Supplement.
Rating of
  Certificates.........  It is a condition to the  issuance of the Series 199  -
                         Certificates  offered by this Prospectus Supplement and
                         the Prospectus that they shall have been rated  [["Aaa"
                         by  Moody's Investors Service, Inc. ("Moody's")] ["AAA"
                         by [Fitch Investors  Service, L.P.  ("Fitch")] [Duff  &
                         Phelps  Credit  Rating Co.  ("DCR")]] [and]  ["AAA" and
                         "AAAr" by Standard and  Poor's ("S&P")]] and [["Aa"  by
                         Moody's]  ["AA" by  [Fitch] [DCR] [S&P]]  [and] ["A" by
                         [Moody's]  [Fitch]  [DCR]   [S&P]]  [and]  [["Baa"   by
                         Moody's]  ["BBB" by [Fitch] [DCR] [S&P]. The ratings by
                         [Moody's] [Fitch] [DCR]  [S&P] are not  recommendations
                         to  buy,  sell or  hold  such certificates  and  may be
                         subject to revision  or withdrawal at  any time by  the
                         assigning rating agency. The ratings do not address the
                         possibility  that,  as  a result  of  principal prepay-
                         ments, holders of such certificates may receive a lower
                         than anticipated yield.  See "--Effects of  Prepayments
                         on Investment Expectations" below and "Ratings" in this
                         Prospectus Supplement.
Description of
  Certificates.........  The Series 199 - Certificates will consist of the Class
                         A  Certificates, the Class AP Certificates, the Class M
                         Certificates and the Class B Certificates. The Class  A
                         and  Class AP Certificates represent a type of interest
                         referred to in the Prospectus as "Senior  Certificates"
                         and  the Class M  and Class B  Certificates represent a
                         type of  interest  referred  to in  the  Prospectus  as
                         "Subordinated   Certificates."  As  these  designations
                         suggest, the  Senior  Certificates are  entitled  to  a
                         certain  priority, relative to the  Class M and Class B
                         Certificates, in right of distributions on the mortgage
                         loans underlying  the Series  199 -  Certificates  (the
                         "Mortgage  Loans"). As between the Class M Certificates
                         and the Class B Certificates, the Class M  Certificates
                         are   entitled  to  a  certain  priority  in  right  of
                         distributions on the Mortgage Loans. See
                         "--Distributions of Principal and Interest" below.
                         The Senior Certificates will initially evidence in  the
                         aggregate  an  approximate           % interest  in the
                         principal balance of  the Mortgage Loans.  The Class  M
                         Certificates  will initially evidence  in the aggregate
                         an approximate           %  interest in  the  principal
                         balance   of   the   Mortgage   Loans.   The  remaining
                         approximate        % interest in the principal  balance
                         of  the Mortgage Loans will be evidenced by the Class B
                         Certificates. The Class  AP Certificates will  evidence
                         an  interest in  portions of the  principal balances of
                         Mortgage Loans that have  Net Mortgage Interest  Rates,
                         as  defined on page S-       ,  less than        % (the
                         "Discount Mortgage  Loans"), such  initial interest  in
                         the  aggregate  representing an  approximate          %
                         interest by  principal balance  of the  Mortgage  Loans
                         (the  "Pool Balance (Class  AP Portion)"). In addition,
                         the Class AP Certificates will represent an approximate
                               % initial interest  in the  principal balance  of
                         the   Discount  Mortgage   Loans.  By   virtue  of  the
                         subordination of the Class M and Class B  Certificates,
                         it  is possible that the Class AP Certificates may also
                         receive support from certain payments made with respect
                         to the other  Mortgage Loans in  the Trust Estate.  The
                         Class A, Class M and Class B Certificates will evidence
                         the  entire remaining interest in the principal balance
                         of the Mortgage Loans (the "Pool Balance (Classes A/M/B
                         Portion)"). Initially,  the Class  A Certificates  will
                         evidence  in  the aggregate  an approximate           %
                         (approximately $           ) undivided interest in  the
                         initial Pool Balance (Classes A/M/B Portion); the Class
                         M  Certificates  will  evidence  in  the  aggregate  an
                         approximate         %  (approximately $               )
                         undivided interest in the initial

                         Pool  Balance (Classes A/M/B Portion);  and the Class B
                         Certificates  will   evidence  in   the  aggregate   an
                         approximate        % (approximately  $      ) undivided
                         interest in the initial Pool Balance(Classes A/M/B Por-
                         tion). The  relative  interests  in  the  initial  Pool
                         Balance  (Classes  A/M/B  Portion)  represented  by the
                         Class A, Class M and  Class B Certificates are  subject
                         to  change  over time  because of  the disproportionate
                         allocation of certain unscheduled principal payments to
                         the Class A Certificates for a specified period and the
                         allocation of  certain  losses and  certain  shortfalls
                         first  to the Class B Certificates in reverse numerical
                         order, and then to the  Class M Certificates, prior  to
                         the  allocation of  such losses  and shortfalls  to the
                         Class A Certificates, as discussed in  "--Distributions
                         of  Principal and Interest"  and "--Credit Enhancement"
                         below.
                         The Class A Certificates will consist of six subclasses
                         designated as  the Class  A-1,  Class A-2,  Class  A-3,
                         Class  A-4, Class  A-5 and Class  A-R Certificates. The
                         Class AP Certificates are a separate class and are  not
                         a  subclass of the  Class A Certificates.  The Class AP
                         and Class  M  Certificates  will not  be  divided  into
                         subclasses.  The Class  B Certificates  will consist of
                         five subclasses,  designated as  the Class  B-1,  Class
                         B-2,  Class B-3,  Class B-4 and  Class B-5 Certificates
                         which are not  offered hereby  and may  be retained  or
                         sold by the Seller. The Class A Certificates, the Class
                         AP  Certificates  and  the  Class  M  Certificates  are
                         referred  to  in  this  Prospectus  Supplement  as  the
                         "Offered Certificates."
                         The Offered Certificates have the approximate aggregate
                         initial  principal balances  set forth on  the cover of
                         this Prospectus Supplement. Any difference between  the
                         aggregate  principal balance  of the Class  A, Class AP
                         and Class M Certificates as of the date of issuance  of
                         the  Series  199  -  Certificates  and  the approximate
                         initial aggregate principal balance of such  subclasses
                         and  classes as of the  date of this Prospectus Supple-
                         ment will not, with respect to the Senior Certificates,
                         exceed 5% of the initial aggregate principal balance of
                         the Class A and Class AP Certificates as stated on  the
                         cover  of this Prospectus  Supplement and, with respect
                         to the Class M Certificates,  will depend on the  final
                         subordination levels for the Series 199 - Certificates.
                         Any  difference allocated  to the  Class A Certificates
                         will be allocated to one  or more of the Subclasses  of
                         Class   A  Certificates,  other   than  the  Class  A-R
                         Certificate, and to the Class AP Certificates.
Forms of Certificates; Denominations . . The Offered  Certificates  will  be  issued  either  in book-entry  form or  in fully  registered, certificated
                         form ("Definitive Certificates").  The following  table
                         sets  forth the original  certificate form, the minimum
                         denomination and  the incremental  denomination of  the
                         Offered  Certificates. The Offered Certificates are not
                         intended  to  be   directly  or   indirectly  held   or
                         beneficially  owned in amounts  lower than such minimum
                         denominations.

                  FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                ORIGINAL CERTIFICATE     MINIMUM       INCREMENTAL
           SUBCLASS                     FORM           DENOMINATION    DENOMINATION
------------------------------  --------------------  --------------   ------------
Classes A-1, A-2, A-3, A-4 and
 A-5..........................  Book-Entry            $   100,000       $1,000
Class A-R.....................  Definitive            $                    N/A
Class AP......................  Definitive            $   100,000       $    1(1)
Class M.......................  Definitive            $   100,000       $1,000

------------
(1) In order to aggregate the original principal balance of such Subclass, one certificate will be issued with an incremental denomination of less than that shown.

--------------------------------------------------------------------------------

                         BOOK-ENTRY FORM.  The Offered Certificates, other  than
                         the  Class A-R, Class AP and Class M Certificates, will
                         be issued in book-entry form, through the facilities of
                         The   Depository   Trust    Company   ("DTC").    These
                         Certificates  are  referred  to  collectively  in  this
                         Prospectus Supplement as the "Book-Entry Certificates."
                         An investor in  a subclass  of Book-Entry  Certificates
                         will  not receive  a physical  certificate representing
                         its ownership interest in such Book-Entry Certificates,
                         except  under  extraordinary  circumstances  which  are
                         discussed   in   "Description  of   the  Certificates--
                         Definitive  Form"   in  this   Prospectus   Supplement.
                         Instead,  DTC  will  effect payments  and  transfers by
                         means of its electronic recordkeeping services,  acting
                         through  certain participating  organizations. This may
                         result in certain delays in receipt of distributions by
                         an investor and may  restrict an investor's ability  to
                         pledge  its securities. The rights  of investors in the
                         Book-Entry Certificates may generally only be exercised
                         through DTC  and its  participating organizations.  See
                         "Description  of the Certificates--Book- Entry Form" in
                         this Prospectus Supplement.
                         DEFINITIVE FORM.  The Class  A-R, Class AP and Class  M
                         Certificates   will  each   be  issued   as  Definitive
                         Certificates.  See   "Description   of   the   Certifi-
                         cates--Denominations"  and "--Definitive  Form" in this
                         Prospectus Supplement.
Mortgage Loans.........  MORTGAGE LOAN DATA.  The Mortgage Loans, which are  the source  of distributions to holders of the Series 199 -
                         Certificates,  will  consist  of  conventional,   fixed
                         interest  rate, monthly pay,  fully amortizing, one- to
                         four-family, residential first  mortgage loans,  having
                         original  terms  to  stated  maturity  of approximately
                         years, which may include loans secured by shares issued
                         by cooperative housing corporations. The Mortgage Loans
                         are expected  to have  the further  specifications  set
                         forth  in  the following  table  and under  the heading
                         "Description of the Mortgage Loans" in this  Prospectus
                         Supplement.

SELECTED MORTGAGE LOAN DATA(2)
(AS OF THE CUT-OFF DATE)
Cut-Off Date:                           1, 199
Number of Mortgage Loans:
Aggregate Unpaid Principal Balance(1):  $
Range of Unpaid Principal Balances(1):  $      to $
Average Unpaid Principal Balance(1):    $
Range of Mortgage Interest Rates:       % to       %
Weighted Average Mortgage Interest
Rate(1):                                %
Range of Remaining Terms to Stated
Maturity:                               months to    months
Weighted Average Remaining Term to
Stated Maturity(1):                     months
Range of Original Loan-to-Value
Ratios(1):                              % to     %
Weighted Average Original
Loan-to-Value Ratio(1):                 %
Geographic Concentration of Mortgaged
Properties
  Securing Mortgage Loans in Excess of
5% of the
  Aggregate Unpaid Principal
Balance(1):                             [States]               %

Maximum Five-Digit Zip Code
Concentration(1):                       %

------------
(1) Approximate.
(2) Information concerning the Discount Mortgage Loans is set forth under "Description of the Mortgage Loans--General."
--------------------------------------------------------------------------------

                         CHANGES TO POOL.   A  number of Mortgage  Loans may  be
                         removed  from the pool,  or a substitution  may be made
                         for certain Mortgage Loans, in advance of the  issuance
                         of  the Series 199 - Certificates (which is expected to
                         occur on or about         , 199 ) (the "Closing Date").
                         Any of such  Mortgage Loans  may be  excluded from  the
                         Trust  Estate (i)  as a result  of principal prepayment
                         thereof  in  full   or  (ii)   if,  as   a  result   of
                         delinquencies  or otherwise, the Seller otherwise deems
                         such exclusion necessary or desirable. In either event,
                         other Mortgage  Loans  may  be included  in  the  Trust
                         Estate.  This may result  in changes in  certain of the
                         pool characteristics set forth  in the table above  and
                         elsewhere  in this Prospectus  Supplement. In the event
                         that any of the characteristics as of the Cut-Off  Date
                         of  the Mortgage Loans that constitute the Trust Estate
                         on the date  of initial  issuance of the  Series 199  -
                         Certificates   vary  materially  from  those  described
                         herein,  revised  information  regarding  the  Mortgage
                         Loans  will  be  made available  to  purchasers  of the
                         Offered Certificates on or  before such issuance  date,
                         and a Current Report on Form 8-K containing such infor-
                         mation  will be filed with  the Securities and Exchange
                         Commission within 15 days following such issuance date.
                         See  "Description  of  the  Mortgage  Loans"  in   this
                         Prospectus Supplement.
                         Subsequent   to  the  issuance  of  the  Series  199  -
                         Certificates, certain  Mortgage  Loans may  be  removed
                         from  the  pool  through repurchase  or,  under certain
                         circumstances, through substitution  by the Seller,  if
                         the  Mortgage  Loans are  discovered to  have defective
                         documentation or if  they otherwise do  not conform  to
                         the    standards    established    by    the   Seller's

                         representations and warranties concerning the  Mortgage
                         Loans. See "Description of the Mortgage
                         Loans--Mandatory Repurchase or Substitution of Mortgage
                         Loans" in this Prospectus Supplement.
Optional Termination...  The  Master  Servicer is  entitled, subject  to certain conditions relating to the  then-remaining size of  the
                         pool, to purchase all outstanding Mortgage Loans in the
                         pool  and thereby effect early retirement of the Series
                         199  -   Certificates.  See   "Pooling  and   Servicing
                         Agreement--Optional  Termination"  in  this  Prospectus
                         Supplement.
Underwriting
 Standards.............  Approximately          %  (by  Cut-Off  Date  Aggregate
                         Principal  Balance)  of the  Mortgage Loans  (the "PHMC
                         Underwritten  Loans")  were  generally  originated   in
                         conformity  with PHMC's  underwriting standards applied
                         either by PHMC or by eligible originators to whom  PHMC
                         had  delegated all  underwriting functions.  In certain
                         instances, exceptions to PHMC's underwriting  standards
                         may  have been granted by PHMC to such originators. See
                         "Underwriting  of   the   Mortgage   Loans--PHMC   Loan
                         Production   and   Underwriting"  in   the  Prospectus.
                         Approximately        % and         % (by  Cut-Off  Date
                         Aggregate Principal Balance) of the Mortgage Loans (the
                         "Pool Certification Underwritten Loans") will have been
                         reviewed   by   General  Electric   Mortgage  Insurance
                         Corporation ("GEMICO") or  United Guaranty  Residential
                         Insurance  Company  ("UGRIC"), respectively,  to ensure
                         compliance with their respective credit, appraisal  and
                         underwriting   standards.  Neither  the  Series  199  -
                         Certificates nor  the  Mortgage Loans  are  insured  or
                         guaranteed  under  a  mortgage  pool  insurance  policy
                         issued by  GEMICO  or  UGRIC.  The  Pool  Certification
                         Underwritten   Loans  were  evaluated   by  PHMC  using
                         enhanced credit  scoring ("ECS")  as described  in  the
                         Prospectus  under  "PHMC--Mortgage  Loan  Underwriting"
                         and, based on  the ECS scores  of such Mortgage  Loans,
                         some  of  such Mortgage  Loans were  re-underwritten by
                         PHMC. The remaining approximate     % (by Cut-Off  Date
                         Aggregate Principal Balance) of the Mortgage Loans (the
                         "Bulk  Purchase Underwritten Loans")  were purchased by
                         PHMC from  one  or  more PHMC  Loan  Sellers  and  were
                         underwritten  using  underwriting  standards  which may
                         vary from PHMC's underwriting standards. However,  PHMC
                         has  in each  case reviewed  the underwriting standards
                         applied and  determined  that such  variances  did  not
                         depart  materially from  PHMC's underwriting standards.
                         See  "Description  of   the  Mortgage   Loans--Mortgage
                         Underwriting Standards" in this Prospectus Supplement.
Distributions of Principal and Interest . DISTRIBUTIONS  IN GENERAL.  Distributions on the Series
                         199 - Certificates will be made on the 25th day of each
                         month, or, if such  day is not a  business day, on  the
                         succeeding  business day (each such date is referred to
                         in  this  Prospectus  Supplement  as  a   "Distribution
                         Date"),  commencing in        199, to holders of record
                         at the close of  business on the  last business day  of
                         the  preceding  month. In  the  case of  the Book-Entry
                         Certificates, the holder of record will be DTC.
                         The  amount   available   for   distribution   on   any
                         Distribution  Date is  primarily a function  of (i) the
                         amount remitted by mortgagors of the Mortgage Loans  in
                         payment  of their  scheduled installments  of principal
                         and interest, (ii)  the amount of  prepayments made  by
                         the  mortgagors and (iii) proceeds from liquidations of
                         defaulted Mortgage Loans.
                         On any Distribution  Date, holders of  the Class A  and
                         Class  AP Certificates will be  entitled to receive all
                         amounts   due   them   (other   than   the   Class   AP

                         Deferred  Amount, as defined  on page S-   ) before any
                         distributions are made  to holders of  the Class M  and
                         Class  B  Certificates on  that Distribution  Date. The
                         Class AP Certificates will  be entitled to receive  the
                         Class AP Deferred Amount as described below. The amount
                         that is available to be distributed on any Distribution
                         Date  will  be  allocated  first  to  pay  interest due
                         holders of the  Class A Certificates  and then, if  the
                         amount available for distribution exceeds the amount of
                         interest  due holders  of the Class  A Certificates, to
                         reduce the outstanding principal balances of the  Class
                         A  and  Class AP  Certificates.  The likelihood  that a
                         holder of a particular subclass of Class A Certificates
                         will   receive   principal    distributions   on    any
                         Distribution  Date will depend on the priority in which
                         such subclass is  entitled to principal  distributions,
                         as  set  forth under  the  heading "Description  of the
                         Certificates--Principal (Including
                         Prepayments)--Allocation of Amount  to be  Distributed"
                         and  "--Calculation of Amount to  be Distributed to the
                         Class A Certificates" in this Prospectus Supplement.
                         After all  amounts due  on  the Class  A and  Class  AP
                         Certificates  (other than the Class AP Deferred Amount)
                         have  been   paid,  the   amount  remaining   will   be
                         distributed,  in the  following order,  to (i)  pay any
                         Class AP Deferred Amount  first from amounts  otherwise
                         distributable as principal on the subclasses of Class B
                         Certificates  in reverse  numerical order  (I.E., first
                         from amounts  otherwise distributable  as principal  on
                         the Class B-5 Certificates, then from amounts otherwise
                         distributable   as   principal   on   the   Class   B-4
                         Certificates,  and  so  on),  and  then  from   amounts
                         otherwise  distributable  as principal  on the  Class M
                         Certificates, (ii) pay interest  due to the holders  of
                         the  Class M  Certificates, (iii) pay  principal due to
                         the holders  of  the  Class  M  Certificates  less  any
                         amounts  used to pay  the Class AP  Deferred Amount and
                         (iv) pay  with  respect to  each  subclass of  Class  B
                         Certificates  sequentially in  numerical order interest
                         due and then principal due to the holders of each  such
                         subclass  of Class B Certificates before any subclasses
                         of Class B  Certificates with  higher numerical  desig-
                         nations  receive any payments in respect of interest or
                         principal, provided that the principal due any subclass
                         will be reduced by any amount used to pay the Class  AP
                         Deferred Amount. See "Description of the Certificates--
                         Distributions" in this Prospectus Supplement.
                         If  any  mortgagor  is  delinquent  in  the  payment of
                         principal or interest on a Mortgage Loan in any  month,
                         the  respective  Servicer is  required to  advance such
                         payment  unless  such  Servicer  determines  that   the
                         delinquent  amount  will  not  be  recoverable  by such
                         Servicer from insurance proceeds, liquidation  proceeds
                         or  other recoveries on the  related Mortgage Loan. The
                         Master  Servicer  or  the   Trustee  may,  in   certain
                         circumstances, be required to make such advances upon a
                         Servicer's  default on  its obligation  to advance. See
                         "Description of the Certificates--Periodic Advances" in
                         this Prospectus Supplement.
                         INTEREST DISTRIBUTIONS.    The amount  of  interest  to
                         which  holders  of each  class  or subclass  of Offered
                         Certificates, other  than  the Class  AP  Certificates,
                         will  be entitled each month is calculated based on the
                         outstanding  principal   balance  of   such  class   or
                         subclass, as of the related Distribution Date. Interest
                         will  accrue each month on  each such class or subclass
                         according to  the  following  formula:  1/12th  of  the
                         Pass-Through Rate for such class or subclass multiplied
                         by  the outstanding principal balance  of such class or
                         subclass as of the  related Distribution Date.  Holders
                         of the

                         Class  AP Certificates will not  be entitled to receive
                         distributions of interest. The "Pass-Through Rate"  for
                         each subclass of Offered Certificates is the percentage
                         set forth on the cover of this Prospectus Supplement.
                         When  mortgagors prepay principal  or when principal is
                         recovered through foreclosures or other liquidations of
                         defaulted Mortgage Loans, a  full month's interest  for
                         the  month of  payment or recovery  may not  be paid or
                         recovered,  resulting  in  interest  shortfalls.  These
                         interest shortfalls are variously handled, depending on
                         the  Servicer and the nature  of the event resulting in
                         the interest shortfall.
                         In the case of principal prepayments IN FULL  occurring
                         with  respect to Mortgage Loans serviced under the PHMC
                         Servicing Agreement, PHMC  will be  obligated to  cover
                         resulting  interest  shortfalls  up  to  the  aggregate
                         amount of  Servicing Fees  payable thereunder  on  such
                         Distribution  Date. Interest  shortfalls resulting from
                         partial principal prepayments occurring with respect to
                         Mortgage  Loans  serviced  under  the  PHMC   Servicing
                         Agreement  will not be offset by Servicing Fees payable
                         thereunder, but  instead will  be  borne first  by  the
                         Class   B  Certificates   and  then  by   the  Class  A
                         Certificates. See "Description of the
                         Certificates--Subordination of the Class B
                         Certificates" in  this  Prospectus Supplement.  In  the
                         case  of both prepayments in full and partial principal
                         prepayments occurring  with respect  to Mortgage  Loans
                         serviced under the Other Servicing Agreements, interest
                         shortfalls  resulting  from  such  prepayments  will be
                         offset  to  the  extent  of  the  aggregate   servicing
                         compensation  due  to  the related  Servicer  under the
                         respective Other  Servicing Agreement  on such  Distri-
                         bution Date.
                         Shortfalls  in collections  of interest  resulting from
                         principal prepayments in full occurring with respect to
                         Mortgage  Loans  serviced  under  the  PHMC   Servicing
                         Agreement,  to  the  extent they  exceed  the aggregate
                         amount  of  Servicing  Fees  payable  thereunder   with
                         respect  to  a  Distribution  Date,  and  shortfalls in
                         collections  of  interest   resulting  from   principal
                         prepayments  in full or in  part occurring with respect
                         to Mortgage Loans  serviced under  the Other  Servicing
                         Agreements,  to  the extent  they exceed  the aggregate
                         amount of servicing compensation payable to the related
                         Servicer under the respective Other Servicing Agreement
                         with respect  to  a Distribution  Date  ("Non-Supported
                         Interest Shortfalls"), will be allocated pro rata among
                         the  classes of  the Series  199 -  Certificates (other
                         than  the  Class  AP   Certificates)  based  on   their
                         then-outstanding   principal   balances  and   will  be
                         allocated pro  rata among  the  subclasses of  Class  A
                         Certificates based on interest accrued.
                         In  addition,  the amount  of  interest required  to be
                         distributed to holders of the Series 199 - Certificates
                         will be reduced by a portion of certain Special  Hazard
                         Losses, Fraud Losses and Bankruptcy Losses attributable
                         to  interest. See "--Credit Enhancement--Extent of Loss
                         Coverage" below and "Description of the
                         Certificates--Interest" in this Prospectus Supplement.
                         To  the   extent   that  the   amount   available   for
                         distribution  on any Distribution  Date is insufficient
                         to permit the distribution of the applicable amount  of
                         accrued  interest on  the Class A  Certificates (net of
                         any Non-Supported Interest Shortfall, other  shortfalls
                         and  losses allocable  to the  Class A  Certificates as
                         described  above),  the  amount   of  interest  to   be
                         distributed  will  be allocated  among  the outstanding
                         subclasses  of  Class  A   Certificates  pro  rata   in
                         accordance   with  their   respective  entitlements  to
                         interest and the amount

                         of any  deficiency  will  be added  to  the  amount  of
                         interest  that the Class A Certificates are entitled to
                         receive on subsequent  Distribution Dates. No  interest
                         will accrue on such deficiencies.
                         To   the   extent   that  the   amount   available  for
                         distribution  on  any  Distribution  Date,  after   the
                         payment  of all  amounts due the  Class A  and Class AP
                         Certificates (other than any Class AP Deferred  Amount)
                         has  been made, is  insufficient to permit distribution
                         in full of accrued interest on the Class M Certificates
                         (net of  any  Non-Supported Interest  Shortfall,  other
                         shortfalls   and  losses  allocable   to  the  Class  M
                         Certificates as  described above),  the amount  of  any
                         deficiency will be added to the amount of interest that
                         the  Class M  Certificates are  entitled to  receive on
                         subsequent Distribution Dates. No interest will  accrue
                         on such deficiencies.
                         Interest  on  the  Class  A  Certificates  and  Class M
                         Certificates will  be  calculated  on the  basis  of  a
                         360-day year consisting of twelve 30-day months.
                         See "Description of the Certificates--Interest" in this
                         Prospectus Supplement.
                         PRINCIPAL  DISTRIBUTIONS.    The  aggregate  amount  of
                         principal  to  which  the   holders  of  the  Class   A
                         Certificates are entitled each month will equal the sum
                         for  each  Mortgage  Loan  of the  product  of  (a) the
                         Classes A/M/B Fraction applicable to such Mortgage Loan
                         and (b)  the sum  of  (i) a  percentage (the  "Class  A
                         Percentage") of scheduled payments of principal on each
                         Mortgage  Loan  and  (ii) a  percentage  (the  "Class A
                         Prepayment Percentage") of certain unscheduled payments
                         of principal on each Mortgage Loan. The "Classes  A/M/B
                         Fraction"  with respect to any Mortgage Loan will equal
                         the lesser of (a) 1.0 and (b) the Net Mortgage Interest
                         Rate for such Mortgage Loan divided by     %. The Class
                         A Percentage will be equal, on each Distribution  Date,
                         to  the percentage  corresponding to  the fraction that
                         represents the ratio of the then-outstanding  principal
                         balance of the Class A Certificates to the Pool Balance
                         (Classes   A/M/B  Portion).  The   Class  A  Prepayment
                         Percentage will be equal to the percentage described in
                         the preceding sentence plus an additional amount  equal
                         to    a   percentage   of   the   principal   otherwise
                         distributable  to  the  holders  of  the   Subordinated
                         Certificates.  As a  result, the  percentage of certain
                         unscheduled principal payments otherwise  distributable
                         to the holders of the Subordinated Certificates that is
                         instead  distributable to  the holders  of the  Class A
                         Certificates will  be equal  to 100%  during the  first
                         five  years  beginning on  the first  Distribution Date
                         and, subject to meeting certain conditions, will likely
                         decline during the subsequent four years, as  described
                         under the heading "Description of the
                         Certificates--Principal (Including
                         Prepayments)--Calculation  of Amount  to be Distributed
                         to  the  Class  A  Certificates"  in  this   Prospectus
                         Supplement,  until the  ninth anniversary  of the first
                         Distribution Date and thereafter  it is equal to  zero.
                         On    each   Distribution    Date,   the   Subordinated
                         Certificates will collectively  be entitled to  receive
                         the   percentages   of   the   scheduled   and  certain
                         unscheduled payments  of principal  on the  portion  of
                         each  Mortgage  Loan  representing  the  Classes  A/M/B
                         Fraction of such Mortgage Loan equal, in each case,  to
                         100%  less the  applicable percentage  for the  Class A
                         Certificates described above.
                         The aggregate amount of  principal to which holders  of
                         the  Class AP Certificates are entitled each month will
                         equal the sum  for each Discount  Mortgage Loan of  the
                         product   of  (a)  the  Class   AP  Fraction  for  such

                         Mortgage  Loan  and  (b)  the  sum  of  (i)   scheduled
                         principal  payments  on  such  Mortgage  Loan  and (ii)
                         certain  unscheduled  payments  of  principal  on  such
                         Mortgage  Loan. In addition,  the Class AP Certificates
                         will be  entitled  to  receive  any  previously  unpaid
                         amounts  of principal  to which  such Certificates were
                         entitled on  prior Distribution  Dates as  part of  the
                         Class  AP Deferred Amount. The "Class AP Fraction" with
                         respect to any  Discount Mortgage Loan  will equal  the
                         difference  between 1.0 and  the Classes A/M/B Fraction
                         for such Discount Mortgage Loan. The Class AP  Fraction
                         with  respect  to  each  Mortgage Loan  that  is  not a
                         Discount Mortgage  Loan  will  be equal  to  zero.  See
                         "Description of the Certificates-- Principal (Including
                         Prepayments)" in this Prospectus Supplement.
                         The  holders of the Class  AP Certificates will also be
                         entitled each month to an amount equal to the Class  AP
                         Deferred  Amount. The Class AP  Deferred Amount will be
                         paid to holders of the Class AP Certificates only  from
                         amounts  otherwise  distributable as  principal  to the
                         Subordinated Certificates. The Class AP Deferred Amount
                         will be paid first from amounts otherwise distributable
                         as principal to the subclasses of Class B  Certificates
                         in  reverse  numerical  order  and  then  from  amounts
                         otherwise distributable  as principal  to the  Class  M
                         Certificates.  No interest will accrue  on any Class AP
                         Deferred Amount.
                         Except  as   described   below   under   "--Effect   of
                         Subordination  Level  on  Principal  Distributions," on
                         each Distribution Date, the  Class M Certificates  will
                         be  entitled  to a  portion  of scheduled  payments and
                         certain  unscheduled  payments  of  principal  on   the
                         Mortgage    Loans   allocable   to   the   Subordinated
                         Certificates that represents the ratio of the then-out-
                         standing principal balance of the Class M  Certificates
                         to   the  then-outstanding  principal  balance  of  the
                         Subordinated Certificates.
                         The amount that  is available for  distribution to  the
                         holders of the Class A and Class AP Certificates on any
                         Distribution Date as a distribution of principal (other
                         than  any  Class AP  Deferred Amount)  is equal  to the
                         amount remaining after deducting the amount of interest
                         distributable on  the  Class A  Certificates  from  the
                         total   amount  collected  that   is  available  to  be
                         distributed to holders of the Series 199 - Certificates
                         on  such   Distribution   Date.   Principal   will   be
                         distributed  to the holders of the Class A Certificates
                         in accordance  with  the payment  priorities  described
                         under the heading "Description of the
                         Certificates--Principal  (Including Prepayments)--Allo-
                         cation of Amount to be Distributed" in this  Prospectus
                         Supplement.
                         The  amount that  is available for  distribution to the
                         holders of the Class M Certificates on any Distribution
                         Date as  a  distribution  of principal  is  the  amount
                         remaining    after    all   interest    and   principal
                         distributions due  on  the Class  A  Certificates,  all
                         principal  distributions on  the Class  AP Certificates
                         (including any Class AP  Deferred Amount) and  interest
                         due on the Class M Certificates have been deducted from
                         the  total  amount collected  that  is available  to be
                         distributed  to   holders   of   the   Series   199   -
                         Certificates.
                         EFFECT    OF    SUBORDINATION   LEVEL    ON   PRINCIPAL
                         DISTRIBUTIONS.  In order  to preserve the  availability
                         of  the  original  subordination  level  as  protection
                         against losses on the  Class M Certificates, the  Class
                         B-1 Certificates, the Class B-2 Certificates, the Class
                         B-3  Certificates and the  Class B-4 Certificates, some
                         or all of  the subclasses of  Class B Certificates,  as
                         described below, may not

                         be  entitled to  distributions of  principal on certain
                         Distribution Dates and  the principal  balance of  such
                         subclasses  will  not  be  considered  for  purposes of
                         allocation  of   principal   among   the   Subordinated
                         Certificates.
                         In  the case  of the  Class M  Certificates, if  on any
                         Distribution Date the  percentage obtained by  dividing
                         the  outstanding  principal  balance  of  the  Class  B
                         Certificates by the  sum of  the outstanding  principal
                         balances   of  the  Class  A,   Class  M  and  Class  B
                         Certificates is less than such percentage was upon  the
                         initial issuance of the Series 199 - Certificates, then
                         the  Class  B  Certificates  will  not  be  entitled to
                         distributions of  principal on  such Distribution  Date
                         and  the Class M  Certificates will be  entitled to all
                         distributions   of   principal    allocable   to    the
                         Subordinated Certificates for such Distribution Date.
                         In  the case of the Class  B-1, Class B-2, Class B-3 or
                         Class B-4 Certificates, if on any Distribution Date the
                         percentage obtained  by dividing  the  then-outstanding
                         principal   balances  of  the  subclasses  of  Class  B
                         Certificates with higher numerical designations by  the
                         sum  of the then-outstanding  principal balances of the
                         Class A, Class M and Class B Certificates is less  than
                         such  percentage at the time of the initial issuance of
                         the Series 199 - Certificates, then such subclasses  of
                         Class B Certificates with higher numerical designations
                         will  not be entitled to distributions of principal and
                         the principal balances of  such subclasses will not  be
                         taken  into  account  for purposes  of  calculating the
                         portions  of   scheduled  and   unscheduled   principal
                         payments  allocable to the Class  M Certificates and to
                         the subclasses  of  Class  B  Certificates  with  lower
                         numerical designations.
                         In  any such case,  the Class M  Certificates and those
                         subclasses of Class B Certificates with lower numerical
                         designation will receive a greater portion of scheduled
                         and unscheduled payments of  principal on the  Mortgage
                         Loans  allocable to the  Subordinated Certificates than
                         the Class M Certificates and those subclasses of  Class
                         B  Certificates with lower  numerical designation would
                         have  received   had   all  subclasses   of   Class   B
                         Certificates  been  entitled to  their portion  of such
                         principal   payments.   See    "Description   of    the
                         Certificates--Principal (Including
                         Prepayments)--Calculation  of Amount  to be Distributed
                         to  the  Class  M  Certificates"  in  this   Prospectus
                         Supplement.
Credit Enhancement.....  DESCRIPTION  OF "SHIFTING-INTEREST" SUBORDINATION.  The
                         rights of the  holders of the  Class M Certificates  to
                         receive  distributions  will  be  subordinated  to  the
                         rights of  the holders  of the  Senior Certificates  to
                         receive  distributions, to the extent described herein.
                         The rights of the holders  of the Class B  Certificates
                         to  receive distributions  will be  subordinated to the
                         rights of the  holders of the  Senior Certificates  and
                         the  Class M Certificates  to receive distributions, to
                         the  extent   described  herein.   This   subordination
                         provides  a certain amount of protection to the holders
                         of the  Senior  Certificates  (to  the  extent  of  the
                         subordination  of the Class M and Class B Certificates)
                         and the  Class M  Certificates (to  the extent  of  the
                         subordination  of  the  Class  B  Certificates) against
                         delays in the receipt of scheduled payments of interest
                         and principal and  against losses  associated with  the
                         liquidation  of  defaulted Mortgage  Loans  and certain
                         losses resulting from the bankruptcy of a mortgagor.
                         In general, the protection afforded the holders of  the
                         Senior Certificates by means of this subordination will
                         be  effected in two ways: (i) by the preferential right
                         of the holders of  the Senior Certificates to  receive,
                         prior to any

                         distribution  being  made on  any Distribution  Date in
                         respect of the  Class M and  Class B Certificates,  the
                         amounts  of interest  and principal due  the holders of
                         the Class A  Certificates and the  amount of  principal
                         due  the holders of  the Class AP  Certificates on such
                         date and, if necessary, by the right of such holders to
                         receive future distributions on the Mortgage Loans that
                         would otherwise have been  allocated to the holders  of
                         the  Class M and  Class B Certificates  and (ii) by the
                         allocation to  the Class  M and  Class B  Certificates,
                         until  their respective principal  balances are reduced
                         to  zero,  of   certain  losses   resulting  from   the
                         liquidation   of  defaulted   Mortgage  Loans   or  the
                         bankruptcy of  mortgagors prior  to the  allocation  of
                         such   losses   to   the   Senior   Certificates.   See
                         "Description  of  the  Certificates--Distributions"  in
                         this Prospectus Supplement.
                         In  general, the protection afforded the holders of the
                         Class M  Certificates by  means of  this  subordination
                         will   also  be  effected  in  two  ways:  (i)  by  the
                         preferential right  of  the  holders  of  the  Class  M
                         Certificates  to  receive,  prior  to  any distribution
                         being made on any Distribution  Date in respect of  the
                         Class  B  Certificates,  the  amounts  of  interest and
                         principal due the holders  of the Class M  Certificates
                         on  such date and,  if necessary, by  the right of such
                         holders to receive future distributions on the Mortgage
                         Loans that would otherwise  have been allocated to  the
                         holders  of the  Class B  Certificates and  (ii) by the
                         allocation to  the Class  B Certificates,  until  their
                         principal  balance has been reduced to zero, of certain
                         losses resulting  from  the  liquidation  of  defaulted
                         Mortgage Loans or the bankruptcy of mortgagors prior to
                         the   allocation  of   such  losses  to   the  Class  M
                         Certificates. See "Description of the
                         Certificates--Distributions"   in    this    Prospectus
                         Supplement.
                         In  addition, in  order to  increase the  period during
                         which the principal balances of the Class M and Class B
                         Certificates remain available as credit enhancement  to
                         the  Senior Certificates, a  disproportionate amount of
                         prepayments and  certain  unscheduled  recoveries  with
                         respect  to the Mortgage Loans will be allocated to the
                         Class A Certificates. This allocation has the effect of
                         accelerating  the   amortization   of   the   Class   A
                         Certificates while, in the absence of losses in respect
                         of  the  liquidation  of  defaulted  Mortgage  Loans or
                         losses resulting  from  the bankruptcy  of  mortgagors,
                         increasing  the respective percentage  interests in the
                         principal balance of  the Mortgage  Loans evidenced  by
                         the Class M and Class B Certificates.
                         EXTENT  OF LOSS COVERAGE.   Realized losses on Mortgage
                         Loans, other than losses  that are (i) attributable  to
                         "special  hazards" not insured against under a standard
                         hazard insurance  policy,  (ii) incurred  on  defaulted
                         Mortgage  Loans  as to  which  there was  fraud  in the
                         origination   of   such   Mortgage   Loans   or   (iii)
                         attributable to certain actions which may be taken by a
                         bankruptcy  court in  connection with  a Mortgage Loan,
                         including a  reduction by  a  bankruptcy court  of  the
                         principal  balance of or  the interest rate  on a Mort-
                         gage Loan or an extension of its maturity, will not  be
                         allocated  to the Senior Certificates until the date on
                         which the aggregate  principal balance of  the Class  M
                         and  Class B  Certificates (which  aggregate balance is
                         expected initially to be  approximately          )  has
                         been  reduced to zero and will  not be allocated to the
                         Class M  Certificates  until  the  date  on  which  the
                         aggregate principal balance of the Class B Certificates
                         (which  aggregate balance  is expected  initially to be
                         approximately         ) has been reduced to zero.  Such
                         losses  will be allocated first among the subclasses of
                         Class B Certificates, in reverse numerical order  (that
                         is,  to the Class B-5, Class  B-4, Class B-3, Class B-2
                         and Class B-1 Certificates, respectively).

                         With respect to any Distribution Date subsequent to the
                         first Distribution Date, the availability of the credit
                         enhancement  provided  by  the  Class  M  and  Class  B
                         Certificates will be affected by the prior reduction of
                         the  principal balance of the  Class M Certificates and
                         such subclasses of Class  B Certificates. Reduction  of
                         the  principal  balance  of  the Class  M  and  Class B
                         Certificates will result from (i) the prior  allocation
                         of  losses due to the liquidation of defaulted Mortgage
                         Loans, including  losses  due to  special  hazards  and
                         fraud  losses up  to the respective  limits referred to
                         below, (ii) the prior  allocation of bankruptcy  losses
                         up  to the limit referred to  below and (iii) the prior
                         receipt of principal  distributions by  the holders  of
                         such Certificates.
                         As  of  the  date  of  issuance  of  the  Series  199 -
                         Certificates, the  amount  of  losses  attributable  to
                         special  hazards,  fraud  and bankruptcy  that  will be
                         absorbed  solely  by  the   holders  of  the  Class   B
                         Certificates  and  then solely  by  the holders  of the
                         Class M Certificates will be approximately     %,     %
                         and     %, respectively, of the Cut-Off Date  Aggregate
                         Principal  Balance of the Mortgage Loans (approximately
                         $        , $         and $         , respectively).  If
                         losses  due  to  special hazards,  fraud  or bankruptcy
                         exceed any  of  such  amounts prior  to  the  principal
                         balances  of the Class M and Class B Certificates being
                         reduced to zero, (a) the principal portion of any  such
                         excess  losses with respect to  the Mortgage Loans will
                         generally be shared pro rata by (i) the Class A,  Class
                         M  and subclasses of  Class B Certificates  and (ii) to
                         the extent such losses  arise with respect to  Discount
                         Mortgage Loans, the Class AP Certificates, in each case
                         according   to  their  respective   interests  in  such
                         Mortgage Loans and (b) the interest portion of any such
                         losses  with  respect  to   the  Mortgage  Loans   will
                         generally  be shared pro  rata by the  Class A, Class M
                         and Class  B  Certificates based  on  their  respective
                         interest  accrual amounts. Under certain circumstances,
                         the limits set forth above may be reduced as  described
                         under  "Description of  the Certificates--Subordination
                         of Class  M and  Class B  Certificates-- Allocation  of
                         Losses" in this Prospectus Supplement.
                         After the principal balances of the Class M and Class B
                         Certificates  have been reduced  to zero, the principal
                         portion  of  all   losses  (other   than  the   portion
                         attributable to the Class AP Certificates, if any) will
                         be allocated to the Class A Certificates. To the extent
                         such  losses  arise with  respect to  Discount Mortgage
                         Loans, such losses will be  shared between the Class  A
                         and   Class   AP  Certificates,   according   to  their
                         respective  interests  in  such  Mortgage  Loans.   The
                         interest  portion of such  losses will be  borne by the
                         Class A Certificates. Any losses  borne by the Class  A
                         Certificates  will be shared pro rata by the subclasses
                         of Class A Certificates based on their then-outstanding
                         principal  balances  with  respect  to  the   principal
                         portion  of  such losses,  and  based on  their accrued
                         interest, with respect to the interest portion of  such
                         losses. See "Description of the Certificates--Interest"
                         and   "--Subordination   of   Class  M   and   Class  B
                         Certificates--Allocation of Losses" in this  Prospectus
                         Supplement.
                         THE  YIELD TO MATURITY ON THE CLASS M CERTIFICATES WILL
                         BE MORE SENSITIVE TO LOSSES DUE TO LIQUIDATIONS OF  THE
                         MORTGAGE LOANS (AND THE TIMING THEREOF) THAN THE SENIOR
                         CERTIFICATES, IN THE EVENT THAT THE AGGREGATE PRINCIPAL
                         BALANCE OF THE CLASS B CERTIFICATES HAS BEEN REDUCED TO
                         ZERO.
                         See  "Description of the Certificates--Subordination of
                         Class M and  Class B Certificates"  in this  Prospectus
                         Supplement.

Effects of Prepayments
 on Investment
 Expectations..........  The  actual  rate  of prepayment  of  principal  on the
                         Mortgage Loans  cannot  be  predicted.  The  investment
                         performance   of  the  Offered  Certificates  may  vary
                         materially   and   adversely   from   the    investment
                         expectations  of  investors due  to prepayments  on the
                         Mortgage Loans being higher  or lower than  anticipated
                         by  investors. In addition, the Class A Certificates in
                         the aggregate will be more sensitive to prepayments  on
                         the  Mortgage Loans than  the Subordinated Certificates
                         due  to   the  disproportionate   allocation  of   such
                         prepayments  to investors  in the  Class A Certificates
                         then entitled  to  principal distributions  during  the
                         nine  years beginning  on the  first Distribution Date.
                         The  actual  yield   to  the  holder   of  an   Offered
                         Certificate  may not be equal  to the yield anticipated
                         at  the  time  of  purchase  of  the  Certificate   or,
                         notwithstanding  that the actual yield  is equal to the
                         yield anticipated  at that  time, the  total return  on
                         investment  expected  by the  investor or  the expected
                         weighted average  life of  the Certificate  may not  be
                         realized.   These  effects  are  summarized  below.  IN
                         DECIDING WHETHER TO PURCHASE ANY OFFERED  CERTIFICATES,
                         AN  INVESTOR SHOULD MAKE AN  INDEPENDENT DECISION AS TO
                         THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.
                         YIELD.  If an investor purchases an Offered Certificate
                         at an  amount equal  to  its unpaid  principal  balance
                         (that  is,  at  "par"),  the  effective  yield  to that
                         investor  (assuming   that   there  are   no   interest
                         shortfalls   and  assuming  the   full  return  of  the
                         investor's invested  principal)  will  approximate  the
                         Pass-Through  Rate on that  Certificate. If an investor
                         pays less or more than the unpaid principal balance  of
                         an  Offered Certificate (that  is, buys the Certificate
                         at a  "discount"  or  "premium,"  respectively),  then,
                         based  on the  assumptions set  forth in  the preceding
                         sentence, the effective yield  to the investor will  be
                         higher or lower, respectively, than the stated interest
                         rate  on  the  Certificate,  because  such  discount or
                         premium  will  be  amortized  over  the  life  of   the
                         Certificate.  Any  deviation  in  the  actual  rate  of
                         prepayments on the Mortgage Loans from the rate assumed
                         by the investor  will affect  the period  of time  over
                         which,  or the rate  at which, the  discount or premium
                         will be amortized  and, consequently,  will change  the
                         investor's  actual  yield  from  that  anticipated. The
                         timing of receipt  of prepayments may  also affect  the
                         investor's  actual yield.  The yield  experienced by an
                         investor in  the Class  AP Certificates,  which do  not
                         bear  interest, is solely a  function of the price paid
                         by such  investor, the  rate  and timing  of  principal
                         payments  on  the  Discount Mortgage  Loans  and losses
                         incurred  on  and  after   the  Cross-Over  Date.   The
                         particular  sensitivity of the Class AP Certificates is
                         displayed  in  a  table  appearing  under  the  heading
                         "Prepayment   and   Yield   Considerations"   in   this
                         Prospectus Supplement. AN  INVESTOR THAT PURCHASES  ANY
                         OFFERED  CERTIFICATES AT  A DISCOUNT,  PARTICULARLY THE
                         CLASS AP CERTIFICATES, SHOULD CONSIDER THE RISK THAT  A
                         SLOWER  THAN ANTICIPATED RATE  OF PRINCIPAL PAYMENTS ON
                         THE MORTGAGE  LOANS, OR  IN THE  CASE OF  THE CLASS  AP
                         CERTIFICATES,  ON  THE  DISCOUNT  MORTGAGE  LOANS, WILL
                         RESULT IN  AN  ACTUAL YIELD  THAT  IS LOWER  THAN  SUCH
                         INVESTOR'S  EXPECTED YIELD. AN  INVESTOR THAT PURCHASES
                         ANY OFFERED CERTIFICATES AT  A PREMIUM SHOULD  CONSIDER
                         THE  RISK  THAT  A  FASTER  THAN  ANTICIPATED  RATE  OF
                         PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS WILL RESULT IN
                         AN ACTUAL  YIELD THAT  IS  LOWER THAN  SUCH  INVESTOR'S
                         EXPECTED  YIELD  AND SHOULD  CONSIDER  THE RISK  THAT A
                         RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE  LOANS
                         COULD  RESULT IN THE FAILURE  OF SUCH INVESTOR TO FULLY
                         RECOVER

                         ITS INITIAL  INVESTMENT.  THE  YIELD ON  THE  CLASS  AP
                         CERTIFICATES  WILL BE INFLUENCED  BY PRINCIPAL PAYMENTS
                         SOLELY WITH RESPECT TO THE DISCOUNT MORTGAGE LOANS.
                         REINVESTMENT RISK.   As  stated  above, if  an  Offered
                         Certificate  is  purchased at  an  amount equal  to its
                         unpaid  principal   balance   (that  is,   at   "par"),
                         fluctuations  in the rate of distributions of principal
                         will generally not affect the yield to maturity of that
                         Certificate.  However,   the   total  return   on   any
                         investor's   investment,  including   an  investor  who
                         purchases at par,  will be reduced  to the extent  that
                         principal  distributions  received  on  its Certificate
                         cannot be reinvested at  a rate as  high as the  stated
                         interest rate of the Certificate or, in the case of the
                         Class  AP  Certificates, the  expected yield,  which is
                         based on the price paid by the investor and the rate of
                         prepayments anticipated by such investor. Investors  in
                         the  Offered Certificates should consider the risk that
                         rapid rates of  prepayments on the  Mortgage Loans  may
                         coincide with periods of low prevailing market interest
                         rates. During periods of low prevailing market interest
                         rates,   mortgagors  may  be   expected  to  prepay  or
                         refinance Mortgage  Loans  that  carry  interest  rates
                         significantly  higher than  then-current interest rates
                         for  mortgage  loans.   Consequently,  the  amount   of
                         principal  distributions available  to an  investor for
                         reinvestment at such low prevailing interest rates  may
                         be   relatively  large.   Conversely,  slow   rates  of
                         prepayments on  the Mortgage  Loans may  coincide  with
                         periods  of  high  prevailing  market  interest  rates.
                         During such periods, it is less likely that  mortgagors
                         will  elect to prepay or  refinance Mortgage Loans and,
                         therefore, the amount of principal distributions avail-
                         able to  an  investor  for reinvestment  at  such  high
                         prevailing interest rates may be relatively small.
                         WEIGHTED  AVERAGE LIFE  VOLATILITY.   One indication of
                         the impact of varying  prepayment speeds on a  security
                         is  the  change  in  its  weighted  average  life.  The
                         "weighted average life"  of an  Offered Certificate  is
                         the average amount of time that will elapse between the
                         date  of issuance  of the  Certificate and  the date on
                         which each dollar in reduction of the principal balance
                         of the Certificate is distributed to the investor.  Low
                         rates  of prepayment may result in the extension of the
                         weighted average life of a Certificate; high rates,  in
                         the shortening of such weighted average life. In gener-
                         al,  if  the  weighted average  life  of  a Certificate
                         purchased at  par  is extended  beyond  that  initially
                         anticipated,  such  Certificate's market  value  may be
                         adversely affected even though the yield to maturity on
                         the Certificate  is  unaffected. The  weighted  average
                         life of the Class AP Certificates will be determined by
                         the  rate of prepayment of  the Discount Mortgage Loans
                         and generally  will  not be  affected  by the  rate  of
                         prepayment on other Mortgage Loans.
                         The weighted average lives of the Offered Certificates,
                         under  various prepayment  scenarios, are  displayed in
                         the tables appearing under the heading "Prepayment  and
                         Yield Considerations" in this Prospectus Supplement.
Federal Income Tax
 Status................  An election will be made to treat the Trust Estate as a real  estate mortgage investment  conduit (the "REMIC")
                         for federal income tax  purposes. The Class A-1,  Class
                         A-2,  Class A-3, Class A-4  and Class A-5 Certificates,
                         the Class AP  Certificates, the  Class M  Certificates,
                         and the Class B-1,

                         Class   B-2,  Class  B-3,  Class   B-4  and  Class  B-5
                         Certificates will constitute "regular interests" in the
                         REMIC and the Class A-R Certificate will constitute the
                         "residual interest" in the REMIC.
                         The Regular Certificates (as defined herein)  generally
                         will  be treated  as newly  originated debt instruments
                         for federal income tax  purposes. Beneficial owners  of
                         the  Regular  Certificates will  be required  to report
                         income thereon in accordance with the accrual method of
                         accounting. The Class      Certificates will be  issued
                         with  original issue discount in an amount equal to the
                         excess of the  initial principal  balance thereof  over
                         their  issue price.  It is  anticipated that  the Class
                         A- , Class A- and Class A- Certificates will be  issued
                         with  original issue discount in an amount equal to the
                         excess of their initial  principal balances (plus  days
                         of  interest  at the  pass-through rates  thereon) over
                         their respective issue prices.  It is also  anticipated
                         that  the Class  A- and  Class A-  Certificates will be
                         issued at a  premium and that  the Class   Certificates
                         will  be issued with DE MINIMIS original issue discount
                         for  federal  income  tax   purposes.  It  is   further
                         anticipated  that the Class B-1,  Class B-2, Class B-3,
                         Class B-4  and Class  B-5 Certificates  will be  issued
                         with  original  issue discount  for federal  income tax
                         purposes.
                         The  holder  of  the  Class  A-R  Certificate  will  be
                         required  to include the taxable  income or loss of the
                         REMIC in determining its federal taxable income. It  is
                         anticipated  that all  or a substantial  portion of the
                         taxable income of the REMIC includible by the Class A-R
                         Certificateholder will be treated as "excess inclusion"
                         income  subject  to  special  limitations  for  federal
                         income   tax  purposes.  AS  A  RESULT,  THE  EFFECTIVE
                         AFTER-TAX RETURN OF  THE CLASS A-R  CERTIFICATE MAY  BE
                         SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS
                         A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY
                         BE NEGATIVE. FURTHER, SIGNIFICANT RESTRICTIONS APPLY TO
                         THE  TRANSFER OF  THE CLASS A-R  CERTIFICATE. THE CLASS
                         A-R  CERTIFICATE  WILL  BE  CONSIDERED  A  "NONECONOMIC
                         RESIDUAL  INTEREST," CERTAIN TRANSFERS  OF WHICH MAY BE
                         DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.
                         See "Description of  the Certificates--Restrictions  on
                         Transfer of the Class A-R and Class M Certificates" and
                         "Federal  Income Tax Considerations" in this Prospectus
                         Supplement   and    "Certain   Federal    Income    Tax
                         Consequences--Federal Income Tax Consequences for REMIC
                         Certificates" in the Prospectus.
ERISA Considerations...  A fiduciary of any employee benefit plan subject to the
                         Employee  Retirement  Income Security  Act of  1974, as
                         amended ("ERISA"),  or  Section 4975  of  the  Internal
                         Revenue  Code of  1986, as  amended (the  "Code"), or a
                         governmental plan  subject  to any  federal,  state  or
                         local  law  ("Similar  Law") which  is,  to  a material
                         extent, similar to the foregoing provisions of ERISA or
                         the Code  (collectively,  a "Plan"),  should  carefully
                         review  with its legal advisors whether the purchase or
                         holding of Offered  Certificates could give  rise to  a
                         transaction  prohibited  or  not  otherwise permissible
                         under ERISA, the Code or Similar Law. BECAUSE THE CLASS
                         M  CERTIFICATES   ARE   SUBORDINATED  TO   THE   SENIOR
                         CERTIFICATES,  THE  CLASS  M  CERTIFICATES  MAY  NOT BE
                         TRANSFERRED UNLESS THE TRANSFEREE  HAS DELIVERED (I)  A
                         REPRESENTATION LETTER TO THE TRUSTEE AND SELLER STATING
                         EITHER (A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT
                         ACTING  ON BEHALF  OF A PLAN  OR USING THE  ASSETS OF A
                         PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO  CERTAIN
                         CONDITIONS  DESCRIBED HEREIN, THAT  THE SOURCE OF FUNDS
                         USED TO PURCHASE THE CLASS M

                         CERTIFICATES IS AN "INSURANCE COMPANY GENERAL  ACCOUNT"
                         OR (II) AN OPINION OF COUNSEL AS DESCRIBED UNDER "ERISA
                         CONSIDERATIONS"  IN THIS PROSPECTUS SUPPLEMENT RELATING
                         TO THE  OFFERING OF  SUCH CERTIFICATES.  THE CLASS  A-R
                         CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A
                         PLAN.  See  "ERISA Considerations"  in  this Prospectus
                         Supplement and in the Prospectus.
Legal Investment.......  [The Offered  Certificates  will  constitute  "mortgage related  securities"  for  purposes  of  the  Secondary
                         Mortgage  Market   Enhancement   Act   of   1984   (the
                         "Enhancement  Act") so long as they are rated in one of
                         the two  highest  rating  categories by  at  least  one
                         nationally  recognized statistical rating organization.
                         As such, the Offered Certificates are legal investments
                         for certain  entities to  the extent  provided in  such
                         act.  However,  there are  regulatory  requirements and
                         considerations  applicable   to   regulated   financial
                         institutions  and restrictions  on the  ability of such
                         institutions to  invest in  certain types  of  mortgage
                         rated  securities.] [The Offered  Certificates will not
                         constitute  "mortgage  related  securities"  under  the
                         Secondary  Mortgage Market Enhancement Act of 1984 (the
                         "Enhancement Act"). The appropriate characterization of
                         the Offered Certificates under various legal investment
                         restrictions, and thus the ability of investors subject
                         to these restrictions to purchase Offered Certificates,
                         may   be    subject   to    significant    interpretive
                         uncertainties. All investors whose investment authority
                         is  subject to legal  restrictions should consult their
                         own legal advisors to  determine, whether, and to  what
                         extent,  the Offered Certificates will constitute legal
                         investments for  them.] Prospective  purchasers of  the
                         Offered  Certificates should  consult their  own legal,
                         tax  and   accounting  advisors   in  determining   the
                         suitability   of  and  consequences   to  them  of  the
                         purchase, ownership  and  disposition  of  the  Offered
                         Certificates. See "Legal Investment" in this Prospectus
                         Supplement.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

GENERAL

    The rate of distributions in reduction of the principal balance of any Subclass or Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Offered Certificates and the yield to maturity of any Subclass or Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate or, in the case of the Class AP Certificates, on the Discount Mortgage Loans, and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by PHMC of Mortgage Loans as a result of defective documentation or by the appropriate Representing Party for breaches of representations and warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    An investor that purchases any Offered Certificates at a discount, particularly the Class AP Certificates, should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans, or in the case of the Class AP Certificates, on the Discount Mortgage Loans, will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations" herein.

SUBORDINATION

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Senior Certificates and the Class M Certificates, all to the extent described herein under "Description of the Certificates--Subordination of Class M and Class B Certificates."

BOOK-ENTRY SYSTEM FOR CERTAIN SUBCLASSES OF CLASS A CERTIFICATES

    Since transactions in the Offered Certificates (other than the Class A-R, Class AP and Class M Certificates) (the "Book-Entry Certificates") generally can be effected only through DTC, DTC Participants and Indirect DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Form" herein.

RECENT DEVELOPMENTS

    The Seller, the Master Servicer and PHMC are each either a direct or indirect, wholly owned subsidiary of Residential Services Corporation of America, which is a direct, wholly owned subsidiary of The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"). On March 15, 1995, Prudential Insurance announced its intention to sell Residential Services

Corporation of America, including all of its subsidiary operations. Such sale may be effected through the sale of either the stock or assets of Residential Services Corporation of America or such subsidiary operations, including the Seller, the Master Servicer and PHMC. However, Prudential Insurance has not entered into any such agreement for the sale of Residential Services Corporation of America, the Seller, the Master Servicer or PHMC as of the date of this Prospectus Supplement.

    See "Risk Factors and Special Considerations" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

DENOMINATIONS

    The  Offered  Certificates,  other   than  the  Class   A-R  and  Class   AP
Certificates, will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-R Certificate will be issued as a single Certificate with a denomination of $ initial principal balance. The Class AP Certificates will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1 initial principal balance in excess thereof, except that one of the Class AP Certificates may be issued in any denomination in excess of $100,000 initial principal balance.

DEFINITIVE FORM

    Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." The Class A-R, Class AP and Class M Certificates will be issued as Definitive Certificates. Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee or other paying agent directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY FORM

    Each Subclass of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry
Certificates, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a paying agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial
Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

    The Book-Entry Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS

    Distributions of interest and in reduction of principal balance to holders of the Class A, Class AP, Class M and Class B Certificates will be made monthly, to the extent of each Subclass' or Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business
day (each, a "Distribution Date"), beginning in           199 . With respect  to
the Class A Certificates, such distributions will be made, to the extent of each Subclass's entitlement thereto, in an aggregate amount equal to the Class A Distribution Amount. With respect to the Class AP Certificates, such distributions will be made, to the extent of the Class AP Certificates' entitlement thereto, on each Distribution Date in an amount equal to the Class AP Principal Distribution Amount after all amounts in respect of interest due on the Class A Certificates for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates have been paid. With respect to the Class M Certificates, such distributions will be made, to the extent of the Class M Certificates' entitlement thereto, on each Distribution Date in an aggregate amount equal to the Class M Distribution Amount after all amounts in respect of interest and principal due on the Class A Certificates and principal due on the Class AP Certificates for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates have been paid. See "Description of the Certificates--Interest" herein. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "Record Date"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency appointed by the Trustee and specified in the notice of final distribution in respect of such Certificate.

    The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest (net of related Servicing Fees) on or in respect of the Mortgage Loans received by the Master Servicer, including without limitation any related insurance proceeds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by any Servicer, the Master Servicer or the Trustee and (ii) all other amounts (including any insurance proceeds) placed in the Master Servicer Custodial Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that represents any unreimbursed Periodic Advances of such Servicer;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee as adjusted in respect of Prepayment Interest Shortfalls and, if applicable, Curtailment Interest Shortfalls as described under "Description of the Certificates--Interest" below,
(ii) the Master Servicer Fee and (iii) the Fixed Retained Yield, if any;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all principal prepayments in full and all partial principal prepayments on Mortgage Loans serviced under an Other Servicing Agreement and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, purchased or repurchased pursuant to the Pooling and Servicing Agreement (other than Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement), received by Servicers or the Master Servicer on or after the Due Date occurring in the month in which such Distribution Date occurs, and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds on

Mortgage  Loans serviced under the PHMC Servicing Agreement, received by PHMC on
or  after  the  Determination  Date  occurring  in  the  month  in  which   such
Distribution Date occurs, and all related payments of interest on such amounts;

     (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any Mortgaged Property that becomes owned by the Trustee which represents any unpaid Servicing Fee or Master Servicer Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which represents unpaid Fixed Retained Yield, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made by the Master Servicer or the Trustee;

    (g) all amounts representing certain expenses reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Master Servicer Custodial Account pursuant to the Pooling and Servicing Agreement;

    (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Master Servicer Custodial Account;

     (i) proceeds received in connection with the liquidation of a Mortgage Loan serviced under an Other Servicing Agreement in any month prior to the month in which such Mortgage Loan becomes a Liquidated Loan (other than any such proceeds with respect to a Mortgage Loan that became a Liquidated Loan in the month prior to the month in which such Distribution Date occurs);

     (j) Net Foreclosure Profits; and

    (k) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes or Subclasses of the Certificates.

    The "Remittance Date" with respect to any Distribution Date will be the 18th day of each month, or if any day is not a business day, the preceding business day.

    Each Servicer is required to deposit in the Master Servicer Custodial Account on the Remittance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans--Custodial Accounts." The Master Servicer is required to remit to the Trustee on or before the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "Description of the Certificates--Periodic Advances" the Master Servicer is not obligated to remit to the Trustee any amounts which a Servicer was required but failed to deposit in the Master Servicer Custodial Account.

    On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes or Subclasses of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

      FIRST, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

      SECOND, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts;

      THIRD, concurrently, to the Class A and Class AP Certificates pro rata, based on their respective class optimal principal amounts, (A) to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "--Principal (Including Prepayments)--Allocation of Amount to be Distributed to the Class A Certificates" and (B) to the Class AP Certificates in an amount up to the Class AP Optimal Principal Amount;

      FOURTH, to the Class AP Certificates in an amount up to the Class AP Deferred Amount, but only, first from amounts otherwise distributable (without regard to this priority) to the subclasses of Class B Certificates pursuant to priority EIGHTH clause (C) of this Pool Distribution Amount Allocation and then from amounts otherwise distributable (without regard to this priority) to the Class M Certificates pursuant to priority SEVENTH of this Pool Distribution Amount Allocation;

      FIFTH, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

      SIXTH, to the Class M Certificates in an amount up to the sum of the previously unpaid Class M Interest Shortfall Amounts;

      SEVENTH, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable pursuant to this priority SEVENTH to the Class M Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class AP Deferred Amount in accordance with priority FOURTH; and

      EIGHTH, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates so that each such Subclass shall receive (A) an amount up to its Class B Subclass Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid interest shortfall amount and (C) finally, an amount up to its optimal principal amount before any subclasses of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority EIGHTH clause (C) to any subclasses of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class AP Deferred Amount in accordance with priority FOURTH.

    The "Class A Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIRST, SECOND and THIRD clause (A) of the Pool Distribution Amount Allocation set forth above.

    The "Class M Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIFTH through SEVENTH of the Pool Distribution Amount Allocation set forth above.

    The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Subclass or Class, as the case may be.

INTEREST

    The amount of interest that will accrue on each Subclass of Class A Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Class A Certificates will equal the difference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to such Subclass on or after the Cross-Over Date. The pass-through rate for each Subclass of Offered Certificates (the "Pass-Through Rate") is the percentage set forth on the cover of this Prospectus Supplement.

    No interest will accrue on the Class AP Certificates.

    The amount of interest that will accrue on the Class M Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class M Interest Accrual Amount." The Class M Interest Accrual Amount will equal the difference between (a) the product of (i) 1/12th of % and (ii) the outstanding Class M Principal Balance and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Class.

    The amount of interest that will accrue on each subclass of Class B Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Class B Subclass Interest Accrual Amount." The Class B Subclass Interest Accrual Amount will equal the difference between
(a) the product of (i) 1/12th of % and (ii) the outstanding Class B Subclass Principal Balance and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such subclass and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such subclass.

    The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates, less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass' pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of Class A Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass' pro rata share of the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and
(ii) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates on the basis of their then-outstanding Class A Subclass Principal Balances immediately prior to the preceding Distribution Date.

    The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates as of such date.

    The "Class AP Principal Balance" as of any Determination Date will be the principal balance of the Class AP Certificates on the date of initial issuance of the Class AP Certificates less (i) all amounts previously distributed to holders of the Class AP Certificates in reduction of the principal balance of such Class pursuant to priorities THIRD clause (B) and FOURTH of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class AP Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates-- Allocation of Losses." After the Cross-Over Date, the Class AP Principal Balance will be subject to further reduction in an amount equal to the excess, if any, of (a) the Class AP Principal Balance as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date.

    The "Class M Principal Balance" as of any Determination Date will be the lesser of (a) the principal balance of the Class M Certificates on the date of initial issuance of the Class M Certificates less (i) all amounts previously distributed to holders of the Class M Certificates in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class M Certificates in the manner described herein under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and
(b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) the Class A Principal Balance and (ii) the Class AP Principal Balance, each as of such Determination Date.

    The  "Class  B  Subclass  Principal  Balance"  of  a  subclass  of  Class  B
Certificates as of any Determination Date will be the lesser of (a) the principal balance of such subclass on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such subclass in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of such subclass in the manner described under "--Subordination of Class M and Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) Class A Principal Balance, (ii) the Class AP Principal Balance, (iii) the Class M Principal Balance and (iv) the Class B Subclass Principal Balances of the subclasses of Class B Certificates with lower numerical designations, each as of such Determination Date.

    The "Class B Principal Balance" as of any  date will be equal to the sum  of
the   Class  B  Subclass  Principal  Balances  of  the  subclasses  of  Class  B
Certificates as of such date.

    With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 199 - Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

    With respect to any Distribution Date, the "Adjusted Pool Amount (Class AP Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the Class AP Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 199 - Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

    The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage
note minus the sum of (i) the Servicing Fee Rate ranging from       % to       %
per annum, (ii) the Master Servicing Fee Rate as set forth in the Pooling and Servicing Agreement and (iii) the Fixed Retained Yield Rate, if any, for such Mortgage Loan. The initial weighted average Servicing Fee Rate of the Mortgage
Loans is  approximately         %  per  annum. See  "Servicing of  the  Mortgage
Loans--Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

    When mortgagors prepay principal or when principal is recovered through foreclosures or other liquidations of defaulted Mortgage Loans, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls. Interest shortfalls resulting from principal prepayments in full are referred to herein as "Prepayment Interest Shortfalls." Prepayment Interest Shortfalls occurring with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will be offset to the extent of the aggregate Servicing Fees due thereunder in respect of the related Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments and of net Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will not be offset by Servicing Fees payable thereunder, but instead will be borne first by the Class B Certificates, then by the Class M Certificates and finally by the Class A Certificates. See "Description of the Certificates--Subordination of Class M and Class B Certificates" herein. Prepayment Interest Shortfalls occurring with respect to the Mortgage Loans serviced under the Other Servicing Agreements and interest shortfalls resulting from partial prepayments occurring with respect to the Mortgage Loans serviced under the Other Servicing Agreements ("Curtailment Interest Shortfalls"), will be offset to the extent of the aggregate servicing compensation, including Servicing Fees, due under the related Other Servicing Agreement in respect of the related Distribution Date. As to any Distribution Date, (A) Prepayment Interest Shortfalls occurring with respect to Mortgage Loans serviced under the PHMC Servicing Agreement to the extent that they exceed the aggregate Servicing Fees payable thereunder on such Distribution Date and
(B) Prepayment Interest Shortfalls and Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced under the Other Servicing Agreements to the extent such shortfalls exceed the aggregate servicing compensation payable to the related Servicer under the respective Other Servicing Agreement in respect of such Distribution Date are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the then-outstanding Class A Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance, (ii) the Class M Certificates according to the percentage obtained by dividing the then-outstanding Class M Principal Balance by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance and (iii) the subclasses of Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Subclass Principal Balance of each such subclass by the sum of the then-outstanding Class A Principal Balance, Class M Principal Balance and Class B Principal Balance. Such allocation of the Non-Supported Interest Shortfall will reduce the amount of interest due to be distributed to holders of the Class A Certificates then entitled to distributions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the holders of the Class M Certificates and the Class B Certificates. Any such reduction in respect of interest will be allocated among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts without regard to any reduction pursuant to this paragraph, for such Distribution Date. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in the Prospectus.

    The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A, Class M and Class B Certificates pro rata based on the interest accrued on each such Class or Subclass and among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

    Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) first to the Class B Certificates and then to the Class M Certificates will result from the priority of distributions first to the holders of the Senior Certificates and then to the Class M Certificateholders of the Pool Distribution Amount as described above under "Description of the Certificates--Distributions."

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass' Class A Subclass Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, the amount of interest currently distributed on the Class A Certificates will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates pro rata in accordance with each such Subclass' Class A Subclass Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates and the Class A Subclass Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date.

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to each Subclass of Class A Certificates, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to each Subclass of Class A Certificates and (iii) the Class A Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Optimal Amount"), (B) the Class AP Optimal Principal Amount (collectively with the amount described in clause (A), the
"Senior Optimal Amount") and (C) the Class M Interest Accrual Amount, distributions in respect of current interest to the Class M Certificates will equal the Class M Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of (i) the Senior Optimal Amount and (ii) the Class M Interest Accrual Amount, the amount of current interest distributed on the Class M Certificates will equal the Pool Distribution Amount minus the amounts distributed to the Senior Certificates with respect to such Distribution Date. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to the Class M Certificates and the Class M Interest Accrual Amount with respect to such Distribution Date (the "Class M Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the Class M Certificates, but only so long as they are outstanding, to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class M Interest Shortfall Amount.

    Subject to the payment of any Class AP Deferred Amount, on each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Senior Optimal Amount and the Class M Interest Accrual Amount, any excess will be allocated first to pay previously unpaid Class M Interest Shortfall Amounts and then to make distributions in respect of principal on the Class M Certificates and in respect of interest and then principal on the subclasses of Class B Certificates in numerical order. With respect to each Distribution Date, the "Class M Optimal Amount" will equal the sum of (i) the Class M Interest Accrual Amount, (ii) the unpaid Class M Interest Shortfall Amount and (iii) the Class M Optimal Principal Amount.

    On any Distribution Date on which the Pool Distribution Amount is less than the Senior Optimal Amount, the Class M Certificates and the subclasses of Class B Certificates will not be entitled to any distributions of interest or principal.

PRINCIPAL (INCLUDING PREPAYMENTS)

    The principal balance of a Class A Certificate of any Subclass or of any Class AP or Class M Certificate at any time is equal to the product of the Class A Subclass Principal Balance of such Subclass or the Class AP Principal Balance or the Class M Principal Balance, as the case may be, and such Certificate's
Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A or Class M Certificate and (ii) in the case of the Class A-R Certificate, any additional amounts to which the holder of such Certificate may be entitled as described below under "--Additional Rights of the Class A-R Certificateholder") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Subclass Principal Balance of each Subclass of Class A Certificates and the approximate initial Class AP and Class M Principal Balances are set forth on the cover of this Prospectus Supplement.

CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES

    Distributions in reduction of the principal balance of the Class A Certificates will be made on each Distribution Date pursuant to priority THIRD clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.

    The "Class A Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of:

         (i) the Class A Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by a Representing Party, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein,

        (iii) The Class A Prepayment Percentage of (a) the aggregate net Liquidation Proceeds (other than, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, net Partial Liquidation Proceeds) on any such Mortgage Loan that became a Liquidated Loan during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits, as defined under "--Additional Rights of the Class A-R
    Certificateholder" below), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and the portion of such net Liquidation Proceeds allocable to interest and (b) with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, the aggregate net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Determination Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and the portion of the net Partial Liquidation Proceeds allocable to interest,

        (iv) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Mortgage Loan serviced under an Other Servicing Agreement or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Mortgage Loan serviced under the PHMC Servicing Agreement,

        (v) the Class A Prepayment Percentage of all partial principal prepayments (a) received by any Other Servicer with respect to such Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received by PHMC with respect to such Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, and

        (vi) the Class A Percentage of the difference between the unpaid principal balance of any such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of Class A Certificates then outstanding will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

    The  "Class A/M/B Fraction" with respect to any Mortgage Loan will equal the
Net Mortgage Interest Rate for such Mortgage Loan divided by     %.

    The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date and to the payment of principal due on such Due Date, and irrespective of any delinquency in payment by the mortgagor and, with respect to Mortgage Loans serviced under the PHMC Servicing Agreement, any net Partial Liquidation Proceeds applied as of such Due Date and any principal prepayments in full received prior to the Determination Date in the month of such Due Date.

    "Partial Liquidation Proceeds" are Liquidation Proceeds received by PHMC, as Servicer, on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of
(i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to any Servicer, the Master Servicer or the Trustee for any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "The Trust Estates--Mortgage Loans--Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Master Servicer or the Servicer or
(c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated

Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

    The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Classes A/M/B Portion). The "Pool Balance (Classes A/M/B Portion)" is the sum for each outstanding Mortgage Loan of the product of (i) the Classes A/M/B Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date. The Class A Percentage for the first Distribution Date will be approximately
     %. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates and will increase as a result of the allocation of Realized Losses to the Class B and Class M Certificates. The Class A Percentage for each Distribution Date occurring after the Cross-Over Date will be 100%.

    The "Class A Prepayment Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                 CLASS A PREPAYMENT PERCENTAGE
------------------------------------------  -----------------------------------
            through             ..........  100%;
            through             ..........  the Class A Percentage, plus 70% of
                                            the Subordinated Percentage;
            through             ..........  the Class A Percentage, plus 60% of
                                            the Subordinated Percentage;
            through             ..........  the Class A Percentage, plus 40% of
                                            the Subordinated Percentage;
            through             ..........  the Class A Percentage, plus 20% of
                                            the Subordinated Percentage; and
            and thereafter................  the Class A Percentage;

    PROVIDED, HOWEVER, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, more than an average of 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding twelve months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate), or
(ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) 30% of the principal balance of the Subordinated Certificates as of the Cut-Off Date (the "Original Subordinated Principal Balance") if such Distribution Date
occurs between and including                and                , (b) 35% of  the
Original Subordinated Principal Balance if such Distribution Date occurs between
and including             and             , (c) 40% of the Original Subordinated
Principal  Balance  if  such  Distribution  Date  occurs  between  and including
            and               , (d)  45% of the Original Subordinated  Principal
Balance  if such Distribution Date occurs between and including              and
            , and (e) 50% of the Original Subordinated Principal Balance if such
Distribution Date occurs during or  after               . This  disproportionate
allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class M and Class B Certificates. Increasing the respective interest of the Class M and Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class M and Class B Certificates. See "--Subordination of Class M and Class B Certificates" below. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The
"Subordinated Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" in the Prospectus.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS AP CERTIFICATES

    Distributions in reduction of the Class AP Principal Balance will be made on each Distribution Date in an aggregate amount equal to the Class AP Principal Distribution Amount. The "Class AP Principal Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority THIRD clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class AP Optimal Principal Amount and (ii) the amount distributed pursuant to priority FOURTH of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class AP Deferred Amount.

    The "Class AP Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Class AP Fraction for such Mortgage Loan and
(B) the sum of:

         (i) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by a Representing Party, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein,

        (iii) the sum of (a) the aggregate net Liquidation Proceeds (other than, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, net Partial Liquidation Proceeds) on any such Mortgage Loan that became a Liquidated Loan during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and the portion of such net Liquidation Proceeds allocable to interest and (b) with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, the aggregate net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and the portion of the net Partial Liquidation Proceeds allocable to interest,

        (iv) the Scheduled Principal Balance of such Mortgage Loan which was the subject of a principal prepayment in full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Mortgage Loan serviced under an Other Servicing Agreement or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement,

        (v) all partial principal prepayments (a) received by an Other Servicer with respect to such Mortgage Loan during the month preceding the month in which such Distribution Date occurs or (b) on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, and

        (vi) the difference between the unpaid principal balance of any such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Trust Estates-- Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

    The "Class AP Deferred Amount" for any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class AP Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed on the Class AP Certificates on such prior Distribution Dates pursuant to priority THIRD, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class AP Certificates as described in "--Subordination of Class M and Class B Certificates--Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan in any month preceding the month of the current Distribution Date of (a) the Class AP Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class AP Certificates on prior Distribution Dates pursuant to priority FOURTH of the Pool Distribution Amount Allocation. On or after the Cross-Over Date, the Class AP Deferred Amount will be zero. No interest will accrue on any Class AP Deferred Amount.

    The "Class AP Fraction" with respect to any Discount Mortgage Loan will equal the difference between 1.0 and the Classes A/M/B Fraction for such Mortgage Loan. The Class AP Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan will be zero.

    The "Pool Balance (Class AP Portion)" is the sum for each Discount Mortgage Loan of the product of the Scheduled Principal Balance of such Mortgage Loan and the Class AP Fraction for such Mortgage Loan.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS M CERTIFICATES

    Distributions  in  reduction  of  the  principal  balance  of  the  Class  M
Certificates will be made on each Distribution Date, pursuant to priority SEVENTH of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class M Principal Distribution Amount"), up to the Class M Optimal Principal Amount.

    The "Class M Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of:

         (i) the Class M Percentage of (a) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (b) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by a Representing Party, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein,

        (iii) the Class M Prepayment Percentage of (a) the aggregate net Liquidation Proceeds (other than with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, net Partial Liquidation Proceeds) on any such Mortgage Loan that became a Liquidated Loan during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure
    Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and the portion of such net Liquidation Proceeds allocable to interest and (b) with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, the aggregate net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and the portion of the net Partial Liquidation Proceeds allocable to interest,

        (iv) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which was the subject of a principal prepayment in full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Mortgage Loan serviced under an Other Servicing Agreement or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement,

        (v) the Class M Prepayment Percentage of all partial principal prepayments (a) received by an Other Servicer with respect to such Mortgage Loan during the month preceding the month in which such Distribution Date occurs or (b) on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, and

        (vi) the Class M Percentage of the difference between the unpaid principal balance of any such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amounts allocable to principal of any unreimbursed Periodic Advances with respect to such defective Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

    The principal distribution to the holders of Class M Certificates will be reduced on any Distribution Date on which (i) the principal balance of the Class M Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the principal balance of any Senior Certificates would be subject to reduction on such Determination Date as a result of allocation of Realized Losses (other than Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses). The amount of any such reduction in the principal distributed to the holders of Class M Certificates will instead be distributed pro rata to the holders of the Class A Certificates.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class M Certificates, the Class M Certificates will be entitled to their pro rata share of such recovery up to the amount by which the Class M Principal Balance was reduced as a result of such Realized Loss.

    The "Class M Percentage" and "Class M Prepayment Percentage" for any Distribution Date will equal that portion of the Subordinated Percentage and Subordinated Prepayment Percentage, as the case may be, represented by the fraction the numerator of which is the then-outstanding Class M Principal Balance and the denominator of which is the sum of the Class M Principal Balance and, if any of the Subclasses of the Class B Certificates are entitled to principal distributions for such Distribution Date as described below, the Class B Subclass Principal Balances of the Subclasses entitled to principal distributions.

    In the event that on any Distribution Date, the Current Class M Fractional Interest is less than the Original Class M Fractional Interest, then the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances thereof will not be used to determine the Class M Percentage and Class M Prepayment Percentage for such Distribution Date. For such Distribution Date, the Class M Percentage and Class M Prepayment Percentage will equal the Subordinated Percentage and the Subordinated Prepayment Percentage, respectively. In the event that the Current Class M Fractional Interest equals or exceeds the Original Class M Fractional Interest but the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage and the Class M Prepayment Percentage for such Distribution Date. In the event that each of the Current Class M Fractional Interest and the Current Class B-1 Fractional Interest equals or exceeds the Original Class M Fractional Interest and the Original Class B-1 Fractional Interest, respectively, but the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest, the Class B-3, Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage and the Class M Prepayment Percentage for such Distribution Date. In the event that each of the Current Class M Fractional Interest, the Current Class B-1 Fractional Interest and the Current Class B-2 Fractional Interest equals or exceeds the Original Class M Fractional Interest, the Original Class B-1 Fractional Interest and the Original Class B-2 Fractional Interest, respectively, but the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest, the Class B-4 and Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balances of such Subclasses will not be used to determine the Class M Percentage and the Class M Prepayment Percentage for such Distribution Date. In the event that each of the Current Class M Fractional Interest, the Current Class B-1 Fractional Interest, the Current Class B-2 Fractional Interest and the Current Class B-3 Fractional Interest equals or exceeds the Original Class M Fractional Interest, the Original Class B-1 Fractional Interest, the Original Class B-2 Fractional Interest and the Original Class B-3 Fractional Interest, respectively, but the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest, the Class B-5 Certificates will not be entitled to distributions in respect of principal and the Class B Subclass Principal Balance of such Subclass will not be used to determine the Class M Percentage and the Class M Prepayment Percentage for such Distribution Date. The Class B-5 Certificates will not have original or current fractional interests which are required to be maintained as described above.

    The "Original Class M Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class M Fractional Interest is expected to be approximately %. The "Current Class M Fractional Interest" for any Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-1 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-1 Fractional Interest is expected to be
approximately        %. The  "Current Class  B-1  Fractional Interest"  for  any
Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-2 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-2 Fractional Interest is expected to be
approximately         %. The  "Current Class  B-2  Fractional Interest"  for any
Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-3 Fractional Interest" is the percentage obtained by dividing the sum of the initial Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class B-3 Fractional Interest is expected to be
approximately        %. The  "Current Class  B-3  Fractional Interest"  for  any
Distribution Date is the percentage obtained by dividing the sum of the then-outstanding Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

    The "Original Class B-4 Fractional Interest" is the percentage obtained by dividing the initial Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the initial Class A Principal Balance, initial Class M Principal Balance and initial Class B Principal Balance. The Original Class
B-4 Fractional Interest  is expected to  be approximately       %. The  "Current
Class B-4 Fractional Interest" for any Distribution Date is the percentage obtained by dividing the then-outstanding Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the then-outstanding Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

ALLOCATION OF AMOUNT TO BE DISTRIBUTED

    On each Distribution Date occurring prior to the Cross-Over Date, the Class A Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the other Subclasses of Class A Certificates as follows:

                        [INSERT DISTRIBUTION PRIORITIES]

    On each Distribution Date occurring on or after the Cross-Over Date, the Class A Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates pro rata in accordance with their respective outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth above.

    Any amounts distributed on a Distribution Date to the holders of Class A Certificates in reduction of principal balance will be allocated among the holders of Class A Certificates of such Subclass pro rata in accordance with their respective Percentage Interests. Amounts distributed on any Distribution Date to the holders of the Class AP and Class M Certificates in reduction of principal balance will be allocated among the holders of each such Class pro rata in accordance with their respective Percentage Interests.

ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

    The Class A-R Certificate will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Subclass is receiving current distributions of principal or interest. The holder of the Class A-R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust Estate, if any, on the final Distribution Date for the Series 199 - Certificates, after distributions in respect of any accrued but unpaid interest on the Series 199 - Certificates and after distributions in reduction of principal balance have reduced the principal balances of the

Series 199 - Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Series 199 - Certificates on such date.

    In addition, the Class A-R Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) the aggregate Realized Losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amounts.

PERIODIC ADVANCES

    If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer of the Mortgage Loan or, upon such Servicer's default, the Master Servicer will, in certain circumstances, be required to advance on or before the related Distribution Date for the benefit of holders of the Series 199 - Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the advancing party believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). In the event that both the related Servicer and the Master Servicer fail to make a Periodic Advance, the Trustee is required to make such Periodic Advance from its own funds.

    The Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer, the Master Servicer or the Trustee, as applicable, at any time from funds available in the Custodial Account or the Master Servicer Custodial Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or the Trustee, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.


[FOR SERIES WITH A FINANCIAL GUARANTY INSURANCE POLICY:
FINANCIAL SECURITY ASSURANCE INC.



    GENERAL. Financial Security Assurance Inc. ("Financial Security") is a monoline insurance company incorporated on March 16, 1984 under the laws of the State of New York. Financial Security received its New York State insurance license and commenced operations on September 23, 1985. Financial Security is licensed directly, or through its subsidiaries to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, and the United Kingdom.



    Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Holdings is owned approximately 50% by U S WEST Capital Corporation ("U S WEST"); 8% by Fund American Enterprises Holdings, Inc. ("Fund American"); and 6% by The Tokio Marine and Fire Insurance Co., Ltd. ("Tokio Marine"). U S WEST is a subsidiary of U S WEST, Inc., which operates businesses involved in communications, data solutions, marketing services and capital assets, including the provision of telephone services in 14 states in the western and midwestern United States. Fund American is a financial services holding company whose principal operating subsidiary is one of the nation's largest mortgage servicers. Tokio Marine is a major Japanese property and casualty insurance company. U S WEST has announced its intention to dispose of its interest in Holdings as part of its strategic plan to withdraw from businesses not directly involved in telecommunications. Fund American has certain rights to acquire additional shares of Holdings from U S WEST and Holdings. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.



    On December 20, 1995, Capital Guaranty Corporation ("CGC") merged with a subsidiary of Holdings and Capital Guaranty Insurance Company ("CGIC"), CGC's principal operating subsidiary, became a wholly-owned subsidiary of Financial Security. CGIC was a financial guaranty insurer of municipal bonds in the domestic market.



    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100. At September 30, 1995, Financial Security and its subsidiaries had 167 employees.



    REINSURANCE. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by
Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.



    RATINGS OF CLAIMS-PAYING ABILITY. Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's Corporation, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.



    CAPITALIZATION.    The  following  table sets  forth  the  capitalization of
Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1995 (in thousands):



                                                              SEPTEMBER 30, 1995
                                                              ------------------
                                                                 (UNAUDITED)
Unearned Premium Reserve (net of prepaid reinsurance
 premiums)..................................................       $216,931
                                                                 ----------
Shareholder's Equity:
  Common Stock..............................................         15,000
  Additional Paid-In Capital................................        497,506
  Unrealized Gain on Investments (net of deferred income
   taxes)...................................................          7,790
  Accumulated Earnings......................................         70,177
                                                                 ----------
Total Shareholder's Equity..................................       $590,473
                                                                 ----------
Total Unearned Premium Reserve and Shareholder's Equity.....       $807,404
                                                                 ----------
                                                                 ----------



    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of Financial Security and subsidiaries included as exhibits to the following documents, which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in the Registration Statement to which the Prospectus and this Prospectus Supplement form a part:

       (a)Annual Report on Form 10-K of Holdings for the year ended December 31, 1994, which Report included as an exhibit Financial Security's audited consolidated financial statements for the year ended December 31, 1994 and



       (b)Quarterly Report on Form 10-Q of Holdings for the period ended September 30, 1995, which Report included as an exhibit Financial
    Security's unaudited consolidated financial statements for the quarter ended September 30, 1995.



    All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.



    INSURANCE REGULATION. Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]


RESTRICTIONS ON TRANSFER OF THE CLASS A-R AND CLASS M CERTIFICATES

    The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit (or, to the extent acceptable to the Trustee, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false. Further, such affidavit (or letter) requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit (or letter). The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

    In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    The Class A-R Certificate may not be purchased by or transferred to a Plan. Because the Class M Certificates are subordinated to the Senior Certificates, the Class M Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee and the Seller stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class M Certificates is an "insurance company general account" or (ii) an opinion of counsel as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

REPORTS

    In addition to the applicable information specified in the Prospectus, the Master Servicer will include in the statement delivered to holders of Class A, Class AP and Class M Certificates with respect to each Distribution Date the following information: (i) the amount of such distribution allocable to interest, the amount of interest currently distributable to each Subclass of Class A Certificates and to the Class M Certificates, any Class A Subclass Interest Shortfall Amount arising with respect to each Subclass or any Class M Interest Shortfall Amount on such Distribution Date, any remaining unpaid Class A Subclass Interest Shortfall Amount with respect to each Subclass, or any remaining unpaid Class M Interest Shortfall Amount, after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal,
(iii) the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates after giving effect to the distribution of principal and the allocation of the principal portion of Realized Losses to such Subclass with respect to such Distribution Date, (iv) the Adjusted Pool Amount, the Adjusted Pool Amount (Class AP Portion) and the Pool Scheduled Principal Balance of the Mortgage Loans and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date, (v) the Class A Percentage and Class M Percentage for the following Distribution Date (without giving effect to partial prepayments and net Partial Liquidation Proceeds received after the Determination Date in the current month that are applied as of the Due Date occurring in such month), and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. See "Servicing of the Mortgage Loans--Reports to Certificateholders" in the Prospectus.

    Copies of the foregoing  reports are available upon  written request to  the
Trustee   at   its  corporate   trust   office.  See   "Pooling   and  Servicing
Agreement--Trustee" herein.

SUBORDINATION OF CLASS M AND CLASS B CERTIFICATES

    The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Senior Certificates and the Class M Certificates, all to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Senior Certificates (to the extent of the subordination of the Class M and Class B Certificates) and the holders of the Class M Certificates (to the extent of the subordination of the Class B Certificates) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Senior Certificates and the Class M Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Senior Certificates and the Class M Certificates.

    The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class M and Class B Certificates, the amounts of principal and interest due the Class A Certificateholders and the amount of principal due the Class AP Certificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class M and Class B Certificates. The application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

    The protection afforded to the holders of Class M Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts of principal (other than any amount used to pay the Class AP Deferred Amount) and interest due the Class M Certificateholders on each Distribution Date from the Pool Distribution Amount with respect to such date (after all required payments on the Senior Certificates have been made) and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Class B Certificates.

    The subclasses of Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Senior Optimal Amount, the Class AP Deferred Amount and the Class M Optimal Amount for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

ALLOCATION OF LOSSES

    Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Senior Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates, i.e., the date on which the Subordinated Percentage has been reduced to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the subclasses of Class B Certificates sequentially in reverse numerical order, until the Class B Subclass Principal Balance of each such subclass has been reduced to zero and then to the Class M Certificates until the Class M Principal Balance has been reduced to zero.

    The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Class (or in the case of the subclasses of Class B Certificates, the most subordinate subclass) then-outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class AP Principal Balance, the Class M Principal Balance and the Class B Subclass Principal Balances to equal the Adjusted Pool Amount.

    Allocations to the Class M Certificates or Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses), (iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance and (iv) any interest shortfalls resulting from the timing of the receipt of partial principal prepayments and net Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will result from the priority of distributions of the Pool Distribution Amount first to the the holders of the Senior Certificates and then to the Class M Certificateholders as described above under "--Distributions."

    The allocation of the principal portion of Realized Losses in respect of the Mortgage Loans allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the Class A Principal Balance and Class AP Principal Balance such that (i) the Class A Principal Balance equals the Adjusted Pool Amount less the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date and (ii) the Class AP Principal Balance equals the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class A Certificates will be allocated to the outstanding Subclasses of Class A Certificates pro rata in accordance with their Class A Subclass Principal Balances. The interest portion of any Realized Loss allocated on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated (i) with respect to the principal portion of such losses (a) to the outstanding Subclasses and Classes of the Class A, Class M and Class B Certificates pro rata based on their outstanding principal balances in proportion to the Classes A/M/B Fraction of such losses and (b) in respect of Discount Mortgage Loans, to the Class AP Certificates in proportion to the Class AP Fraction of such losses and (ii) with respect to the interest portion of such losses, to the Class A, Class M and Class B Certificates pro rata based on the interest accrued. (Any such losses so allocated to the Class A Certificates will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their then-outstanding Class A Subclass Principal Balances with respect to the principal portion of such losses and their Class A Subclass Interest Accrual Amounts without regard to any reduction pursuant to this sentence, with respect to the interest portion of such losses, and among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests).

    The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the Class A Subclass Interest Accrual Amounts, Class M Interest Accrual Amount and Class B Subclass Interest Accrual Amounts.

    As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class M and Class B Certificates. If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Senior Certificates on a particular Distribution Date (other than any portion thereof representing the difference between the Class A Percentage of the Scheduled Principal Balances of Liquidated Loans and the Class A Prepayment Percentage of such amounts), then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates will be entitled (I.E., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class M and Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

    Special Hazard Losses, other than Excess Special Hazard Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special
Hazard Losses." Excess Special Hazard Losses will be allocated (i) among the Class A, Class M and Class B Certificates and (ii) to the extent such Excess Special Hazard Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Special Hazard Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Special Hazard Losses") is less than or equal to the then-applicable Special Hazard Loss Amount, no Special Hazard Losses will be regarded as Excess Special Hazard Losses. If Aggregate Current Special Hazard Losses exceed the then-applicable Special Hazard Loss Amount, a portion of each Special Hazard Loss will be regarded as an "Excess Special Hazard Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Special Hazard Losses over (ii) the then-applicable Special Hazard Loss Amount, to (b) the Aggregate Current Special Hazard Losses. Thereafter, when the Special Hazard Loss Amount is zero, all Special Hazard Losses will be regarded as Excess Special Hazard Losses. Upon initial issuance of the Series 199 -

Certificates,  the "Special  Hazard Loss  Amount" with  respect thereto  will be
equal to approximately       % (approximately  $         ) of  the Cut-Off  Date
Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B or Class M Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that which is necessary to maintain the original ratings on the Class A, Class AP and Class M Certificates, as evidenced by letters to that effect delivered by [Moody's] [Fitch] [DCR] and [S&P] to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

    Fraud Losses, other than Excess Fraud Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses." Excess Fraud Losses will be allocated (i) among the Class A, Class M and Class B Certificates and (ii) to the extent such Excess Fraud Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Fraud Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Fraud Losses") is less than or equal to the then-applicable Fraud Loss Amount, no Fraud Losses will be regarded as Excess Fraud Losses. If Aggregate Current Fraud Losses exceed the then-applicable Fraud Loss Amount, a portion of each Fraud Loss will be regarded as an "Excess Fraud Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Fraud Losses over (ii) the then-applicable Fraud Loss Amount, to (b) the Aggregate Current Fraud Losses. Thereafter, when the Fraud Loss Amount is zero, all Fraud Losses will be regarded as Excess Fraud Losses. Upon initial issuance of the Series 199 - Certificates, the "Fraud Loss Amount" with respect thereto will be equal
to approximately     %  (approximately $        ) of the Cut-Off Date  Aggregate
Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B or Class M Certificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the aggregate amounts allocated solely to the Class B or Class M Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

    Bankruptcy Losses, other than Excess Bankruptcy Losses, will be allocated solely to the Class B Certificates, or following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates. Bankruptcy losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses." Excess Bankruptcy Losses will be allocated (i) among the Class A, Class M and Class B Certificates and (ii) to the extent such Excess Bankruptcy Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Bankruptcy Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Bankruptcy Losses") is less than or equal to the then applicable Bankruptcy Loss Amount, no Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. If Aggregate Current Bankruptcy Losses exceed the then-applicable Bankruptcy Loss Amount, a portion of each Bankruptcy Loss will be regarded as an "Excess Bankruptcy Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Bankruptcy Losses over (ii) the then-applicable Bankruptcy Loss Amount, to (b) the Aggregate Current Bankruptcy Losses. Thereafter, when the Bankruptcy Loss Amount is zero, all Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. Upon initial issuance of the Series 199 - Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately % (approximately
$       ) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans.
As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B and Class M Certificates through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the

Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and (b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or Class M Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from [Moody's] [Fitch] [DCR] and [S&P] that such reduction or modification will not adversely affect the then-current ratings assigned to the Class A, Class AP and Class M Certificates by [Moody's] [Fitch] [DCR] and [S&P]. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

    Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

    Since  the  initial principal  balance of  the Class  B Certificates  in the
aggregate will be approximately $          , the risk of Special Hazard  Losses,
Fraud Losses and Bankruptcy Losses will be separately borne by the Class B Certificates to a lesser extent (I.E., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their initial principal balance. See "The Trust Estates--Mortgage Loans--Representations and Warranties" and "--Insurance Policies," "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

GENERAL

    The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans
are  expected to include           promissory notes, to have an aggregate unpaid
principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate  Principal
Balance")  of approximately  $               to be  secured by  first liens (the
"Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

    As of the Cut-Off Date, it is expected that of the Mortgage Loans in the Trust Estate, representing approximately % of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be secured by Co-op Shares and that of the Mortgage Loans, representing approximately % of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Buy-Down Loans. See "The Trust Estates--Mortgage Loans" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As  of the Cut-Off  Date, each Mortgage  Loan is expected  to have an unpaid
principal balance  of  not  less  than approximately  $           or  more  than
approximately $       , and the average unpaid principal balance of the Mortgage
Loans  is expected to be approximately $       . The latest stated maturity date
of any of the Mortgage Loans is expected to be             ,     ; however,  the
actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan
applications at  origination,       of  the Mortgaged  Properties, which  secure
approximately        % of the  Cut-Off Date  Aggregate Principal  Balance of the
Mortgage Loans, are expected to be owner occupied primary residences and of the Mortgaged Properties, which secure approximately % of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be non-owner occupied or second homes. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    It is expected that one of the Mortgage Loans representing approximately % of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be subject to a subsidy agreement, which, except under certain limited circumstances, requires the employer of the mortgagor to make a portion of the payments on the related Mortgage Loans (a "Subsidy Loan") for specified periods. The Subsidy Loan was underwritten by PHMC. The subsidy

------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate
     (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut- Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 199 - Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 199 - Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

agreement relating to the Subsidy Loan generally will provide that monthly payments made by the related mortgagor will be less than the scheduled monthly payments on such Mortgage Loans, with the present value of the resulting difference in payments being provided by the employer of the mortgagor in advance, generally on an annual basis. Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The effective subsidized rates under the various programs offered generally range from one to five percentage points below the interest rate specified in the related mortgage note. These subsidized rates are used to calculate the applicable debt-to-income ratios that are used to evaluate the creditworthiness of prospective borrowers. This procedure may enable certain mortgagors who otherwise would not meet PHMC's underwriting guidelines to obtain mortgage loans. As of the Cut-Off Date, it is expected that the Subsidy Loan in the Trust Estate will be offered by an employer through a graduated subsidy loan program with a term of five years or less. See "Prepayment and Yield Considerations" herein.

    Subsidy amounts paid by the employer will be deposited by the Servicer in an account (the "Subsidy Account") maintained by the Servicer, which will not be part of the Trust Estate or the REMIC. Funds in the Subsidy Account with respect to each Subsidy Loan will be withdrawn by the Servicer and deposited in the Custodial Account on the business day following the receipt by the Servicer of the mortgagor's monthly payment to which such funds relate. Funds in the Subsidy Account with respect to a Subsidy Loan will not be withdrawn by the Servicer, and are not permitted to be applied under the related subsidy agreement, during any period in which such Subsidy Loan is in default. Despite the existence of the subsidy agreement, the mortgagor remains liable for making all scheduled payments on a Subsidy Loan. From time to time, the amount of a subsidy payment or the term of a subsidy agreement may, upon the request of a corporate employer, be modified.

    As  of the Cut-Off  Date, there were     Mortgage  Loans having an aggregate
unpaid principal  balance of  approximately $              , a  range of  unpaid
principal balances of approximately $      to approximately $       , an average
unpaid  principal balance of approximately $         , a range of interest rates
from     % to     % per annum, a weighted average interest rate of approximately
    % per annum, a range of remaining terms to stated maturity of months to months, a weighted average remaining term to stated maturity of approximately
   months,  a range  of original  Loan-to-Value Ratios of        % to       %, a
weighted average original Loan-to-Value  Ratio of approximately       % and  the
following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the
Discount Mortgage Loans: approximately     % in [STATES].

    As of the Cut-Off Date, there were Mortgage Loans other than Discount Mortgage Loans having an aggregate unpaid principal balance of approximately
$            , a range  of unpaid principal balances of approximately  $      to
approximately $         , an  average unpaid principal balance of  approximately
$        , a range of interest rates from     % to       % per annum, a weighted
average interest rate of approximately % per annum, a range of remaining terms to stated maturity of months to months, a weighted average remaining
term  to  stated  maturity of  approximately       months, a  range  of original
Loan-to-Value Ratios  of         %  to        %,  a  weighted  average  original
Loan-to-Value  Ratio  of  approximately        %  and  the  following geographic
concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Mortgage Loans other than
Discount Mortgage Loans: approximately     % in [STATES].

    The Mortgage Loans have been acquired by the Seller from PHMC. The Mortgage Loans that PHMC sells to the Seller will have been either orginated by PHMC or acquired by PHMC from various entities (each, a "PHMC Loan Seller") which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to
mortgage  loan  purchase   programs  operated   by  such   PHMC  Loan   Sellers.
Approximately         % (by  Cut-Off Date  Aggregate  Principal Balance)  of the
Mortgage Loans (the "PHMC Underwritten Loans") were generally originated in conformity with PHMC's underwriting standards applied either by PHMC or by eligible originators to whom PHMC had delegated all underwriting functions. In certain instances, exceptions to PHMC's underwriting standards may have been granted by PHMC to such originators. See "PHMC--Mortgage Loan Underwriting" in the Prospectus. Approximately % and % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Pool Certification Underwritten Loans") will have been reviewed by GEMICO and UGRIC, respectively, to ensure compliance with such company's credit, appraisal and underwriting standards. Neither the Series 199 - Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by

GEMICO or UGRIC. The Pool Certification Underwritten Loans were evaluated by PHMC using enhanced credit scoring ("ECS") as described in the Prospectus under "PHMC--Mortgage Loan Underwriting" and, based on the ECS scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten by PHMC. The remaining approximate % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten under varying standards which have been reviewed and accepted by PHMC. Neither the Seller nor PHMC has underwritten any of the Bulk Purchase Underwritten Loans. See "--Mortgage Underwriting Standards" below and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

MORTGAGE LOAN DATA

    Set   forth  below   is  a   description  of   certain  additional  expected
characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATE                     LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: mort_rat]

    As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately % per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the sum of (a) the applicable Servicing Fee Rate,
(b) the Master Servicing Fee Rate as set forth in the Pooling and Servicing Agreement and (c) the Fixed Retained Yield, if any, for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the
Mortgage Loans is expected to be approximately     % per annum.

                       REMAINING TERMS TO STATED MATURITY

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)             LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: rem_mat]

    As  of  the Cut-Off  Date,  the weighted  average  remaining term  to stated
maturity of the Mortgage Loans is expected to be approximately    months.

                              YEARS OF ORIGINATION

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
YEAR OF ORIGINATION                        LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: yrs_org]

    It is  expected that  the earliest  month  and year  of origination  of  any
Mortgage  Loan was             and  the latest month and year of origination was
           .

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIO               LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: loan_rat]

    As of the  Cut-Off Date,  the minimum  and maximum  Loan-to-Value Ratios  at
origination  of  the Mortgage  Loans are  expected  to be        %  and       %,
respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately %. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. See "The Trust Estates--Mortgage Loans" in the Prospectus. It is expected that of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans, were originated without primary mortgage insurance.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVEL                        LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: levels]

    Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation."

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
ORIGINAL MORTGAGE LOAN PRINCIPAL         MORTGAGE        PRINCIPAL       PRINCIPAL
 BALANCE                                   LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: mort_bal]

    As of the Cut-Off Date, the average unpaid principal balance of the Mortgage
Loans is expected to  be approximately $         . As of  the Cut-Off Date,  the
weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately %
and        %,  respectively. See  "The  Trust Estates--Mortgage  Loans"  in  the
Prospectus.

                              MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
PROPERTY                                   LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: mort_pro]

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
GEOGRAPHIC AREA                            LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: geo_mort]

    No  more than  approximately     %  of the Cut-Off  Date Aggregate Principal
Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
ORIGINATOR                                 LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------

[Reserved for client file: mort_loa]

    It is expected that, as of the Mortgage Loan Cut-off Date, of the "Other Originators" will have accounted for approximately % of the Mortgage Loan Cut-off Date Aggregate Principal Balance. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Mortgage Loan Cut-off Date Aggregate Principal Balance.

                           PURPOSES OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
LOAN PURPOSE                               LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: purp]

    In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

                             SUBSIDY LOAN PROGRAMS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
PROGRAM AND TERM                           LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------


[Reserved for client file: subsidy]

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

    The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 199 - Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. See "Prepayment and Yield Considerations" herein and "The Trust
Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    The [Master Servicer][Seller] may, in its sole discretion, repurchase any defaulted Mortgage Loan from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Trust Estates--Mortgage Loans--Optional Purchases" in the Prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer by a borrower meeting PHMC's underwriting guidelines or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

MORTGAGE UNDERWRITING STANDARDS

    Approximately % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "PHMC Underwritten Loans") were generally originated in conformity with PHMC's underwriting standards. In the case of certain Mortgage Loans underwritten pursuant to a Delegated Underwriting (as defined in the Prospectus under "PHMC--Mortgage Loan Underwriting") arrangement, exceptions to PHMC's underwriting standards may have been approved by PHMC. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    Approximately % and % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans will have been reviewed by GEMICO and UGRIC, respectively, to ensure compliance with such company's respective credit, appraisal and underwriting standards generally to assess the eligibility of such Mortgage
Loans for inclusion in a mortgage pool to be insured by such company. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    Neither the Series 199 - Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by GEMICO or UGRIC.

    The Pool Certification Underwritten Loans were evaluated by PHMC using enhanced credit scoring ("ECS") as described in the Prospectus under "PHMC--Mortgage Loan Underwriting" and, based on the ECS scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten by PHMC.

    The remaining approximate % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten under varying standards. A certain percentage of the Bulk Purchase Underwritten Loans might not have qualified initially under PHMC's underwriting standards, in most cases because the loan-to-value or debt-to-income ratio exceeded PHMC's thresholds. However, PHMC has in each case reviewed the underwriting standards applied and determined that such variances were justifiable or did not depart materially from PHMC's underwriting standards.

                  PHMC DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience on the conventional mortgage loans included in PHMC's mortgage loan servicing portfolio which were originated by PHMC for its own account or for the account of an affiliate or acquired by PHMC for its own account or for the account of an affiliate and underwritten to PHMC's underwriting standards (the "Program Loans"), on the Program Loans which are fixed interest rate mortgage loans ("Fixed Program Loans"), including, in both cases, mortgage loans originated in connection with the purchases of residences by relocated employees ("Relocation Mortgage Loans") and on the Fixed Program Loans other than the Relocation Mortgage Loans ("Fixed Non-relocation Program Loans"). See "Description of the Mortgage Loans" herein and "PHMC--Mortgage Loan Underwriting" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the recent experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans or Fixed Non-relocation Program Loans, each of which includes loans having a variety of payment characteristics, such as Subsidy Loans, Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate. Furthermore, there can be no assurance that the future experience on the Mortgage Loans generally or the Mortgage Loans serviced by PHMC, all of which are fixed interest rate mortgage loans having original terms to stated maturity of months, approximately % (by Cut-Off Date Aggregate Principal Balance) of which are serviced by Other Servicers and approximately % (by Cut-Off Date Aggregate Principal Balance) of which were underwritten to various pool insurers' standards will be comparable to that of the total Program Loans or Fixed Program Loans.

    Historically, Relocation Mortgage Loans, which constitute a significant percentage of the Mortgage Loans currently serviced by PHMC, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans and Fixed Program Loans. There can be no assurance that the future experience on the Mortgage Loans contained in the Trust Estate, all of which are fixed interest rate mortgage loans having original terms to stated maturity of approximately years and none of which are Relocation Mortgage Loans, will be comparable to that of the total Program Loans, the Fixed Program Loans or the Fixed Non-relocation Program Loans.

    The following tables reflect rapid growth during recent periods in PHMC's mortgage loan servicing portfolio as a result of the substantially higher volume of new loan originations and acquisitions of recently originated mortgage loans. Delinquencies, foreclosures and loan losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by PHMC have been recently originated, the current level of delinquencies, foreclosures and loan losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of PHMC's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and loan losses as percentages of PHMC's total servicing portfolio could rise significantly above the rates indicated in the following tables.

                              TOTAL PROGRAM LOANS

                                                                                                                       AS OF
                                                                              AS OF                   AS OF           JUNE 30,
                                                                         DECEMBER 31, 199        DECEMBER 31, 199       199
                                                                      ----------------------  ----------------------  --------
                                                                                  BY DOLLAR               BY DOLLAR
                                                                       BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.
                                                                      OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                                                      --------   -----------  --------   -----------  --------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Program Loans....................................             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Period of Delinquency(1)
  30 to 59 days.....................................................             $                       $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      --------   -----------  --------   -----------  --------
Total Delinquent Loans..............................................             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Percent of Portfolio................................................         %              %        %              %        %


                                                                       BY DOLLAR
                                                                        AMOUNT
                                                                       OF LOANS
                                                                      -----------

Total Portfolio of Program Loans....................................  $
                                                                      -----------
                                                                      -----------
Period of Delinquency(1)
  30 to 59 days.....................................................  $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      -----------
Total Delinquent Loans..............................................  $
                                                                      -----------
                                                                      -----------
Percent of Portfolio................................................             %

                                                                            AS OF               AS OF               AS OF
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).....................................................  $                   $                   $
Foreclosure Ratio(3)................................................%%%


                                                                          YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)..................................................  $                   $                   $
Net Gain (Loss) Ratio(5)............................................%%%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                              FIXED PROGRAM LOANS

                                                                                                                       AS OF
                                                                              AS OF                   AS OF           JUNE 30,
                                                                         DECEMBER 31, 199        DECEMBER 31, 199       199
                                                                      ----------------------  ----------------------  --------
                                                                                  BY DOLLAR               BY DOLLAR
                                                                       BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.
                                                                      OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                                                      --------   -----------  --------   -----------  --------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Program Loans..............................             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Period of Delinquency(1)
  30 to 59 days.....................................................             $                       $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      --------   -----------  --------   -----------  --------
Total Delinquent Loans..............................................             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Percent of Fixed Program Loan Portfolio.............................         %              %        %              %        %


                                                                       BY DOLLAR
                                                                        AMOUNT
                                                                       OF LOANS
                                                                      -----------

Total Portfolio of Fixed Program Loans..............................  $
                                                                      -----------
                                                                      -----------
Period of Delinquency(1)
  30 to 59 days.....................................................  $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      -----------
Total Delinquent Loans..............................................  $
                                                                      -----------
                                                                      -----------
Percent of Fixed Program Loan Portfolio.............................             %

                                                                            AS OF               AS OF               AS OF
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).....................................................  $                   $                   $
Foreclosure Ratio(3)................................................%%%


                                                                          YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)..................................................  $                   $                   $
Net Gain (Loss) Ratio(5)............................................%%%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                       FIXED NON-RELOCATION PROGRAM LOANS

                                                                                                                       AS OF
                                                                              AS OF                   AS OF           JUNE 30,
                                                                         DECEMBER 31, 199        DECEMBER 31, 199       199
                                                                      ----------------------  ----------------------  --------
                                                                                  BY DOLLAR               BY DOLLAR
                                                                       BY NO.     AMOUNT OF    BY NO.     AMOUNT OF    BY NO.
                                                                      OF LOANS      LOANS     OF LOANS      LOANS     OF LOANS
                                                                      --------   -----------  --------   -----------  --------
                                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
Total Portfolio of Fixed Non-relocation Program Loans...............             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Period of Delinquency(1)
  30 to 59 days.....................................................             $                       $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      --------   -----------  --------   -----------  --------
Total Delinquent Loans..............................................             $                       $
                                                                      --------   -----------  --------   -----------  --------
                                                                      --------   -----------  --------   -----------  --------
Percent of Fixed Non-relocation Program Loan Portfolio..............         %              %        %              %        %


                                                                       BY DOLLAR
                                                                       AMOUNT OF
                                                                         LOANS
                                                                      -----------

Total Portfolio of Fixed Non-relocation Program Loans...............  $
                                                                      -----------
                                                                      -----------
Period of Delinquency(1)
  30 to 59 days.....................................................  $
  60 to 89 days.....................................................
  90 days or more...................................................
                                                                      -----------
Total Delinquent Loans..............................................  $
                                                                      -----------
                                                                      -----------
Percent of Fixed Non-relocation Program Loan Portfolio..............             %

                                                                            AS OF               AS OF               AS OF
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Foreclosures(2).....................................................  $                   $                   $
Foreclosure Ratio(3)................................................                    %                   %                   %


                                                                          YEAR ENDED          YEAR ENDED       SIX MONTHS ENDED
                                                                       DECEMBER 31, 199    DECEMBER 31, 199      JUNE 30, 199
                                                                      ------------------  ------------------  ------------------
                                                                                    (DOLLAR AMOUNTS IN THOUSANDS)
Net Gain (Loss)(4)..................................................  $                   $                   $
Net Gain (Loss) Ratio(5)............................................                    %                   %                   %

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

    The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency, foreclosure and loan loss experience of PHMC's servicing portfolio during the periods set forth in the preceding table may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans serviced by PHMC may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of distributions in reduction of the principal balance of any Subclass or Class of the Offered Certificates, the aggregate amount of distributions on any Subclass or Class of the Offered Certificates and the yield to maturity of any Subclass or Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Representing Party of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" and "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Classes A/M/B Fraction, to the holders of the Class A Certificates then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan, to the Class AP Certificates in proportion to the interest of the Class AP
Certificates in such Discount Mortgage Loan represented by the Class AP Fraction. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass or Class of the Offered Certificates or the aggregate amount of distributions on any Subclass or Class of the Offered Certificates.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage

Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including PHMC), servicers (including PHMC) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates" in the Prospectus. In addition, PHMC or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

    The effect of subsidy agreements on the rate of prepayment of Subsidy Loans is uncertain. The rate of prepayment on Subsidy Loans may be affected by such factors as the relationship between prevailing mortgage rates and the effective interest rates on such Subsidy Loans, the remaining term of the subsidy agreements, and requests by the related employers for refinance or modification. The subsidy agreement relating to a Subsidy Loan generally provides that if prevailing market rates of interest on mortgage loans similar to such Subsidy Loan decline relative to the Mortgage Interest Rate of such Subsidy Loan by the percentage set forth in the subsidy agreement, the employer may request that the mortgagor refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the Subsidy Loan will be prepaid, and the new loan will not be included in the Trust Estate. If the mortgagor fails to refinance such Subsidy Loan, the employer may terminate the related subsidy agreement. In addition, the termination of the subsidy agreement relating to a Subsidy Loan for any reason (whether due to the mortgagor's failure to refinance or otherwise) may increase the financial burden of the mortgagor, who may not have otherwise qualified for a mortgage under PHMC's mortgage loan underwriting guidelines, and may consequently increase the risk of default with respect to the related Mortgage Loan. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus. From time to time, the amount of the subsidy payment or the term of the subsidy agreement may, upon the request of the corporate employer, be modified.

    Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, and servicing decisions. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which
(i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty or (ii) the
Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor meeting the Servicer's underwriting guidelines. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 199 - Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICULARLY THE CLASS AP CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS

IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD ON THE CLASS AP CERTIFICATES WILL BE INFLUENCED BY PRINCIPAL PAYMENTS SOLELY WITH RESPECT TO DISCOUNT MORTGAGE LOANS.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The yield to maturity on the Class M Certificates will be more sensitive than the yield to maturity on the Senior Certificates to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent not covered by the Class B Certificates, because the entire amount of such losses will be allocable to the Class M Certificates prior to the Senior Certificates, except as otherwise provided herein. To the extent not covered by Periodic Advances, delinquencies on Mortgage Loans may also have a relatively greater effect on the yield to investors in the Class M Certificates. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, to the extent not covered by the Class B Certificates, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of Class M Certificates, because the entire amount of those delinquencies would be borne by the Class M Certificates prior to the Senior Certificates.

    The yield to maturity on the Offered Certificates and more particularly on the Class M Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans, and the yield to maturity on the Class AP Certificates may be particularly affected by the geographic concentration of the Mortgaged Properties securing the Discount Mortgage Loans. In recent periods, California and several other regions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced natural disasters, including earthquakes and floods, which may adversely affect property values. Any
deterioration in housing  prices in California,  as well as       and the  other
states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class M Certificates.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Subclass or Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Subclass or Class of Offered Certificates based on the anticipated yield to maturity of such Subclass or Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Subclass or Class of Offered Certificates are purchased at a discount or a premium and the degree to which such Subclass or Class is sensitive to the timing of prepayments will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Subclass or Class of Offered Certificates purchased at a discount, particularly the Class AP Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans, or in the case of the Class AP Certificates, on the Discount Mortgage Loans, could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subclass or Class of Offered Certificates purchased at a premium the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

    An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or, in the case of the Class AP Certificates, the anticipated yield thereon. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

    As indicated under "Federal Income Tax Considerations" herein, the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class A-R Certificate during any such period and no representation is made with respect thereto under any principal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATE MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY BE NEGATIVE.

    As referred to herein, the weighted average life of a Subclass or Class of the Offered Certificates refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of each Subclass or Class of the Offered Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization, prepayments or other recoveries of principal.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, I.E., no prepayments. Correspondingly, " % SPA" assumes prepayment rates equal to % of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Estate, as described above under "Description of the Mortgage Loans." The tables assume, among other things, that (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its remaining term to maturity, (ii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in
       199 , (iii) the Seller does not repurchase any Mortgage Loan, as described under "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein, and the Master Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate, (iv) principal prepayments in full on the Mortgage Loans will be received on the last day of each month commencing in
         199 at the respective constant percentages of SPA set forth in the tables and there are no partial principal prepayments or Prepayment Interest
Shortfalls,  (v) the Series 199 - Certificates will  be issued on              ,
199 and (vi) distributions to Certificateholders will be made on the 25th day of
each month, commencing in         199 . IT IS HIGHLY UNLIKELY THAT THE  MORTGAGE
LOANS  WILL PREPAY  AT ANY CONSTANT  RATE, THAT  ALL OF THE  MORTGAGE LOANS WILL
PREPAY AT THE SAME RATE OR THAT THE MORTGAGE LOANS WILL NOT EXPERIENCE ANY LOSSES. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are assumed to be included, as described above. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates, initial principal balances of the Class AP and Class M Certificates, the actual weighted average lives of the Subclasses of Class A Certificates and the Class AP and Class M Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates and the principal balances of the Class AP and Class M Certificates are reduced to zero.

    Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates, and set forth the percentages of the initial Class A Subclass Principal Balance of each such Subclass and, in the case of the Class AP and Class M Certificates, of the initial principal balances of the Class AP and Class M Certificates that would be outstanding after each of the dates shown at constant percentages of SPA presented.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                            CLASS A-1
                                                       CERTIFICATES AT THE
                                                      FOLLOWING PERCENTAGES
                                                              OF SPA
               DISTRIBUTION                  ----------------------------------------
                   DATE                       0%    %     %     %     %     %     %
-------------------------------------------  ----------------------------------------

[Reserved for client file: dec_a1]

                                                             CLASS A-2
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                              OF SPA
               DISTRIBUTION                  -----------------------------------------
                   DATE                       0%     %     %     %     %     %     %
-------------------------------------------  -----------------------------------------
[Reserved for client file: dec_a1]
                                              [Reserved for client file: dec_a2]

                                                             CLASS A-3
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
               DISTRIBUTION                  ------------------------------------------
                   DATE                       0%      %     %     %     %     %     %
-------------------------------------------  ------------------------------------------
[Reserved for client file: dec_a1]

                                               [Reserved for client file: dec_a3]

                                                             CLASS A-4
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
               DISTRIBUTION                  ------------------------------------------
                   DATE                       0%      %     %     %     %     %     %
-------------------------------------------  ------------------------------------------
[Reserved for client file: dec_a1]

                                               [Reserved for client file: dec_a4]

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                             CLASS A-5
                                                        CERTIFICATES AT THE
                                                       FOLLOWING PERCENTAGES
                                                               OF SPA
               DISTRIBUTION                  ------------------------------------------
                   DATE                       0%      %     %     %     %     %     %
-------------------------------------------  ------------------------------------------

[Reserved for client file: dec_a5]

                                                              CLASS A-R
                                                         CERTIFICATE AT THE
                                                        FOLLOWING PERCENTAGES
                                                               OF SPA
               DISTRIBUTION                  -------------------------------------------
                   DATE                       0%      %      %     %     %     %     %
-------------------------------------------  -------------------------------------------
[Reserved for client file: dec_a5]
                                                [Reserved for client file: dec_ar]

                                                               CLASS AP
                                                         CERTIFICATES AT THE
                                                        FOLLOWING PERCENTAGES
                                                                OF SPA
               DISTRIBUTION                  --------------------------------------------
                   DATE                       0%      %      %      %     %     %     %
-------------------------------------------  --------------------------------------------
[Reserved for client file: dec_a5]

                                                 [Reserved for client file: dec_ap]

                                                               CLASS M
                                                         CERTIFICATES AT THE
                                                        FOLLOWING PERCENTAGES
                                                                OF SPA
               DISTRIBUTION                  --------------------------------------------
                   DATE                       0%      %      %      %     %     %     %
-------------------------------------------  --------------------------------------------
[Reserved for client file: dec_a5]

                                                  [Reserved for client file: dec_m]

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

    Interest accrued on the Class A and Class M Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Class A Certificates and the Class M Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

    [The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Subclasses or Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation Of Certain Documents By Reference" in the Prospectus. Such tables and materials will have been prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the assumptions set forth in clauses (i) through (vii) of the first full paragraph on page S-hereof. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.]

SENSITIVITY OF THE CLASS AP CERTIFICATES

    THE YIELD TO AN INVESTOR IN THE CLASS AP CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE DISCOUNT MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RELATIVELY SLOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO AN INVESTOR IN THE CLASS AP CERTIFICATES. THE DISCOUNT MORTGAGE LOANS WILL HAVE LOWER NET MORTGAGE INTEREST RATES THAN THE OTHER MORTGAGE LOANS. IN GENERAL, MORTGAGE LOANS WITH LOWER MORTGAGE INTEREST RATES MAY TEND TO PREPAY AT A SLOWER RATE OF PAYMENT IN RESPECT OF PRINCIPAL THAN MORTGAGE LOANS WITH RELATIVELY HIGHER MORTGAGE INTEREST RATES, IN RESPONSE TO CHANGES IN MARKET INTEREST RATES. AS A RESULT, THE DISCOUNT MORTGAGE LOANS MAY PREPAY AT A SLOWER RATE OF PAYMENT IN RESPECT OF PRINCIPAL THAN THE OTHER MORTGAGE LOANS, RESULTING IN A LOWER YIELD ON THE CLASS AP CERTIFICATES THAN WOULD BE THE CASE IF THE DISCOUNT MORTGAGE LOANS PREPAID AT THE SAME RATE AS THE OTHER MORTGAGE LOANS.

    The following table indicates the sensitivity to various rates of prepayment on the Discount Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class AP Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the assumptions described in clauses (i) through (vii) of the first full paragraph on page S- and on the further assumptions that (i)
the Class AP Certificates will be purchased on             , 199 at an aggregate
purchase price of        % of the  initial Class AP  Principal Balance and  (ii)
distributions  to holders of the Class AP  Certificates will be made on the 25th
day of each month commencing in             199 .

  SENSITIVITY OF THE PRE-TAX YIELD ON THE CLASS AP CERTIFICATES TO PREPAYMENTS

                                                      PERCENTAGES OF SPA
                                   --------------------------------------------------------
                                    0%       %       %       %       %        %        %
                                   -----   -----   -----   -----   ------   ------   ------
Pre-Tax Yield (CBE)..............      %       %       %       %        %        %        %

    The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class AP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price for the Class AP Certificates of approximately
    % of the initial Class AP Principal Balance and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class AP Certificates and consequently does not purport to reflect the return on any investment in the Class AP Certificates when such reinvestment rates are considered.

    NOTWITHSTANDING THE ASSUMED PREPAYMENT RATES REFLECTED IN THE PRECEDING TABLE, IT IS HIGHLY UNLIKELY THAT THE DISCOUNT MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY OR THAT ALL OF THE DISCOUNT MORTGAGE LOANS WILL

PREPAY AT THE SAME RATE. The Discount Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields on the Class AP Certificates are likely to differ from those shown in such table, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA.

                        POOLING AND SERVICING AGREEMENT

GENERAL

    The Series 199 - Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Series 199 - Certificates (the "Pooling and Servicing Agreement") among the Seller, the Master Servicer and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 199 - Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

    The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mortgage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates, (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement, (v) certain rights of the Seller to the enforcement of representations and warranties made by the Representing Parties relating to the Mortgage Loans, and (vi) the rights of the Trustee under the PHMC Loan Purchase Agreement.

DISTRIBUTIONS

    Distributions (other than the final distribution in retirement of the Class A Certificates of each Subclass) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of a Class A Certificate evidencing at least a $5,000,000 initial principal balance or any holder of a Class AP, Class M or Offered Class B Certificate evidencing a 100% Percentage Interest, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Master Servicer, or the paying agent acting on behalf of the Master Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Subclass of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Subclass or Class.

    Unless Definitive Certificates are issued as described above, the Master Servicer and the Trustee will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also receive distributions on the Book-Entry Certificates from the Trustee and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

    With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Series 199 - Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to a percentage (the "Class A Voting Interest") of the aggregate Voting Interest represented by all Series 199 - Certificates equal to the product of (i) the then applicable Class A Percentage and (ii) the ratio obtained by dividing the Pool Balance (Classes A/M/B Portion) by the sum of the Pool Balance (Classes A/M/B Portion) and the Pool Balance (Class AP Portion) (the "Classes A/M/B Voting Interest"); the holders of the Class AP Certificates will collectively be entitled to a percentage of the aggregate Voting Interest represented by all Series 199 - Certificates equal to the percentage obtained by dividing the Pool Balance (Class AP Portion) by the sum of the Pool Balance (Class A/M/B Portion) and the Pool Balance (Class AP Portion); the holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Series 199 - Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal

Balance and (ii) the Classes A/M/B Voting Interest. The aggregate Voting Interests of each Subclass of Class A Certificates on any date will be equal to the product of (a) the Class A Voting Interest on such date and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the aggregate Class A Subclass Principal Balance of the Class A Certificates on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Subclass will have a Voting Interest in such Subclass equal to such holder's Percentage Interest in such Subclass. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

TRUSTEE

    The Trustee for the  Series 199 -  Certificates will be                 ,  a
[national  banking association].  The Corporate Trust  Office of  the Trustee is
located at                 . The Trustee will be responsible for monitoring  the
compliance of the Master Servicer and each Servicer with the Pooling and Servicing Agreement and the Servicing Agreements. See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus. In addition, the Trustee will, in certain circumstances, be required to make certain advances on or before the related Distribution Date for the benefit of the holders of the Series 199 - Certificates. See "Description of the Certificates--Periodic Advances" herein.

MASTER SERVICER

    SASCOR will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, provide certain reports to the Trustee regarding the Mortgage Loans and the Certificates, make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans if a Servicer fails to make a Periodic Advance required by the related Servicing Agreement, and service Mortgage Loans in the event a Servicer is terminated and a successor servicer is not appointed. The Master Servicer will be entitled to a "Master Servicing Fee" payable monthly equal to the product of (i) 1/12th of a fixed percentage per annum as set forth in the Pooling and Servicing Agreement (the "Master Servicing Fee Rate") and (ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses of the Trust Estate subject to reimbursement as described under "Servicing of the Mortgage Loans" in the Prospectus.

OPTIONAL TERMINATION

    At its option, the Master Servicer may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Series 199 - Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than % of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate and (ii) the aggregate fair market value of the Trust Estate's assets plus, in each case, accrued interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the REMIC will be distributed to the holder of the Class A-R Certificate. See "Description of the Certificates--Additional Rights of the Class A-R Certificateholder" herein and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus.

                        SERVICING OF THE MORTGAGE LOANS

    PHMC will service approximately % (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans and the servicers listed below (the "Other Servicers", and collectively with PHMC, the "Servicers") will service the balance of the Mortgage Loans, as indicated, each pursuant to a separate
Servicing Agreement. The rights to enforce the related Servicer's obligations under each Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the Prospectus.

THE SERVICERS

    The Mortgage Loans initially will be serviced by the following entities:

                                                                  APPROXIMATE
                                                                 PERCENTAGE OF
                                                                 CUT-OFF DATE
                                                              AGGREGATE PRINCIPAL
NAME OF SERVICER                                               BALANCE SERVICED
------------------------------------------------------------  -------------------
The Prudential Home Mortgage Company, Inc...................              %
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                          %
                                                                    ------
    Total...................................................        100.00%
                                                                    ------
                                                                    ------

    Certain information with respect to the loan servicing experience of PHMC is set forth under "PHMC--Delinquency and Foreclosure Experience."

CUSTODIAL ACCOUNTS

    Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) on any Mortgage Loan that such Servicer services, interest (net of Servicing Fees) on any Mortgage Loan that such Servicer services, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans.

    Not later than the Remittance Date, the Servicers are obligated to remit to the Master Servicer Custodial Account all amounts on deposit in the Custodial Accounts as of the close of business on the business day preceding the Remittance Date other than the following:

       (a)amounts received as late payments of principal or interest respecting which such Servicer previously has made one or more unreimbursed
    Periodic Advances;

       (b)any unreimbursed Periodic Advances of such Servicer with respect to Liquidated Loans;

       (c)those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted where applicable in respect of Prepayment Interest Shortfalls as described under "Description of the Certificates--Interest";

       (d)all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such
    Distribution Date occurs;

       (e)all principal prepayments in full and all partial principal prepayments on Mortgage Loans serviced by Other Servicers and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement (other than Partial Liquidation Proceeds with respect to Mortgage Loans serviced by PHMC), received by such Servicer on or after the Due Date occurring in the month in which such Distribution Date occurs, all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds on Mortgage Loans serviced by PHMC, received by PHMC on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

       (f)all amounts representing certain expenses reimbursable to such Servicer and any other amounts permitted to be retained by such
    Servicer or withdrawn by such Servicer from the Custodial Account pursuant to the applicable Servicing Agreement;

       (g)all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which such Servicer is entitled to retain as additional servicing compensation;

       (h)reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Custodial Account;
    and

       (i)proceeds received in connection with the liquidation of a Mortgage Loan serviced by any Other Servicer in any month prior to the month in which such Mortgage Loan becomes a Liquidated Loan (other than any such proceeds with respect to a Mortgage Loan that became a Liquidated Loan in the month prior to the month in which such Remittance Date occurs).

FIXED RETAINED YIELD; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the Scheduled Principal Balance of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate, as of the
Cut-Off  Date, is expected  to range from approximately        % to        % per
annum. In addition to the Servicing Fees, late payment fees, loan assumption fees and prepayment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Master Servicer Custodial Account, will be paid to or retained by the Servicers as additional servicing compensation. The Servicing Fees payable to PHMC with respect to the Mortgage Loans serviced by PHMC are subject to reduction in any month to cover Prepayment Interest Shortfalls with respect to such Mortgage Loans. The servicing compensation, including Servicing Fees, payable to any Other Servicer is subject to reduction in any month to cover Prepayment Interest Shortfalls and Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Servicer.

    A fixed percentage of the interest on each Mortgage Loan (the "Fixed Retained Yield") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) %, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause
(i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the
Prospectus for information regarding other possible compensation to the Servicer. The Master Servicer will pay all routine expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the REMIC will be allocated to a holder of the Class A-R Certificate who is an individual, estate or trust (whether such Certificate is held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the Prospectus.

SERVICER DEFAULTS

    The Trustee will have the right pursuant to the Servicing Agreements to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume certain of the Servicer's servicing obligations under such Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading "Pooling and Servicing Agreement--Periodic Advances"), until such time as a successor servicer is appointed. Any successor Servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus.

           CERTAIN RECENT LEGAL DEVELOPMENTS AFFECTING MORTGAGE LOANS

    On March 21, 1994, the United States Court of Appeals for the 11th Circuit ruled in the case of RODASH V. AIB MORTGAGE CO. that the Federal Truth in Lending Act requires mortgage lenders to disclose to borrowers the collection of certain intangible taxes and courier fees as prepaid finance charges. Since the RODASH decision, class action lawsuits have been brought against numerous mortgage lending institutions alleging certain violations of the Truth in Lending Act concerning the improper disclosure of various fees.

    For Truth in Lending Act violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which would require the borrowers to pay the principal balance of the mortgage loans, less a credit for interest paid, closing costs and prepaid finance charges. A substantial number of the Mortgage Loans are non-purchase money mortgage loans.

    PHMC has represented in the PHMC Servicing Agreement that all applicable laws, including the Truth in Lending Act, were complied with in all material respects in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and PHMC cannot cure such breach within the time period specified in the PHMC Servicing Agreement, PHMC will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Pooling and Servicing Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan in accordance with the requirements of the Pooling and Servicing Agreement. See "Description of the Mortgage Loans--Representations and Warranties--Representations and Warranties of PHMC" herein.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

    An election will be made to treat the Trust Estate, and the Trust Estate will qualify, as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Class AP Certificates and the Class M Certificates (collectively, the "Regular Certificates"), together with the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, will be designated as the regular interests in the REMIC, and the Class A-R Certificate will be designated as the residual interest in the REMIC. The Class A-R Certificate is a "Residual Certificate" for purposes of the Prospectus.

    The Offered Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

REGULAR CERTIFICATES

    The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

    The Class AP Certificates will be issued with original issue discount in an amount equal to the excess of the initial principal balance thereof over their respective issue prices. It is anticipated that the Class A- and Class A-Certificates and the Class M Certificates will be issued with original issue discount in an amount equal to the excess of the initial principal balances of such Subclasses or Class over their respective issue prices (including accrued interest). It is further anticipated that the Class A- and Class A- Certificates will be issued at a premium and that the Class A- Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes. Each subclass of the Class B Certificates, which are not offered hereby, also will be treated as issued with original issue discount for federal income tax purposes.

    The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount will be calculated using % SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATE

    The holder of the Class A-R Certificate must include the taxable income or loss of the REMIC in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    Under the REMIC Regulations, because the fair market value of the Class A-R Certificate will not exceed 2% of the fair market value of the REMIC the Class A-R Certificate will not have "significant value," and thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, the Class A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R and Class M Certificates" herein and "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences For REMIC Certificates," "-- Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the Prospectus.

    An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the applicable REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

    A holder of the Class A-R Certificate should consult its tax advisor about the possible application of proposed Treasury regulations issued January 3, 1995 (the "Proposed Mark to Market Regulations," as defined in the Prospectus). Under the Proposed Mark to Market Regulations, no residual interest in a REMIC purchased on or after January 4, 1995 could be marked to market. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Mark to Market Regulations" in the Prospectus.

    DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATE MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY BE NEGATIVE.

    See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

    The Class A-R Certificate may not be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is subject to the fiduciary responsibility rules of Sections 401-414 of ERISA or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person utilizing the assets of such Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code
Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R Certificate.

    In addition, under current law the purchase and holding of the Class M Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA and Code Section 4975 or Similar Law. Transfer of the Class M Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee stating that (a) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class M Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee that the purchase or holding of the Class M Certificates by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. The Class M Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code
Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class M Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class M Certificates.

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plan. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

    [On                     ,  the DOL  issued to the  Underwriter an individual
administrative exemption, Prohibited Transaction Exemption        ,   Fed.  Reg.
     (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates, other than the Class A-R Certificate, by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").]

    Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the [availability of the exemptive relief provided in the Exemption or the] availability of any [other] prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Offered Certificates and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    [The Offered Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Offered Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as certain Subclasses of the Class A Certificates or the Class M Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and whether certain restrictions may apply to investments in other Subclasses of the Class A Certificates or the Class M Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities.] [The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine, whether, and to what extent, the Offered Certificates will constitute legal investments for them.] Investors should consult with their own legal advisors in determining whether and to what extent Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                                SECONDARY MARKET

    There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Certificates--Reports" upon written request to the Trustee at the Corporate Trust Office.

                                  UNDERWRITING

    Subject  to the terms and conditions  of the underwriting agreement dated as
of              , 199 (the "Underwriting Agreement") among PHMC, the Seller  and
            ,  as  underwriter  (the  "Underwriter"),  the  Offered Certificates
offered hereby are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered
Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered
Certificates  are expected  to be  approximately               %  of the initial
aggregate principal balance of the Class A, Class AP and Class M Certificates plus accrued interest thereon, other than on an amount equal to the initial
aggregate principal balance of the Class AP  Certificates, from               1,
199 to (but not including)             , 199 , before deducting expenses payable
by the Seller. The Underwriter, which is not an affiliate of the Seller, has advised the Seller that the Underwriter has not allocated the purchase price paid to the Seller for the Class A, Class AP and Class M Certificates has not been allocated among the Class A, Class AP and Class M Certificates nor among the Subclasses of Class A Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Underwriting Agreement provides that the Seller or PHMC will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Wood, New York, New York.


[FOR SERIES WITH A FINANCIAL GUARANTY INSURANCE POLICY:



                                    EXPERTS



    The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1994 and December 31, 1993, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus Supplement have been incorporated herein, in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, and given on the authority of that firm as experts in auditing and accounting.]


                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from PHMC of the Mortgage Loans underlying the Series 199 - Certificates.

                                    RATINGS

    It is a condition to the issuance of the Class A and Class AP Certificates that they will have been rated [["Aaa" by Moody's Investors Service, Inc. ("Moody's")] ["AAA" by [Fitch Investors Service, L.P. ("Fitch")] [Duff & Phelps Credit Rating Co. ("DCR")]] [and] ["AAA" and "AAAr" by Standard and Poor's ("S&P")]] and [["Aa" by Moody's] ["AA" by [Fitch] [DCR] [S&P]] [and] ["A" by [Moody's] [Fitch] [DCR] [S&P]] [and] [["Baa" by Moody's] ["BBB" by [Fitch]

[DCR] [S&P]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    [The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.]

    [The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. In addition, the rating of the Class A-R Certificate does not assess the likelihood of return to the investor in the Class A-R Certificate, except to the extent of the Class A Subclass Principal Balance thereof and interest thereon.]

    [The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.]

    [The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.]

    The Seller has not requested a rating on the Offered Certificates of any Subclass or Class by any rating agency other than [Moody's] [DCR] [S&P] and [Fitch], although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by [Moody's] [DCR] [S&P] and [Fitch].

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS


TERM                                                                       PAGE
-------------------------------------------------------------------------
Adjusted Pool Amount.....................................................  S-29
Adjusted Pool Amount (Class AP Portion)..................................  S-29
Adjustment Amount........................................................  S-45
Aggregate Current Bankruptcy Losses......................................  S-45
Aggregate Current Fraud Losses...........................................  S-45
Aggregate Current Special Hazard Losses..................................  S-44
Bankruptcy Loss..........................................................  S-33
Bankruptcy Loss Amount...................................................  S-45
Beneficial Owner.........................................................  S-23
Book-Entry Certificates..................................................  S-3
Bulk Purchase Underwritten Loans.........................................  S-10
CBE......................................................................  S-69
Cede.....................................................................  S-23
Certificateholder........................................................  S-3
Certificates.............................................................  S-5
Class A Certificates.....................................................  Cover
Class AP Certificates....................................................  Cover
Class A Distribution Amount..............................................  S-27
Class A Optimal Amount...................................................  S-30
Class A Optimal Principal Amount.........................................  S-31
Class A Percentage.......................................................  S-33
Class A Prepayment Percentage............................................  S-33
Class A Principal Balance................................................  S-28
Class A Principal Distribution Amount....................................  S-31
Class A Subclass Interest Accrual Amount.................................  S-27
Class A Subclass Interest Shortfall Amount...............................  S-30
Class A Subclass Principal Balance.......................................  S-28
Class A Voting Interest..................................................  S-70
Classes A/M/B Fraction...................................................  S-13
Classes A/M/B Voting Interest............................................  S-70
Class AP Fraction........................................................  S-35
Class AP Deferred Amount.................................................  S-35
Class AP Optimal Principal Amount........................................  S-34
Class AP Principal Balance...............................................  S-28
Class AP Principal Distribution Amount...................................  S-34
Class B Certificates.....................................................  Cover
Class B Principal Balance................................................  S-28
Class B Subclass Interest Accrual Amount.................................  S-28
Class B Subclass Principal Balance.......................................  S-28
Class M Certificate......................................................  Cover
Class M Distribution Amount..............................................  S-27
Class M Interest Accrual Amount..........................................  S-27
Class M Interest Shortfall Amount........................................  S-30
Class M Optimal Amount...................................................  S-31
Class M Optimal Principal Amount.........................................  S-35
Class M Percentage.......................................................  S-36
Class M Prepayment Percentage............................................  S-36
Class M Principal Balance................................................  S-28
Class M Principal Distribution Amount....................................  S-35

TERM                                                                       PAGE
-------------------------------------------------------------------------
Closing Date.............................................................  S-9
Code.....................................................................  S-20
Co-op Shares.............................................................  S-47
Cooperatives.............................................................  S-47
Cross-Over Date..........................................................  S-43
Current Class M Fractional Interest......................................  S-37
Current Class B-1 Fractional Interest....................................  S-37
Current Class B-2 Fractional Interest....................................  S-37
Current Class B-3 Fractional Interest....................................  S-37
Current Class B-4 Fractional Interest....................................  S-38
Curtailment Interest Shortfalls..........................................  S-29
Custodial Account........................................................  S-72
Cut-Off Date Aggregate Principal Balance.................................  S-47
Debt Service Reduction...................................................  S-33
Deficient Valuation......................................................  S-33
Definitive Certificates..................................................  S-7
Determination Date.......................................................  S-25
Discount Mortgage Loans..................................................  S-2
Distribution Date........................................................  S-2
DOL......................................................................  S-77
DTC......................................................................  S-8
DTC Participants.........................................................  S-23
ECS......................................................................  S-10
Enhancement Act..........................................................  S-21
Equity Take Out..........................................................  S-56
ERISA....................................................................  S-20
ERISA Plan...............................................................  S-76
Excess Bankruptcy Losses.................................................  S-45
Excess Fraud Losses......................................................  S-45
Excess Special Hazard Loss...............................................  S-44
Exemption................................................................  S-77
Fixed Non-relocation Program Loans.......................................  S-57
Fixed Program Loans......................................................  S-57
Fixed Retained Yield.....................................................  S-73
Fraud Loss...............................................................  S-32
Fraud Loss Amount........................................................  S-45
GEMICO...................................................................  S-10
Holder...................................................................  S-3
Indirect DTC Participants................................................  S-23
Liquidated Loan..........................................................  S-32
Liquidated Loan Loss.....................................................  S-32
Master Servicer..........................................................  S-2
Master Servicer Custodial Account........................................  S-72
Master Servicing Fee.....................................................  S-71
Master Servicing Fee Rate................................................  S-71
Mortgage Loans...........................................................  S-2
Mortgaged Properties.....................................................  S-47
Mortgages................................................................  S-47
Net Foreclosure Profits..................................................  S-39
Net Mortgage Interest Rate...............................................  S-29
Net Partial Liquidation Proceeds.........................................  S-32
Non-Supported Interest Shortfall.........................................  S-29

TERM                                                                       PAGE
-------------------------------------------------------------------------
Offered Certificates.....................................................  Cover
Original Class M Fractional Interest.....................................  S-37
Original Class B-1 Fractional Interest...................................  S-37
Original Class B-2 Fractional Interest...................................  S-37
Original Class B-3 Fractional Interest...................................  S-37
Original Class B-4 Fractional Interest...................................  S-38
Original Subordinated Principal Balance..................................  S-33
Other Servicers..........................................................  S-72
Partial Liquidation Proceeds.............................................  S-32
Participant..............................................................  S-5
Pass-Through Rate........................................................  S-12
Percentage Interest......................................................  S-27
Periodic Advances........................................................  S-39
PHMC.....................................................................  S-2
PHMC Loan Seller.........................................................  S-2
PHMC Underwritten Loans..................................................  S-10
Plan.....................................................................  S-20
PTE 95-60................................................................  S-76
Pool Balance (Classes A/M/B Portion).....................................  S-33
Pool Balance (Class AP Portion)..........................................  S-35
Pool Certification Underwritten Loans....................................  S-10
Pool Distribution Amount.................................................  S-25
Pool Distribution Amount Allocation......................................  S-26
Pooling and Servicing Agreement..........................................  S-70
Prepayment Interest Shortfalls...........................................  S-29
Program Loans............................................................  S-57
Prudential Insurance.....................................................  S-22
PTE 83-1.................................................................  S-77
Realized Losses..........................................................  S-33
Record Date..............................................................  S-25
Regular Certificates.....................................................  S-74
Relocation Mortgage Loans................................................  S-57
REMIC....................................................................  S-3
Remittance Date..........................................................  S-26
REO Property.............................................................  S-71
Residual Certificate.....................................................  S-74
Rules....................................................................  S-23
SASCOR...................................................................  S-2
Scheduled Principal Balance..............................................  S-32
Securities Act...........................................................  S-77
Seller...................................................................  S-2
Senior Certificates......................................................  Cover
Senior Optimal Amount....................................................  S-30
Series 199 - Certificates................................................  Cover
Servicer.................................................................  S-2
Servicers................................................................  S-72
Servicing Fee Rate.......................................................  S-73
Similar Law..............................................................  S-20
SPA......................................................................  S-65
Special Hazards..........................................................  S-16
Special Hazard Loss......................................................  S-32
Special Hazard Loss Amount...............................................  S-45

TERM                                                                       PAGE
-------------------------------------------------------------------------
Subclass.................................................................  Cover
Subordinated Certificates................................................  Cover
Subordinated Percentage..................................................  S-34
Subordinated Prepayment Percentage.......................................  S-34
Subsidy Account..........................................................  S-48
Subsidy Loans............................................................  S-47
Trust Estate.............................................................  S-2
Trustee..................................................................  S-6
U.S. Person..............................................................  S-42
UGRIC....................................................................  S-10
Underwriter..............................................................  Cover
Underwriting Agreement...................................................  S-78

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                                     INDEX

                             PROSPECTUS SUPPLEMENT


                                                                            PAGE
                                                                            ----
Table of Contents.........................................................   S-4
Summary Information.......................................................   S-5
Risk Factors and Special Considerations...................................  S-22
Description of the Certificates...........................................  S-23
Description of Mortgage Loans.............................................  S-47
PHMC Delinquency and Foreclosure Experience...............................  S-57
Prepayment and Yield Considerations.......................................  S-62
Pooling and Servicing Agreement...........................................  S-70
Servicing of the Mortgage Loans...........................................  S-72
Certain Recent Legal Developments Affecting Mortgage Loans................  S-74
Federal Income Tax Considerations.........................................  S-74
ERISA Considerations......................................................  S-76
Legal Investment..........................................................  S-77
Secondary Market..........................................................  S-77
Underwriting..............................................................  S-78
Legal Matters.............................................................  S-78
Use of Proceeds...........................................................  S-78
Ratings...................................................................  S-78
Index of Significant Prospectus Supplement Definitions....................  S-80


                                   PROSPECTUS

Reports...................................................................     2
Additional Information....................................................     2
Additional Detailed Information...........................................     2
Incorporation of Certain Information by
 Reference................................................................     2
Table of Contents.........................................................     3
Summary of Prospectus.....................................................     7
Risk Factors and Special Considerations...................................    12
The Trust Estates.........................................................    14
Description of the Certificates...........................................    23
Credit Support............................................................    35
Prepayment and Yield Considerations.......................................    39
The Seller................................................................    41
SASCOR....................................................................    42
PHMC......................................................................    42
Use of Proceeds...........................................................    49
Servicing of the Mortgage Loans...........................................    49
The Pooling and Servicing Agreement.......................................    61
Certain Legal Aspects of the Mortgage Loans...............................    64
Certain Federal Income Tax Consequences...................................    70
ERISA Considerations......................................................    93
Legal Investment..........................................................    97
Plan of Distribution......................................................    98
Legal Matters.............................................................    99
Rating....................................................................    99
Index of Significant Definitions..........................................   100

                                 $
                                 (APPROXIMATE)

                              THE PRUDENTIAL HOME
                              MORTGAGE SECURITIES
                                 COMPANY, INC.

                                     SELLER

                             MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 199 -

                                 --------------

                             PROSPECTUS SUPPLEMENT

                                 --------------

                                 [UNDERWRITER]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 26, 1996


THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]
                                     SELLER
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                             ---------------------

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller" or "PHMSC") may sell from time to time under this Prospectus and related Prospectus Supplements Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates.

    The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Estate") will be comprised primarily of fixed or adjustable interest rate, conventional, monthly pay, fully-amortizing first mortgage loans (the "Mortgage Loans"), secured by one- to four-family residential properties. Unless otherwise specified in the applicable prospectus supplement, the Mortgage Loans will have been acquired by the Seller from its affiliate, The Prudential Home Mortgage Company, Inc. ("PHMC"), and will have been underwritten either to PHMC's underwriting standards, to the extent specified in the applicable prospectus supplement, to the underwriting standards of a Pool Insurer (as defined herein) or to such other standards as are described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable prospectus supplement, all of the Mortgage Loans will be serviced either solely by PHMC (which in such capacity is referred to herein as the "Sole Servicer") or by PHMC together with one or more other servicers (each, a "Servicer") specified in the Prospectus Supplement who will be supervised by an affiliate of PHMSC, Securitized Asset Services Corporation ("SASCOR," and in such capacity, the "Master Servicer").

    The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Interest Rate (as defined herein), on the related Mortgage Loans ("Standard Certificates"), (ii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"), or (iii) two or more Classes of Certificates ("Multi-Class Certificates"), each of which will be assigned a principal balance (a "Stated Amount"), and each of which may bear interest on the Stated Amount at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass").

    Each Series of Certificates may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of the other Classes of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof. Any Class of Senior Certificates or Subordinated Certificates may, as described above, be divided into two or more Subclasses. If specified in the Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein or therein.

    Except for the Seller's limited obligation in connection with certain breaches of its representations and warranties and certain other undertakings and PHMC's obligations as Sole Servicer or SASCOR's obligations as Master Servicer, neither the Seller, the Sole Servicer or Master Servicer, nor any affiliate of the Seller or the Sole Servicer or Master Servicer, will have any obligations with respect to the Certificates.

    An election will be made to treat each Trust Estate (or a segregated pool of assets therein) underlying a Series of Multi-Class Certificates or a Series of Certificates in which the relative interests in the Trust Estate of the Classes of Senior Certificates and Subordinated Certificates are subject to adjustment as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. Such an election may also be made with respect to any other Trust Estate. See "Certain Federal Income Tax Consequences."

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
                           --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION   TO   THE   CONTRARY   IS   A   CRIMINAL  OFFENSE.
                            ------------------------

    The Certificates may be sold from time to time by the Seller through dealers or agents, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement relating to such offering.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING OF SUCH CERTIFICATES.
                           --------------------------

               The date of this Prospectus is              , 199

                                    REPORTS

    The Sole Servicer or Master Servicer, or the Paying Agent appointed by the Sole Servicer or Master Servicer, will furnish the Certificateholders of each Series, in connection with each distribution and annually, statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans--Reports to Certificateholders." The Sole Servicer or Master Servicer will also furnish periodic statements setting forth certain specified information to the Trustee identified in the Prospectus Supplement. See "Servicing of the Mortgage Loans--Reports to the Trustee." In addition, the Sole Servicer will furnish annually to the Trustee for each Series, or each Servicer with respect to any Series having more than one Servicer will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the mortgage loans serviced by the Sole Servicer or Servicer, as the case may be, under the related Pooling and Servicing Agreement and other similar servicing agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the monthly and annual statements provided by the Sole Servicer or Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Sole Servicer c/o The Prudential Home Mortgage Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701,
Attention: Legal Department or the Master Servicer, 7485 New Horizon Way, Frederick, Maryland, 21701, as applicable.

                             ADDITIONAL INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration
Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number 301-846-8199.

                        ADDITIONAL DETAILED INFORMATION

    The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Among the initial subscribers of the Detailed Information will be a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg (R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport-Registered Trademark-" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Sole Servicer, the Master Servicer and any affiliates thereof take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8199.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by PHMSC with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. PHMSC will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates a list identifying all filings with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since PHMSC's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to PHMSC should be directed to: The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8199.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                             PAGE
                                                                             ----
Reports....................................................................    2
Additional Information.....................................................    2
Additional Detailed Information............................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Prospectus......................................................    7
  Title of Securities......................................................    7
  Seller...................................................................    7
  Sole Servicer and Servicers..............................................    7
  Master Servicer..........................................................    7
  The Trust Estates........................................................    7
  Description of the Certificates..........................................    8
      A. Standard Certificates.............................................    8
      B. Stripped Certificates.............................................    8
      C. Shifting Interest Certificates....................................    8
      D. Multi-Class Certificates..........................................    8
  Cut-Off Date.............................................................    8
  Distribution Dates.......................................................    8
  Record Dates.............................................................    8
  Interest.................................................................    8
  Principal (Including Prepayments)........................................    9
  Distributions in Reduction of Stated Amount..............................    9
  Credit Enhancement.......................................................    9
  Periodic Advances........................................................   10
  Optional Purchase of Mortgage Loans......................................   10
  ERISA Limitations........................................................   11
  Tax Status...............................................................   11
  Rating...................................................................   11
Risk Factors and Special Considerations....................................   12
  Limited Liquidity........................................................   12
  Limited Obligations......................................................   12
  Limitations, Reduction and Substitution of Credit Enhancement............   12
  Risks of the Mortgage Loans..............................................   12
  Yield and Prepayment Considerations......................................   13
The Trust Estates..........................................................   14
  General..................................................................   14
  Mortgage Loans...........................................................   14
      INSURANCE POLICIES...................................................   17
      ACQUISITION OF THE MORTGAGE LOANS FROM PHMC..........................   18
      ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE..........................   18
      REPRESENTATIONS AND WARRANTIES.......................................   19
      OPTIONAL PURCHASES...................................................   22
Description of the Certificates............................................   23
  General..................................................................   23
  Percentage Certificates..................................................   24
  Multi-Class Certificates.................................................   25
  Distributions to Percentage Certificateholders...........................   25
      CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES...............   25
      CALCULATION OF DISTRIBUTABLE AMOUNTS.................................   25

                                                                             PAGE
                                                                             ----
      DETERMINATION OF AMOUNTS TO BE DISTRIBUTED...........................   27
      SHIFTING INTEREST CERTIFICATES.......................................   29
  Example of Distribution to Percentage Certificateholders.................   31
  Distributions to Multi-Class Certificateholders..........................   32
      VALUATION OF MORTGAGE LOANS..........................................   33
      SPECIAL DISTRIBUTIONS................................................   34
      LAST SCHEDULED DISTRIBUTION DATE.....................................   34
  Credit Support...........................................................   35
      Subordination........................................................   35
        CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES.............   35
        SHIFTING INTEREST CERTIFICATES.....................................   37
      Other Credit Enhancement.............................................   38
        LIMITED GUARANTEE..................................................   38
        LETTER OF CREDIT...................................................   38
        POOL INSURANCE POLICIES............................................   38
        SPECIAL HAZARD INSURANCE POLICIES..................................   38
        MORTGAGOR BANKRUPTCY BOND..........................................   38
  Prepayment and Yield Considerations......................................   39
      Pass-Through Rates and Interest Rates................................   39
      Scheduled Delays in Distributions....................................   39
      Effect of Principal Prepayments......................................   39
      Weighted Average Life of Certificates................................   40
The Seller.................................................................   41
SASCOR.....................................................................   42
PHMC.......................................................................   42
  General..................................................................   42
  Mortgage Loan Production Sources.........................................   43
  Mortgage Loan Underwriting...............................................   44
  Mortgage Origination Processing..........................................   49
  Servicing................................................................   49
Use of Proceeds............................................................   49
Servicing of the Mortgage Loans............................................   49
  The Master Servicer......................................................   49
  The Sole Servicer........................................................   50
  The Servicers............................................................   50
  Payments on Mortgage Loans...............................................   51
  Periodic Advances and Limitations Thereon................................   54
  Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans....   55
  Reports to Certificateholders............................................   55
  Reports to the Trustee...................................................   57
  Collection and Other Servicing Procedures................................   57
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage
    Loans..................................................................   57
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses.....   59
  Evidence as to Compliance................................................   60
  Certain Matters Regarding the Sole Servicer or Master Servicer...........   60
The Pooling and Servicing Agreement........................................   61
  Events of Default........................................................   61
  Rights Upon Event of Default.............................................   62
  Amendment................................................................   62
  Termination; Purchase of Mortgage Loans..................................   63

                                                                             PAGE
                                                                             ----
  The Trustee..............................................................   64
Certain Legal Aspects of the Mortgage Loans................................   64
  General..................................................................   64
  Foreclosure..............................................................   64
  Foreclosure on Shares of Cooperatives....................................   65
  Rights of Redemption.....................................................   66
  Anti-Deficiency Legislation and Other Limitations on Lenders.............   66
  Soldiers' and Sailors' Civil Relief Act and Similar Laws.................   67
  Environmental Considerations.............................................   68
  "Due-on-Sale" Clauses....................................................   69
  Applicability of Usury Laws..............................................   70
  Enforceability of Certain Provisions.....................................   70
Certain Federal Income Tax Consequences....................................   70
  Federal Income Tax Consequences for REMIC Certificates...................   71
  General..................................................................   71
  Status of REMIC Certificates.............................................   71
  Qualification as a REMIC.................................................   71
  Taxation of Regular Certificates.........................................   73
      GENERAL..............................................................   73
      ORIGINAL ISSUE DISCOUNT..............................................   73
      ACQUISITION PREMIUM..................................................   75
      VARIABLE RATE REGULAR CERTIFICATES...................................   75
      MARKET DISCOUNT......................................................   76
      PREMIUM..............................................................   77
      ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD.......   77
      TREATMENT OF LOSSES..................................................   78
      SALE OR EXCHANGE OF REGULAR CERTIFICATES.............................   78
  Taxation of Residual Certificates........................................   79
      TAXATION OF REMIC INCOME.............................................   79
      BASIS AND LOSSES.....................................................   80
      TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE...............   80
        ORIGINAL ISSUE DISCOUNT AND PREMIUM................................   81
        MARKET DISCOUNT....................................................   81
        PREMIUM............................................................   81
      LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME...................   81
      TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES........   82
        DISQUALIFIED ORGANIZATIONS.........................................   82
        NONECONOMIC RESIDUAL INTERESTS.....................................   83
        FOREIGN INVESTORS..................................................   83
      SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE...........................   84
      MARK TO MARKET REGULATIONS...........................................   84
  Taxes That May Be Imposed on the REMIC Pool..............................   84
      PROHIBITED TRANSACTIONS..............................................   84
      CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY................   85
      NET INCOME FROM FORECLOSURE PROPERTY.................................   85
  Liquidation of the REMIC Pool............................................   85
  Administrative Matters...................................................   85
  Limitations on Deduction of Certain Expenses.............................   85
  Taxation of Certain Foreign Investors....................................   86
      REGULAR CERTIFICATES.................................................   86
      RESIDUAL CERTIFICATES................................................   86

                                                                             PAGE
                                                                             ----
  Backup Withholding.......................................................   87
  Reporting Requirements...................................................   87
Federal Income Tax Consequences for Certificates as to Which No REMIC
 Election Is Made..........................................................   87
  Standard Certificates....................................................   87
      GENERAL..............................................................   87
      TAX STATUS...........................................................   88
      PREMIUM AND DISCOUNT.................................................   89
        PREMIUM............................................................   89
        ORIGINAL ISSUE DISCOUNT............................................   89
        MARKET DISCOUNT....................................................   89
      RECHARACTERIZATION OF SERVICING FEES.................................   89
      SALE OR EXCHANGE OF STANDARD CERTIFICATES............................   90
  Stripped Certificates....................................................   90
      GENERAL..............................................................   90
      STATUS OF STRIPPED CERTIFICATES......................................   91
      TAXATION OF STRIPPED CERTIFICATES....................................   92
        ORIGINAL ISSUE DISCOUNT............................................   92
        SALE OR EXCHANGE OF STRIPPED CERTIFICATES..........................   92
        PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES...........   92
        POSSIBLE ALTERNATIVE CHARACTERIZATIONS.............................   92
  Reporting Requirements and Backup Withholding............................   93
  Taxation of Certain Foreign Investors....................................   93
ERISA Considerations.......................................................   93
  General..................................................................   93
  Certain Requirements Under ERISA.........................................   94
      GENERAL..............................................................   94
      PARTIES IN INTEREST/DISQUALIFIED PERSONS.............................   94
      DELEGATION OF FIDUCIARY DUTY.........................................   94
  Administrative Exemptions................................................   95
      INDIVIDUAL ADMINISTRATIVE EXEMPTIONS.................................   95
      PTE 83-1.............................................................   96
  Exempt Plans.............................................................   96
  Unrelated Business Taxable Income--Residual Certificates.................   97
Legal Investment...........................................................   97
Plan of Distribution.......................................................   98
Legal Matters..............................................................   99
Rating.....................................................................   99
Index of Significant Definitions...........................................  100

                             SUMMARY OF PROSPECTUS

    THE  FOLLOWING IS  QUALIFIED IN  ITS ENTIRETY  BY REFERENCE  TO THE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN ELSEWHERE IN THIS PROSPECTUS.


Title of Securities....  Mortgage   Pass-Through   Certificates   (Issuable   in
                         Series).
Seller.................  The  Prudential Home Mortgage  Securities Company, Inc.
                         (the "Seller"),  a direct,  wholly-owned subsidiary  of
                         The  Prudential Home  Mortgage Company,  Inc. ("PHMC"),
                         which  is   a   direct,  wholly-owned   subsidiary   of
                         Residential  Services Corporation  of America ("RSCA").
                         See  "The  Seller."  The  Seller  and  PHMC  are   each
                         indirect,  wholly-owned subsidiaries  of The Prudential
                         Insurance Company of America ("Prudential Insurance").
Sole Servicer and
  Servicers............  Where PHMC and one or more other entities will  service the  Mortgage  Loans  comprising a  Trust  Estate, such
                         entities  (each,   a  "Servicer")   specified  in   the
                         Prospectus  Supplement  will perform  certain servicing
                         functions with respect to the Mortgage Loans comprising
                         each such Trust Estate pursuant to a related  Servicing
                         Agreement  (each, an "Underlying Servicing Agreement").
                         Where PHMC is the sole servicer (in such capacity,  the
                         "Sole  Servicer"), PHMC will service the Mortgage Loans
                         comprising each such Trust  Estate and administer  each
                         such  Trust Estate pursuant to  a Pooling and Servicing
                         Agreement (each, a "Pooling and Servicing  Agreement").
                         See "Servicing of the Mortgage Loans."
Master Servicer........  Securitized  Asset Services  Corporation ("SASCOR" and,
                         in such capacity, the  "Master Servicer"). SASCOR is  a
                         direct,   wholly  owned  subsidiary   of  PHMC  and  an
                         affiliate of  the Seller.  With respect  to each  Trust
                         Estate  involving  more than  one Servicer,  the Master
                         Servicer pursuant to a Pooling and Servicing  Agreement
                         will  administer each  such Trust  Estate and supervise
                         the Servicers, where applicable. See "Servicing of  the
                         Mortgage Loans."
The Trust Estates......  Each  Trust Estate will consist of the related Mortgage
                         Loans (other than the Fixed Retained Yield (as  defined
                         herein), if any) and certain other related property, as
                         specified  in  the  applicable  Prospectus  Supplement.
                         Unless otherwise specified in the applicable Prospectus
                         Supplement, the  Mortgage Loans  will be  conventional,
                         fixed  interest  rate,  monthly  pay, fully-amortizing,
                         level payment,  one- to  four-family residential  first
                         mortgage  loans.  If  so  specified  in  the applicable
                         Prospectus Supplement, a Trust Estate may include fully
                         amortizing, adjustable  rate Mortgage  Loans,  Mortgage
                         Loans  secured by condominium  units, townhouses, units
                         located within  planned  unit  developments,  long-term
                         leases  with respect  to any  of the  foregoing, shares
                         issued  by  cooperative  housing  corporations,  and/or
                         Mortgage   Loans   which   are   subject   to  interest
                         differential subsidy agreements or buydown schedules or
                         which provide for balloon payments of principal.
                         The Mortgage  Loans  will  have been  acquired  by  the
                         Seller from its affiliate PHMC. The Mortgage Loans will
                         have been originated by PHMC or will have been acquired
                         by  PHMC from  other mortgage loan  originators. All of
                         the Mortgage Loans will  have been underwritten  either
                         to  PHMC's standards,  to the  extent specified  in the
                         applicable Prospectus Supplement, to the standards of a
                         Pool Insurer or to standards otherwise specified in the
                         Prospectus Supplement.  See  "The  Trust  Estates"  and
                         "PHMC--Mortgage Loan Underwriting."

                         The particular characteristics or expected
                         characteristics  of each Trust Estate will be set forth
                         in the applicable Prospectus Supplement.
Description of the
  Certificates.........  Each Series  will consist  of one  or more  Classes  of
                         Certificates  which may  be (i)  Standard Certificates,
                         (ii)  Stripped  Certificates,   or  (iii)   Multi-Class
                         Certificates.   Unless   otherwise  specified   in  the
                         applicable Prospectus Supplement, the Certificates will
                         be offered only in fully-registered form.
  A.  Standard
  Certificates.........  Standard Certificates of a Series will each evidence  a fractional undivided beneficial interest in the related
                         Trust Estate and will entitle the holder thereof to its
                         proportionate  share of  a percentage  of the principal
                         and interest payments (to the extent of the  applicable
                         Net  Mortgage  Interest Rate)  on the  related Mortgage
                         Loans.
  B.  Stripped
  Certificates.........  Stripped Certificates will  each evidence a  fractional undivided  beneficial  interest  in  the  related Trust
                         Estate and  will  entitle  the holder  thereof  to  its
                         proportionate  share of a  specified portion (which may
                         be zero)  of  principal  payments  and/or  a  specified
                         portion  (which may  be zero) of  interest payments (to
                         the extent  of  the applicable  Net  Mortgage  Interest
                         Rate) on the related Mortgage Loans.
  C.  Shifting Interest
  Certificates.........  Shifting Interest Certificates of a Series are Standard
                         or  Stripped Certificates, credit enhancement for which
                         is supplied by the adjustment from time to time of  the
                         relative  interests in  the Trust Estate  of the Senior
                         Certificates and the Subordinated Certificates of  such
                         Series. See "Description of the Certifi-
                         cates--Distributions to Percentage
                         Certificateholders--Shifting Interest Certificates" and
                         "Credit Support--Subordination--Shifting Interest
                         Certificates."
  D.  Multi-Class
  Certificates.........  Each Series of Multi-Class Certificates will consist of
                         Certificates,  each  of  which  evidences  a beneficial
                         interest in the related  Trust Estate and entitles  the
                         holder  thereof to interest payments on the outstanding
                         Stated Amount thereof  at a  fixed rate  (which may  be
                         zero)  specified in,  or a variable  rate determined as
                         specified in, the applicable Prospectus Supplement, and
                         distributions  in  reduction  of  such  Stated   Amount
                         determined  in the  manner and applied  in the priority
                         set forth in the applicable Prospectus Supplement.  The
                         aggregate  Stated  Amount  of a  Series  of Multi-Class
                         Certificates may be less  than the aggregate  principal
                         balance of the related Mortgage Loans.
Cut-Off Date...........  The   date  specified  in   the  applicable  Prospectus
                         Supplement.
Distribution Dates.....  Distributions on  Standard  Certificates  and  Stripped
                         Certificates  will generally  be made  on the  25th day
                         (or, if such day  is not a  business day, the  business
                         day  following the 25th day)  of each month, commencing
                         with  the  month  following  the  month  in  which  the
                         applicable  Cut-Off Date occurs  (each, a "Distribution
                         Date"). Distributions on Multi-Class Certificates  will
                         be  made monthly,  quarterly, or  semi-annually, on the
                         dates   specified   in   the   applicable    Prospectus
                         Supplement.
Record Dates...........  Distributions will be made on each Distribution Date to
                         Certificateholders  of record at  the close of business
                         on  (unless  a  different  date  is  specified  in  the
                         applicable Prospectus Supplement) the last business day
                         of   the  month  preceding  the  month  in  which  such
                         Distribution Date occurs (each, a "Record Date").
Interest...............  With respect to a Series of Certificates consisting  of
                         Standard   Certificates   or   Stripped   Certificates,
                         interest on the related Mortgage Loans at the  applica-
                         ble  pass-through rate for each Class and Subclass (the
                         "Pass-Through Rate"), as  set forth  in the  applicable
                         Prospectus Supplement, will be passed

                         through  monthly to holders thereof, in accordance with
                         the particular terms of each such Certificate.  Holders
                         of  Multi-Class Certificates will receive distributions
                         of interest on the  Stated Amount of such  Certificate,
                         without regard to the Net Mortgage Interest Rate on the
                         underlying  Mortgage Loans.  The Net  Mortgage Interest
                         Rate for  each Mortgage  Loan in  a given  period  will
                         equal the mortgage interest rate for such Mortgage Loan
                         in  such period,  as specified in  the related mortgage
                         note (the "Mortgage Interest Rate"), less the  retained
                         yield,  if any  (the "Fixed Retained  Yield"), and less
                         amounts reserved for  servicing the  Mortgage Loan  and
                         administration  of the related Trust Estate and related
                         expenses (the  "Servicing  Fee" and  "Master  Servicing
                         Fee," as applicable).
Principal (Including
  Prepayments).........  With  respect to  a Series of  Standard Certificates or
                         Stripped Certificates,  unless otherwise  specified  in
                         the   applicable   Prospectus   Supplement,   principal
                         payments (including  prepayments  in full  and  partial
                         prepayments  received by  a Servicer  (other than PHMC)
                         during  the   month  preceding   the  month   of   such
                         Distribution   Date,   or   by   PHMC   prior   to  the
                         Determination Date  preceding such  Distribution  Date)
                         will  be passed through to holders on such Distribution
                         Date.
Distributions in
  Reduction of Stated
  Amount...............  With respect to a  Series of Multi-Class  Certificates, distributions  in  reduction of  Stated Amount  will be
                         made on each Distribution Date  to the holders of  each
                         Class then entitled to receive such distributions until
                         the aggregate amount of such distributions have reduced
                         the Stated Amount of each such Class of Certificates to
                         zero.  Distributions in reduction of Stated Amount will
                         be allocated among the Classes of such Certificates  in
                         the  manner  specified  in  the  applicable  Prospectus
                         Supplement.   See   "Description   of   the    Certifi-
                         cates--Distributions to Multi-Class
                         Certificateholders."
Credit Enhancement.....  A  Series  of  Certificates  may  include  one  or more
                         Classes of Senior Certificates and one or more  Classes
                         of Subordinated Certificates. The rights of the holders
                         of  Subordinated  Certificates of  a Series  to receive
                         distributions with  respect  to  the  related  Mortgage
                         Loans  will  be  subordinated  to  such  rights  of the
                         holders of the Senior  Certificates of the same  Series
                         to  the extent (the "Subordinated Amount") specified in
                         the applicable Prospectus Supplement. This
                         subordination is intended to enhance the likelihood  of
                         the  timely receipt by the Senior Certificateholders of
                         their  proportionate   share   of   scheduled   monthly
                         principal and interest payments on the related Mortgage
                         Loans   and  to  protect   them  against  losses.  This
                         protection will be effected  by the preferential  right
                         of  the  Senior Certificateholders  to  receive current
                         distributions on the related Mortgage Loans and (if  so
                         specified  in the applicable  Prospectus Supplement) by
                         the  establishment  of  a  reserve  fund  (the  "Subor-
                         dination  Reserve Fund") with respect to each Series of
                         Certificates that  includes  a  Class  of  Subordinated
                         Certificates.  Any  Subordination Reserve  Fund  may be
                         funded initially with the  Initial Deposit (as  defined
                         herein)  in  an  amount  specified  in  the  applicable
                         Prospectus Supplement, and may  be funded from time  to
                         time  from  payments  on the  Mortgage  Loans otherwise
                         distributable to the Subordinated Certificateholders in
                         the  manner  and  to   the  extent  specified  in   the
                         applicable  Prospectus  Supplement. The  maintenance of
                         any Subordination Reserve Fund  is intended to  provide
                         liquidity,    but   in    certain   circumstances   the
                         Subordination Reserve Fund  could be  depleted and,  if
                         other    amounts   available   for   distribution   are
                         insufficient, shortfalls in distributions to the Senior
                         Certificateholders could  result.  Until  the  Subordi-
                         nated    Amount    is   reduced    to    zero,   Senior
                         Certificateholders will be entitled to

                         receive the amount of any such shortfall, together with
                         interest at the  applicable Pass-Through  Rate, on  the
                         next   Distribution  Date  (as   defined  herein).  The
                         Subordinated  Amount  is  intended  to  protect  Senior
                         Certificateholders  against losses;  however, if losses
                         realized on the  Mortgage Loans in  a Trust Estate  are
                         exceptionally  high Senior Certificateholders will bear
                         their proportionate share of any losses realized on the
                         related Mortgage  Loans  in excess  of  the  applicable
                         Subordinated Amount.
                         If   so   specified   in   the   applicable  Prospectus
                         Supplement,  the  protection  afforded  to  holders  of
                         Senior Certificates of a Series by the subordination of
                         certain  rights of holders of Subordinated Certificates
                         of such Series to distributions on the related Mortgage
                         Loans may  be  effected by  a  method other  than  that
                         described  above,  such  as,  in  the  event  that  the
                         applicable Trust Estate (or a segregated pool of assets
                         therein)  elects  to  be   treated  as  a  REMIC,   the
                         reallocation  from  time  to  time,  on  the  basis  of
                         distributions previously  received, of  the  respective
                         percentage interests of the Senior Certificates and the
                         Subordinated  Certificates in the related Trust Estate.
                         See "Description of the Certificates--Distributions  to
                         Percentage Certificateholders--Shifting Interest
                         Certificates."
                         The  Certificates  of any  Series, or  any one  or more
                         Classes thereof, may be entitled  to the benefits of  a
                         guarantee,  letter of  credit, mortgage  pool insurance
                         policy or other form of credit enhancement as specified
                         in   the   applicable   Prospectus   Supplement.    See
                         "Description of the Certificates" and "Credit Support."
Periodic Advances......  In  the  event  of  delinquencies  in  payments  on any
                         Mortgage Loan,  the  Servicer servicing  such  Mortgage
                         Loan  will make advances  of cash ("Periodic Advances")
                         to the Custodial Account (as defined herein) or, if the
                         Sole Servicer, to the  Certificate Account (as  defined
                         herein)  to the extent  that such Servicer  or the Sole
                         Servicer determines  such  Periodic Advances  would  be
                         recoverable  from  future payments  and  collections on
                         such Mortgage Loan. Any such Periodic Advances will  be
                         reimbursable  to such Servicer or  the Sole Servicer as
                         described  herein  and  in  the  applicable  Prospectus
                         Supplement.  In cases involving  more than one Servicer
                         and  to  the   extent  described   in  the   Prospectus
                         Supplement,  the Master Servicer or the Trustee may, in
                         certain circumstances,  be  required to  make  Periodic
                         Advances upon a Servicer default. See "Servicing of the
                         Mortgage   Loans--Periodic  Advances   and  Limitations
                         Thereon."
Optional Purchase of
  Mortgage
  Loans................  The Seller,  the  Sole  Servicer, or  with  respect  to
                         Series  having a Master  Servicer, the Master Servicer,
                         may subject to the terms of the applicable Pooling  and
                         Servicing  Agreement  purchase  any  defaulted Mortgage
                         Loan from  the related  Trust  Estate. See  "The  Trust
                         Estates--Mortgage  Loans-- Optional Repurchases." If so
                         specified in the Prospectus Supplement with respect  to
                         a  Series, all, but not less  than all, of the Mortgage
                         Loans in  the related  Trust  Estate and  any  property
                         acquired  in  respect  thereof  at  the  time,  may  be
                         purchased by the  person or persons  specified in  such
                         Prospectus  Supplement in  the manner and  at the price
                         specified in such Prospectus  Supplement. In the  event
                         that  an election  is made  to treat  the related Trust
                         Estate (or a  segregated pool of  assets therein) as  a
                         REMIC, any such purchase will be effected only pursuant
                         to  a "qualified liquidation," as defined under Section
                         860F(a)(4)(A) of the Internal Revenue Code of 1986,  as

                         amended (the "Code"). Exercise of the right of purchase
                         will effect the early retirement of the Certificates of
                         that Series. See "Prepayment and Yield Considerations."
ERISA Limitations......  A fiduciary of any employee benefit plan subject to the fiduciary  responsibility  provisions  of  the Employee
                         Retirement Income  Security  Act of  1974,  as  amended
                         ("ERISA"), including the "prohibited transaction" rules
                         thereunder,  and to the corresponding provisions of the
                         Code,  should  carefully  review  with  its  own  legal
                         advisors   whether   the   purchase   or   holding   of
                         Certificates  could   give   rise  to   a   transaction
                         prohibited  or otherwise  impermissible under  ERISA or
                         the Code. See "ERISA Considerations."
Tax Status.............  The treatment of  the Certificates  for federal  income tax  purposes will be determined (i) by whether a REMIC
                         election  is  made   with  respect  to   a  Series   of
                         Certificates  and,  if  a REMIC  election  is  made, by
                         whether  the  Certificates  are  Regular  Interests  or
                         Residual  Interests  and (ii)  by  whether, if  a REMIC
                         election is not made,  the Certificates of such  Series
                         are Standard Certificates or Stripped Certificates. See
                         "Certain Federal Income Tax Consequences."
Rating.................  It  is  a condition  to  the issuance  of  the Stripped
                         Certificates and  the Multi-Class  Certificates of  any
                         Series  that they be  rated in one  of the four highest
                         rating categories by at least one nationally recognized
                         statistical rating  organization (a  "Rating  Agency").
                         Standard  Certificates  may or  may not  be rated  by a
                         Rating Agency.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

    Investors should consider, among other things, the following factors in connection with the purchase of Offered Certificates.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of PHMSC, PHMC, SASCOR, the Trustee or any of their affiliates, except for PHMSC's limited obligations with respect to certain breaches of its representations and warranties and PHMC's obligations as Sole Servicer or SASCOR's obligations as Master Servicer. Neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, PHMSC, PHMC, SASCOR, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to PHMSC, PHMC, SASCOR, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

    With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of
Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support."

RISKS OF THE MORTGAGE LOANS

    An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagor's financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans comprising a particular Trust Estate, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in PHMC's or other Servicers' servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "PHMC--Mortgage Loan Underwriting" and "Description of the Certificates-- Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting."

YIELD AND PREPAYMENT CONSIDERATIONS

    The yield of the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the yield to investors may be adversely affected by shortfalls which may result from the timing of the receipt of partial prepayments or liquidations as well as shortfalls not covered by aggregate Servicing Fees related to a particular Distribution Date and which shortfalls result from the timing of the receipt of full prepayments. The yield on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain other types of Classes of Certificates may be relatively more sensitive to the rate of prepayment of the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. See "Prepayment and Yield Considerations."

                               THE TRUST ESTATES

GENERAL

    The Trust Estate for each Series of Certificates will consist of Mortgage Loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement:
(i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and (vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale,
(iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement, and (vi) such other assets as may be specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Estate will not include, however, the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

    The Mortgage Loans will have been acquired by the Seller from its affiliate PHMC. The Mortgage Loans will have been originated by PHMC for it own account or will have been acquired by PHMC from other mortgage loan originators. Each Mortgage Loan will have been underwritten either to PHMC's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to such other standards set forth in the applicable Prospectus Supplement. See "PHMC--Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by PHMC for its own account and (ii) purchased by PHMC from other mortgage loan originators through PHMC's mortgage loan purchase programs.

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in PHMC's discretion. The Mortgage Loans may be secured by leases on real property under circumstances that PHMC determines in its discretion are commonly acceptable to institutional mortgage investors. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property.

    The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates and Net Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the highest outstanding principal balance at origination of any such Mortgage Loan.

    The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

    Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Estate will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Mortgage Loans, each with a fixed rate of interest and level monthly payments over the term of the Mortgage Loan. If so specified in the applicable Prospectus Supplement, a Trust Estate may include fully amortizing, adjustable rate Mortgage Loans with Mortgage Interest Rates adjusted periodically, in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, no adjustable interest rate Mortgage Loan will be subject to a possibility of negative amortization. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates and adjustable rates on certain Mortgage Loans may be converted to fixed rates, in each case after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in either such event, the Pooling and Servicing Agreement will require the Sole Servicer and the Underlying Servicing Agreements require the Servicers to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Trust Estate may contain convertible Mortgage Loans which have converted prior to the formation of the Trust Estate and which are subject to no further conversions. For purposes of this Prospectus, with respect to any discussion relating to the servicing of Mortgage Loans by a Servicer (including
PHMC) under an Underlying Servicing Agreement or PHMC as the Sole Servicer under a Pooling and Servicing Agreement, each of such Underlying Servicing Agreements and Pooling and Servicing Agreements are referred to as a "Servicing Agreement" and any Servicer (including PHMC as Sole Servicer) under a Servicing Agreement is referred to herein as the "Applicable Servicer."

    Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have had at origination a Loan-to-Value Ratio in excess of 95%. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination, or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a second home, an owner-occupied cooperative, a high rise condominium or a non-owner occupied property, the Loan-to-Value Ratio will not exceed 80%, and with respect to a Mortgage Loan which is made to refinance, for equity take out purposes, an existing mortgage loan on a non-owner occupied property, the Loan-to-Value Ratio will generally not exceed 75%. Mortgage Loans having a Loan-to-Value Ratio in excess of 80% will not be covered by primary mortgage insurance, except to the extent specified in the applicable Prospectus Supplement. See "PHMC-- Mortgage Loan Underwriting."

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in PHMC's or other Servicers' servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "PHMC--Mortgage Loan Underwriting" and "Description of the Certificates--Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

    Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC").

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by PHMC in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "PHMC--Mortgage Loan Underwriting."

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

    If so specified in the applicable Prospectus Supplement, a Trust Estate may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event PHMC refinances a mortgagor's Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. A Trust Estate may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  INSURANCE POLICIES

    Any Servicing Agreement will require the Applicable Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Applicable Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account by the Sole Servicer or the Custodial Account for remittance to the Master Servicer Custodial Account by a Servicer.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    The Applicable Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies. The Applicable Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicing Agreement will require the Applicable Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. PHMC does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

  ACQUISITION OF THE MORTGAGE LOANS FROM PHMC

    The Seller will have acquired the Mortgage Loans included in each Trust Estate from PHMC pursuant to an agreement (the "PHMC Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Seller, PHMC will
(i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee; and (iii) agree to repurchase or substitute for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which is discovered at any time not to be in conformance with the representations and warranties PHMC has made to the Seller, if PHMC cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "--Assignment of Mortgage Loans to the Trustee," and "--Representations and Warranties" below.

  ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

    At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

    In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, PHMC or the originator of such Mortgage Loan.

    The Trustee will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which a REMIC election will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account or Master Servicer Custodial Account, as applicable. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee (or the custodian) and the Seller will deposit in the Certificate Account or Master Servicer Custodial Account, as applicable, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Net Mortgage Interest Rate to the next scheduled Due Date of the Mortgage Loan which is being substituted for (adjusted, in the case of a Series for which a REMIC election will be made, as set forth in the applicable Pooling and Servicing Agreement, to ensure that the Trustee will not recognize gain). In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the Scheduled Principal Balance (as defined herein) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, the repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties. Notwithstanding the above, if an election is made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC (see "Certain Federal Income Tax Consequences"), substitutions will be made only upon receipt by the Trustee of an opinion of counsel or other evidence satisfactory to the Trustee to the effect that such substitution will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a), otherwise subject the Trust Estate (or segregated pool of assets) to tax, cause any replacement mortgage not to constitute a "qualified replacement mortgage" within the meaning of Code Section 860G(a)(4), or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding.

    The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. The custodian will keep and review such documents as the Trustee's agent under a custodial agreement.

  REPRESENTATIONS AND WARRANTIES

    Unless otherwise provided in the applicable Pooling and Servicing Agreement for a Series and specified in the applicable Prospectus Supplement, the Seller will represent and warrant, among other things, that as of the date of execution of the Pooling and Servicing Agreement (or such other date as specified in the applicable Prospectus Supplement), with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

        (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

        (iii) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the

    Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees; and, if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee with, any Mortgage establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

        (iv) neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage
    Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee together with the related Mortgage;

        (v) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

        (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

       (vii) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

       (viii) except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

        (ix) the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

        (x) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (xi) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

        (xii) the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

       (xiii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

       (xiv) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date of the Pooling and Servicing Agreement;

       (xv) the Mortgage Loan (except any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

       (xvi) the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

       (xvii) to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

      (xviii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

       (xix) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

       (xx) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

       (xxi) to the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

       (xxii) each Mortgaged Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the foregoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

      (xxiii) no payment required under any Mortgage Loan is more than 30 days past due and no Mortgage Loan had more than one delinquency in the preceding 13 months;

      (xxiv) with respect to each Buy-Down Loan, the funds deposited in the Buy-Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement; and

       (xxv) each Mortgage Loan is a "Qualified Mortgage" within the meaning  of
    Section 860G of the Code.

    No representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by Certificateholders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.

    See "The Trust Estates--Mortgage Loans" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

  OPTIONAL PURCHASES

    Subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller, the Servicer or the Master Servicer may, at its option, repurchase any defaulted Mortgage Loan if, in the Seller's, the Servicer's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, the Sole Servicer or Master Servicer, and the Trustee named in the applicable Prospectus Supplement. Each Pooling and Servicing Agreement will contain substantially the same terms and conditions, except for revisions of defined terms and certain provisions regarding distributions to Certificateholders, credit support and other similar matters. Illustrative forms of Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the forms of Pooling and Servicing Agreement filed as exhibits to the Registration Statement.

    Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as "residual interests" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein.

    The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "residual interest" thereof may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates." In the event that an election is not made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no Subordinated Certificate may be transferred unless an appropriate ruling of the Internal
Revenue Service or opinion of counsel is obtained to the effect that the transfer will not result in the arrangement contemplated under the Pooling and Servicing Agreement being treated as an association taxable as a corporation under the Code.

    Unless  otherwise  specified  in   the  applicable  Prospectus   Supplement,
distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Sole Servicer or Master Servicer, or the Paying Agent acting on behalf of the Sole Servicer or Master Servicer, shall have been furnished with appropriate wiring instructions not less than three business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

    A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

PERCENTAGE CERTIFICATES

    Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Estate related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

    The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Estate related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

    In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificate and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

    The interest of a Class of Percentage Certificates representing an interest in a Trust Estate (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Estate may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates-- Distributions to Percentage Certificateholders--Shifting Interest Certificates" and "Credit Support--Subordination-- Shifting Interest Certificates."

MULTI-CLASS CERTIFICATES

    Each Series may include two or more Classes of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or on the value of an amount of future cash flows from the related Trust Estate, without distinction as to principal and interest received on the Mortgage Loans. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. Interest on the Classes of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Each Series of Multi-Class Certificates may include one or more Classes of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Class will be added to the Stated Amount thereof in the manner described therein.

DISTRIBUTIONS TO PERCENTAGE CERTIFICATEHOLDERS

    The discussion in this section "--Distributions to Percentage Certificateholders" with respect to the receipt and distribution of principal (including prepayments) and interest focuses on the practices observed currently by PHMC, as Sole Servicer and, with respect to any Series of Certificates involving more than one Servicer, SASCOR as Master Servicer. With respect to any Series of Certificates involving PHMC and one or more other Servicers, the following discussion assumes that the other Servicers service the Mortgage Loans in accordance with PHMC's practices, and the treatment of principal and interest payments by such other Servicers, to the extent that such treatments differ from that of PHMC, will be specified in the applicable Prospectus Supplement.

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    Except as otherwise specified in the applicable Prospectus Supplement, on or about the 17th day of each month in which a Distribution Date occurs (the "Determination Date"), the Sole Servicer or Master Servicer will determine the amount of the principal and interest payments on the Mortgage Loans which will be distributed to holders of each Class and Subclass of Percentage Certificates on the succeeding Distribution Date. Such amounts will be distributed, pro rata, to holders of a Class or Subclass of Percentage Certificates (other than Shifting Interest Certificates) except, in the case of Subordinated Certificateholders, for any amounts required to be paid to the holders of the related Senior Certificates or deposited in the related Subordination Reserve Fund, if any. If the Certificates of a Class include two or more Subclasses, the allocation of distributions of principal and interest among such Subclasses will be as specified in the related Prospectus Supplement.

    CALCULATION OF DISTRIBUTABLE AMOUNTS. On each Determination Date, the Sole Servicer or Master Servicer will calculate the "Distributable Amount" for the following Distribution Date for each Class of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Senior Certificates (a "Senior Class") of a Series on a Distribution Date (the "Senior Class Distributable Amount") will be an amount equal to the sum of:

         (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by all Certificates of such Senior Class (the "Senior Class Principal Portion") of:

           (a) all scheduled payments of principal on each outstanding Mortgage Loan that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Applicable Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal"), and all partial principal prepayments ("Curtailments") and all prepayments in full received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution
       Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs;

           (b) (A) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments (as herein defined) attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Seller or purchased by the Sole Servicer or Master Servicer, as the case may be, during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, (as described in "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases," and "The Pooling and Servicing
       Agreement--Termination; Purchase of Certificates"), and (B) the Liquidation Proceeds (as defined herein) other than Liquidation Proceeds which were received prior to the Applicable Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds") during the month preceding the month in which such Distribution Date occurs with respect to each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed; and

           (c) all Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs and prior to the Determination Date occurring in the month in which the Distribution Date occurs; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, less scheduled amortization of principal thereon and any principal prepayments with respect thereto through the second preceding Due Date and after giving effect to any partial principal prepayments and Partial Liquidation Proceeds applied as of such Due Date and any prepayments in full received prior to the Determination Date in the month of such Due Date (the "Scheduled Principal Balance"), whether or not such interest was actually received by the Applicable Servicer; provided that interest attributable to the accrual of interest on any prepaid Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan prepaid on or after the Determination Date in the month preceding the month in which such Distribution Date occurs from the date of its prepayment in full through the last day of the month in which such prepayment in full occurred ("Prepayment Interest Shortfall") is included only to the extent that funds for such purposes are available out of the aggregate Servicing Fees of the Applicable Servicer; and

        (iii) the sum of (a) the portion that was included in the Senior Class Distributable Amount on a prior Distribution Date of the amount of each scheduled payment of principal and interest on a Mortgage Loan not paid by the mortgagor when due, net of any unreimbursed Periodic Advance with respect thereto that was included in the Distributable Amount of each Class on a prior Distribution Date but was not included in the Pool Distribution Amount until the current Distribution Date (such net amount, a "Late Payment"), less the aggregate amount, if any, received by the holders of such Senior Certificates on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise distributable to the holders of Subordinated Certificates and from any credit enhancement available for the benefit of the Senior Certificateholders, and (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate from the Distribution Date on which such Late Payment was first included in the Distributable Amount for such Senior Certificates to the current Distribution Date (the "Late Payment Period"); provided that the foregoing amount will be included in the Senior Class Distributable Amount on a Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Subordinated Certificates of a Series on a Distribution Date (the "Subordinated Class Distributable Amount") will be an amount equal to the sum of:

         (i) the aggregate  undivided interest,  expressed as  a percentage  and
    specified   in  the  applicable  Prospectus  Supplement,  evidenced  by  all
    Subordinated Certificates (the "Subordinated Class Principal Portion") of:

           (a)  all  Scheduled  Principal  and  all  prepayments  in  full   and
       Curtailments received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs ( or after the Cut-Off Date in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs;

           (b) (A) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Representing Party during the month preceding the month in which such

       Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, and (B) the Liquidation Proceeds (other than Partial Liquidation Proceeds) which were received during the month preceding the month in which such Distribution Date occurs with respect to each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed; and

           (c) all Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs and prior to the Determination Date occurring in the month in which the Distribution Date occurs; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans as of the Determination Date preceding such Distribution Date, whether or not such interest was actually received with respect to the Mortgage Loans; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available from the aggregate Servicing Fees of the Applicable Servicer; and

        (iii) the sum of (a) each Late Payment that was included in the Subordinated Class Distributable Amount on a prior Distribution Date plus the aggregate amount, if any, received by the Senior Certificateholders on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise available for distribution to the Subordinated Certificateholders on such prior Distribution Date or Dates, or from the Subordination Reserve Fund and not attributable to the Initial Deposit, and
    (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate during the Late Payment Period; provided that the foregoing amount will be included in the Subordinated Class Distributable Amount on such
    Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    DETERMINATION OF AMOUNTS TO BE DISTRIBUTED. Unless otherwise specified in the applicable Prospectus Supplement, funds available for distribution to Certificateholders of a Series of Percentage Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the Applicable Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Applicable Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances made by Applicable Servicer or the Master Servicer with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

        (a)  amounts  received  as  late  payments  of  principal  or   interest
    respecting which Applicable Servicer or the Master Servicer previously has made one or more unreimbursed Periodic Advances;

        (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

        (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, as adjusted in respect of principal prepayments in full as described in "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" below, and (iii) with respect to any Series of Certificates involving more than one Servicer, the applicable Master Servicing Fee (with respect to such Distribution Date, together with the amounts described in clause (i), the "Amounts Held for Future Distribution");

        (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

        (e) all proceeds (including Liquidation Proceeds other than Partial Liquidation Proceeds) of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, Curtailments and Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

       (f)that  portion  of  Liquidation Proceeds  which  represents  any unpaid
          Servicing Fees or any Master Servicing Fee to which the Applicable Servicer or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

       (g)if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution
    Date. "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on Liquidated Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on Liquidated Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest at the Mortgage Interest Rate.

       (h)all amounts representing certain expenses reimbursable to the Sole Servicer or Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Sole Servicer or Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

       (i)all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the Applicable Servicer is entitled to retain pursuant to the applicable Servicing Agreement;

       (j)reinvestment earnings on payments received in respect of the Mortgage Loans; and

       (k)any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

    The Sole Servicer or Master Servicer will calculate the portion of the Distributable Amount for each Class of the Series that is available to be paid out of the Pool Distribution Amount on such date. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will be the amount equal to the product of
(a) the Pool Distribution Amount for such date and (b) a fraction the numerator of which is the Distributable Amount for such Class on such date and the denominator of which is the sum of the Distributable Amounts for such Series on such date.

    On each Distribution Date for a Series of Percentage Certificates (other than Shifting Interest Certificates), the holders of the Senior Certificates of such Series will be entitled to receive the Senior Class Pro Rata Share of such Class on such Distribution Date. In addition, to the extent credit enhancement is available on such Distribution Date, the Senior Certificateholders will be entitled to receive the amount by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Senior Class Pro Rata Share on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). Such credit support includes: (a) amounts otherwise distributable to the Subordinated Certificateholders on such Distribution Date and amounts available for such purpose in the Subordination Reserve Fund as described below; (b) amounts held in the Certificate Account for future distributions to Certificateholders; and (c) amounts available under any form of credit enhancement (other than subordination) which is specified in the applicable Prospectus Supplement. See "Credit Support" below. The manner in which any available credit support will be allocated among Subclasses of a Senior Class will be set forth in the applicable Prospectus Supplement. With respect to any Distribution Date, the "Senior Class Carryover Shortfall" means the excess, if any, of (a) the amount the Senior Certificateholders were entitled to receive on the prior Distribution Date less the amount the Senior Certificateholders received on such prior Distribution Date, together with interest thereon at the Pass-Through Rate of such Senior Class from such prior Distribution Date through the current Distribution Date, over (b) the portion of the amount specified in clause (a) constituting Late Payments, together with interest on such portion at the applicable Pass-Through Rate from such prior Distribution Date through the current Distribution Date, to the extent such Late Payments and interest thereon are included in the Pool Distribution Amount with respect to the current Distribution Date.

    With respect to a Series of Percentage Certificates (other than Shifting Interest Certificates) including a Class of Subordinated Certificates, once the Subordinated Amount is reduced to zero, any remaining Senior Class Shortfall with respect to a Class of Senior Certificates will cease to be payable from amounts otherwise distributable to the Subordinated Certificateholders and the amounts in the related Subordination Reserve Fund, if any, except that the portion of such Senior Class Shortfall which is attributable to the accrual of interest on the Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the applicable Pass-Through Rate, and the Senior Certificateholders shall continue to have a preferential right to be paid such amounts from distributions otherwise available to the Subordinated Certificateholders until such amount (including interest thereon at the applicable Pass-Through Rate) is paid in full. See "Credit Support--Subordination" below.

    The Subordinated Certificateholders will be entitled to receive on any Distribution Date an amount equal to the Subordinated Class Pro Rata Share less:
(a) any amounts required to be distributed to the Senior Certificateholders pursuant to the subordination of the rights of the Subordinated Certificateholders as described below; and (b) any amounts necessary to fund the Subordination Reserve Fund as described below. See "Credit Support--Subordination" below.

  SHIFTING INTEREST CERTIFICATES

    On each Distribution Date for a series of Shifting Interest Certificates, the Sole Servicer or Master Servicer will distribute on behalf of the Trustee or cause the Paying Agent to distribute, as the case may be, to the holders of record on the Record Date of a Class of Senior Certificates, to the extent of the Pool Distribution Amount with respect to such Distribution Date (as determined by the Sole Servicer or Master Servicer on the related Determination Date in the same manner as described above with respect to Percentage Certificates other than Shifting Interest Certificates) and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus
Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and (y) the sum of:

         (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount by which the aggregate Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees of the Applicable Servicer, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement and/or (b) one month's interest at the applicable Net Mortgage Interest Rate on such Class's percentage, specified in the applicable Prospectus Supplement, of the Scheduled Principal Balance of each Special Hazard Mortgage Loan (as defined below) covered by clause (iv) below);

        (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on any prior Distribution Date was not made in full on such prior Distribution Date, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Class would have received on the prior Distribution Date if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Date (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Date with respect to the Unpaid Interest Shortfall;

        (iii) such Class's percentage, calculated as provided in the applicable Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan, on the Due Date occurring in the month in which the Distribution Date occurs, (b) all partial principal prepayments and Partial Liquidation Proceeds received by the Applicable Servicer in reduction of the unpaid principal of any Mortgage Loan on or after the
    Determination   Date  in  the  month  preceding   the  month  in  which  the
    Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs, and (c) the Scheduled Principal Balance of each Mortgage Loan which (i) was the subject of a principal prepayment in full received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs, or (ii) was repurchased by the Seller or purchased by the person or persons specified in the applicable Prospectus Supplement pursuant to the Pooling and Servicing Agreement during such preceding month; and

        (iv) such Class's specified percentage of the net Liquidation Proceeds (other than net Partial Liquidation Proceeds) from any Mortgage Loan that became a liquidated Mortgage Loan during such preceding month;

provided that, if such Distribution Date falls on or after the "Cross-Over Date" (i.e., the date on which the amount of principal payments on the Mortgage Loans to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Class's outstanding principal balance as of such Distribution Date exceeds the Pool Scheduled Principal Balance as of such Distribution Date. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans in a Trust Estate that were outstanding on the first day of the month prior to the month in which such Distribution Date falls. The Pool Scheduled Principal Balance is determined after taking into account all principal prepayments and Partial Liquidation Proceeds applied by the Applicable Servicer on such first day of the month prior to the month in which such Distribution Date falls. Under its current servicing practices, principal prepayments and Partial Liquidation Proceeds received in any month are applied by the Servicer in reduction of the unpaid principal balance of the related Mortgage Loan as of the first day of such month.

    If so provided in the applicable Prospectus Supplement, holders of one or more Classes of Senior Certificates will also be entitled to receive, as its or their specified percentage(s) referred to in clauses (y)(iii)(b) and
(y)(iii)(c)(i) above, all partial principal prepayments and all principal prepayments in full on the Mortgage Loans in the related Trust Estate under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Estate. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

    If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support--Subordination" below, the Senior Class Distribution Amount for each Class of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

    Amounts distributed to a Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Class (i.e., the amount calculated pursuant to clause (y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Class (i.e., the aggregate of the amounts calculated pursuant to clauses (y)(iii) and (y)(iv) of such paragraph).

    As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of a Class of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Class would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Class are entitled to receive on the next Distribution Date. Unless otherwise specified in the applicable Prospectus Supplement, the amount of any such interest shortfall so carried forward will not bear interest.

    If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due on a Class of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased. This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the Subordinated Certificates in future payments of principal on the related Mortgage Loans. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of all Classes of Senior Certificates on any Distribution Date
(assuming that more than one Class or Subclass of Senior Certificates of a Series has been issued), unless otherwise specified in the applicable Prospectus Supplement, the holders of each such Class or Subclass will share in the funds actually available in proportion to the respective amounts that each such Class or Subclass would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to each such Class or Subclass.

    Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Subordinated Certificates will be entitled to receive (in the amounts specified therein if there is more than one Class of Subordinated Certificates), out of funds available for distribution in the related Certificate Account on such date, all amounts remaining after deduction of the amounts required to be distributed to the holders of all Classes of Senior Certificates of the same Series.

EXAMPLE OF DISTRIBUTION TO PERCENTAGE CERTIFICATEHOLDERS

    The discussion in this section "--Example of Distribution to Percentage Certificateholders" with respect to the receipt and distribution of principal including prepayments and interest payments focuses on the practices observed currently by PHMC as Sole Servicer and, with respect to any Series of Certificates involving more than one Servicer, SASCOR as Master Servicer. With respect to any Series of Certificates involving PHMC and one or more other Servicers, the following discussion assumes that the other Servicers service the Mortgage Loans in accordance with PHMC's practices, and the treatments of principal prepayments by such other Servicers, to the extent that such treatments differ from that of PHMC, will be specified in the applicable Prospectus Supplement.

    The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Estate's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 17th of each month:

January 1(A)...........  Cut-Off Date.
January 2-January        The   Applicable  Servicer   receives  any  liquidation
  31(B)................  proceeds for  liquidated  Mortgage Loans  and  interest thereon to date of liquidation.
January 31(C)..........  Record Date.
February 1-February      The  Applicable Servicer receives scheduled payments of
  16(D)................  principal and interest due on February 1.
February 17(E).........  Determination Date.
February 18(F).........  Remittance Date.
February 25(G).........  Distribution Date.

------------------------

(A) The initial unpaid principal balance of the Mortgage Loans in a Trust Estate would be the aggregate unpaid principal balance of the Mortgage Loans at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments, would not be part of the Trust Estate and would be remitted by the Applicable Servicer to the Seller when received.

(B) Liquidation Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. When a Mortgage Loan is liquidated or an insurance claim with respect to a Mortgage Loan is settled, interest on the amount liquidated or received in settlement is collected only from the last scheduled Due Date to the date of liquidation or settlement.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans due on February 1, and principal prepayments and Partial Liquidation Proceeds received by the Applicable Servicer in reduction of the unpaid principal balance of any
    Mortgage Loan  prior to  February 17,  will be  deposited in  the  Custodial
    Account as received by the Servicer or in the Certificate Account in the case of the Sole Servicer and will be distributed to Certificateholders on the February 25 Distribution Date. Liquidation proceeds (other than Partial Liquidation Proceeds), and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, in each case received during this period, and principal prepayments and Partial Liquidation Proceeds received on or after February 17, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date. When a Mortgage Loan is prepaid in part and such payment is applied as of a date other than a Due Date, interest is charged on such payment only to the date applied. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the Applicable Servicer would make an additional payment to Certificateholders with respect to any Mortgage Loan that prepaid in full on or after the
    Determination Date in the month preceding the month in which such Distribution Date occurs equal to the amount of interest on such Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan from the date of such prepayment in full through the end of the month preceding the month in which such Distribution Date occurs.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

DISTRIBUTIONS TO MULTI-CLASS CERTIFICATEHOLDERS

    The following description of distributions to Multi-Class Certificateholders is one example of how such distributions may be determined. The Prospectus Supplement for a Series may provide for a different manner in which distributions to Multi-Class Certificateholders will be determined for such Series so long as such Multi-Class Certificates are rated upon issuance in one of the four highest rating categories by at least one Rating Agency.

    Except as otherwise set forth in the applicable Prospectus Supplement, distributions of interest and distributions in reduction of the Stated Amount of Multi-Class Certificates will be made from the Pool Distribution Amount (as determined by the Servicer on the related Determination Date in the same manner as described above with respect to Series of Percentage Certificates) on each Distribution Date for such Series to the holders of each Class then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Amount of each such Class of Certificates to zero. Distributions in reduction of Stated Amount will be allocated among the Classes of such Certificates in the manner specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, such Series may include Classes designed to receive principal payments using a predetermined schedule such as planned amortization class certificates and targeted amortization class certificates and Classes that receive principal payments only if other designated Classes receive their scheduled payments. Unless otherwise specified in the applicable Prospectus Supplement, all distributions in reduction of the Stated Amount of a Class of Multi-Class Certificates will be made pro rata among the Certificates of such Class.

--------------------------------------------------------------------------------
(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(E) As of the close of business on February 17, each Applicable Servicer will determine the amounts of Periodic Advances to be made by such Applicable Servicer in respect of Mortgage Loans serviced thereby and the Sole Servicer or the Master Servicer will determine the amounts of principal and interest which will be distributed to the Certificateholders, including scheduled payments due on or before February 1 which have been received on or before the close of business on February 16, principal prepayments and Partial Liquidation Proceeds received by each Applicable Servicer in reduction of the unpaid principal balance of any Mortgage Loan prior to February 17 and liquidation proceeds (other than Partial Liquidation Proceeds), and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, received during the period commencing January 2 and ending on January 31. With respect to each Series of Percentage Certificates, other than Shifting Interest Certificates, the Sole Servicer or Master Servicer will calculate the Distributable Amount and the Pro Rata Share for each Class, and the amount otherwise distributable to the Subordinated Class, together with amounts, if any, in the Subordination Reserve Fund, will be available, to the extent of the Subordinated Amount, to increase the amount distributable to the Senior Class or Classes up to the Senior Class Shortfall in respect of such Classes. With respect to each Series of Shifting Interest Certificates, the Sole Servicer or Master Servicer will calculate the Senior Class Distribution Amount for each Senior Class and will determine the percentage interests of each Senior Class to be used in connection with calculating Senior Class Distribution Amounts with respect to the March 25 Distribution Date. If applicable, the Sole Servicer or Master Servicer will calculate the amounts payable in respect of any other form of credit enhancement.

(F) With respect to any Series of Certificates involving more than one Servicer, unless otherwise specified in the Prospectus Supplement, each Servicer will be required to remit to the Master Servicer Custodial Account on the February 18 Remittance Date all amounts on deposit in the respective Custodial Account (other than Amounts Held for Future Distribution). In addition, if at any time the amount on deposit in any Custodial Account (other than any Eligible Custodial Account) exceeds $100,000 or another amount specified in the Prospectus Supplement, the Servicer will be required to remit such excess amount to the Master Servicer Custodial Account within one business day thereafter.

(G) Unless otherwise so specified in the related Prospectus Supplement, the Sole Servicer or Master Servicer or the Paying Agent will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans included in the Trust Estate for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans included in the Trust Estate for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

    Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans (net of the Fixed Retained Yield, if any, and the applicable Master Servicing Fee and/or Servicing Fee with respect to such Mortgage Loans) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Seller in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series, over (b) the sum of
(i) all interest distributed on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Series with respect to such Distribution Date, (iii) if applicable to such Series, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date for such Series (or since the Closing Date in the case of the first Distribution Date for such Series), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Estate payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Applicable Servicer or the Master Servicer, and any amount required to be deposited into any reserve fund from funds allocable to the Multi-Class Certificates in the Certificate Account. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

  VALUATION OF MORTGAGE LOANS

    If specified in the Prospectus Supplement relating to a series of Multi-Class Certificates, for purposes of establishing the principal amount of Mortgage Loans that will be included in a Trust Estate for such Series, each Mortgage Loan to be included in such Trust Estate will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan in the Trust Estate for a Series is the Stated Amount of Multi-Class Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans, can be supported by the scheduled payments of principal and interest on such Mortgage Loans (net of the Fixed Retained Yield on such Mortgage Loans, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan included in the Trust Estate, future distributions on such Mortgage Loan will be determined based on scheduled payments on such Mortgage Loan. Any similar Mortgage Loans may be aggregated into one or more groups (each, a "Pool Value Group"), each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans in the Pool Value Group constituted a single mortgage loan having the highest mortgage rate and the longest maturity of any such mortgage loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the

Mortgage Interest Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or the Pool Value Groups for such Series. In any event, on each Distribution Date, after making the distributions in reduction of Stated Amount on such Distribution Date, the aggregate of the Pool Values of all Mortgage Loans and all the Pool Value Groups included in the Trust Estate for a Series of Certificates will be at least equal to the aggregate Stated Amount of the Multi-Class Certificates of such Series.

    The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the Rating Agency or Rating Agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

  SPECIAL DISTRIBUTIONS

    To the extent specified in the Prospectus Supplement relating to a Series of Multi-Class Certificates which have other than monthly Distribution Dates, any such Classes having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans in the related Trust Estate and/or reinvestment yields then available, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

    To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series of Multi-Class Certificates may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Sole Servicer or Master Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

  LAST SCHEDULED DISTRIBUTION DATE

    The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans in the Trust Estate for such Series, the actual last Distribution Date for any such Class could occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans included in any Trust Estate, the last Distribution Date for any such Class could occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans in the Trust Estate for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans. See "Prepayment and Yield Considerations" below.

                                 CREDIT SUPPORT

SUBORDINATION

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. "Aggregate Losses" as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies ("Payment Deficiencies") in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Estate during such period in respect of the Mortgage Loans giving rise to such previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans).

    The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans that would otherwise have been distributable to the Subordinated Certificateholders and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Subordination Reserve Fund will not be a part of the Trust Estate. The Subordination Reserve Fund may be funded initially with an initial deposit by the Seller (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, the Sole Servicer or Master Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans in the related Trust Estate and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Sole Servicer or Master Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced.

    In no event will the Specified Subordination Reserve Fund Balance for a Series ever be required to exceed the Subordinated Amount. In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

    After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Estate in excess of the Subordinated Amount.

    Amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below.

    If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

    Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit for such Series, and thereafter against such Initial Deposit.

    Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

    Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual
Certificates, in the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

    Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

    Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are later entitled.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Subordination Reserve Fund may be funded in any other manner acceptable to the Rating Agency and consistent with an election, if any, to treat the Trust Estate (or a segregated pool of assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

  SHIFTING INTEREST CERTIFICATES

    If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest Certificates to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a Series of Shifting Interest Certificates by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates.

    Losses realized on liquidated Mortgage Loans (other than certain liquidated Mortgage Loans that are Special Hazard Mortgage Loans as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled.

    On each Distribution Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, their respective shares of the net Liquidation Proceeds actually realized in respect of the applicable liquidated Mortgage Loans after reimbursement to the Servicer of any previously unreimbursed Periodic Advances made in respect of such liquidated Mortgage Loans. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    A Mortgage Loan that becomes a liquidated Mortgage Loan as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein is referred to as a "Special Hazard Mortgage Loan". The "Special Hazard Termination Date" for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other liquidated Mortgage Loans as well as Special Hazard Mortgage Loans), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans to a lesser extent than they will bear losses on other liquidated Mortgage Loans. Once the Special Hazard Termination Date has occurred, the outstanding principal balance of each Class of Senior Certificates will be reduced by such Class's specified percentage of the loss on each Special Hazard Mortgage Loan. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

    The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

    In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  LIMITED GUARANTEE

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  LETTER OF CREDIT

    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  POOL INSURANCE POLICIES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  MORTGAGOR BANKRUPTCY BOND

    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES AND INTEREST RATES

    Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

    The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate or Interest Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable rate Mortgage Loan will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans bearing different Mortgage Interest Rates. See "Prepayment and Yield Considerations."

SCHEDULED DELAYS IN DISTRIBUTIONS

    At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. With respect to Standard Certificates or Stripped Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement). To the extent set forth in the related Prospectus Supplement, Multi-Class Certificates may provide for distributions of interest accrued during periods ending prior to the related Distribution Date. In any such event, the nature of such scheduled delays in distribution and the impact on the yield of such Multi-Class Certificates will be set forth in the related Prospectus Supplement.

EFFECT OF PRINCIPAL PREPAYMENTS

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Servicing Agreement relating to a Series may provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment in full on or after the Determination Date in the month preceding the month in which the related Distribution Date occurs and prior to the Due Date in the month in which such Distribution Date occurs of any Mortgage Loan underlying the Certificates of such Series, the Sole Servicer will pay into the Certificate Account, or any other Servicer will pay into the Custodial Account for remittance to the Master Servicer Custodial Account, for such Series to the extent funds are available for such purpose from the aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which such Servicer is entitled to receive relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the amount, if any, of interest at the Net Mortgage Interest Rate for such Mortgage Loan for the period from the date of such prepayment in full to and including the end of the month in which such prepayment in full occurs. Unless otherwise specified in the applicable Prospectus Supplement, no comparable offset against the Servicing Fee will be provided with respect to partial prepayments or liquidations of any Mortgage Loans and any interest shortfall arising from partial prepayments or from liquidations either will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Stripped Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Stripped Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

    The Mortgage Loans may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will provide for a prepayment penalty. Unless otherwise specified in the applicable Prospectus Supplement, all fixed rate Mortgage Loans will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and all adjustable-rate Mortgage Loans will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Stripped Certificates may, and the Prospectus Supplement for each Series of Multi-Class Certificates will, describe one or more such prepayment standards or models and contain tables setting forth the projected yields to maturity on each Class or Subclass of Certificates of a Series of Stripped Certificates or, with respect to a Series of Multi-Class Certificates, the weighted average life of each Class and the percentage of the original aggregate Stated Amount of each Class that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgages, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Servicing Agreement will require the Applicable Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer in good faith determines may be restricted by law or that would impair or threaten to impair any recovery under any related insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--'Due-On-Sale' Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of the mortgagor, a Servicer, including PHMC, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, Sole Servicer or Master Servicer, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any delinquent Mortgage Loan. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" and"--Optional Repurchases." In addition, if so specified in the applicable Prospectus Supplement, the Sole Servicer or Master Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans."

                                   THE SELLER

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller"), a direct, wholly owned subsidiary of The Prudential Home Mortgage Company, Inc. ("PHMC") and an indirect, wholly owned subsidiary of Residential Services Corporation of America and The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"), is the successor in interest to The Prudential Home Mortgage Securities Company, a limited purpose general partnership formed pursuant to the Partnership Law of the State of New York on December 30, 1987 ("PHMSCo."). The Seller was incorporated in the State of Delaware on August 21, 1985 under the name Dryden Guaranty Corporation, but did not actively engage in business prior to December 28, 1988. On July 18, 1988, the Certificate of Incorporation of the Seller was amended to, among other things, change the name of Dryden Guaranty Corporation to The Prudential Home Mortgage Securities Company, Inc. and to limit the purposes for which the Seller exists and, on December 28, 1988, the Seller acquired all of the assets and assumed all of the liabilities of PHMSCo., including but not limited to all of PHMSCo.'s rights and obligations under the Pooling and Servicing Agreements relating to series of mortgage pass-through certificates previously sold by it.

    The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

    The Seller maintains its principal office at 5325 Spectrum Drive, Frederick, Maryland 21701. Its telephone number is (301) 846-8199.

    At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from PHMC or another affiliate. The Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the failure of certain representations and warranties made by the Seller. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee."

                                     SASCOR


    Securitized Asset Services Corporation ("SASCOR"), a New Jersey corporation, is a direct, wholly owned subsidiary of PHMC and an indirect, wholly owned subsidiary of Prudential Insurance. SASCOR was formed to master service residential mortgage loans and to provide securities administration services in connection with mortgage-backed securities. See "Servicing of the Mortgage Loans--The Master Servicer" below.


    The executive offices of SASCOR are located at 7485 New Horizon Way, Frederick, Maryland 21701, and its telephone number is (301) 815-6399.

    SASCOR is an affiliate of the Seller and PHMC and of the other subsidiaries of Prudential Insurance described under "PHMC."

                                      PHMC

GENERAL

    PHMC is the successor in interest to The Prudential Home Mortgage Company, a joint venture which was formed under the laws of the State of New York on November 7, 1984 ("PHMCo."). Immediately prior to November 1987, the partners of PHMCo., each of which owned a 50% interest in the joint venture, were The Prudential Mortgage Capital Company, Inc., a New Jersey corporation and an indirect, wholly owned subsidiary of Prudential Insurance ("PMCC") and TR Venture Corporation ("TRVC"), a Delaware corporation indirectly, wholly owned by Salomon Inc and affiliated with Salomon Brothers Inc. During November 1987, PMCC transferred a 0.1% interest in PHMCo. to its affiliate, PIC Realty Corporation, and, immediately thereafter, the interest of TRVC in PHMCo. was retired. As a consequence thereof, PHMCo. became indirectly, wholly owned by Prudential Insurance, which, in turn, also indirectly, wholly owns the Seller.

    PHMC was incorporated in the State of New Jersey on September 18, 1978 under the name Newark Rehabilitation, Inc., but did not actively engage in business prior to October 31, 1988. On March 3, 1988, Newark Rehabilitation, Inc. changed its name to The Prudential Home Mortgage Company, Inc., and, on October 31, 1988, PHMC acquired all of the assets and assumed all of the liabilities of PHMCo. As used herein and in each Prospectus Supplement, references to PHMC that relate to activities occurring prior to October 31, 1988 are to PHMCo. From October 31, 1988 to December 19, 1989, PHMC was a direct, wholly owned subsidiary of PMCC. On December 19, 1989, all of the common stock of PHMC was transferred to, and PHMC became a direct, wholly owned subsidiary of, Residential Services Corporation of America, a direct, wholly owned subsidiary of Prudential Insurance.

    PHMC is engaged principally in the business of originating and purchasing, for its own account and for the account of its affiliates, residential mortgage loans secured by one- to four-family homes located throughout the United States and made in order to purchase those homes or to refinance prior loans secured by such homes. PHMC also processes loans for other originators. See "--Mortgage Origination Processing" below. The executive offices of PHMC are located at 8000 Maryland Avenue, Suite 1400, Clayton, Missouri 63105, and its telephone number is (314) 726-3900.

    PHMC is an affiliate of Lender's Service, Inc., a Delaware corporation ("LSI"), formerly known as Lender's Service Acquisition Corporation, which is a wholly owned subsidiary of Residential Services Corporation of America and an indirect wholly owned subsidiary of Prudential Insurance, and which is the successor in interest to Lender's Service, Inc., a Pennsylvania corporation. LSI maintains a relationship with a nationwide network of appraisers; these appraisers perform work for LSI on an independent-contractor basis. Appraisals, review appraisals and recertifications obtained in connection with mortgage loans originated or acquired by PHMC may be obtained through LSI. See
"--Mortgage Loan Underwriting" below. LSI may also act as a title insurance agent for various title insurance companies, and as a vendor of credit reports for UCB Services, a national mortgage reporting company, with respect to mortgage loans, including the Mortgage Loans. PHMC is also an affiliate of Private Label Mortgage Services Corporation ("PLMSC"), a wholly owned subsidiary of Residential Services Corporation of America and an indirect wholly owned subsidiary of Prudential Insurance, which processes loans for mortgage loan originators. PLMSC does not process loans for PHMC but may process Mortgage Loans acquired by PHMC from other originators. PHMC is also an affiliate of Prudential Property and Casualty Insurance Company, a wholly owned, indirect subsidiary of Prudential Insurance, which offers casualty insurance for residential properties, which may include the Mortgaged Properties. PHMC is an affiliate of The Prudential Bank and Trust Company, a Georgia bank, for which PHMC processes applications for home equity loans secured by residential properties, which may include the Mortgaged Properties. PHMC is also an affiliate of The Prudential Real

Estate Affiliates, Inc., which may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of The Prudential Savings Bank, a savings and loan association, which may offer services to the mortgagors of the Mortgage Loans. PHMC is also an affiliate of Prudential Residential Services Limited Partnership and The Prudential Real Estate Affiliates, Inc. (collectively, "PRR"). PRR primarily offers relocation services to corporate employees and residential brokerage services to the public. PRR may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of a number of other insurance providers (including providers of life, health, disability, automobile and personal catastrophe insurance) and financial services providers (including providers of annuities, mutual funds, retirement accounts, financial planning services, credit cards, securities and commodities brokerage and asset management), all of which may offer services to the mortgagors of the Mortgage Loans.

    PHMC conducts its mortgage loan processing through centralized production offices located in Costa Mesa, California, Frederick, Maryland and Minneapolis, Minnesota. At these locations, PHMC receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. In addition, PHMC maintains marketing offices in certain major metropolitan centers in the United States. While the manner in which it conducts its business does not generally entail face-to-face interactions with borrowers, PHMC has varying degrees of direct contact with borrowers under the mortgage origination and acquisition programs described below. Since PHMC takes a more active role in loan processing in connection with those programs that involve the referral of applicants or the acquisition of mortgage loans directly from mortgage brokers, rather than the purchase of completed loan packages, borrower contact tends to be more frequent where PHMC functions as the originator of the mortgage loans.

    On May 31, 1991, PHMC acquired certain assets and operations of A Mortgage Company, formerly America's Mortgage Company ("AMC"), located in Springfield, Illinois. AMC's business consisted primarily of the origination and acquisition of mortgage loans insured or guaranteed by the Federal Housing Administration and the United States Department of Veterans Affairs ("FHA/VA loans"), the issuance and sale of securities guaranteed by the Government National Mortgage Association ("GNMA"), which securities were backed by pools of FHA/VA loans, and the servicing of such mortgage loans. These activities are now being conducted by PHMC from the Springfield, Illinois location. The description of PHMC's activities elsewhere in this Prospectus relate to conventional rather than to FHA/VA loans, since the Mortgage Loans to be included in the Trust Estate for any Series of Certificates will be comprised exclusively of conventional loans.

MORTGAGE LOAN PRODUCTION SOURCES

    Unless otherwise specified in the applicable Prospectus Supplement, PHMC's primary sources of mortgage loans are (i) selected corporate clients and prospective borrowers (including borrowers with mortgage loans currently serviced by PHMC or borrowers referred by borrowers with mortgage loans currently serviced by PHMC), (ii) mortgage brokers and similar entities, and
(iii) other originators. The first two categories involve the origination of mortgage loans by PHMC through either direct contact with the applicant or the referral of applicants to PHMC by the respective sources; the third category involves the acquisition by PHMC of qualifying mortgage loans presented to PHMC by such third parties. The relative contribution of each of these sources to PHMC's business, measured by the volume of loans generated, tends to fluctuate over time.

    Mortgage loans generated through contacts with corporate clients, prospective borrowers or mortgage brokers and similar entities typically involve either direct contact with the applicant or the referral of a loan applicant to PHMC; the gathering of credit-related and property-specific information by PHMC; and the decision by PHMC, based on its analysis of such information, as to the suitability of its making the loan. It is characteristic of PHMC's practice with respect to loans generated as a result of direct contact with prospective borrowers or referrals from these sources that PHMC, itself, orders appraisals (most frequently, the original appraisals, but in some cases, review appraisals) and credit reports. The level of involvement by PHMC in other aspects of the processing of these loans varies considerably; whereas, PHMC typically assists the borrower who is directly contacted by PHMC or referred to PHMC by a borrower with a mortgage loan currently serviced by PHMC or referred by corporate clients through the application stage, PHMC tends to have limited contact with those borrowers whose applications are processed on PHMC's behalf by certain mortgage brokers or similar entities, as discussed below. Taken as a whole, however, PHMC's processing role in connection with loans generated either as a result of direct contact with prospective borrowers or referrals generally exceeds the more limited processing role associated with loans acquired by PHMC from other originators. It is PHMC's general practice to review and evaluate the loan file submitted to it by the other originator; order a new credit report; under certain limited circumstances, order a review appraisal; and, on the basis of its analysis of both the data that it has received and the data that it has gathered, determine whether to accept or reject the loan. For each loan purchased by PHMC, the seller, or the other originator that previously sold the loan to PHMC's seller, will have taken the borrower's loan application, obtained the initial credit reports, ordered the original appraisal and provided all necessary documentation and disclosure relating to compliance with federal, state or local law applicable to mortgage loan origination and servicing.

    PHMC's direct contacts with prospective borrowers (including borrowers with mortgage loans currently serviced by PHMC) are made through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. PHMC targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations" herein.

    A majority of PHMC's corporate clients are companies that sponsor relocation programs for their employees and in connection with which PHMC provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although all Subsidy Loans are generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by PHMC through referrals from its corporate clients: some relocation loans are generated as a result of referrals from mortgage brokers and similar entities; others are generated through PHMC's acquisition of mortgage loans from other originators.) Also among PHMC's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of PHMC mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

    Mortgage brokers, realtors (including affiliates of Prudential Insurance), mortgage bankers, commercial bankers, developers, and builders also refer loan applicants to PHMC. Although the extent to which mortgage brokers or similar entities will assist borrowers in the application process varies considerably, PHMC's role in the processing of loans originated under this program typically involves the ordering of credit reports, as well as the ordering of the property appraisal. PHMC may, however, permit certain mortgage brokers and similar entities to make an initial determination as to compliance of mortgage loans with PHMC's underwriting guidelines. Under such circumstances, the applicable third parties take the loan applications, obtain the borrowers' credit reports and order the property appraisals from qualified appraisers. In advance of reaching a financing decision with respect to such loans, PHMC will typically order both review appraisals and additional credit reports.

    In order to qualify for participation in PHMC's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to PHMC for consistency with PHMC's underwriting guidelines or the standards of a Pool Insurer and represent that each loan was underwritten in accordance with PHMC standards or the standards of a Pool Insurer, and (v) utilize the services of qualified appraisers. The contractual arrangements with eligible originators may involve the commitment by PHMC to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the other originator. The contractual arrangements with eligible originators may also involve the delegation of all underwriting functions to such originators ("Delegated Underwriting"), which will result in PHMC not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations, and PHMC's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with PHMC's underwriting standards. In all instances, however, acceptance by PHMC is contingent upon the loans being found to satisfy PHMC's program standards or the standards of a Pool Insurer. PHMC may also acquire portfolios of seasoned loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

    PHMC's underwriting standards are applied by or on behalf of PHMC to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. PHMC's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

    In November 1994, PHMC implemented enhanced credit scoring ("ECS") as a tool to supplement the mortgage loan underwriting process. ECS assists PHMC in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. An "ECS Score" is a combination of two parts, the first being a credit score and the second being an application score. The credit score assists in a determination of the credit quality of the borrower. The application score, which incorporates certain loan application and borrower characteristics (such as Loan-to-Value Ratio and borrower occupation), reflects risk attributes specific to the proposed loan and the borrower. The ECS Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the ECS Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory ECS Score (based upon the mortgage loan production source) are subject generally to streamlined credit review (which automates various elements of the underwriting process) and limited documentation requirements and are permitted a greater latitude in the application of borrower debt-to-income ratios.

    With respect to all mortgage loans underwritten by PHMC, PHMC's underwriting of a mortgage loan may be based on data obtained by parties other than PHMC that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when third-party lenders, certain mortgage brokers or similar entities that have been approved by PHMC to process loans on its behalf, or independent contractors hired by PHMC to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with PHMC underwriting guidelines. In such instances, certain information may, but need not necessarily, be resolicited by PHMC in connection with its approval process. For example, PHMC will typically order a second credit report, but it will only order a review appraisal under certain limited circumstances, in advance of reaching a purchase or funding decision. When contract underwriters are used, PHMC will generally not order any supplemental documentation but will review the information collected by these providers, who are trained by PHMC personnel in PHMC's underwriting practices and are required to review all loans in accordance with PHMC's underwriting guidelines.

    The underwriting of mortgage loans acquired by PHMC pursuant to a Delegated Underwriting arrangement with another originator is not reviewed prior to acquisition of the mortgage loan by PHMC although the mortgage loan file is reviewed by PHMC to confirm that certain documents are included in the file. Instead, PHMC relies on (i) the originator's representations that such mortgage loan was underwritten in accordance with PHMC's underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to PHMC pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The type of credit report obtained by or on behalf of PHMC, and that PHMC authorizes parties referring or selling loans to it to obtain, is a computer-generated report that electronically merges the information gathered from the data bases of two major consumer credit repositories (these repositories produce what are commonly referred to as "in-file" credit reports). In connection with its underwriting procedure, PHMC will, with the exception of the use of contract underwriters and Delegated Underwriting arrangements obtained by or on behalf of PHMC, itself order a credit report of the type described, whether or not a report has previously been ordered with respect to an applicant for whom another party has processed or approved the loan. Certain of the credit reports obtained by or on behalf of PHMC may be purchased through a credit reporting service with which LSI has a contractual relationship. The credit review process generally is streamlined for borrowers with a qualifying ECS Score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by PHMC, but PHMC's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting limited documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Such waivers or reduced-documentation options are, in general, available for owner-occupied properties where the ratio of the loan amount to the property value does not exceed 80%. The interest rate may be higher with respect to a loan which has been processed according to a reduced documentation program than a loan which has been processed under a full documentation program. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. The least restrictive reduced-documentation programs apply to the applicant for a relocation loan and to the borrower whose loan amount does not exceed $500,000 and whose Loan-to-Value Ratio is not in excess of 70%. PHMC accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

    In general, all borrowers applying for loans with Loan-to-Value Ratios less than or equal to 90%, other than borrowers applying for loans that are not loans with respect to a principal residence, generally must demonstrate that the ratio of their total monthly housing debt to their monthly gross income does not exceed 33%, and that the ratio of their total monthly debt to their monthly gross income does not exceed 38%; all other borrowers generally must satisfy 28% and 36% ratios, respectively. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of the foregoing ratios is generally the initial mortgage interest rate, which is generally lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the foregoing ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate approximately 2.50% lower than the Mortgage Interest Rate. See "The Trust Estates--Mortgage Loans." These ratios may be exceeded if certain compensating factors are identified, including a large downpayment, a large equity position on a refinance, an excellent credit history, substantial liquid net worth, the potential of the borrower for continued employment advancement or income growth, or the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense. Borrowers with an ECS Score which qualifies for streamlined credit review generally may have a ratio of total monthly debt to monthly gross income significantly in excess of 38%, and the ratio of total monthly housing debt to monthly gross income may not be considered by PHMC in the underwriting of a loan to such a borrower. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios described above, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which PHMC defines as a property leased to a third party by its owner (as distinct from a "second home," which PHMC defines as an owner-occupied, non-rental property that is not the owner's principal residence), PHMC will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Property value is established in connection with the origination of any mortgage loan (whether the loan is originated for purchase or refinancing purposes) by means of an appraisal, which is typically ordered by the party originating the related mortgage loan. Consistent with this practice, the appraisals with respect to the loans generated through corporate contacts or through referrals from mortgage brokers or other similar entities (other than those certain mortgage brokers or similar entities that process mortgage loans on PHMC's behalf) are generally ordered by PHMC, while the appraisals with respect to the loans sold to PHMC by third-party lenders or certain mortgage brokers are ordered by those other originators. PHMC may, however, at its discretion, order a review appraisal with respect to any loan generated by a third-party lender or mortgage broker; in addition, PHMC typically orders review appraisals with respect to loans that certain mortgage brokers or similar entities process on its behalf. A review appraisal, like the original appraisal, typically involves the making of a site visit, the taking of photographs, and the gathering of data on comparable properties. Unlike original appraisals, however, review appraisals do not include an inspection of the interior of the house. A review appraisal is generally used to validate the decision made based upon the original appraisal. If the variance between the original and the review appraisal is significant, an explanation will be sought and the underwriting decision may be reevaluated. In certain instances, which most frequently involve the postponement of the closing with respect to a mortgage loan on a newly built home, the recertification of an appraisal may be required. A recertification includes a physical inspection of the exterior of the property and a statement by an appraiser that the present value of the property is no lower than that reflected on the original appraisal.

    There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. See "The Trust Estates--Mortgage Loans" herein.

    In connection with all mortgage loans that it originates, PHMC currently obtains appraisals through LSI. Review appraisals with respect to mortgage loans that PHMC acquires, or with respect to mortgage loans that PHMC originates but that certain mortgage brokers or similar entities process on its behalf, are also likely to be obtained through LSI. LSI also provides its services to some third-party lenders and mortgage brokers which sell or refer mortgage loans to PHMC.

    Many residential mortgage lenders have not originated mortgage loans with Loan-to-Value Ratios in excess of 80% unless primary mortgage insurance was obtained. PHMC, however, does not require primary mortgage insurance on loans up to $500,000 that have Loan-to-Value Ratios exceeding 80%. Only primary residences (excluding cooperatives) are eligible for this program. Each qualifying loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained. Loans that do not qualify for such program may be approved if primary mortgage insurance is obtained from an approved primary mortgage insurance company. In such cases, the excess over 75% will be covered by primary mortgage insurance until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

    Where permitted by law, PHMC generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. PHMC may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

    If specified in the applicable Prospectus Supplement, certain of the Mortgage Loans will have been reviewed by General Electric Mortgage Insurance Corporation ("GEMICO"), United Guaranty Residential Insurance Company ("UGRIC") or a similar entity (collectively, the "Pool Insurers") to determine conformity, in the aggregate, with such company's respective credit, appraisal and underwriting guidelines. PHMC will not have underwritten such Mortgage Loans. Neither GEMICO nor UGRIC have underwritten any of the Mortgage Loans for compliance with any investor guidelines.

    Based on information provided by the relevant company, as a condition to eligibility of a Mortgage Loan for inclusion in a mortgage pool to be insured by GEMICO or UGRIC, the loan originator generally will be required to comply with the following procedures, although exceptions may be made if permitted by such company.

    Initially, a prospective borrower must fill out a detailed application providing pertinent credit information. The loan originator obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy, or other pertinent legal history. In addition, a verification of employment for the last two years is made from either the applicant's employer or a Form W-2 for the most recent two years and the applicant's most recent pay stub. If an applicant is self-employed, such applicant submits copies of signed tax returns with all schedules for the prior two years together with a current year-to-date profit and loss statement and any other documentation deemed necessary. Rental income used to qualify the applicant is verified by lease agreements. In the case of refinancings, the loan originator must require, among other things, that there has not been more than one delinquency in the prior 12 months nor, in the case of mortgage loans reviewed by GEMICO, any delinquency in the past 90 days on the prior mortgage loan.

    In determining the adequacy of the Mortgaged Property as collateral, an independent appraisal must be made of each property considered for financing. Each appraiser must be selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes. No appraisal more than six months old will be accepted by GEMICO and no appraisal more than 120 days old will be accepted by UGRIC.

    Once all applicable employment, credit and property information is received, a determination must be made by the loan originator (and confirmed on review by GEMICO or UGRIC) as to whether the prospective borrower has sufficient monthly income to meet (i) the monthly payment obligations on the proposed mortgage loan (including principal and interest payments, real estate taxes, insurance on the subject property, and homeowners' association dues and secondary financing, if any), and (ii) the aggregate of the foregoing and all other financial obligations not expected to be fully repaid within the next 10 months. As a general rule, GEMICO and UGRIC require the ratio of a prospective borrower's debt, as described in clauses (i) and (ii) above, to such borrower's income to be 33% and 38%, respectively for fixed rate, fixed payment loans. The ratios required for adjustable rate loans are slightly lower. The general rule may be varied, and higher debt-to-income ratios may be permitted, in appropriate cases characterized by lower Loan-to-Value Ratios or other favorable factors.

    In some special cases, GEMICO and UGRIC may underwrite loans under a "limited documentation" program. With respect to such loans, limited investigation into the borrower's credit history and income profile is undertaken by the originator and such loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than the percentage required under standard guidelines, the originator may forego certain aspects of the review relating to monthly income, and, in the case of mortgage loans reviewed by GEMICO, traditional ratios of monthly or total expenses to gross income may not be applied. At a minimum, a limited documentation program must require a loan application, a credit report, an appraisal acceptable to FNMA/FHLMC performed by an independent appraiser, and a verification of downpayment or three months of bank statements. The maximum Loan-to-Value Ratio allowed under any limited documentation program underwritten by GEMICO and UGRIC is 70%. UGRIC's "limited documentation" program is limited exclusively to self-employed borrowers.

    For any rate or term refinance of a mortgage loan, or conversion of an adjustable rate mortgage loan, where GEMICO or UGRIC has already insured the prior loan, GEMICO or UGRIC may have determined a loan's insurability without reviewing updated credit or collateral information. In the case of seasoned loans, GEMICO or UGRIC may have determined a loan's insurability by performing a more limited credit and collateral review.

    The foregoing should not be taken as a full and complete discussion of all of the procedures undertaken in connection with a particular underwriting. Both GEMICO and UGRIC consider various other factors including, but not limited to, reviewing sales contracts, verifying deposits and other assets and examining additional supporting documentation in certain instances such as divorce decrees and separation agreements. Investors should consult the particular Pool Insurer's underwriting guidelines for more specific and complete requirements regarding underwriting standards. Furthermore, the underwriting process often results in certain compensating factors being considered to offset the existence of other negative factors in a loan file.

    Neither the Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by GEMICO or UGRIC.

MORTGAGE ORIGINATION PROCESSING

    PHMC or PLMSC may provide loan processing services, including document preparation, underwriting analysis and closing functions, to other loan originators.  It  is  possible  that  PHMC may  purchase  loans  from  such loan originators, or from mortgage sellers that purchased loans from such originators, that PHMC itself or PLMSC processed. Any such loans purchased by PHMC will meet PHMC's underwriting guidelines.

SERVICING


    Prior to June 30, 1989, all residential mortgage loans originated or purchased by PHMC for its own account or for the account of Prudential Insurance were serviced by its affiliate, PMCC. On June 30, 1989, PHMC assumed all of the residential mortgage servicing activities then being performed by PMCC. PHMC is an approved servicer of FNMA, FHLMC and GNMA. As of December 31, 1994, PHMC had a net worth of approximately $524 million. See "Servicing of the Mortgage Loans--The Servicers" below.


                                USE OF PROCEEDS

    The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from PHMC. It is expected that PHMC will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                        SERVICING OF THE MORTGAGE LOANS

    The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreements that have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Underlying Servicing Agreements and/or the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

THE MASTER SERVICER

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer with respect to a Series of Certificates for which there are more than one Servicer will be SASCOR. See "SASCOR" above. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) oversight of payments received on Mortgage Loans, (ii) monitoring the amounts on deposit in various trust accounts, (iii) calculation of the amounts payable to Certificateholders on each Distribution Date, (iv) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) preparation of federal and state tax and information returns and (vi) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (b) administer and supervise the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements; (c) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required; (d) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer; and (e) perform certain of the servicing obligations of a terminated Servicer as described below under "Servicing of Mortgage Loans--The Servicers." The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with PHMC or any other entity the administrative obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Servicing of the Mortgage Loans--Certain Matters Regarding the Sole Servicer or Master Servicer."

THE SOLE SERVICER

    PHMC, with respect to a Series of Certificates where PHMC is the only Servicer of the related Mortgage Loans, is referred to herein as the "Sole Servicer." See "PHMC--Servicing" above. The Sole Servicer may subcontract its servicing obligations under any Pooling and Servicing Agreement. The Sole Servicer will remain primarily liable for any such subservicer's performance in accordance with the applicable Pooling and Servicing Agreement. The Sole
Servicer presently intends to subcontract certain of its administrative functions under the Pooling and Servicing Agreements to SASCOR. See "SASCOR" above. The Sole Servicer may be released from its obligations in certain circumstances. See "Servicing of the Mortgage Loans--Certain Matters Regarding the Sole Servicer or Master Servicer."

    Each Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans included in PHMC's servicing portfolio which were originated or acquired by PHMC for its own account or for the account of its affiliates ("Program Loans"), and, if available, on those Program Loans having payment terms generally similar to those of the Mortgage Loans in the related Trust Estate. PHMC's total servicing portfolio of Program Loans as of any date may include loans having a variety of payment characteristics, including adjustable rate mortgage loans and loans subject to subsidy agreements, and the overall delinquency, foreclosure and loan loss experience of the Program Loans taken as a whole may differ from that of the Mortgage Loans contained in any given Trust Estate and from that of mortgage servicers generally.

    Except as otherwise specified herein, the Sole Servicer will perform customary servicing functions as described under "--The Servicers" below.

THE SERVICERS

    For each Series other than those Series where PHMC is the Sole Servicer, PHMC and one or more other Servicers will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements ("Underlying Servicing Agreements") with the Seller or an affiliate thereof. The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

    Each Servicer generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless the Servicer has serviced conventional mortgage loans for a minimum of three years and maintains a loan servicing portfolio of at least $500,000,000. Servicers approved by the Master Servicer must have a tangible net worth (total net worth less good will) of at least $10,000,000. Once a Servicer is approved, the Master Servicer will continue to monitor on an annual basis the financial position and servicing performance of the Servicer.

    The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

    The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be PHMC) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan, (ii) purchase from the Trust any converted mortgage loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

    The Sole Servicer or Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account or accounts in the name of the Trustee (the "Certificate Account") and, in the case of the Master Servicer, a separate trust account in the name of the Master Servicer on behalf of the Trustee (the "Master Servicer Custodial Account"). The Master Servicer may designate the Certificate Account as the Master Servicer Custodial Account for any Series. Each such account must be maintained with a depository institution (the "Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long term debt obligations of which) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or a segregated pool of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account or the Master Servicer Custodial Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series of Shifting Interest Certificates will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

    Pursuant to the applicable Underlying Servicing Agreements with respect to a Series having more than one Servicer, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below.
Each Custodial Account must be a separate custodial account insured to the available limits by the FDIC and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is either (i) an Eligible Account, (ii) maintained as a trust account or accounts with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) such other account that is acceptable to the Master Servicer ("Eligible Custodial Account") to serve as a unitary Custodial Account both for such Series and for other Series of Certificates for which SASCOR is the Master Servicer and having the same financial institution as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series.

    Each Servicer will be required to deposit in the Master Servicer Custodial Account for each Series of Certificates having more than one Servicer on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Custodial Account on receipt and, thereafter, not later than the 18th calendar day of each month or such other day as may be specified in the Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Master Servicer Custodial Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (x) payments due on or before the Cut-Off Date and (y) amounts held for future distribution). In the case of a Series having a single Servicer, the Sole Servicer will be required to deposit such amounts in the Certificate Account on a daily basis:

         (i) all payments on account of principal, including prepayments, and interest;

        (ii) all amounts received by the Applicable Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

        (iii) all proceeds received by the Applicable Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Servicing Agreement;

        (iv) all Periodic Advances made by the Applicable Servicer;

        (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

        (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

       (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

    Notwithstanding the foregoing, if at any time the sums in (x) any Custodial Account other than any Eligible Custodial Account exceed $100,000 or (y) any Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account.

    Notwithstanding the foregoing, each Applicable Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof the Fixed Retained Yield, if any, from any payment or other recovery on account of interest as received and prior to deposit in the Custodial Account, or Certificate Account in the case of the Sole Servicer, or (b) to withdraw from the Custodial Account, or Certificate Account in the case of the Sole Servicer, the applicable Servicing Fee and/or the Fixed Retained Yield, if any, after the entire payment or recovery has been deposited in such account; provided, however, that with respect to each Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, each Applicable Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Custodial Account, or Certificate Account in the case of the Sole Servicer.

    The Master Servicer will deposit in the Master Servicer Custodial Account any Periodic Advances made by the Master Servicer in the event of a Servicer default, amounts withdrawn from any reserve fund and amounts available under any other form of credit enhancement not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Master Servicer Custodial Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Master
Servicer Custodial Account and remit to the Certificate Account all amounts allocable to the Pool Distribution Amount for such Distribution Date.

    If the Master Servicer or Sole Servicer or a Servicer deposits in the Master Servicer Custodial Account or the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer or Sole Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer, as applicable. Funds on deposit in the Master Servicer Custodial Account or the Certificate Account may be invested in certain Eligible Investments maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer or Sole Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer or Sole Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer or Sole Servicer out of its own funds to the Master Servicer Custodial Account or the Certificate Account, as applicable, immediately as realized.

    The Master Servicer is permitted, from time to time, to make withdrawals from the Master Servicer Custodial Account or the Certificate Account and the Sole Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Custodial Account are not sufficient therefor):

         (i) to reimburse itself in the case of the Sole Servicer or itself, the Trustee or any Servicer in the case of the Master Servicer for Advances;

        (ii) to reimburse itself in the case of the Sole Servicer or itself or any Servicer in the case of the Master Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

        (iii) to pay to itself the applicable Master Servicing Fee or Servicing Fee and any other amounts constituting additional servicing compensation; or to pay to the owner thereof any Fixed Retained Yield, in the event the Servicer, including the Sole Servicer, is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan prior to the deposit of such payment or recovery in the Master Servicer Custodial Account or the Certificate Account;

        (iv) to reimburse itself in the case of the Sole Servicer or itself or any Servicer in the case of the Master Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

        (v) to pay to the Seller, the Sole Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by the Sole Servicer or the Master Servicer, respectively, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

        (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Master Servicer Custodial Account or the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

       (vii) to pay to itself in the case of the Sole Servicer or itself or the Servicer in the case of the Master Servicer, as applicable, from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee or Servicing Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

       (viii) to withdraw from the Master Servicer Custodial Account or the Certificate Account any amount deposited in such account that was not required to be deposited therein;

        (ix) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

        (x) to clear and terminate the Master Servicer Custodial Account or the Certificate Account.

    The Master Servicer or Sole Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer or Sole Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer or Sole Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

    The Master Servicer or Sole Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

        (1) hold all amounts deposited with it by the Master Servicer or Sole Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

        (2) give the Trustee notice of any default by the Master Servicer or Sole Servicer in the making of such deposit; and

        (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

    With respect to each Series involving the Sole Servicer, the Sole Servicer will agree to make Periodic Advances in the amounts specified in the applicable Prospectus Supplement. Funds of the Sole Servicer so advanced are recoverable by the Sole Servicer out of amounts received on Mortgage Loans with respect to which such funds were advanced and which represent late recoveries of principal and/or interest respecting which any such Periodic Advance was made, or, if the Sole Servicer determines that any Periodic Advance may not be so recoverable, out of any funds in the Certificate Account. The Sole Servicer will make Periodic Advances only if it determines that funds will ultimately be available to reimburse it. If specified in the applicable Prospectus Supplement, a reserve fund may be established with respect to any Series of Certificates in order to provide a source of liquidity for Periodic Advances by the Sole Servicer. Any such reserve fund will be funded by a deposit made by the Sole Servicer in such an amount specified, and will otherwise be as described, in the applicable Prospectus Supplement.

    Generally, in the case of a Series involving more than one Servicer, each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and (ii) other advances of cash ("Other Advances") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by the Servicer, the Master Servicer or Trustee may, if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee determines that funds will ultimately be available to reimburse it. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Servicer and the Master Servicer fail to make a required advance.

    The Advance obligation of the Master Servicer or the Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or into the Master Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the

Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

    If specified in the applicable Prospectus Supplement, a reserve fund (which may be held outside the Trust) may be established with respect to any Series of Certificates in order to provide a source of liquidity for Periodic Advances by a Servicer, the Master Servicer or the Trustee. Any such reserve fund will be funded by a deposit made by such Servicer or the Master Servicer in such an amount specified, and will otherwise be as described, in the applicable Prospectus Supplement.

    Any Periodic Advances made by a Servicer or the Master Servicer with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificate of such Series. However, neither the Master Servicer, the Trustee nor any Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

    When a mortgagor prepays all or part of a Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date on which the principal prepayment is applied to the principal balance thereof. To the extent specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment of a Mortgage Loan or a portion thereof, the amount of the aggregate Servicing Fees may be offset by an amount equal to the related interest shortfall. Any such reductions in the aggregate Servicing Fees will be made by the Applicable Servicer with respect to the Mortgage Loans under the applicable Servicing Agreement, but only to the extent of the aggregate amount of any Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. The amount of any offset against the aggregate Servicing Fees will be included in the distributions to Certificateholders on the Distribution Date on which the related principal prepayments are passed through to Certificateholders.

    Unless such an offset against Servicing Fees with respect to principal prepayments or another form of offset is specified in the applicable Prospectus Supplement, any interest shortfall arising from full or partial prepayments or liquidations will not be so offset. See "Prepayment and Yield Considerations."

REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Sole Servicer or Master Servicer will include, or, in the event a Paying Agent has been appointed with respect to such Series, will cause the Paying Agent to include, with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

         (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

        (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

        (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

        (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

          (a) the information contained in the report delivered pursuant to clause (ii) above;

          (b) the   interest  accrued   on  such  Class   of  Compound  Interest
              Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

          (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

        (v)   to  each  holder  of  a   Certificate,  the  amount  of  servicing
    compensation with respect to the related Trust Estate and such other customary information as the Sole Servicer or Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

        (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

       (vii) the aggregate amount of any Periodic Advances by the Servicer or the Master Servicer or Sole Servicer included in the amounts actually distributed to the Certificateholders;

       (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

          (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund included in amounts actually distributed to Senior Certificateholders;

          (b) the   Subordinated  Amount  remaining  and   the  balance  in  the
              Subordination Reserve Fund following such distribution; and

          (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

        (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

          (a) the   amounts  so  distributed  under  any  such  form  of  credit enhancement or from any such reserve fund on the applicable Distribution Date; and

          (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

        (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

        (xi) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

        (xii) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer, or as to which the Sole Servicer, has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

       (xiii) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

    In addition, within a reasonable period of time after the end of each calendar year, the Sole Servicer or Master Servicer will furnish either directly, or through the Paying Agent, if any, a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required by the Code and applicable regulations thereunder and as the Sole Servicer or Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, the Trustee will be required to sign the federal income tax returns of the REMIC (which will be prepared by the Sole Servicer or Master Servicer). See "Certain Federal Income Tax Consequences-- Administrative Matters."

REPORTS TO THE TRUSTEE

    No later than 15 days after each Distribution Date for a Series, the Sole Servicer or Master Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Sole Servicer or Master Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Sole Servicer or Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs; and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the Sole Servicer, c/o The Prudential Home Mortgage Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701 or the Master Servicer, 7485 New Horizon Way, Frederick, Maryland 20701. If the Sole Servicer or Master Servicer should fail to provide such copies, they may be obtained from the Trustee, as applicable.

COLLECTION AND OTHER SERVICING PROCEDURES

    Each Applicable Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the applicable Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage
Loans. Consistent with the above, the Applicable Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and
(ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days after the applicable Due Date.

    Under the Servicing Agreement, each Applicable Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (the "Servicing Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Applicable Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    With respect to each Mortgage Loan having a fixed interest rate, unless otherwise specified in the applicable Prospectus Supplement, the applicable Servicing Agreement will provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Applicable Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer (other than the Sole Servicer) has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Applicable Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer or Sole Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

    Each Applicable Servicer is obligated under the applicable Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, the Servicer is authorized under the applicable Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Applicable Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets PHMC's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. See also "The Trust Estates--Mortgage Loans-- Optional Repurchases," above, with respect to the Seller's right to repurchase defaulted Mortgage Loans. Further, an Applicable Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Applicable Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the Applicable Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that an Applicable Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Master Servicer Custodial Account or the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

    The Sole Servicer is not obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If an Applicable Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. An Applicable Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, an Applicable Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

    The Applicable Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and and will not be required under the applicable Servicing Agreement to seek deficiency judgments.

    With respect to a Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, if the trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any

Mortgage Loan secured by such Mortgaged Property or if the Master Servicer determines at any time that any Mortgage Loan is not a "Qualified Mortgage" under Code Section 860G, the Trustee or Master Servicer will be required to dispose of such property within two years following its acquisition by the Trust Estate unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which a REMIC election has been made or would be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the two-year period in the manner contemplated by Code Section 856(e)(3). The Applicable Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Servicers other than PHMC will be required to deposit in the Custodial Account for remittance to the Master Servicer the Fixed Retained Yield, if any, as received. PHMC as Servicer or Sole Servicer may deduct the Fixed Retained Yield from mortgagor payments as received and prior to deposit of such payments in the Custodial Account or Certificate Account for such Series or may withdraw from the Custodial Account or Certificate Account, or request the Master Servicer to withdraw from the Master Servicer Custodial Account or Certificate Account for remittance to PHMC as Servicer or Sole Servicer, the Fixed Retained Yield after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, with respect to any payment of interest received by PHMC as Servicer or Sole Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will receive as its Fixed Retained Yield only its pro rata share of such interest payment.

    For each Series of Certificates, each Applicable Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Custodial Account or Certificate Account for such Series or
(b) withdrawing the Servicing Fee from the Custodial Account or Certificate Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Custodial Account or Certificate Account or request the Master Servicer to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer.

    Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Master Servicer Custodial Account or the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration or foreclosure of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

    As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

    The Master Servicer or Sole Servicer will pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer or Sole Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

    The Sole Servicer or each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to the mortgage loans being serviced by such Servicer, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    Each year the Master Servicer will review each Servicer's performance under its Underlying Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under the Underlying Servicing Agreement.

CERTAIN MATTERS REGARDING THE SOLE SERVICER OR MASTER SERVICER

    The Sole Servicer or Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor servicer has assumed the Sole Servicer's or Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Sole Servicer or Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans, it may appoint another institution as mortgage loan servicer, as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

    The Pooling and Servicing Agreement will also provide that neither the Sole Servicer or Master Servicer, any subservicer, nor any partner, director, officer, employee or agent of either of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Sole Servicer or Master Servicer, any subservicer, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Sole Servicer or Master Servicer, any subservicer, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Sole Servicer or Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Sole Servicer or Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Sole Servicer or Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account or Master Servicer Custodial Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

    Any person into which the Sole Servicer or Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Sole Servicer or Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Sole Servicer or Master Servicer will be the successor of the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and has a net worth of not less than $15,000,000.

    The Sole Servicer or Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Sole Servicer or Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Sole Servicer or Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Sole Servicer or Master Servicer to distribute to Certificateholders any required payment which continues unremedied for three business days after the giving of written notice of such failure to the Sole Servicer or Master Servicer by the Trustee for such Series, or to the Sole Servicer or Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Sole Servicer or Master Servicer by the Trustee, or to the Sole Servicer or Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain action by the Sole Servicer or Master Servicer indicating its insolvency, reorganization or inability to pay its obligations and (iv) both the Sole Servicer or Master Servicer and any subservicer appointed by it to become ineligible to service for both FNMA and FHLMC (unless remedied within 90 days). (Section 7.01).

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Sole
Servicer's or Master Servicer's right to recovery of any Initial Deposit for such Series, the aggregate Servicing Fees or Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Sole Servicer or Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees or Master Servicing Fees together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Sole Servicer or Master Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans; provided however, that until such a successor Sole Servicer or Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Sole Servicer or Master Servicer as described above. In the event such public bid procedure is utilized, the successor servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees or Master Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Sole Servicer or Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement. (Sections 7.01 and 7.05).

    During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.02 and 7.03).

    No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 10.03).

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the Seller, the Sole Servicer or Master Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or a segregated pool of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates,"
(vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes or Subclasses of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Sole Servicer or Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or a segregated pool of assets therein) to tax or cause the Trust Estate (or a segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; PURCHASE OF MORTGAGE LOANS

    The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

    If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Sole Servicer or Master Servicer has caused the related Trust Estate (or a segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of an opinion of counsel or other evidence that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or a segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

    The Trustee may resign at any time, in which event the Sole Servicer or Master Servicer will be obligated to appoint a successor trustee. The Sole Servicer or Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Sole Servicer or Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Sole Servicer or Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

    The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    A Servicer generally will not be required under the applicable Servicing Agreement, and the Sole Servicer will not be required under the Pooling and Servicing Agreement, to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. SectionSection101 ET. SEQ., (the "Bankruptcy Code") may interfere with or affect the ability of the Seller to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    If a Mortgage Loan is secured by property NOT consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

    If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

    The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment,
(ii) may result in a release or threatened release of any hazardous substances, or (iii) may give rise to any environmental claim or demand may give rise to a lien on the property to ensure the reimbursement of Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

    The state of the law is currently unclear as to whether and under what circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

    A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggests that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in IN RE BERGSOE METAL CORP., apparently disagreeing with, but not expressly contradicting, the FLEET FACTORS court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption and the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in KELLEY V. EPA invalidated the EPA rule. As a result of the KELLEY case, the state of the law with respect to the secured creditor exemption remains unclear. In addition, even if the EPA rule or a replacement were to be reinstated, the EPA rule or its replacement would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller nor PHMC has made such evaluations prior to the origination of the Mortgage Loans, nor does either require that such evaluations be made by originators who have sold the Mortgage Loans to PHMC. Neither the Seller nor PHMC is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller, nor the Sole Servicer or Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See "The Trust Estates-- Mortgage
Loans--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

    The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, the Federal Home Loan Mortgage Corporation has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

    By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership, and disposition of Certificates, which may consist of REMIC Certificates, Standard Certificates or Stripped Certificates, as described below. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of Certificates.

    For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "Holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

    With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made, which will include all Multi-Class Certificates and may include Standard Certificates or Stripped Certificates or both, are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

    REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans...secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service.


    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

  GENERAL

    In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  ORIGINAL ISSUE DISCOUNT

    Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations") and proposed Treasury regulations issued on December 16, 1994 (the "Proposed OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations and the Proposed OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

    Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount (in the case of Standard or Stripped Certificates) or initial Stated Amount (in the case of Multi-Class Certificates) of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

    In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  ACQUISITION PREMIUM

    A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

  VARIABLE RATE REGULAR CERTIFICATES

    Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple of not less than zero nor more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate includes a rate determined using a single fixed formula and that is based on one or more qualified floating rates or the yield or changes in the price of actively traded personal property. The Proposed OID Regulations would expand the definition of objective rate to include any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations and the Proposed OID Regulations. The Proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the Proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

    The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


    Although unclear under the OID Regulations, unless otherwise specified in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


  MARKET DISCOUNT

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular
Certificate   multiplied  by  the  weighted  average  maturity  of  the  Regular
Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  PREMIUM

    A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


  ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD



    A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


  TREATMENT OF LOSSES


    Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue
Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


  SALE OR EXCHANGE OF REGULAR CERTIFICATES

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME


    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.



    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal or Stated Amount on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal or payments in reduction of Stated Amount sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal or Stated Amount are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal or Stated Amount are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  BASIS AND LOSSES

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

    Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense-- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

    Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

    ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the DE MINIMIS rule described therein, and "--Premium."


    MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

    PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

    Except in the case of certain thrift institutions, a portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to Code
Section 593 institutions ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Code Section 593 applies, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Furthermore, the Code provides that regulations may disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC Pool, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC Pool. The anticipated weighted average life of the Residual Certificates is based on all distributions anticipated to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC Pool is the aggregate weighted average life of all classes of interests therein (computed using all anticipated distributions on a regular interest with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to a Series will set forth whether the Residual Certificates are expected to have "significant value" within the meaning of the REMIC Regulations.

  TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES


    DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.


    In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (I.E., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement  in  writing to  the  Seller and  the Trustee  that  it has  no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

    NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

    FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

  SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  MARK TO MARKET REGULATIONS

    Prospective purchasers of the Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  PROHIBITED TRANSACTIONS

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

  NET INCOME FROM FORECLOSURE PROPERTY

    The REMIC  Pool  will  be subject  to  federal  income tax  at  the  highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Sole Servicer or Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Sole Servicer or Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

    An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed

2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR CERTIFICATES

    Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  RESIDUAL CERTIFICATES


    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--

Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular
Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

  GENERAL

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Standard Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates" the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate or as discount income on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

  TAX STATUS

    Cadwalader, Wickersham & Taft has advised the Seller that:

       1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

       2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

       3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
    Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

       4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1, 2 and 3 of the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer."

The application of this provision to a Buy-Down Fund is uncertain, but may require that a taxpayer's investment in a Buy-Down Loan be reduced by the Buy-Down Fund. As to the treatment of Buy-Down Loans as "qualifying real property loans" under Code Section 593(d)(1) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans...secured by an interest in real property" under Code Section 7701(a)(19)(C)(v) or as "real estate assets" under Code Section 856(c)(5)(A), there is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Standard Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Standard Certificateholder's investment for federal income tax purposes.

  PREMIUM AND DISCOUNT

    Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

    PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

    ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (I.E., points) will be includible by such holder.

    MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  RECHARACTERIZATION OF SERVICING FEES

    If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  SALE OR EXCHANGE OF STANDARD CERTIFICATES

    Upon   sale   or   exchange   of   a   Standard   Certificate,   a  Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993 capital gains of certain noncorporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

  GENERAL

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates-- General," subject to the limitation described therein.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the DE MINIMIS rule therein, assuming that a prepayment assumption is employed in such computation.

  STATUS OF STRIPPED CERTIFICATES

    No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code
Section 856(c)(5)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans...secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "Standard Certificates--Tax Status" above.

  TAXATION OF STRIPPED CERTIFICATES

    ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with DE MINIMIS original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations and the Proposed OID Regulations. The Proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the Proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

    SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

    To the extent that a Standard Certificate or Stripped Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors-- Regular Certificates."

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

    Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

    GENERAL. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

    PARTIES IN INTEREST/DISQUALIFIED PERSONS. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Sole Servicer or Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Sole Servicer or Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

    DELEGATION OF FIDUCIARY DUTY. Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

    Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans,

IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

    INDIVIDUAL   ADMINISTRATIVE   EXEMPTIONS.       Several   underwriters    of
mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

       (1)The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

       (2)The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

       (3)The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poors ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

       (4)The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

       (5)The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (6)The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
    Exchange Commission under the Securities Act of 1933.

    The Trust Estate must also meet the following requirements:

            (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

           (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Certificates; and

           (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

    An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

    PTE   83-1.    Prohibited  Transaction  Class  Exemption  83-1  for  Certain
Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

    The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E.
Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

    THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

    Standard Certificates which are not rated, as discussed below under "Rating" will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). Unless otherwise specified in the related Prospectus Supplement, the Certificates other than Residual Certificates (and if so specified in the related Prospectus Supplement, the Residual Certificates) will constitute "mortgage related securities"  for  purposes of  the Enhancement  Act  and as  such will  be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

    The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National
Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The National Credit Union Administration has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities such as the Residual Certificates and the Stripped Certificates, except under limited circumstances.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council, and the April 15, 1994 Interim Revision thereto. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the National Credit Union Administration (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Stripped Certificates) may be deemed unsuitable investments, or may otherwise be restricted, under such policies or guidelines (in certain instances irrespective of the Enhancement Act).

    The  foregoing  does  not  take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    All investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

       1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

       2. By placements by the Seller with investors through dealers; and

       3. By direct placements by the Seller with investors.

    If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, unless otherwise specified in the related Prospectus Supplement, PHMC will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

    The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

    One or more affiliates of the Seller, the Sole Servicer and the Master Servicer, including Prudential Securities Incorporated, may act as underwriter or dealer with respect to Certificates of any Series. Any such affiliate will be identified in the applicable Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York and for any underwriters by Brown & Wood, New York, New York.

                                     RATING

    It is a condition to the issuance of the Stripped Certificates and the Multi-Class Certificates of any Series that they be rated in one of the four highest categories by at least one Rating Agency. Standard Certificates may or may not be rated by a Rating Agency.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Advances...................................................................   54
Aggregate Losses...........................................................   35
Amounts Held for Future Distribution.......................................   27
Applicable Servicer........................................................   15
Assumed Reinvestment Rate..................................................   34
Balloon Loan...............................................................   17
Balloon Period.............................................................   17
Buy-Down Fund..............................................................   16
Buy-Down Loans.............................................................   16
CERCLA.....................................................................   68
Certificate Account........................................................   51
Certificates...............................................................    1
Class......................................................................    1
Code.......................................................................   10
Compound Interest Certificates.............................................   25
Cross-Over Date............................................................   29
Curtailments...............................................................   26
Cut-Off Date...............................................................    8
Delegated Underwriting.....................................................   44
Depository.................................................................   51
Determination Date.........................................................   25
Distributable Amount.......................................................   25
Distribution Date..........................................................    8
Due Date...................................................................   15
Due Period.................................................................   33
Eligible Custodial Account.................................................   51
Eligible Investments.......................................................   36
ECS........................................................................   45
ECS Score..................................................................   45
ERISA......................................................................   11
FDIC.......................................................................   51
FHLMC......................................................................   16
Fixed Retained Yield.......................................................    9
FNMA.......................................................................   16
GEMICO.....................................................................   48
Holder.....................................................................   71
Initial Deposit............................................................   35
Interest Rate..............................................................    1
Last Scheduled Distribution Date...........................................   34
Late Payment...............................................................   26
Late Payment Period........................................................   26
Liquidation Proceeds.......................................................   52
Loan-to-Value Ratio........................................................   15
Master Servicer............................................................    1
Master Servicer Custodial Account..........................................   51
Master Servicing Fee.......................................................    9
Mortgage Interest Rate.....................................................    9
Mortgage Loans.............................................................    1
Mortgage Notes.............................................................   14
Mortgaged Properties.......................................................   14

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Mortgages..................................................................   14
Multi-Class Certificate Distribution Amount................................   33
Multi-Class Certificates...................................................    1
Net Foreclosure Profits....................................................   28
Net Mortgage Interest Rate.................................................    9
Non-Pro Rata Certificate...................................................   73
Other Advances.............................................................   54
OTS........................................................................   69
Partial Liquidation Proceeds...............................................   26
Paying Agent...............................................................   54
Payment Deficiencies.......................................................   35
Pass-Through Rate..........................................................    8
Percentage Certificates....................................................   24
Periodic Advances..........................................................   10
PHMC.......................................................................    1
PHMSC......................................................................    1
PLMSC......................................................................   42
PMCC.......................................................................   42
Pool Distribution Amount...................................................   27
Pool Insurers..............................................................   48
Pool Scheduled Principal Balance...........................................   30
Pool Value.................................................................   33
Pool Value Group...........................................................   33
Pooling and Servicing Agreement............................................    7
Prepayment Assumption......................................................   74
Prepayment Interest Shortfall..............................................   26
Prudential Insurance.......................................................    7
Rating Agency..............................................................   11
Record Date................................................................    8
Registration Statement.....................................................    2
Regular Certificateholder..................................................   73
Regular Certificates.......................................................   23
REMIC......................................................................    1
Remittance Date............................................................   52
Representing Party.........................................................   18
Residual Certificates......................................................   23
RSCA.......................................................................    7
SASCOR.....................................................................    1
Scheduled Principal........................................................   26
Scheduled Principal Balance................................................   26
Seller.....................................................................    1
Senior Certificates........................................................    1
Senior Class...............................................................   25
Senior Class Carryover Shortfall...........................................   29
Senior Class Distributable Amount..........................................   25
Senior Class Distribution Amount...........................................   29
Senior Class Principal Portion.............................................   25
Senior Class Pro Rata Share................................................   28
Senior Class Shortfall.....................................................   28
Senior Class Shortfall Accruals............................................   29
Series.....................................................................    1
Servicer...................................................................    1

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Servicing Account..........................................................   57
Servicing Fee..............................................................    9
Shifting Interest Certificates.............................................   25
Sole Servicer..............................................................    1
Special Distributions......................................................   34
Special Hazard Loss Amount.................................................   37
Special Hazard Mortgage Loan...............................................   37
Special Hazard Termination Date............................................   37
Specified Subordination Reserve Fund Balance...............................   35
Spread.....................................................................   33
Standard Certificates......................................................    1
Standard Hazard Insurance Policy...........................................   17
Stated Amount..............................................................    1
Stripped Certificates......................................................    1
Subclass...................................................................    1
Subordinated Amount........................................................    9
Subordinated Certificates..................................................    1
Subordinated Class Distributable Amount....................................   26
Subordinated Class Principal Portion.......................................   26
Subordinated Class Pro Rata Share..........................................   28
Subordination Reserve Fund.................................................    9
Subsidy Account............................................................   16
Subsidy Loans..............................................................   16
Treasury Regulations.......................................................   19
Trust Estate...............................................................    1
Trustee....................................................................   64
UCC........................................................................   66
UGRIC......................................................................   48
Underlying Servicing Agreement.............................................    7
Unpaid Interest Shortfall..................................................   29
Voting Interests...........................................................   61

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



    The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated.



SEC Registration Fee....................................................  $ 5,172,414
Legal Fees and Expenses.................................................    3,135,000
Accounting Fees and Expenses............................................      890,000
Trustee's Fees and Expenses (including counsel fees)....................      400,000
Printing and Engraving Fees.............................................    1,815,000
Rating Agency Fees......................................................    7,675,000
Miscellaneous...........................................................    2,000,000
                                                                          -----------
    Total...............................................................  $21,087,414
                                                                          -----------
                                                                          -----------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer and director actually and reasonably incurred.



    The Restated Certificate of Incorporation of The Prudential Home Mortgage Securities Company, Inc., provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.



    The Pooling and Servicing Agreements for each Series of Certificates provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Sole Servicer, any subservicer, and the partners, directors, officers, employees and agents of the Sole Servicer or any subservicer, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason or willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.



ITEM 16.  EXHIBITS.



  1.1* Form of Underwriting Agreement.
  3.1  Restated Certificate of Incorporation of The Prudential Home Mortgage
        Securities Company, Inc. incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-11 (File No. 33-29849).
  3.2  Bylaws of The Prudential Home Mortgage Securities Company, Inc.
        incorporated by reference from Exhibit 3.2 of the Registration
        Statement on Form S-11 (File No. 33-29849).

  4.1 Form of Pooling and Servicing Agreement providing for credit enhancement by subordination arrangement without shifting interests of Senior and Subordinated Classes incorporated by reference from Exhibit 4.1 of the Registration Statement on Form S-11 (File No. 33-29849).
  4.2 Form of Pooling and Servicing Agreement providing for credit enhancement by subordination arrangement without shifting interests of Senior and Subordinated Classes incorporated by reference from Exhibit 4.2 of the Registration Statement on Form S-11 (File No. 33-41214).
  4.3 Form of Pooling and Servicing Agreement providing for credit enhancement by subordination arrangement including shifting interests of Senior, Mezzanine and Subordinated Classes incorporated by reference from
        Exhibit 4.3 of the Registration Statement on Form S-11 (File No.
        33-52962).
  4.4* Form of Pooling and Servicing Agreement providing for credit enhancement by subordination arrangement including shifting interests of Senior, Mezzanine and Subordinated Classes and providing for the servicing of the Mortgage Loans by multiple servicers and a master servicer.
  5.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain matters involving the Certificates.
  8.1  Opinion of Cadwalader, Wickersham & Taft as to tax matters.
 10.1* Form of Servicing Agreement.
 20.1* Form of Supplement to Prospectus Supplement.
 23.1  Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits
        5.1 and 8.1).
 23.2  Consent of Coopers & Lybrand regarding Financial Security Assurance Inc.
 24.1* Power of Attorney.
 24.2* Power of Attorney.
 24.3* Power of Attorney.
 24.4* Power of Attorney.


------------

* Previously filed.



ITEM 17.  UNDERTAKINGS.



    (a)Undertaking pursuant to Rule 415.



    The undersigned Registrant hereby undertakes:



        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;



           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.



        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and



        (3) to remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) Undertaking in respect of indemnification.



    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions , or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 6 on Form S-3 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland on January 25, 1996.



                                          THE PRUDENTIAL HOME MORTGAGE
                                          SECURITIES COMPANY, INC.



                                          By:         /s/ JAMES B. SVINTH


                                             -----------------------------------

                                              Name: James B. Svinth
                                             Title: Vice President

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 6 ON FORM S-3 TO FORM S-11 REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                 *                   Chief Executive Officer,
-----------------------------------   President                 January 25, 1996
        Marvin I. Moskowitz           and Director

                 *
-----------------------------------  Treasurer                  January 25, 1996
           Daniel Rosen

                 *
-----------------------------------  Controller                 January 25, 1996
          Jerry Halbrook

                 *
-----------------------------------  Executive Vice President,  January 25, 1996
           Roy J. Kasmar              Director

                 *
-----------------------------------  Vice President, Director   January 25, 1996
          James B. Svinth

      By: /s/JAMES B. SVINTH
-----------------------------------
          James B. Svinth
        Attorney-in-Fact(1)


------------

(1) James B. Svinth, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX



                                                                   SEQUENTIALLY
EXHIBIT                       DESCRIPTION                          NUMBERED PAGE
------- -------------------------------------------------------  -----------------

  1.1*  Form of Underwriting Agreement.
  3.1   Restated Certificate of Incorporation of The Prudential
         Home Mortgage Securities Company, Inc. incorporated by
         reference from Exhibit 3.1 of the Registration
         Statement on Form S-11 (File No. 33-29849)............
  3.2   Bylaws of The Prudential Home Mortgage Securities
         Company, Inc. incorporated by reference from Exhibit
         3.2 of the Registration Statement on Form S-11 (File
         No. 33-29849).........................................
  4.1   Form of Pooling and Servicing Agreement providing for
         credit enhancement by subordination arrangement
         without shifting interests of Senior and Subordinated
         Classes incorporated by reference from Exhibit 4.1 of
         the Registration Statement on Form S-11 (File No.
         33-29849).............................................
  4.2   Form of Pooling and Servicing Agreement providing for
         credit enhancement by subordination arrangement
         without shifting interests of Senior and Subordinated
         Classes incorporated by reference from Exhibit 4.2 of
         the Registration Statement on Form S-11 (File No.
         33-41214).............................................
  4.3   Form of Pooling and Servicing Agreement providing for
         credit enhancement by subordination arrangement
         including shifting interests of Senior, Mezzanine and
         Subordinated Classes incorporated by reference from
         Exhibit 4.3 of the Registration Statement on Form S-11
         (File No. 33-52962)...................................
  4.4*  Form of Pooling and Servicing Agreement providing for credit enhancement by subordination arrangement
         including shifting interests of Senior, Mezzanine and
         Subordinated Classes and providing for the servicing
         of the Mortgage Loans by multiple servicers and a
         master servicer.......................................
  5.1   Opinion of Cadwalader, Wickersham & Taft with respect
         to certain matters involving the Certificates.........
  8.1   Opinion of Cadwalader, Wickersham & Taft as to tax
         matters...............................................
 10.1*  Form of Servicing Agreement............................
 20.1*  Form of Supplement to Prospectus Supplement............
 23.1   Consent of Cadwalader, Wickersham & Taft (included as
         part of
         Exhibits 5.1 and 8.1).................................
 23.2   Consent of Coopers & Lybrand regarding Financial
         Security Assurance Inc.
 24.1*  Power of Attorney.
 24.2*  Power of Attorney.
 24.3*  Power of Attorney.
 24.4*  Power of Attorney.


------------

* Previously filed.